Prospectus Supplement (Sales Report) No. 7 dated July 6, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 478526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478526	$24,000	$24,000	11.86%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 478526. Member loan 478526 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Blackbaud Inc.	Debt-to-income ratio:	9.44%
Length of employment:	1 year	Location:	MOUNT PLEASANT, SC

Home town:
Current & past employers:	Blackbaud Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > I am seeking financing to replace my current HVAC systems with a GeoThermal heating and cooling system. GoeThermall is extremely energy efficient and although it costs ~67% more than standard HVAC systems, it is nearly 80% more efficient. It will pay for itself in less than 10 years in electricity cost savings. Lets get away from those fossil fuels as soon as possible and leave as much beauty in our planet for our children as possible.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,880.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Home mortgage - $294K 5% Fixed - Will not be paid off Credit Cards - $3.9K 0% for the next 18 months - Will be paid off The remainder of the loan will be used towards replacing HVAC systems on my home.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the title for my home is in my name. 2. $107K Equity - The appraised value of my home is $401K, and I currently owe $294K on my mortgage.

Member Payment Dependent Notes Series 491959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491959	$19,600	$19,600	7.51%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 491959. Member loan 491959 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,805 / month
Current employer:	University of Washington Medical School	Debt-to-income ratio:	10.13%
Length of employment:	4 years	Location:	Seattle, WA

Home town:
Current & past employers:	University of Washington Medical School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I'm in the process of remodeling/finishing the basement of our 1927 bungalow. The new HVAC and electrical systems added more to the budget than originally planned, leading to the need for this loan. In order to pay those bills I let our credit cards float. Drywall is now up and only finish work is still needed, so I do not anticipate any further debt on this project. This loan will be used to pay off our credit cards and purchase the flooring for the basement remodel. I have an excellent credit history. We have owned the home for 4 years, and I have been in my current job as Assistant Professor of Surgery at a major teaching institution for 5 years. I am going up for tenure this year and anticipate staying in this position long-term. I would have normally applied for a home equity loan in this situation, if not for the current real estate market. Although we are not underwater on the mortgage, our ratio is close enough to make refinance/home equity difficult at this time. Our current monthly income is $16,000 with a mortgage payment of 4500, a student loan payment of $960, and car payments of $700. The payment on this loan will fit in our monthly budget without difficulty.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,765.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job with the University of Washington Medical School? Is it secure over the next three years? What are the debts you wish to consolidate? Your answers are appreciated. Wishing you well.	I am Assistant Professor of Surgery. As discussed in the answer to another question, my job is very secure as I have been encouraged to go up for tenure early - a sign that my career is well ahead of expectations. Due to additional unexpected costs on the basement remodel (which I was paying for out of pocket, rather than having taken out a loan), I had to float my credit cards the last few months. Prior to this I routinely paid off my credit cards each month. The debts to be consolidated are my credit cards.
What have you been told by your Chair about the likelihood that you will receive tenure? What is your plan if it is not approved?	I have been advised by my chair to go up for tenure this year, which is two years earlier than required - a sign that my chances of approval are excellent. In the off chance that I don't receive tenure this year, I have two more years to go up for tenure again.

Member Payment Dependent Notes Series 512667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512667	$14,000	$14,000	13.23%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 512667. Member loan 512667 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Buffalo Wild Wings	Debt-to-income ratio:	22.68%
Length of employment:	9 years	Location:	FORT WALTON BEACH, FL

Home town:
Current & past employers:	Buffalo Wild Wings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > My name is Ryan and I am the General Manager of a franchise restaurant chain. I have had my job for 9 years and am in negotiations about getting into ownership with the owners. I have acquired debt over the last four years of my life for three main reasons. I had knee surgery a year ago and had medical bills that added up. I also have two daughters under the age of two, so these medical bills were in addition to the knee surgery. I am currently enrolled in college where I am about to receive my Associate's in Business Administration with honors. I will be continuing my education and pursuing, ironically enough, a Bachelor's in Accounting. The school loans have added to my debt. I have never been late on a payment for any reason and do not have trouble making any of my current payments. The two differences between my current situation and receiving this loan are the payments and interest rate. By making equal payments, to which I pay now, on this loan, I can pay off my debt in 3 years as opposed to 20. I appreciate any and everyone who takes time to read this description and consider investing in my cause. I am not looking for handouts or an easy way out, but a way to save myself money and to give myself a second chance. I do not want to ruin my credit score with any type of debt program. I plan on marrying the mother of my two children once I have my debt reduced. Any further questions or need for any additional information, please feel free to message or email me. Borrower added on 06/30/10 > Thank you so much to everyone who has invested in my cause so far. 21.43% in only 35 hours is amazing. Only $11,000 more to go. Once again, feel free to ask any questions, I will check in to LendingClub.com daily and will answer any and all questions as quickly as possible. Thanks again!

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,738.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the loans you are paying off?	Credit Card #1 (Chase) 3781.00 at 13.24% Credit Card #2 (Chase) 3171.00 at 29.99% Credit Card #3 (Discover) 551.00 23.99% Personal Loan (Citi Financial) 5689.00 23.99% This is my plan as of right now. Notice the high interest rates. Combining these amounts at a 13% interest rate would save me money and allow me to pay them off quicker. As stated, I do not have problems making the payments, but would like to save money in the long run. I have one other credit card in my name with a balance of 4331.00 at 0% for now, but in May it will be 13.9%. This was more of a line of credit for my mother who lost her job. She will and has been paying me back for this amount. I also have school loans which I will not have to pay until I graduate from school. Hence me trying to get this other debt out of the way before this happens. Any other questions, feel free to ask. Thank you, Ryan
Hello Ryan and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	Credit Card #1 (Chase) 3781.00 at 13.24% Credit Card #2 (Chase) 3171.00 at 29.99% Credit Card #3 (Discover) 551.00 23.99% Personal Loan (Citi Financial) 5689.00 23.99% This is my plan as of right now. Notice the high interest rates. Combining these amounts at a 13% interest rate would save me money and allow me to pay them off quicker. As stated, I do not have problems making the payments, but would like to save money in the long run. I have one other credit card in my name with a balance of 4331.00 at 0% for now, but in May it will be 13.9%. This was more of a line of credit for my mother who lost her job. She will and has been paying me back for this amount. I also have school loans which I will not have to pay until I graduate from school. Hence me trying to get this other debt out of the way before this happens. Any other questions, feel free to ask. Thank you, Ryan
Hi Ryan. Thanks very much for your prompt response, and an open, honest, and genuine loan description. I've invested into your loan, and am very happy to help out :) Peace and love	Thank you very much for your investment. It was amazing to see how quickly this loan funded. Despite everyone's intentions to make money, each of them has literally taken part in giving me a second chance. Whenever I take care of this loan I think I will turn around and invest in people on this website. For people like me looking for a second chance and not having much luck anywhere else, this is the perfect place. Thank you again. Ryan

Member Payment Dependent Notes Series 513447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513447	$13,000	$13,000	13.98%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 513447. Member loan 513447 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	chevron mining inc	Debt-to-income ratio:	11.74%
Length of employment:	4 years	Location:	diamondville, WY

Home town:
Current & past employers:	chevron mining inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I have worked at chevron mining for 4 years now probably everyone you talk to has some reason for there financial mess mine is basically from from building a home during a boom prices were high and our funding was low all of our credit cards have turned into 19%+ interest with no missed payments I would like to consolidate these debts With the money i get i will pay off my high interest credit cards in just three years in stead of 7 to 11 paying more than the minimum this will save me litterally thousands I would use a home equity loan exept that our market has has slumped and nothing is selling right now there are no houses that they can do an exceptable comparison too. I am a truck driver at a coal mine in wyoming My father retired from this job with 41 years of service I think my job stability is better than most thank you for your funding oppertunity!

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,195.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verify bank account, NEXT step a borrower Employment- Income verification a/k/a "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earnings Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider a Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY ON. WAITING UNTIL A LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department's email address, toll free telephone number (support@lendingclub.com 866-754-4094). Home Office closed on Sat, Sun, CA, US Holidays for live telephone calls; answering machine is available 24/7. A Fax Machine available 24/7. Earlier Credit Review finished, and loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for a Credit Review to be completed because of their procrastination, then their loan $ funding lags F-A-R BEHIND loans listed same day but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. Home Office Credit Reviewer is the only person who conducts borrower's employment-income verification. They are only persons to whom a borrower sends all required income documents. I'll revisit later, ask questions about loan. Information benefits the 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Saturday 06.26.2010 at 5:15 AM ET	chevron mining inc is a Coal mine. We mine coal in an open pit . I drive an over burden truck for the company. i have been there going on 4 years my father retired with 41 years in service
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	i plan to pay off my credit cards however i am not comfortable giving out such details as to who and how much i owe approxamately 15,000 in credit cards and pay out over 600 a month now with my currant payments being more than what is owed if consolidated i can pay these off in 3 years comparedto about 7 at currant rates. saving me thousands
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	no we have our house financed we have a 312,000 mortage we owe approxametly 307,000 now it appraised last for 390,000. the market here is not good and would not appraise at this time for that again the last appraisal was a year ago and our house is only 2 years old

Member Payment Dependent Notes Series 515805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515805	$3,200	$3,200	13.61%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 515805. Member loan 515805 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Progressive Life Center	Debt-to-income ratio:	20.11%
Length of employment:	< 1 year	Location:	Silver Spring, MD

Home town:
Current & past employers:	Progressive Life Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > buying a house Borrower added on 06/25/10 > first time home buyer looking for additional funds for down payment assistance. Borrower added on 06/25/10 > First time home buyer looking for down payment assistance. Borrower added on 06/25/10 > First time home buyer looking for down payment assistance. Good credit standing with stable job.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,054.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 516382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516382	$16,000	$16,000	15.21%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 516382. Member loan 516382 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	CompuCom	Debt-to-income ratio:	22.41%
Length of employment:	3 years	Location:	Williamstown, NJ

Home town:
Current & past employers:	CompuCom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > My job is extremely stable, I work for a Fortune 500 company and I am a full-time salaried employee. I will be paying off the following debts: BOA - $5409 @ 15.99% Discover - $4071 @ 16.99% Citi - $3519 @ 18.99% Chase - $1378 @ 22.24% Total minimum monthly payments: $355 New loan: $382 To pay these off in 3 years it would cost me about $1000 a month, which is just not feasible. Over 5 years it would still exceed the new loan payment. Based on a $15,280 loan balance I will have $900 to send to my remaining card: MBNA - $6746 @ 10.99/$135 per month (after the $900 is applied) If I send what I send now, $135, this will be paid off in 60 months as well. My ultimate goal is to use all extra funds (i.e. quarterly bonus, tax refund, etc) to pay down faster. I would like to get MBNA paid off in 36 months and this loan in 48 months. Based on my current salary and no extra payments I will be debt free in 60 months and it is only increasing my monthly outlay by $27. Other bills: Car - $237 Cell - $60 Student loan - $89 Insurance - $85 The reason I have so much debt is 1) stupid spending in college (about $8,000 of it) 2) I was in the mortgage business several years back and had to live off my cards to get by during the "collapse" and 3) helping my family with some previous hardships. I do not use the cards anymore. I am just only able to send a little more then the minimum so it feels like I am treading water. My credit report has no late payments, judgments, or collections of any kind. My last credit pull came in at a 710 FICO (February 2010). I pay all of my bills on time; I just need to make up for mistakes of the past to be honest. Thank you all for your time and consideration.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,577.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you can barely pay the minimums now, how will you be able to pay off this loan if you have some kind of an emergency in the next five years?	I pay a little more then the minimum, not the minimums. I have no problems paying what I pay now, its the fact that I have to spread that across 5 cards which makes it difficult to see improvement. I am looking to be aggressive and in the black sooner rather then later. In the event I didnt get a loan to refi the cards my plan is to pay one card off in 12 months while making minimums on the rest and then on to the next and so on. I do have reserves of about $2k for cash emergencies. I do not own a home or have a family support so I feel confident in my ability to repay the loan without issue.
The fact LC is paying lenders 17.56% after their commission means you are paying LC around 18%. Yet, you base your plan to borrow $25K [at LC's 18% or so rate] on the notion that you will save money by paying off your existing BOA - $5409 @ 15.99% and Discover - $4071 @ 16.99% with the LC loan! This does not make mathematical sense to me, i,.e., you assert you are borrowing $$ at higher rate to pay off cards that have a lower rate! Please explain your reasoning [NB: "I want to have one easy payment" makes no sense, because it is not much "easier" to make 3 electronic payments out of your bank account at the same time than one -- just three mouseclicks difference]. Why do you want to pay a higher interest rate than you already have on these loans?	The loan as I understand is $16,000 @ 15.21%. Can I ask where you got 25k @ 18% from? The APR is 17.32% with the origination of 4.5% factored in. That leaves $15280 to pay the debts as I listed. The rates for my debts are at or above the rate on this loan. Sending 1 $382 payment pays 4 cards off in 5 years. The minimum payments on those cards total $355 a month now. Sending an extra $30 (matching this payment) will not get these cards paid off in 5 years. And as I stated I realize I am actually increasing $30 a month in fixed payment, not saving. But that $30 pays these off in 5 years where just sending $30 extra to a card does not. And I do send about $25 extra per card so I really send about $475-$500 per month on my cards now. So I am not sure how to answer your question because my lowest rate is 15.99% which is higher then the 15.21% on this loan. And this is not about making payments, I make all my payments with no problems, never had a lateness. This is about having no more revolving debt (the worst kind) as soon as possible.
Hi. You do not show Rent as one of your monthly bills. Do you live rent free? Thanks.	My rent is $475, sorry I thought would show since the LC application asked that question. I clear after taxes $2320 a month. Bills: Rent - $475 Cards - $500 (all minimums, I send xtra, as much as I can, varies month to month) Utils - $150 Student Loan - $89 Car - $236 Insurance - $90 Cell - $60 Commute (train) - $100 That leaves about $600 a month for gas, food, xtra payments, etc.

Member Payment Dependent Notes Series 520404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520404	$15,000	$15,000	19.79%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 520404. Member loan 520404 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	American Express	Debt-to-income ratio:	18.59%
Length of employment:	2 years	Location:	EDISON, NJ

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	68
Revolving Credit Balance:	$26,523.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Citi MasterCard - $10670 owed, $360 monthly payment. Bank of America - $2500 owed, $70 monthly Amex starwood -$2060 owed, $60 monthly. I hope this helps.
What was your delinquency 68 months ago?	It was half as much.
What industry is your career in?	Finance
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your current loan interest rates. 3.Are you the sole wage earner? Thanks.	Rent 1450 Auto 163 Credit cards 700 Utilities 120 Insurance 90 Food 100 Gym 70 Phone 120 Citicard 30% Amex 23% BoA 22% Yes, I am the sole earner. Hope this helps.
Lender 573352 asked ..."What was your delinquency 68 months ago?"... Your answser was.." It was half as much."... (I assume you meant one-half of current $26K revolving debt.) You profess to be in "Finance Industry" working for CC issuer AMEX, but you don't know what a creditor payment delinquency is? And what an appropriate answer to Why a delinquent payment? questions is? Hint: Oversight, didn't receive bill, traveling etc.)	I have never been delinquent on any payment. It was an oversight on my part as I misread your question. I have paid all my Bills on time. Hope this helps.

Member Payment Dependent Notes Series 522726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522726	$20,000	$20,000	15.58%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522726. Member loan 522726 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	AMEC Geomatrix Inc.	Debt-to-income ratio:	17.12%
Length of employment:	2 years	Location:	SANTA ANA, CA

Home town:
Current & past employers:	AMEC Geomatrix Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,505.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	rent: $1000/mo car: no car payment (yay!) utilities (gas/electric): $50/mo insurance: $75/mo cable/int/phone: $150/mo food: $150/mo I am the sole wage earner, but my gross income is over $4000/month. I have also been at my current job for 3+ yrs, so it is steady employment. I think that I should note that I have NEVER made a credit card or loan payment late, or missed one. Right before the new credit laws went into effect, BofA jumped the interest rates on both my line of credit and credit cards from ~10% to the maximum (right now, hovering around 25 and 18%, respectively). When I asked why, the response I got [in so many words] was "Because we can." At this point I'm making a $500+/mo payment to them, just to have it charged back with $300 in interest the next month. I decided to apply for the consolidation loan and get rid of those accounts.

Member Payment Dependent Notes Series 524467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524467	$24,250	$24,250	11.86%	1.00%	July 6, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524467. Member loan 524467 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Capital One	Debt-to-income ratio:	19.93%
Length of employment:	10+ years	Location:	MELVILLE, NY

Home town:
Current & past employers:	Capital One
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > Plan to use the funds to consolidate debt. Pay off a high balance credit card and a couple of small debts. I am a good borrower because I have excellent credit and pay all my debts on time. Thank You!

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,981.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold title to my home in my own name. My mortgage balance is about $117,500.00 and my house would appraise at $143,000.00. Thank you.
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	I am using the proceeds to pay off a high balanced credit card a small loan. FIA Card Services credit card $ 17,815.00 Fidelity Investments 401K loan $4,500.00 If there is any money left over, I will pay down my student loan. Sutdent loan has about $2,400.00. Thank You.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Yes I own my own house and title is in my own name. I have lived there for 3 years. Monthly payment is $944.00 that includes my monthly taxes. I do not have a heloc or any second loan on my house. My hous ewould appraise for $143,000.00. Thank You!
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.What are your current loan interest rates. 3.Are you the sole wage earner? Thanks.	Monthly mortgage payment with tax escrow is $944.00. Mortgage rate is 6.00%. Yes I am the sole wage earner. Thank You!
Please answer the questions completely: Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Not just mortgage expense. 2.What are your current loan interest rates on the debts you plan to pay off with this loan. Thanks.	As I am an underwriter as well, I know that expenses that are not on my credit report are not calculated in my ratios. Such as gym, phone, internet, childcare expenses, utilities etc. That is why I did not answer that part of the question. Explain legal usage of that info and I will be glad to answer. I plan to pay off a credit card with a balance around $18,000, a small loan in the amount of $4,500.00, and whatever balance of the loan remaining I will pay down my student loan. Thank You. If you have any other questions, please feel free to contact me!
I'll try this one more time and then if you can't answer these very basic financial questions, I will move on to another loan. We are investors with many loans to choose from. The questions asked are for us to make an informed decision, I need to know all of your expenses to verify your abiliy to fit this loan in your budget. I have also asked for the interest rate you are currently paying on your loans. Please provide this info to help investors decide if you are a good risk.	Okay the interest rate I provided twice but here it is again. 6.00% on my mortgage. No childcare expenses, no gym expenses, Phone internet and cable is $180.00 a month. Utilities $80.00 a month. Homeowners insurance is only $200.00 a year. The small loan I am paying off is a 401k loan that is taken directly out of my pay. So my income will increase by $140.00 once it is paid off with this loan. Anything else?
When He asks for Interest rates, He's asking about the Interest rate on the FIA Card Services Credit Card, your 401-k loan, and your student loan. Not just your Mortgage. and My question is what are your monthly payments on these loans? the Credit Card and Student Loan. What do you pay each month to stay current on these loans? Tthanks.	Oh okay. It wasn't specific. The FIA card has interest rate of like 14% with a monthly minimum payment of $385.00. 401K has interest rate of 3.25% and payment is $280.00 a month. Student loan has 2.23% rate with a monthly payment of $135.00. I usually don't pay just the minimums on my credit cards but that is what appears on my credit report. Thank you!

Member Payment Dependent Notes Series 528753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528753	$18,000	$18,000	10.75%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528753. Member loan 528753 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Staffmark	Debt-to-income ratio:	11.30%
Length of employment:	< 1 year	Location:	DALLAS, TX

Home town:
Current & past employers:	Staffmark
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Debt Consolidation loan to subsidize credit cards bills into one monthly payment that will be paid in full in less than 3 years.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,653.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. Purpose of loan - Debt Consolidation; I recently got married and graduated from college and through those two major life experiences have accumulated some debt; I'm currently able to easily make the monthly payments on cards and such, but I'm trying to find a way to pay off these cards and have a lower APR then the credit card companies ridiculous 20+%; I have bulit this loan to a $600 monthly payment for 3 years, but intend on paying $1000/month and paying it off asap. 2. I'm currently employed by Staffmark Staffing Agency working for Bank of America as an Accounting Specialist processing foreclosures and I am in the process of being converted to a full-time Bank of America employee; should I get laid off I have a few other positions readily available at a local hardware store that a friend manages and also as a janitor at my church. 3. All my other monthly costs total just under $1000 and include Rent -$765, Phone- $155, and Utilities - <$80...I have a vehicle that is paid off and do not have internet, cable, or kids; and all insurance costs are covered by my wife's company. 5. N/A 6. N/A 7. Both my wife and I work and our combined income is $63,000. 8. Savings account is just over $1000 and we have a seperate emergency fund of about $2500; The loan will be set-up for automatic withdrawal.

Member Payment Dependent Notes Series 528787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528787	$20,000	$13,825	17.56%	1.00%	June 30, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528787. Member loan 528787 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	CompuCom Systems	Debt-to-income ratio:	20.57%
Length of employment:	10+ years	Location:	MARYVILLE, IL

Home town:
Current & past employers:	CompuCom Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I am requesting funds to consolidate credit card debt with higher interest rates. I have been employed with the same company for 12 years.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	23
Revolving Credit Balance:	$8,031.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card Balance Interest Rate Macy's $682.00 23.90% JCPenney $226.00 22.85% CapitalOne $648.00 17.90% Orchard Bank $236.00 14.90% CapitalOne $1,585.00 14.15% AAdvantage Citi $4,098.00 13.24% Bank of America $5,318.00 5.75% CitiFinancial $7,400.00 32.00% CitiFinancial $2,000.00 32.00% I will pay off the highest interest rate/balances.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA on Thursday 06.17.2010 at 00:03 AM ET.	I am a Finance Reporting Specialist. I intend to pay the loan off early if possible, 4yrs.
Your revolving credit balance only shows slight more than $8k yet you are requesting $20k and your list in the previous answer list a total balance of more than $22k. Why isn't these additional credit balances showing up on your revolving credit history? Why have you had five inquiries to your credit rating in the last six months?	It is not all revolving credit if you review the list provided. I recently re-financed a vehicle which caused inquiries to my credit report.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same or modified loan version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than did orginally did. After 12 full days listed, $20,000 loan 27 pct funded. 2 days remains before 14-days expires. Good news is loan funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for lender consideration and possible funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.27.2010 at 9:41 PM ET	I would accept a partially funded loan. Thanks.
what is the reason for your delinquency 23 months ago?	I'm not sure what delinquency you are referring to.

Member Payment Dependent Notes Series 528790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528790	$10,000	$10,000	14.84%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528790. Member loan 528790 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	C.A.S.E., Inc.	Debt-to-income ratio:	7.94%
Length of employment:	3 years	Location:	Bonsall, CA

Home town:
Current & past employers:	C.A.S.E., Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I am posting this loan request to pay off my credit card and credit line debt, and consolidate everything into one fixed payment each month. With the recent credit card policy changes, and the companies' last ditch efforts to wring their customers dry before the new rules hit, I'm done. I would rather pay interest to real people, rather than greedy corporations. Thank you for taking the time and I hope we can all proceed in a mutually beneficial financial relationship.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	63
Revolving Credit Balance:	$8,658.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title to my home is held in my own name and no one else's. I purchased my home recently, in September 2009, so there is not much equity as of yet, perhaps $10,000-$15,000. At the time of purchase the property was appraised at $235,000. I purchased the home with a homebuyer's incentive program for buying in the area so the home is likely currently valued at $245,000-$250,000 but my actual mortgage balance is only $165,000 currently. The incentive program does not require repayment of the original difference ($70,000) until one no longer resides in the home, either by selling it or renting it, etc. I plan to stay in this property until enough equity has been gained that I can confidently move, pay the incentive program back, and still have gained more in equity to put towards a down payment on the next property. Please let me know if you have any additional questions. I will be happy to answer. Thank you for your time and consideration.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Hello, please see the requested information below. First Bankcard - Credit Card - Current Balance: $5,100 - Pmt: $250-$500/month Citibank - Credit Line - Current Balance: $2,700 - Pmt: $300/month Wells Fargo - Credit Line - Balance: $2,200 - Pmts. not due to start until October Please let me know if you have any further questions. I will be happy to answer. Thank you for your time and consideration.

Member Payment Dependent Notes Series 529130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529130	$13,000	$13,000	13.23%	1.00%	July 2, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529130. Member loan 529130 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Adecco Inc.	Debt-to-income ratio:	22.02%
Length of employment:	< 1 year	Location:	EDMOND, OK

Home town:
Current & past employers:	Adecco Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$13,274.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529488	$12,000	$12,000	7.88%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529488. Member loan 529488 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Yale New Haven Hospital	Debt-to-income ratio:	18.79%
Length of employment:	2 years	Location:	NEW HAVEN, CT

Home town:
Current & past employers:	Yale New Haven Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,994.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529622	$12,000	$12,000	13.23%	1.00%	June 30, 2010	July 4, 2015	July 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529622. Member loan 529622 was requested on June 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Readington Farms	Debt-to-income ratio:	11.72%
Length of employment:	7 years	Location:	BANGOR, PA

Home town:
Current & past employers:	Readington Farms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > I was out of work on disability leave for awhile (my appendix ruptured!) I do physical work, so I could not return for quite awhile. Then I pulled a muscle in my back and was out again. Disability only covered about 1/4 of my paycheck. I had to use credit cards to pay bills and support my family. A debt consolidation loan will help us get back on track financially. I now have disability coverage to ensure I will be covered if I am ever injured again. And I work for a company that is very successful and solid. It is a milk distribution company that supplies grocery stores in several states. My credit was excellent prior to charging on the cards. It is now considered good and I would like to return to excellent status by paying off the debt I owe. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,689.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer Readington Farms? Number [2] Transunion Credit Report shows the $13,689 Revolving Credit Balance total debt (54.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] $25,000 loan; $13,689 Revolving Credit Balance; $11,311 is extra cash that will be received (less your loan's origination fee) that is either consolidating or is refinancing what specific debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 06:05 AM ET.	Thanks for your interest. 1. I am a distribution driver for a milk company that supplies milk to grocery stores throughout the northeast. It is a very physical job which was why I could not return to work until fully healed. And disability only covered a small part of my paycheck. 2. It varies month to month but approximately $750-$800 per month is being paid to the creditors and more if I can. With their finance charges and high % rates, the debt simply doesn't go away. 3.Any extra cash will go toward credit card balances that do not show up on the credit report to eliminate debt so I can start placing money in savings, which was depleted. 4. As far as the lenghth of time, I chose 5 yrs so the monthly amount is more affordable right now. Hopefully, I wish to be able to pay it off in less time once I am back on my feet. Maybe during the fourth year of even the third if I am able. I also filled out the optional description details section last night. Hopefully it will be approved and show up soon. Thanks
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thanks for the interest. The following should be paid off in full or close to it: credit card balance-$4482 with 22.9% credit card balance-$2164 with 29.99% credit card balance-$5114 with 21.19% credit card balance-$1900 with 18.24% credit card balance-$6847 with 19.99% The rest will go to any other expenses I can pay and to put in savings which was depleted in order to avoid using credit.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own and the mortgage is in my name. currently the balance is $154,733 and the home was recently appraised at $183,000. I had tried for a home equity loan recently but was told I did not have enough equity in the house. Thanks.
I really am interested in your situation but like the (ret) Marine states we do need a liitle more info. I have been "taken" and can't afford that. I really thank (ret) Marine does a good job on helping with borrowers and I thank him/her for that. Having said that please let us know about your profile and if there is money coming in from another paycheck in your house. Thank you.	Thanks for the interest. The income coming in at this time is of my full time job. I am no longer on disability but the debt that occured while I was from the credit cards is why I'm applying for this loan. I have been back at work and receive a paycheck weekly. I hope this answers your question. Thanks.

Member Payment Dependent Notes Series 529915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529915	$15,000	$15,000	15.58%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529915. Member loan 529915 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Engman-Taylor.com	Debt-to-income ratio:	23.02%
Length of employment:	9 years	Location:	Luxemburg, WI

Home town:
Current & past employers:	Engman-Taylor.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > Funds will be used to purchase a motorscycle. Borrower added on 06/22/10 > Purchase a motorcycle

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	81
Revolving Credit Balance:	$62,745.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is titled under both mine and my wife Brendas name ... Mortgage balance = $266,000.00 as recently as 2007 home was appraised at $443,000.00 Type your answer here.

Member Payment Dependent Notes Series 530424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530424	$15,000	$15,000	13.98%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530424. Member loan 530424 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,726 / month
Current employer:	Cypress Fairbanks ISD	Debt-to-income ratio:	13.96%
Length of employment:	4 years	Location:	Katy, TX

Home town:
Current & past employers:	Cypress Fairbanks ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I am using this loan to pay off my credit cards. I want a fixed interest rate, one monthly payment, and a set time period of when my debt will be paid off. I feel a personal loan will be more beneficial financially than separate credit card bills. I can finally close my credit cards. Borrower added on 06/25/10 > I already pay this amount monthly in credit cards payments, so I will be able to afford to pay this amount in loan payments. It will fit into my budget. Borrower added on 06/25/10 > My job is very stable. I just renewed my contract with my school district for another year. Borrower added on 06/25/10 > I am very responsible and I always pay my bills on time. The monthly bill on this loan fits into my monthly budget. I will be able to pay it and I will be able on time each month.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	41
Revolving Credit Balance:	$15,438.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 Earnings Statements, or a 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides the receiving Fax Machine telephone number and will indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are only persons that the borrower sends ALL required income documents. I'll revisit shortly; then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 625 AM ET.	No question asked, I understand statement.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Cypress-Fairchild I S D? Number [2] Transunion Credit Report shows a $15,438 Revolving Credit Balance total debts (64.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 107:41 AM ET	I am a teacher in the Cypress-Fairbanks ISD. I pay the minimum amount due each month on my credit card. The purpose of getting this loan is to pay off these credit cards and then pay off the loan in 5 years. I will be paying the same total monthly amount on the loan that I pay in credit cards, but I will have this debt paid off much, much faster and will no longer have this burden to worry about.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My house is in my name. Current principal balance:$91,437.75 Appraised at $81,583
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America Visa/$4905.78/9.24% Chase Visa/$1402.12/29.24% Citi MasterCard/$6915.91/11.99% JCPenny/$382.37/23.99% Kohl's/$861.00/21.90%
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, my in name. 2. Appraised at $81,583, Current principal balance $91, 437.75
Teacher, me again. Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and Review Status to be upgraded to "APPROVED" for promissory note to be issued later and, after loan funds, net $ proceeds can be deposited into bank account. You need to FOLLOW-UP on this item with the Home Office Credit Reviewers ASAP because sometimes reviewer "A" mistakenly thinks reviewer "B" completing the process when facts are the process STOPS only 1/2 way and that in turn slows down funding $$. After your Credit Status is "APPROVED" loan will attract more lenders and their funding $$ will increase. Reply is optional. Lender 505570 USMC-RETIRED Saturday 06.19.2010 at 06:27 AM ET	Thank you, I will check on this.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I will. My goal is to get as much of my credit card debt paid off at lower interest rate, as I can. The loan is funded very closely to what I would like.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you, I do appreciate and realize the the responsibility that comes along with accepting this loan. I take very seriously all commitments I make, and this is no different.

Member Payment Dependent Notes Series 530517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530517	$18,200	$11,000	11.49%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530517. Member loan 530517 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Picarro, Inc.	Debt-to-income ratio:	6.07%
Length of employment:	1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Picarro, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,333.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My brother Alex and I are still on the title, although I am actual in the process of taking him off (he has been paid off and I just need to do the paperwork to take him off). However, the last 3 refinaces (average around $400K) I have done by myself (with him still on title) and this was never a problem with the banking institutions I have dealt with. As a side note (recently checked on 6/1/10), my FICO score is above 763. As far as ratios are concerned, I owe a balance of $403K on my mortgage with another $3000 on my HELOC for a total amount of $406K tied to my house. Last official appraisal done on my house was in Dec 2009 at $560K
What is Picarro, Inc and what do you do there?	Picarro, Inc is a start up company whose main product is an Isotopic Analyzer based on Wavelength Scanned Cavity Ring Down Spectroscopy (WS-CRDS) technology. Common uses include atmospheric science, greenhouse gas measurment, air quality, food safety, hydrology, biomaterials testing, ecology, environmental justice, semi-conductor, industrial process gas measurement, and landfill gas measurement. It is a new, growing industry that is one of the major mandates being heavily pushed by the Obama administration. My position there is a Senior Optical Cavity Technician (similar to a laser technician which I have been since 1987).
Hi, I'll ask several common lender questions. What do you owe on your house, and what is it worth? (What's your equity?) What is Picarro and what do you do there? How much will the roof cost? Your Credit History shows 12,333 in revolving credit. Is that right? How much of your outstanding debt will be transferred to this loan? Thanks!	Hi Dunkark, My total tied to the house is $406K ($403K on first mortgage; $3K on HELOC). House is worth about $550K. The roof costs are $12,700 (already done, however went with their initial financing which has first payment due in Aug. 2010 at a substantial higher interest rate than Lending Club is offering me. The other $5000 I am asking from Lending Club will be used to pay off other Credit Card debt which is around 18% (the interest rate for both $13K and $18K from Lending Club was the same so I decided to opt for the latter and consilidate my high % debt as much as possible.) Picarro's singular mission is to produce the world's highest performance and easiest to use gas analyzers. Our analyzers serve a wide variety of markets including atmospheric science, greenhouse gas measurement, air quality, food safety, hydrology, biomaterials testing, ecology, environmental justice, semi-conductor, industrial process gas measurement, and landfill gas measurement. With ppt sensitivity to %-level measurements, months or years of calibration-free operation, and a quick and easy set-up, this incredibly rare combination of attributes enables our customers to make the highest quality measurements both in the modern lab and in the most remote locations imaginable. My position there is a Senior Optical Cavity Technician (similar to a laser technician which I have been since 1987).
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	2world-connect, Here is some of the answers to your questions. I am in the middle of answering other lenders, so I will get back to you on the other questions. Thanks.... My total tied to the house is $406K ($403K on first mortgage; $3K on HELOC). House is worth about $550K. The roof costs are $12,700 (already done, however went with their initial financing which has first payment due in Aug. 2010 at a substantial higher interest rate than Lending Club is offering me. The other $5000 I am asking from Lending Club will be used to pay off other Credit Card debt which is around 18% (the interest rate for both $13K and $18K from Lending Club was the same so I decided to opt for the latter and consilidate my high % debt as much as possible.) Picarro's singular mission is to produce the world's highest performance and easiest to use gas analyzers. Our analyzers serve a wide variety of markets including atmospheric science, greenhouse gas measurement, air quality, food safety, hydrology, biomaterials testing, ecology, environmental justice, semi-conductor, industrial process gas measurement, and landfill gas measurement. With ppt sensitivity to %-level measurements, months or years of calibration-free operation, and a quick and easy set-up, this incredibly rare combination of attributes enables our customers to make the highest quality measurements both in the modern lab and in the most remote locations imaginable. My position there is a Senior Optical Cavity Technician (similar to a laser technician which I have been since 1987).

Member Payment Dependent Notes Series 530871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530871	$19,000	$12,825	11.12%	1.00%	June 30, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530871. Member loan 530871 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	PVH	Debt-to-income ratio:	21.38%
Length of employment:	10+ years	Location:	gallipolis, OH

Home town:
Current & past employers:	PVH
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,314.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PVH and what do you do there?	PVH stands for Pleasant Valley Hospital and I am the Director of Materials Managment. Thanks
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I do ownthe title in my own name. I have around $120,000 equity in the house but I do not want to use it for this loan purpose. Thanks

Member Payment Dependent Notes Series 530928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530928	$10,000	$10,000	17.19%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530928. Member loan 530928 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	citarella	Debt-to-income ratio:	8.17%
Length of employment:	10+ years	Location:	new york , NY

Home town:
Current & past employers:	citarella
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	28
Revolving Credit Balance:	$25,504.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Citarella and what do you do there?	Citarella is a gourmet food store with 4 locations in manhattan and 4 in the hamptons. We also have a restaurant. I am the president of the company. Been working with them for about 11 years.
What do you do at Citarella? Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	i am the president of the company. with the loan i intend on paying my real estate tax of 2300, final payment on my condo construction of 2000. and american express 4000
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I am looking to pay my taxes on my condo in nyc, i am paying the final construction costs on my condo and a few credit card bills. I am the president of a gourmet food store chain in NYC. I make 140000 and this is not a large amount of money for me to pay a month. I will be paying more than the minimum monthly.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	am looking to pay my taxes on my condo in nyc, i am paying the final construction costs on my condo and a few credit card bills. I am the president of a gourmet food store chain in NYC. I make 140000 and this is not a large amount of money for me to pay a month. I will be paying more than the minimum monthly.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	i own my home and have a 400000 mortgage. I am looking to pay my taxes on my condo in nyc, i am paying the final construction costs on my condo and a few credit card bills. I am the president of a gourmet food store chain in NYC. I make 140000 and this is not a large amount of money for me to pay a month. I will be paying more than the minimum monthly.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I am looking to pay my taxes on my condo in nyc, i am paying the final construction costs on my condo and a few credit card bills. I am the president of a gourmet food store chain in NYC. I make 140000 and this is not a large amount of money for me to pay a month. I will be paying more than the minimum monthly.
How much is your home worth?	850,000
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	THANK YOU!
Hi Helen, I am curious why you picked the 5 year versus 3 year loan repayment period? With your income, it seems that after paying the debts you mentioned you should be able to repay this loan fairly quickly.	i most likely will pay it off more quickly. I will pay more than the minimum. In the first few months it may be a little tight so I would rather keep my options open then be short for a payment.

Member Payment Dependent Notes Series 530957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530957	$16,750	$16,750	15.21%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530957. Member loan 530957 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Griffith Energy	Debt-to-income ratio:	24.44%
Length of employment:	10+ years	Location:	Savona, NY

Home town:
Current & past employers:	Griffith Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I've been with Griffith Energy 16 yrs its a stable and paying job. I just want to consolidate my cards and make 1 payment. I really only needed about 11,000 but I want to throw the extra in my savings and with that and my tax refund I could pay this off before 5 yrs. Just trying to make it a little less stressfull. Borrower added on 06/21/10 > I've been with Griffith Energy 16 yrs it a good paying and stable job. I just wanted to consolidate my cards to one monthly payment take alot of the stress out. I only needed 11,000 but I would throw the rest in my savings for emergencies. Maybe be able to pay this all back before 5 yrs with the extra and my tax refund

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	32
Revolving Credit Balance:	$10,417.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit card Capital One 6011.16 APR 22.40 ,Sears 2437.45 APR 22.99, Direct Merchants 628.59 24.99 Home Depot 436.47 APR 25.99 Juniper 1500.15 24.99 These will all be paid off. Car payment 13,900 and Truck payment 6200.00 won't be paid off.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold the title in my name. 110,000 mortgage balance is 88,000
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [A Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 12:02 PM ET	I plan to pay back in 2 to 3 yrs. I really didn't need the 16,750 but the payment was good so thats what got me to go after the higher offer. 6 of its just going in my savings for now
I am interested to help fund your $16,750 Debt Consol category loan. My questions are: Number [1] Brief description your employer Griffith Energy? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Griffith Energy is a gasoline,diesel,fuel oil,kero,and jet fuel terminal connected to the pipeline in Philadelphia. They have 2 terminals Rochester NY and Big Flats NY. I drive truck for them tractor trailer and tank wagon. I've driven truck for 26 yrs now the last 16 with griffith. I do plan on paying this loan off in the 2 to 3 yr range
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same or modified loan version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than did orginally did. After 13 full days listed, $16,750 loan 44 pct funded. 1 days remains before 14-days expires. Good news is loan funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for lender consideration and possible funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Wednesday 06.30.2010 at 5:59 PM ET	I would probably take a partially funded loan as long as it was enough to consolidate what I wanted , which is about 11,000. If it did'nt I would just be paying another payment instead of all wrapped up in one, so then I would probably re-list , but for a smaller amount but would cover what I want

Member Payment Dependent Notes Series 531045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531045	$6,400	$6,400	14.35%	1.00%	June 30, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531045. Member loan 531045 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,653 / month
Current employer:	Texas Department of Criminal Justice	Debt-to-income ratio:	17.38%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Texas Department of Criminal Justice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > High interest credit cards must go.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,139.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 Earnings Statements, or a 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides the receiving Fax Machine telephone number and will indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are only persons that the borrower sends ALL required income documents. I'll revisit shortly; then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Tuesday 06.15.2010 at 05:25 AM ET.	I realy value the information you provided to me. Thank you very much. I will try my best to get the loan approved as soon as I can.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6,400 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer TX Deptf Criminal Justice? Number [2] Transunion Credit Report shows a $5,130 Revolving Credit Balance total debts (61.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Approximate years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.15.10 @ 6:27 AM ET.	I am a correctional officer working with state of Texas (TDCJ). Presently, my total loan is RCB $5,000 + personal loan $1,800. Total monthly minimum $185 but I pays between $250-$300 each month. I wish to be paying between $250-$300 to lending club each month vs $219 minimum require. I hope my answers are clear, if not feel free to let me know. Thank you.
Borrower, Thanks for prompt reply to my asked questions. Earlier today I sent to you an email concerning required borrower employment-income verification a/k/a "Credit Review". If your bank account shows the less than $1 trial deposit posted; then your 1st priority becomes to contact Home Office Credit Reviewers ASAP. Follow-up by sending to them the required income documents that they requested. That way your loan will have a "running start" out of the gate hopefully towards loan's full funding before 14-days maximum listing expires. Over and out. Lender 505570 USMC-RETIRED 06.15.2010 12:34 PM ET.	I am waiting for the deposit to appear on my account, so that I can do the verification. Thank you very much for your support.

Member Payment Dependent Notes Series 531497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531497	$6,500	$6,500	13.98%	1.00%	June 30, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531497. Member loan 531497 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Hilmar Cheese Company	Debt-to-income ratio:	11.91%
Length of employment:	4 years	Location:	LIVINGSTON, CA

Home town:
Current & past employers:	Hilmar Cheese Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	46
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I own my home but still paypaying mortgage, i plane to pay off living room set and bed room and home depot card.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	living room set bedroom set and home depot card, that way i only have one bill.
What bills are you planning to pay off?	furniture and home depot
Hello, What credit cards will you be refinancing?	furniture and bedroomset also home depot.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	furniture also bedroom set and home depot credit card, just triying to have on payment.

Member Payment Dependent Notes Series 531610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531610	$25,000	$25,000	15.95%	1.00%	June 30, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531610. Member loan 531610 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Fairview Health Services	Debt-to-income ratio:	16.09%
Length of employment:	5 years	Location:	White Bear Lake, MN

Home town:
Current & past employers:	Fairview Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > My wife has several credit cards with higher interest rates that I'd like to pay off. I am not interested in taking out a home equity loan with the current housing market. I also do not want to borrow against our retirement plans. We both have stable, well-paying jobs. All accounts are current with no late payments. I have two credit cards that I will be keeping as well as one auto loan. My wife is in agreement with the plan to cut up her credit cards and pay with cash only. Total of monthly payments to be paid off: approx. $1250.00. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	30
Revolving Credit Balance:	$35,159.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, we hold the title in our names. Amount owed= $245,000. Estimated value= unsure. Prior to the housing market collapse, value was approx. $299,000. Now, can't say for certain. Thank you for your question.
Can you tell us what the delinquency 30 months ago was for? Also, you mentioned your wife's job- where does she work and what does she do?	I have not included my wifes income in this loan app for 2 reasons. First, she works for a private employer that would consider public disclosure of her employment to be a violation of thier pricacy and confidentialty standards. Secondly, her monly income of approx 4000 covers the majority of our fixed household expenses including the mortage and is therefore excluded from the monthly income that can be dedicated to debt reduction..( the purpose of this loan.as to your second question i have only 2 neg items on my credit report..one is a mortage payment that was late due to an error in electronic transfer when my wife attempted to switch to a local credit union as or bank to escape the big boy mentality..it was rectified quickly but not before it was reported and she was not able to get the cu to clear it wit the reporting agency.(end of businness relationship),,the second was a payment to wells fargo finance that was miscredited by them..in the fall of 2006 they centralized thier payment system..instead of sending your payment to the home office..when disputed they admitted on the phone that in the period of transition this happened to many customers but when a dispute was sent in writing they denied responsibility.Type your answer here.
Is the $10K monthly income yours alone or include your wifes income? Please list your monthly expenses (mortgage, utilities, food, car, childcare, etc). Thanks.	my wifes income covers the majority of household expenses and is therefore exclude for consideration in this loan app for debt reduction.
I am investing a small placeholder amount and considering more. How is that you ended up with such a large amount of credit card debt? Why do you have so many open credit lines? Given what I can tell about the property value tends in White Bear Lake, it appears you may well have no (or negative) equity in your home. Do you agree that is possible?	divorced 15 years ago and used credit to get back on my feet..last of the kids recently out of the house so now time to payoff and plan for retirement..based on my credit report i have 10 open accnts not including mortage and car payment...2 of these have 0 balances...2 more balences less than $500..ive not closed accnts so as not to neg impact my credit to debt ratio(the primary issue with my credit score) which BTW is 732 according to experian..as to home equity based on tax assesed value i am not underwater.. as to actual equity i dont have the skills to guage market value in the "post bubble" sales enviornmet...if you do then you will have to draw your own conclusions
MY THIRD AND L-A-S-T REQUEST- If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for AN answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 1:25 PM ET.	first let me apologize for not responding sooner...currently each month i pay all min balances + any new chargers then the remainder is distributed as additional based on consideration of interest rate and balance to payoff ratio...as the intrest rate of this loan is obviously not ideal i would like to pay it off before the full term..realistic assessment however 2-3 years..also FYI Iam a CPT (RET) USAR..a mustang enlisted 11B grunt..direct commission as 2LT at SSG over 12yrs..retired CPT promotable at 22.5 yrs as company OPS Officer..our son is an active duty Marine just completing his first enlistment and currently home on leave after his 2nd operational deployment(mostly the reason ive not reponded sooner)..this probably wont mean much to most people but i suspect it may mean something to you...
Hello, Since this is a 2 person/family loan, would you mind disclosing the total bring home monthly income (pretax)? Also, would you mind disclosing your job titles, name of employer(s) and length of time at these positions? Please note, I only ask b/c Lending Club only shows the information for one borrower, not both, so just want to clarify a few points not included in the loan app. Best of luck in getting fully funded.	my wifes income and employer are not included in this loan app because her income is dedicted to paying our household expenses and the purpose of this loan is debt consolidation/reduction..and she is unable to list her employer publicly due to the privacy/confidentialty expectations of her employer....the first $9000 of disbursed funds will payoff debts with higher fixed balances that are within reasonable reach of payoff thus cancelling out this loans monthly payment in terms of its impact on budget
Lending Club does not accept joint applicants - however it is my understanding that spouses may each have separate individual loans, FYI. Borrowers' names are not public - we know you for example, as Member_676728, so if your wife ever did want to apply separately, her privacy would be protected. My only question is - have you and your wife reduced your usage of credit cards? Thank you in advance for your answer.	the answer is yes..most of our debt is pretty mature..currently we operate primarily in cash and pay any new charges in full each month...
CPT, Thanks for reply. I former USMC MSGT (E-8) Finance Chief. Excellent credit risks are borrowers with military pensions secondary income sources. Will be investing in your loan. Am visiting Ely, MN Boundary Water Canoe Area Sept 1 week vacation. Scenery beautiful, superb wildlife, (moose, deer, etc.). Semper Fi, Lender 505570 USMC-RETIRED 06.22.2010 10:10 AM ET	MSGT..the bwca is one of the most beautifull and best preserved wild areas ive ever seen...be sure to visit the international wolf center in ely...well worth what they charge for admission..(we are lifetime members)....thank you for your support
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same or modified loan version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than did orginally did. After 13 full days listed, $25,000 loan 48 pct funded. 1 days remains before 14-days expires. Good news is loan funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for lender consideration and possible funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.27.2010 at 9:41 PM ET	MSG..currently 54.5% funded with a day left...the original listing was approx 60% funded..looks like I may not even get there this time around..I intend to close this loan partially funded...
IF LOAN DOESNT FULLY FUND WILL U ACCWEPT THE PROCEEDS	yes..
CPT, 237 small lenders combined and loan now $22,225 funded (88 pct); average $93.77 invested per lender; 8 hrs remain. high probability loan will 100 pct fund. Lender investment near, or above, $100 average is EXCELLENT. Your loan's increased $ funding and high $ average per lender because lenders know your secondary $ income source is U S military lifetime pension; therefore loan repayment willnever be a problem. I just committed $250 funding, possibly more before loan closes. Sempr Fi, Lender 505570 USMC-RETIRED 06.29.2010 at 07:55 AM ET	MSG..thank you again for your support

Member Payment Dependent Notes Series 531642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531642	$25,000	$20,800	18.30%	1.00%	June 30, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531642. Member loan 531642 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Halliburton	Debt-to-income ratio:	16.70%
Length of employment:	5 years	Location:	TOMBALL, TX

Home town:
Current & past employers:	Halliburton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,170.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current market value of the home? How much is owed on it? Specifically, what improvements are planned?	The current value is 150,000. We do not have a lot of equity in the home. 139,000 is what is owed. I could not check both on the app, but we have two home improvement plans and then we wanted to consolidate our debt. The two improvements to the home are new carpet and a/c. The two debts we want to consolidate are the visa and discover.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	1. Chase Bank. Amount owed is $7,388.00 Current monthly payment is $245.00 2. Discover Financial. Amount owed is $9,567.00 Current monthly payment is $200.00.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) The mortgage is in my name, yes. I am not sure if that answers your question exactly? I have a mortgage through Chase, so I don't own the home outright yet and I believe that means the title is still in the bank's name? But as far as being the person that is listed on the mortgage....yes, that is me. 2) The home is valued at about 150,000. The balance of the mortgage is 139,597.00 Please let me know if you have any other questions. Thank you.
If you pay off the $17,000 in credit card debt, will the remaining money from the loan be sufficient to pay for the a/c and carpet without incurring additional debt? Can your budget handle an additional $200 in debt payments for the next five years? What is your position with HAL?	Yes, the remainder will be enough and no other credit will be needed to pay for the carpet and a/c. Yes, I have budgeted in the additional 200.00 a month and will be comfortable making the payments for the next five years. I am a wireline operator supervisor II for Halliburton.
What is the interest on the two loans you are paying off?	Both are at about 29%.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or use the 4 to 5-years maximum time allowed? [The Length of Time question asks for ananswer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, and together to fund your loan.] Advance thanks for AN answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 12:29 PM AM ET	Initial idea is approx. 4 yrs.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your income. Thanks!	I have contacted them and they say we have an approved status and that they have verified employment. We sent pay check stubs as asked but they said it was more for employment verification and that all approvals available for the loan have been given and there is nothing else left to do. I mentioned your question and they simply said that everything that a loan can have as far as approval, we have and that while confusing, they assured me that they had everything they needed and that again, we had every possible approval available.
I like your financial metrics and will likely be investing in your loan app. However, would you mind verifying your employment and income with Lending Club? LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. Best of luck with your application!	Thank you. All those have been sent, I have contacted Lending Club and they informed me that we have every possible approved status that there is to get.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same or modified loan version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than did orginally did. After 13 full days listed, $25,000 loan 20pct funded. 1 days remains before 14-days expires. Good news is loan funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for lender consideration and possible funding. In interim, borrower can advantageously use a partially FUNDED LOAN. aance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.27.2010 at 9:41 PM ET	I am waiting to see just how much of it does get funded before I make any final decisions.
If your loan does not fully fund, do you plan on accepting funding amount, relist loan or something else? Thank You	It depends on how much of it does get funding. I am waiting to see before I make any final decision.

Member Payment Dependent Notes Series 531728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531728	$25,000	$25,000	11.86%	1.00%	June 30, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531728. Member loan 531728 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Numara Software Inc.	Debt-to-income ratio:	16.90%
Length of employment:	2 years	Location:	HIGHTSTOWN, NJ

Home town:
Current & past employers:	Numara Software Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,595.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	They are all credit cards: 1) $12,000 - 16% APR (Partially paid) 2) $5,100 - 29% APR (Fully paid) 3) $5,400 - 16% APR (Fully paid) 4) $7,200 - 15% APR (Fully paid)
Could you explain the circumstances where by you incurred $23,000 plus in credit card debt. The reason for my question is to understand if you have an ongoing cash flow problem or did you run up the debt due to some unforseen circumstance.	The debt is a result of several situations that have come up in sequence (almost as if they were waiting there turn). The majority of the debt was incurred by wisely/unwisely stretching myself to provide for immediate family members as they had financial difficulties. That problem has been dealt with now, and I have a significant surplus in my budget (the reason for taking this loan). I want to attack this debt problem vigorously, but I do not want to keep throwing money away on finance charges (particularly the credit card that jumped my rate to 29% APR).

Member Payment Dependent Notes Series 531749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531749	$15,000	$9,975	17.56%	1.00%	June 30, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531749. Member loan 531749 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	McTish, Kunkel and Associates	Debt-to-income ratio:	23.88%
Length of employment:	2 years	Location:	Monroeville, PA

Home town:
Current & past employers:	McTish, Kunkel and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > Thank you for considering the funding of my loan request. I have purchased a foreclosed home in a beautiful neighborhood and plan to rent it out to sophisticated professionals. It is extremely close to a couple hospitals and to a major highway. I purchased the home about 5 months ago approximately $35K under the market value of the property. The property is over an acre corner lot with hardwood floors, fireplace, two car garage, 3 bedrooms 2 ?? bathrooms, brick ranch home with finished basement, pool and hot tub. The property requires only cosmetics and new appliances. I am very handy with home renovations and extremely hard working. I currently live in it and plan to finish the improvements by early next summer to target the best move-in time. The rent, I plan to collect will be very desirable and will cover my mortgage and the monthly payment of this loan. Here is a breakdown of my monthly expenses: $ 881.10 home mortgage $ 552.83 car payment $ 81 car insurance $ 250 student loans $ 50 internet $ 82 cell phone $ 50 credit cards Please feel free to ask any questions, I will be more than happy to answer.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,968.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at McTish, Kunkel and Associates?	I am a structural engineer/bridge designer. I am an integral part of our structures team becuase of my Graduate degree and drafting capabilities. I hope I answered your question.
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 Earnings Statements, or a 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides the receiving Fax Machine telephone number and will indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are only persons that the borrower sends ALL required income documents. I'll revisit shortly; then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA TWednesday 06.16.2010 at 10:15 AM ET.	Assesed value of the home is $131,600, matket value could range between $160,000 to $190,000
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am not real sure what you mena by the title, yes the property is on my name only and I have a mortgage. There is approximately $35K equity in the home. I hope I answered your question.
And how much is the home worth these days?	Assesed value of the property is $131,600, markey value could range between $160,000 to $190,000.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for a answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 06:43 ET.	Thank you for your interest in my loan request. I intend to rent out the property and therefore the rent would pay off this loan. I guess the five year is the plan, since I do not intend to invest more money in the property. Hope I answered your question.
I'm very interested in funding your loan, but have a few questions. (1) Is this your primary residence? Do you have any other properties? (2) Are there one or two incomes in your household and if two how much does the other person make each month? (3) Do you plan on using the full 5 years to pay the loan back? (4) You've been at your current employer for two years. Where were you before and what did you do?	Thank you for your interest in funding my loan. This is currently my primary residence until I finish up the work and rent it out. I do have a minority ownership in an apartment complex oversees. I am the only income in the home, however my life partner is considers moving in and sharing the mortgage. I do plan to use the full five years since the property is going to be rented out for more than that and i do not consider putting more money into it than the fix up cost. I worked after finishing my undergrad for a year with a civil engineering company, than 2 years of Masters as a research assistant at West Virginia University. I had a full scholarship and worked beside taking classes. I hope I answered your questions, please do not hesitate to ask more. Thank you.
It looks like your loan will not fully fund (and that's too bad), are you going to accept the loan as funded, relist or something else? Thank You	I am not going to accept the loan partially funded. That would defeat the purpose. Thank you.

Member Payment Dependent Notes Series 531939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531939	$25,000	$25,000	15.21%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531939. Member loan 531939 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,618 / month
Current employer:	US Army	Debt-to-income ratio:	14.93%
Length of employment:	10+ years	Location:	Browns Mills, NJ

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,605.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions are: (1) Active duty military- Provide current Rank? a-n-d Pay Grade?; Provide Enlisted Members Expiration Current Contract Date (ETOS)? (Note: Officers serve "Indefinitely"). (2) Future intentions are to- Extend enlistment? Reenlist? Continue to serve time required to qualify for military retired pension? Or intend do what else specifically? (3) DoD Civilian Employees- Provide Current GS Pay Grade (or equivalent), In-Step Level and current Position (Job/What you do) for employing military service branch. Semper Fidelis, USMC-Retired Lender 505570 sent 06.20.2010 @ 05:00 AM ET.	I am a Sergeant First Class, E-7. My enlistment is up in September 07, 2013. It is my intention to reenlist on or before this date.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows a $32,605 Revolving Credit Balance total debts (86.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.20.2010 at 05:05 AM ET.	The amount of debit that is on my credit report is due to a marriage that fell apart. It is my intent to use this loan to consolidate the credit card debit I owe to one payment. It is my intent to follow the payment plan and if possible pay the loan off early.
Please answer the following questions: 1) Please list the debts/credit cards you intend to pay off with this loan, their current interest rates, balances, and average monthly payments you make on each. 2) Is there one income earner or two, if so please note the second income. 3) Lastly, please list your current monthly budgeted expenses. Thanks in advance for responses to ALL of my questions.	1)USAA Mastercard,9.9% (Prime + 6.65%), Bal of $11,866.98, monthly payment of $260. Closed Mastercard, 9.9% (Prime + 6.65%)Current Balance $4,603.60, monthly payment of $160. Military Star card 9.99%, Balance of $8,100.89. Monthly payment of $260. 2) 1 income of $5631.16. 3) Child support $1890, Rent $640, Electric $50, Gas $60,Cable $142, Food $200, Cell phone $75, credit card payments $680, other debit payments of $300. Weekly fuel for vehicle $42, Auto insurance $92 monthly.
Borrower, Your loan now listed for 5 days for lender consideration. Loan currently attracted only 3 pct percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents (LES) then YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, all national, and some California, Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Tuesday 06.22.2010 9:35 AM ET.	I have just submitted my last 2 LES's and the orders that show I am on active duty status and when my obligation is complete (ETS). I have no intention on getting out anytime soon, I don't know what more I can do to show that I will be able to repay the loan.
Why are you applying for a loan at higher interest rate than current loans? Thanks.	I am trying to consolidate and pay the debit faster through Lending Club.
But why pay 15% interest instead of 9.9% interest? How will that pay the debt faster?	Thank you, I will reconsider this debit consolidation. Most likely will no longer proceed in trying to acquire this loan.
If the rate is higher on this loan, that will not help you repay the loan quicker; it will actually cost you more over the life of the loan. How do you envision this loan helping you?	Thank you, I will reconsider this debit consolidation. Most likely will no longer proceed in trying to acquire this loan.
You really should not take this loan to consolidate cards that are at 9%. You'll be losing money.	well from the look of it, it won't happen anyway.

Member Payment Dependent Notes Series 532002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532002	$25,000	$16,800	18.67%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532002. Member loan 532002 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	cta	Debt-to-income ratio:	0.89%
Length of employment:	10+ years	Location:	forest park, IL

Home town:
Current & past employers:	cta
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > recently purchased a house for my family. We were doing some repairs, and found mould issues and the house had inproper insulation. and the piper going from the main sewage line wasnt large enough for the house. We have to get all these issues fixed my wife and myself have paid for alot of the work, but have ran out of money. We would appericate any help we can get so we can move our 2 sons into their new home for the summer.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	9
Revolving Credit Balance:	$966.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) for employer Chicago Transit uthority? Number [2] Transunion Credit Report shows 1 unidentified creditor payment delinquency 9 months ago. Explanation is? (You can obtaon FREE copy your complete Transunion Credit Report for more details about this or other issues.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 07:59 AM ET	Bus operator for the last 20 years. I have a medical bill for 55.00 that i never new I owed and dont now who to pay because the credit report only tells the name no address or telephone number tried to settle this matter but it from 2007.Yes I do plan on paying this loan off early no later than the next three years, but hopefully earlier, however I didn't want to take on more than I could handle just in case something unexpected happened.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold the title in my name. The house is worth 350,000 and we owe 310,000 we just purchased the house in december.
Who did the home inspection? Have you talked to them about making the repairs?	I forgot who did the home inspection but. We knew we were going to have to do some work on this house, but the list got out of control with things we found. We didnt budget for all of the things that we found that were wrong once we started doing some construction and since we have gone thru all our just in case money we need help finishing this peoject.
How recently did you purchase the home? There is usually a short warranty on the home that is fairly standard in the purchase. You should investigate if you are covered for some of these items if the purchase is less than a year old.	It doesnt apply to use because we bought as is thinking we were
1-Check your warranty for coverage 2- I don't often see such a low revolving balance. Do you not use credit cards or do you just pay them off every month? If you do, did you check your credit cards for FIXED interest offers? And how old is your borrowing history?	the warranty doesnt apply to us because we bought as is, and we do use credit cards. no we dont pay them off every month we just recently paid off everything. we try not to use our credit cards often, butsometimes have to. we try to keep the balance low so that we are never in that much debt. borrowing history is about 20 years old I am very credit conscience never want to be in more debt than i can handle
I had a case with a doctor bill much like yours. A hospital was going to sue because I refused to pay since I had medicare and BC/BS. I tried to tell the hospital accountant that bill was paid but she insisted to threaten. I called the BC/BS and ask them to give me info as to who (doctor) plus who paid. She was a kind employee. She checked an found the money did belong the hospital but the doctor got it. She gave them details like ck #, who cashed the check, etc. She bridged me on the line with her and the hospital. I never heard any more not even "I'm sorry". Hope you can do the same.	thank you
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, but I really hope that it is fully funded because we are in between a rock and a hard spot. The contractor is doing the work and we are praying we can finish paying him.
Please address your delinquency	I have a doctors bill from back in 2007 that I didnt now I owed.

Member Payment Dependent Notes Series 532148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532148	$15,000	$15,000	11.86%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532148. Member loan 532148 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Bloomberg LP	Debt-to-income ratio:	5.14%
Length of employment:	4 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Bloomberg LP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > Good afternoon. I am looking to borrow $15,000 to consolidate credit cards. I have an inheritance coming, hopefully soon, which will pay off pretty much every other debt I have. This will free up enough income to pay off the $15,000 with ease. I have a very steady and secure job where I've been for four years at a very reputable financial news company, I also have excellent credit. Three years ago I had three houses, three cars and two dogs. Then I decided to get divorced, which is expensive, and my mother died, so I was forced to pay taxes and bills on her home, which eventually sold. The money, however, went into the estate, which then went into probate, and is now in the State of Iowa, waiting to be distributed. I currently pay about $1,000 a month to credit cards. I would like to instead pay $1,000 a month to a lender with a definite end date in sight. You profit from the interest and I save money by not paying on revolving interest. It's a win-win! Basically, I am a responsible person who just needs a short-term fix so it doesn't turn into a long-term problem. Thank you.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,562.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 532218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532218	$24,250	$15,125	11.86%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532218. Member loan 532218 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,208 / month
Current employer:	IFC	Debt-to-income ratio:	4.73%
Length of employment:	2 years	Location:	SELDEN, NY

Home town:
Current & past employers:	IFC
Education:

This borrower member posted the following loan description, which has not been verified:

Hi all, this is a re-list - still ironing out the kinks with Lending Club (first time user)! This loan is for a property/business purchase in New Zealand. My wife and I are interested in purchasing a working vineyard on the North Island, outside of Wellington in the Wairarapa Valley. We already have an offer for funding from a major NZ bank, who have done their due dilligence and found us to be of excellent quality. However, NZ banks lend for agribusiness ventures such as this only on the value of the land and not on the value of the grapes, trellises, etc. My wife and I have about 25% of the total value of the land saved up, and the bank is offering another 50%, so we're looking for this loan to put us over the hump in terms of the downpayment necessary. This is exactly the time to enter the NZ wine industry, because it's hit its trough in terms of oversupply (in Sauv Blanc) and has undergone a major consolidation. Moreover, the vineyard is planted with 5.68 hectares of pinot noir and pinot gris, two grape varieties that have withstood downward price pressure throughout the global recession. Additionally, this particular vineyard is a buy now because: 1. the vineyard is already working, has been for 10 years 2. the vineyard has management contracts with an established winery, who will look after the grapes and return a profit on the purchase price of the grapes (estimated at about $20,000US per year, or nearly the cost of this loan!) 3. interest rates are of course at rock bottom 4. the winery this is attached to is known for highly rated wines in a niche market (for example, Gourmet Traveller rates their pinot noir at 97 points out of 100) and is actually looking to expand (hence why they're selling off the vineyards, to raise capital for the winery itself). They have seen sales increase during the recession, and are well-situated to take advantage of global recovery. Basically, they will continue to buy these grapes well into the future. Anyway, my wife and I have more than enough income flow to cover payments for this vineyard - I work for a major international organization and make approximately $182,000 per annum - but we need slightly more stock for the downpayment (we were surprised that the NZ banks would only lend 50% of land value, which ended up just about being 40% of the total price). Also, the NZ dollar has been plummeting versus the US dollar lately (so long as the Dow is down), so every dollar invested in this goes a lot farther for us. Thanks!

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hi, thanks for your questions: 1. No mortgage on the house, my accomodations are paid monthly by my employer, so we have no cost of living expense at all. 2. The home listed here is my permanent US residence, which is in my parents' name 3. No home equity line of credit 4. I'm not sure what the home is value at, I'm not the owner, but I believe it's close to $500k 5. I lived in that home for 18 years and have used it as a permanent address for the last 5 years. Hope this helps!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Hi, as per previous question, I don't have a home - we have a US permanent address that is owned by my parents, so not in my name, but my wife and I pay not accomodation/rental/mortgage costs, as it's covered by my firm (that is, they pay for our rental 100%).
Will you accept partial funding?	Yes, partial funding will help!

Member Payment Dependent Notes Series 532223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532223	$22,750	$14,000	11.49%	1.00%	June 30, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532223. Member loan 532223 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	dEMANDWARE	Debt-to-income ratio:	14.73%
Length of employment:	2 years	Location:	LEOMINSTER, MA

Home town:
Current & past employers:	dEMANDWARE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Have 5 credit cards that want to consolidate to pay off! 4 years ago placed a large addition on our house and needed more money to help finish and used credit cards to help! 2 years ago both my husband and i where unemployed for 6 months and used credit cards to keep us alfoat! We have gotten behind on things and have not been able to catch up! Want to get rid of them forever! hoping this will help!!!!! Borrower added on 06/30/10 > Thank you everyone that has helped so far!

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	45
Revolving Credit Balance:	$26,639.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Yes, the title is in my name and my husbands name! Our house is values at $329,500.00 and we owe 296,800.00

Member Payment Dependent Notes Series 532252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532252	$25,000	$15,850	13.23%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532252. Member loan 532252 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Homeland Security	Debt-to-income ratio:	10.79%
Length of employment:	3 years	Location:	alamogordo, NM

Home town:
Current & past employers:	Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I am putting up a restaurant for my mother and my mother in law. Mom has a great deal of knowledge in the kitchen and mother in law has owned her own buisness for several years. I am just looking for a little extra for un expected expences.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,210.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	i do hold the title in my name and i only have about 10,000 in equity. i have only been living in my house for about 2years.
Do you plan on keeping your current job?	yes, this restaurant is basically for my mother and mother in law. however i will be responsible for it.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	i have the basic expences you can think of im not overwelmed debt. my wife and i save about 1,600 a month.

Member Payment Dependent Notes Series 532259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532259	$9,500	$9,500	14.35%	1.00%	June 30, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532259. Member loan 532259 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,417 / month
Current employer:	Pointsmith	Debt-to-income ratio:	2.56%
Length of employment:	9 years	Location:	KATY, TX

Home town:
Current & past employers:	Pointsmith
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > My wife and I are set to close on our new home next Friday. We would like to purchase a refrigerator, washer and dryer. Thank you! Borrower added on 06/22/10 > My wife and I are trying to be smart with our money. And one way is by walking into equity on our new home, So when we built the house we opted for the builder to NOT put in flooring or window coverings, nor upgrade the countertops, lighting, etc. As most people are aware builders make a killing on these upgrades. So we are paying cash for flooring for our entire house (4100 sq ft) and window shades. As you can imagine this is costing us quite a bit of money. This is why I am asking for this loan. I intend to repay the loan within 1 year or less. Thanks again.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	43	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,415.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pointsmith and what do you do there? Why have you had two lates in the last 2 years?	One of those is an error from my credit union that they readily admitted & will be removed soon from credit report. The other was in 11/08. At that time I was not in management and my salary was less than half of what it is now. I paid my bill the last day of the month and it didn't post until the following day unfortunately. Pointsmith is a privately owned printing company that is a premier provider of POP signage. The signs you see at Whataburger, Shell, Valero to mention just a few, we printed and distributed all over the US. I have always worked in the IT department (1st job out of college) but was promoted to the management team Feb. of this year. Thanks for your questions!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes.Approx. 20k on current home we converted to a rental property. We get an appraisal next week on new home.
Can you verify your income with Lending Club? May be part of the reason your application is still Under Review. Is the stated income both yours and your wife's?	I haven't been asked to verify my income by Lending Club. However, they did contact me to update my bank account information which I am going to do tomorrow. Thanks!

Member Payment Dependent Notes Series 532269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532269	$24,000	$14,925	11.12%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532269. Member loan 532269 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,583 / month
Current employer:	Gowan	Debt-to-income ratio:	10.64%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	Gowan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > We are looking to get some money to fix up our home. We have stable income and jobs.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,016.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello and thank you for your interest. Our house is in our name. The house was just purchased in April of 2009. So, there is currently no equity. The home is valued at $215,000, and that is what is owed as well. Thank you!
Please define 'fix up' - a new roof is much different than a new pool. Thanks in advance.	I plan to get our windows fixed as they are costing us a bit in energy. I also plan on updating the 8 year old carpet as well as the landscaping.
Good Evening What does GOWAN do and what is your position in the organisation. Thank you.	Gowan is a mechanical contracting company. I am a project manager there.
What is it you plan on using the requested funds for?	I plan on updating our windows throughout the home as they are costing us a bit in energy. I also plan on updating the 8 year old carpet and landscaping.

Member Payment Dependent Notes Series 532300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532300	$13,800	$13,800	11.86%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532300. Member loan 532300 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,067 / month
Current employer:	Rock-Tenn Company	Debt-to-income ratio:	9.51%
Length of employment:	1 year	Location:	ATLANTA, GA

Home town:
Current & past employers:	Rock-Tenn Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > Purpose of Loan: This loan will be used to consolidate and pay down high interest rate credit card balances (balances accruing interest between 22% - 28%). Using these funds to consolidate my debt will result in lower consolidated monthly cash outflow versus the multiple credit card payments, and more importantly, will result in immediate monthly interest expense savings of approximately $140. This loan will in no way add to my monthly cash outflow, in fact it will reduce it, and at the same time, it will save me on interest expense charges. I have no intention to use the loan proceeds for discretionary spending. It will be used to payoff credit card balances. I have no cash flow issues. On a monthly basis, any excess cash I earn that does not go towards nondiscretionary spending, is mostly used to pay down debt. I am on an aggressive debt reduction plan, and this is just a step in meeting that goal. I project that I will easily be able to payoff this loan well before the 60 month term if I choose to. In fact, I will likely be able to pay this loan off within 24 months if I so decide (which is likely). I am only requesting 60 months to give me flexibility in managing payments. I hope to be consumer-debt free within 2 to 2.5 years. I earn an annual gross income of $108,800, with a maximum bonus potential of 25.5% which is paid out in November each year. For my fiscal year 2010 bonus, I am currently tracking at 22.5% (with a worst-case scenario being 19%). I will be using my bonus (anticipated to be between $13k to 16k after tax) to continue to pay down my consumer debt. Additionally, I project an income tax refund in March 2011 of approximately $7k to 9k (I have received $8K+ in tax refund each of the last two years and I project this to be the case in 2011), which will also used to pay down debt. I would like to add that my current credit card debt situation is a result of a brief window of time about 5 years ago during which I was between employment for 3 months and I suffered a medical injury that required repeated surgeries to my knee without medical insurance coverage. I have an accounting degree and, although I currently find myself with a bit of credit card debt, I am otherwise good will managing my finances. I have NEVER been late for a payment, and have NEVER been delinquent on any debt. I have NEVER filed for bankruptcy, and I take pride in paying on time, in full and fulfilling any obligations I may have. Also, I work in the Accounting/Finance field for a well established and profitable company. The company I work for is making record profits, and did so even in the recession. I have a secure job and I am in fact up for promotion in the next few months. I have been with this company for about 20 months. Monthly Budget: Cash Inflow: $5,860 take home income per month (Note, monthly take home does not include expected annual cash inflows representing after-tax bonus of $14,000 (November time frame) and Income Tax Refund of $8,500 (March time frame): Cash Outflow: $1,200 credit card payments (before above requested loan) $1757 Mortgage Payments $195 Homeowners association fee $350 Electric/cable/Heating bill $100 Phone $103 Car insurance $180 Auto Gas $200 Food Balance of monthly take-home spend remaining for discretionary spending, savings, or excess principal payments on debt: $1,775 Thank you for your consideration and for investing!

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,852.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, I do hold title to my home in my own name. 2. The value of my home is approximately $235,000. Total balance of mortgage loans is $240,000.

Member Payment Dependent Notes Series 532308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532308	$10,800	$10,800	11.49%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532308. Member loan 532308 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Scottrade	Debt-to-income ratio:	17.39%
Length of employment:	8 years	Location:	HERMOSA BEACH, CA

Home town:
Current & past employers:	Scottrade
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > This is an engagement ring. Borrower added on 06/25/10 > I'm a solid borrower. I was hoping to get this done by today Friday 6/25. I have the background to be able to pay this off. Borrower added on 06/27/10 > I would lose my job ,and my resume in the financial world would be null, if I insanely declared bankruptcy, so I have much to gain by keeping my credit score great and paying my bills on time. Borrower added on 06/28/10 > I'm former military, honorable discharge.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,344.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Scottrade?	I am a branch office senior stockbroker. I have an MBA Finance, and am also a private pilot. I've worked at Charles Schwab Institutional as well as Edward Jones.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. Could you please elaborate on the purpose of this loan? How will this loan be used? engagement ring/wedding ring. 2. Who is your employer and what is your position/responsibilities? This has already been answered. Scottrade. Any contingency plans should you be laid off from your current position? Yes, I have MBA Finance, private pilot's license, and great network of friends. 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? approx $2500 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? No, I am not willing to discuss this at this time. 5. Explanations for any past delinquencies/public records (if any) I don't have any delinquencies. I'm using this network to pay interest to normal/regular people, because I don't like banks making money off me. 6. Can you list any investments and balances? This is private information. I do have 401K and other investments including gold/insurance policies 7. Are you the sole wage earner in your household or is there another? Yes I do not want to comment on my salary/bonus for employer privacy reasons. I work off salary and bonus, and it is higher than $50,000. If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? I prefer not to do this for privacy reasons. Due to listing my employer, I prefer not to discuss.
what are your fixed monthly expenses?	I just answered this in the previous question.

Member Payment Dependent Notes Series 532311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532311	$23,500	$14,575	13.23%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532311. Member loan 532311 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Kimberly-Clark Corporation	Debt-to-income ratio:	16.85%
Length of employment:	10+ years	Location:	Woodstock, GA

Home town:
Current & past employers:	Kimberly-Clark Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > Looking for a loan to pay off high interest credit cards and consolidate to one lower payment

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,248.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title to my home is in my name. There is no equity in the home, as I just refinanced at the end of 2009.
Please list the debts/credit cards you plan to pay off with this loan, along with their current APRY's, balances, and average minimum monthly payment you make on each. Please also list your current monthly expenses, and describe how you've made room in your budget for this rather larger monthly payment in comparison to your income.	Visa: Balance $11,109 ; 19.24% APR, avg pmt = $242 Juniper Visa: Balance $3069 ; 30.24%, avg pmt = $81 Home Depot: Balance $1279 ; 17.99%, avg pmt = $35 Citi: Balance $5559 ; 18.24%, avg pmt = $278 Chase: Balance $10,949, 6%, avg pmt = $163 I will not be paying off the Chase card as it's rate is lower than the LC loan rate. However, the payment for that and the new LC loan will still result in lower payments than I am currently making. However, in order to make room in my budget I have first simply created a budget and for once have successfully been sticking to it. I also cancelled unnecessary monthly subscriptions/dues (book clubs, gym, etc) and reduced utilities such as phone and TV/internet to save money on monthly expenses.

Member Payment Dependent Notes Series 532352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532352	$12,000	$12,000	13.23%	1.00%	June 30, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532352. Member loan 532352 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	22.91%
Length of employment:	5 years	Location:	college point, NY

Home town:
Current & past employers:	Morgan Stanley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	29	Months Since Last Delinquency:	21
Revolving Credit Balance:	$23,400.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 532368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532368	$4,000	$4,000	16.45%	1.00%	June 30, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532368. Member loan 532368 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Albert Landscaping L.L.C	Debt-to-income ratio:	6.00%
Length of employment:	5 years	Location:	Pottstown, PA

Home town:
Current & past employers:	Albert Landscaping L.L.C
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > This loan is going to help me get my head a little farther above water and hopefully boost my credit rating.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,524.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Why is the loan purpose learning and training?	I was going to use the money to help off set the cost of taking classes at a local community college, as well as to help pay down the balance on a credit card.
Specifically, what are the loan proceeds to be used for?	I want to start taking classes at a local community college so that I can finally continue my education. This money would really help me get started in a positive direction.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	I owe 1,500 on an account, I would pay that balance off and then the rest would be deposited into a saving account and go towards helping me with tuition, and school supplies. I intend on continuing to work full time while I go to school. I have had some recent unexpected expenditures (i.e. car repairs), and I just need extra money to make the transition into school a bit easier.
How much will go towards CC balance and how much towards the classes? Thank you.	I owe 1,500 on an account, the remaining balance of the loan would be placed into a savings account and used for tuition and school supplies. I intend to continue working full time. I have had unexpected expenditures recently (i.e. car repairs) that have left me in a tight financial situation, and this money would provide me with a bit of financial flexibility as I pursue a higher education.

Member Payment Dependent Notes Series 532452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532452	$20,000	$20,000	7.88%	1.00%	June 30, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532452. Member loan 532452 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Insider Guides, Inc.	Debt-to-income ratio:	0.69%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Insider Guides, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > This loan will be used to expand our rapidly growing gourmet bakery business. We need to upgrade our equipment to handle a larger volume of orders. Specifically, this cash will be used on equipment and an expansion of our production space. The company has been featured on national TV shows and has/will participate in gourmet food events with well know food and design celebrities. This will accelerate our business even more and this cash infusion will allow us to keep pace and handle the influx of new business. Our business involves sales in retail stores, local catering and Internet orders. Based on our projections, we will have no problems paying off this loan. You should feel very confident in an investment in our business. Borrower added on 06/24/10 > Any questions, please let me know. Our business is booming. New partnerships with large, well known retailers are in the works. Our products are currently highlighted on several national gourmet food websites. This additional funding allows us to accelerate production and fulfill these orders. This funding will be used in an intelligent manner that will take our business to the next level. Your support is greatly appreciated and you will not be disappointed.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,355.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 06.17.10 at 7:09 AM ET	Thank you for the questions. I had submitted a more detailed description, but it has not been posted yet by LendingClub. Our business is a bakery, specifically gourmet cookies. We are looking to expand and need a cash infusion to purchase better equipment and packaging. The business is growing rapidly and has received attention from national TV personalities as well as major culinary events. We will be in an event next October with one of the biggest names in food and design. We need to be prepared to handle the volume of orders that will come after this exposure. More importantly, this cash will allow us to expand our distribution as we obtain a much larger retail presence. Thank you again for your questions. You should feel confident that should you choose to invest in our business, you are making a wise decision. Based on our projections, we will pay back this loan much earlier than the full term.
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 Earnings Statements, or a 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides the receiving Fax Machine telephone number and will indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are only persons that the borrower sends ALL required income documents. I'll revisit shortly; then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Thursday 06.17.2010 at:41 PM ET.	Thanks.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans/business expenses not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent, utilities, internet, etc. total about $3,500 per month. We tend to live below our means and cash flow from my day job is very good. Paying back this loan each month will be very easy as we have virtually no other debt.

Member Payment Dependent Notes Series 532486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532486	$15,000	$15,000	13.61%	1.00%	July 6, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532486. Member loan 532486 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	STT	Debt-to-income ratio:	11.86%
Length of employment:	7 years	Location:	leonia, NJ

Home town:
Current & past employers:	STT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > debt consolidation

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,835.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Going to pay off one card, Citi MC. Current balance is 18k, and I pay at least 500 a month. Thanks.
What is STT and what do you do there?	It's a small accounting firm, and I am a DBA there. Thanks.
What is the interest rates of the loan you are paying off, please?	17.99
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Car 380 Rent 1000 CC2 300 CC3 500 Insurance 100 Food 700 Phone 70 Utilities 250 Cable 100
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Car 380 Rent 1000 CC2 300 CC3 500 Insurance 100 Food 700 Phone 70 Utilities 250 Cable 100
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Car 380 Rent 1000 CC2 300 CC3 500 Insurance 100 Food 700 Phone 70 Utilities 250 Cable 100
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes. I am still getting a better rate by 4 percent, so even partially paying off the CC debt still works to my advantage. thanks
Are you the sole wage earner?	Yes, I am. Thanks
Your expenses sum to around $3400, but you pull in $10k / month- after taxes/401k/etc that's approx. $6,500 / month which leaves $3100 unaccounted for. Is this correct? If not, why? If the math is right, what do you do with the extra $3100 each month? Does it go towards paying down your debt?	After taxes, 401, life insurance through work, etc, it is actually around 5500, so that leaves approximately 2100 left.....other expenses not included in my original post is work related expenses, which is about 500 a month (transportation and food). So that leaves around 1600 which goes towards entertament, kids savings, etc.....

Member Payment Dependent Notes Series 532501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532501	$17,400	$11,150	11.86%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532501. Member loan 532501 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Armstrong Atlantic State University	Debt-to-income ratio:	7.84%
Length of employment:	9 years	Location:	SAVANNAH, GA

Home town:
Current & past employers:	Armstrong Atlantic State University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	30
Revolving Credit Balance:	$6,906.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Visa: $12,305 minimum payment $290 @ 16% MasterCard: $5,639 minimum payment $112 @ 21%
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The mortgage is in my name. I owe $238,140 (5% fixed rate) and, at the time of loan origination the house was valued at $247,500. (It had gotten to $252,000)
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	YEs

Member Payment Dependent Notes Series 532621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532621	$24,000	$16,800	20.90%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532621. Member loan 532621 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	Wolff Construction	Debt-to-income ratio:	22.93%
Length of employment:	4 years	Location:	Copperas Cove, TX

Home town:
Current & past employers:	Wolff Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > The main reason of the loan is to consolidate old balances that have bad interest rates from college and early on my carreer. In terms of my work history, I started as an estimator and now I'm the Senior Project Manager for the company. It took me less than four years to gain that position. Our company still growing here in Central Texas. What makes a good borrower is that not only I have the capacity to pay the loan back, but I'm very business oriented and I completely understand the importance of being responsible with bills. My credit score is very important for me as I plan for future investments, Borrower added on 06/24/10 > If I'm able to obtain this loan at around the terms rate (21%), I will be saving anywhere from $400 to $500 a month. I also just finished my degree on Management and part of this loan will help me pay the rest of the school balance as well. Thank you

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,149.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer Wolff Construction? Number [2] Transunion Credit Report shows a $9,149 Revolving Credit Balance total debts (52.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] $24,000 is loan; $9,149 Revolving Credit Balance; $10,851 is the extra cash that you will receive (less your loan's $ origination fee) that is either consolidating or is refinancing what debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.18.2010 at 06:25 AM ET.	I'm the Senior Project Manager for Wolff Construction. I usually pay a lot more than the minimum payment. In fact, I always pay more that the minimum payment. My plan is to pay all my debts and the remaining of the money goes toward student loans that I started paying last month. I have some students loans from my engineering program and I just got a degree on Management which I need to start paying some additional student loans and a $2,000.00 balance due to the University. In terms of lenght of the loan I guess it will all depend. For sure, I'll not pay the loan in full in less than two years. I think three to four years will be my best honest answer in terms of paying the loan off. Hope this helps Thanks
I would love to invest in your loan. Please contact Lending Club to expedite the process of verifying your account and income. Thanks!	Thank you
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	HSBC (Furniture Row) - $3,700.00 ($200.00 per month) American General Services Loan - $5,000.00 ($210.00 per month) Discover Card - $2,900.00 ($200.00 per month) Care Credit (I think is Wells Fargo) - $1,800.00 ($75.00 per month) Texell Credit Union - $9,000.00 ($350.00 per month) Thanks
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	The debts I'm trying to consolidate are: HSBC (Furniture Row) - $3,700.00 ($200.00 per month) Discover Card - $2,900.00 - ($200.00 per month) American General Services Loan - $5,000.00 ($210.00 per month) Care Credit (I think is Wells Fargo) - $1,800.00 ($100.00 per month) Texell Credit Union - $9,000.00 ($350.00 per month) Lending Club loan will help me save around $400.00 per month. Thank You
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title to my home. In regards to equity, it's a new home, it was built three years ago. I bought it for $190,000.00, then I refinance the house for $215,000.00 and now last time I check it was worth or value at $230,000.00. So i guess I have around $15,000.00 worth of equity.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	Yes, yes I will.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same or modified loan version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than did orginally did. After 13 full days listed, $24,000 loan 63 pct funded. 1 days remains before 14-days expires. Good news is loan funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for lender consideration and possible funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Wednesday 06.30.2010 at 5:59 PM ET	I think when it gets to that point I need to analyze my options. But I think if it gets over 70% funding, I will probably take the partial funding to start clearing some old balances that will improve my credit even more and if needed, then apply for a second loan 6 months after. But like I mentioned, thats something that I need to analyze once the listing time is expired. thanks

Member Payment Dependent Notes Series 532637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532637	$17,000	$11,475	11.49%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532637. Member loan 532637 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Heritage Bank	Debt-to-income ratio:	9.24%
Length of employment:	< 1 year	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Heritage Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > The funds are to be used to payoff the balance of some higher interest credit cards. The single, lower, monthly payment will be helpful. I want the balance of these cards on a single, amortizing, loan payment in order to get the debt paid off. I work in the financial industry and realize the importance of repaying all financial obligations in a timely manner. I chose the 5 year repayment option in order to allow me some flexibility in the monthly payment, however I intend to payoff the loan more quickly. In addition to my annual income, I also receive an annual gift from a grandparent as a form of early inheritance. This will allow me to make some larger lump sum payments each year. Borrower added on 06/17/10 > Loan funds are to be used to pay off credit card balances and to provide some additional funds for the purchase of an engagement ring. I'm a good borrower because I work in the financial industry and realize the importance of paying off debt obligations in a timely manner. By evidence of my credit history, I make all my payments on time, however I want to pay off my credit card debt in full, and a single, amortizing payment will be more effective than trying to pay off the cards individually, which are also at higher rates.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,253.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I do hold title to my home in my own name. I purchased it as a new build in July 2008. Purchase price was approximately $192,000. I currently have only a first mortgage on it with a balance of $187,000. Arizona has obviously seen some of the worst drops in home values. Current zillow estimate is $171,000. On the upside, in the last two months, the builder has resumed building in the sub-division, and new sales have taken place. I can easily handle my monthly obligation on the property and have no intention of "walking" from it.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. The primary purpose of my loan is to pay off higher interest credit cards, total balance of all those cards is in the $12,000 - $13,000 range. Additionally, as my girlfriend and I have moved in together, and see a long-term future with each other, the additional funds will be used to go towards an engagment ring (which i'm fortunate enough to buy at cost, through a family member of hers who is in the jewelery business.) My overall plan is to pay off ALL credit card balances. Due to credit score reasons I will keep the cards open, however won't use them. The lower, single, monthly payment this loan will provide will allow me to make the monthly payment but also meet my other obligations and have some modest "spending" money for entertainment and day to day expenses. 2. My employer is a small community bank. I'm an Assistant Vice President/Commercial Loan Officer. I have been in this position at this bank for about 7 months. Previously I was with another bank as a Credit Analyst/Underwriter for 3 years, and left at my own choosing for this new, and better opportunity which also advanced me in my career. My contingency plans are pretty simple. If I were to get laid off, and can't immediately find a job in the banking business, I have 9 years of experience in bartending and working as a sommelier. I can very easily find a job in that industry here as I still maintain my contacts with restaurant owner/operators that I used to work with. 3. Other monthly costs are fairly minimal. My car is owned free and clear. I have a cell phone bill of about $90/month. I have moved in with my girlfriend about 3 weeks ago and we are sharing other monthly expenses. My place which I own, I continue to pay the mortgage on and in the next month will rent out which will provide an additional $900-$1,000 of cash flow per month, offsetting the mortgage payment. My girlfriend is employed full time with benefits, with a major, national retail chain. If you want to look at combined income for the two of us, it is approximately $120,000/year. There are no kids in the picture, and a prepaid gym membership that won't require any monthly payments for another 3 years. 4. Credit cards I owe to and will use this loan to pay off: Bank of America $6,500 @ 19%, Citibank $2,000 @ 29%, Citibank $1,000 @ 28%, Chase $1,500 @ 24%, Household Bank $500 @ 17%, Capital One $800 @ 10%. I may not pay off the Capital One balance with this loan as the interest rate is lower. 5. I have no past delinquencies or public records. I have made all payments on time. I also have had two previous auto loans, both of which were paid off early. 6. I have a couple IRA and 401k accounts. Total balances are around $3,000. 7. At this time I look at myself as the sole wage earner for me. My girlfriend whom I live with is employed full time in a stable job. We have mixed some minor finances but keep most everything else seperate at this point. 8. I have little in the way of emergency funds. I have a savings account with approximately $300 in it and a HSA account with about $400. 9. Yes, I will have the LC loan automatically withdrawn from my account. I find it easiest this way so I won't miss a payment. Then, when i have a good month or extra funds, I can make extra payments on my own.

Member Payment Dependent Notes Series 532661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532661	$12,000	$12,000	11.86%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532661. Member loan 532661 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Frasca International	Debt-to-income ratio:	4.07%
Length of employment:	2 years	Location:	Urbana, IL

Home town:
Current & past employers:	Frasca International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,467.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. The purpose of this loan is to consolidate the existing loans and have payoff plan for 5 year. My current income is $6000 a month pretax. 2. My employer is an manufacturer of FAA certified flight simulators. My position is Aeronautical Engineer in charge of developing flight aerodynamics models and prepare certification documentations required for FAA. Contingency plan in case of untimely lay off will be to work as consultant for other companies that I have contacts at, while I look for full time employment. I have 6 months emergency fund of $20000 for unemployment (roughly 6 months calculated at current expenses) 3. My monthly costs are: Mortgage: $1100 Phone: $90 Cable & Internet: $80 Credit cards: $200 Student loan: $200 Utilities: $150 Food: $350 Misc: $300 Transportation: $30 * Total: $2500 *I do not own a car. I commute via bus. 4. I owe Citibank $13k in student loan at 6%. Chase $101k in home mortgage at 5.1% Both will still be paid in case of unemployment. 6 months emergency funds include all expenses including this. 5. I do not have any. 6. I respect your position but I will respectfully decline. 7. Yes I am the sole income earner. I have no wife and no kids. I have no dependents. 8. As mentioned above, $20000 emergency fund for 6 months. $15000 in another savings account. Thank you again for your interest and I hope that you find this loan safe investment.
what are your monthly expenses?	My current income is $6000 a month pretax. My monthly costs are: Mortgage: $1100 Phone: $90 Cable & Internet: $80 Credit cards: $200 Student loan: $200 Utilities: $150 Food: $350 Misc: $300 Transportation: $30 * Total: $2500 *I do not own a car. I commute via bus. Thank you again for your interest and I hope that you find this loan safe investment.

Member Payment Dependent Notes Series 532662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532662	$16,000	$9,875	16.45%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532662. Member loan 532662 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	St Vincent Medical Center	Debt-to-income ratio:	18.57%
Length of employment:	1 year	Location:	Fontana, CA

Home town:
Current & past employers:	St Vincent Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > $210 in Car loan $300 Credit cards <~ minimum amount due is much less $190 in school loans $0 Rent or fee.... just buy groceries once in a great while

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,701.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, the house is currently fully paid for under my parents name. Thank you
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, this house is currently paid for, owned by my parents. Living at the current address for aprox. 20 years. Thank you
What do you do at the medical center? How secure is your position?	I am a Registered Respirator Care Practioner. I specialize in pulmonary care, monitor life support/ventilators, and offer respiratory medication when ordered, etc.
Why does your profile say you OWN a home? It seems like you live in a house which your parents own. Seems shady, so please clarify. I assume this loan is for your wedding? If so, what is your fiance's credit score? (once married, your repayment ability is potentially tied to your spouse, so any description of their financial status is useful)	Im sorry, the option on this website does not state "other" for me to pick. It is not a deception, I freely stated a couple time after the application that my parents are the owners. If i picked rented, i did not want to imply i was paying a large required monthly rent... Again i am very sorry. My fiancee's score is approx. in the 625-650 working for the same company for 10 years, At this time, decided not to combine with hers. Furthermore, i actually had no idea how this website worked, i will try to answer questions to the best of my ability. Thank you
I am interested to help fund your $16,000 Wedding Expenses category loan. My questions are: Number [1] Length of Employment as Respiratory Practictioner 1 year. Provide THREE years PRIOR work or school history. Number [2] Transunion Credit Report shows current $14,701 Revolving Credit Balance debts. $ amount per month that you actually PAY per month on this debt is? (Total actual $ payment and NOT CC minimum $ payments DUE.) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 10:00 AM ET.	09-2009 to present @ St Vincent Medical Center - Respiratory Care Prac. 12-2007 to 05-2009 @ Concorde Career College- Student 12-2005 to 11-2007 @ Ez Hook Manufacturing- Production/Operations Manager 2000 to 2005 California State Polytechnic Pomona - B.S. in Business Admin in Operations 2002 to 2005 Panda Express Restaurant- Cook/Lead $300 paid towards my general Credit card $200 paid towards my car payment which is a balance transfer to my Amex CC *** this is a balance transfer promotional car loan 1.9% lifetime $190 in school loans $0 Rent or fee....since living with the family Estimated Pay off plan for this wedding loan is hopefully no more then 3 years. Actual request i was shooting for a loan was around 8K, and intended to save up for the rest since wedding is @ April next year. The reason i picked 16k was to make saving up easier for prewedding arrangements and not stress and work as hard. thank you very much
I noticed a previous Lender asked you "How stable is your job"? You did not answer why? Also Please keep in mind that you are not asking some Bank for a LOAN but everyday people like yourself who do not know YOU. You cannot pick and choose which non-personal questions you want to answer and expect to receive $$$$$$$	Hello, I work 3 days a week, 12 hr shift ...depending on season it can usually grows to 4 or 5 week... 3 days, 36 hous is already full time here. As for stability,if your implying about layoffs, then the answer is yes it is stable. There hasn't been any layoffs for a verylong time.
please address your delinquency	Delinquency??? I should not be late on any payments at all, thank you for informing me, as i will do an immediate investigation...

Member Payment Dependent Notes Series 532683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532683	$15,200	$15,200	14.84%	1.00%	June 30, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532683. Member loan 532683 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Sungard Consulting Services	Debt-to-income ratio:	23.49%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	Sungard Consulting Services
Education:

This borrower member posted the following loan description, which has not been verified:

All of my current revolving debts, to be paid off as the 0% rates expire: $2,602 0% until 7/2010 $2,547 0% until 10/2010 $3,287 0% until 3/2011 APRs vary from 19% to 26% once the 0% rates expire. I am also a user/joint liability on two revolving accounts with my father. Currently they have a balance of $22 and $1,712 for this month. These are not "my" debts, and are paid in full by him each month. A little about myself: I'm a recent graduate (Dec '09) from Texas A&M University. Prior to starting my current job in January, I was a multi-summer intern at a large investment bank, and also administered IT operations for a small insurance agency for about 7 years. I currently bring home a gross salary of $59k/year before bonuses, and have a strong focus on eliminating debt and maxing out my 401(k)/IRA contributions to help increase my liquid net worth by reducing my overall tax burden. Feel free to ask any questions!

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,263.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your plans for the extra $6,000 you are requesting once the credit cards listed have been paid off? Also, please list a breakdown of your monthly expenses (rent, car payments, insurance, loan payments, groceries, entertainment, etc). Thank you.	SuperSpy, My recurring outwards expenses are as follows: Groceries+dining out: $300/month. Starting next week I will be working out of town projects where I will get a per diem reimbursement (TBD) that will match or exceed my estimated daily dining out expenses. This is only a short-term deal unless I continue on to do more out of town projects for the next few years. Rent: Currently $200/month at a buddy's apartment. Again I will be working out of town for the rest of the year and will most likely take a corporate apartment and cancel this starting next month. Again this work benefit is only temporary. Car payment: $574/month on a 0 down, 0% note. Fuel costs: Up until now it was about $300/month, however starting next week on my new out of town project I'll be collecting $250/week in mileage reimbursements while only burning about $100-125/week in fuel. Entertainment/Fun expenses. It varies but consistentanly I'd say about a solid $200-300/month on average this year. Everything else: About $500/month so far but this included all of the expenses associated with starting my new job. Now that I'm done purchasing necessary computer equipment, work clothes, I only have my $150/month cell/mobile broadband bill and $50/month in other miscellanious bills. As far as the other $6000? I will be making my maximum $6000 IRA contribution this year, for which I will yield $1500 back (roughly) in tax savings. I will continue on to make at least a a $10,000 401(k) contributions, but I will try to make the full $16,500 contribution this year while the markets are down. The remaining $6,000 from this loan will give me much needed breathing room. Feel free to ask any more questions and thank you for the consideration!

Member Payment Dependent Notes Series 532735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532735	$15,250	$9,550	10.75%	1.00%	July 2, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532735. Member loan 532735 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	RICOH BUSINESS	Debt-to-income ratio:	3.85%
Length of employment:	1 year	Location:	UNION, NJ

Home town:
Current & past employers:	RICOH BUSINESS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > I am requesting loan to do some improvements on my house, as well as have some cushion in my bank account for emergency purposes.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,741.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. No I do not hold the the Title to my Home. Per the second question, I do not need to have a Home Equity Loan. The reason, I do own the Home with my sister, and I do not want my personal Loan attached to anything that is hers.
What is RICOH and what do you do there?	Type your answer here. Ricoh Americas Corporation is the US arm of Ricoh Company, Ltd., Japan ??? a global leader in the technology imaging industry. Since 1962, Ricoh Americas has been marketing and selling office equipment and solutions designed to streamline and enhance workflow processes. I am a Supervisor for the Order Management Department.
I understand you don't want a home equity loan. But I am asking about the equity to assess financial strength. With this in mind can you please answer the questions: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I do not hold the Title on my Home. My Home has to worth $3000, the current balance is aroind $212,000
I'm interested in funding your loan, but have a few questions. (1) You say your home is worth $3,000. I assume that's a typo. Can you update? (2) Who has the title to your home? Your sister? Does she live with you? Are you on the mortgage? (3) Can you explain the improvements that are being done and the overall budget? (4) What are your monthly expenses (e.g., mortgage, car loans, credit cards, student loans, etc.)? Thanks.	Type your answer here. Home Value, $300000, Owned by Chase Mortgage. My Sister lives with me. My Sister and I on the Mortgage. Improvements: basis, such adding shutters, painting. updating electrical wires, etc. Mortgage: 1000, Credit Cards: $100, Student Loan: $143
Also, would you be willing to get your income verified?	Type your answer here. Yes

Member Payment Dependent Notes Series 532758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532758	$17,600	$17,600	7.88%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532758. Member loan 532758 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,077 / month
Current employer:	IBM	Debt-to-income ratio:	15.86%
Length of employment:	9 years	Location:	Marietta, GA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > We are in the process of reducing our debt burden. This loan will be used to pay off and close all the high interest 28.99% credit cards and in essence refinance them with a lower interest rate and ensure via a fixed loan period that we are out of debt in 3 years.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,542.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	28.99% Bank of America -Visa $4,272.23 17.22% American Express $2,819.39 15.21% Chase-MasterCard -Amazon $3,168.99 13.24% Chase-VISA -Reward $3,289.12 10.24% Wells Fargo -Visa $3,743.55 ========= TOTAL $17,292.88 They all will be paid off. Actually, each account is already closed. Just paying off the balances now.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I am not going to disclose my entire monthly budget for public viewing. Suffice it to say I am replacing the credit care debt 1 for 1 with this loan. Not accumulating any additional debt. As you may have seen, all new credit card statements include a section for the what the payment should be if you want to pay off the balance in 3 years. For the cards being replacing by this loan, I am already paying the 3 yr amounts. But if I can get a loan at a significantly lower effective rate, I still pay off the balances in 3 yrs while saving some money doing so.

Member Payment Dependent Notes Series 532761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532761	$10,000	$10,000	11.49%	1.00%	June 30, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532761. Member loan 532761 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	EPM	Debt-to-income ratio:	21.65%
Length of employment:	9 years	Location:	Canterbury, CT

Home town:
Current & past employers:	EPM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I am in the process of opening a Restaurant / Night Club in which I have invested a significant amount of my cash assets. Recent equipment failures, delays and unexpected expenses have resulted in my having to use credit lines to make up the difference. I am trying to pay off /consilidate those credit lines, as well as, cover a few last minute expenses to get the business open and operational. I am renting the building in which the business is located which makes me unsuitable for most small business loans. This is due to lack of assets with exception to the equipment and only projections for profit margin.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,655.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I do own my own home but with the housing situation the way it is there is little or no equity. It has a first and second mortgage of approximately $160,000. I am sure there wouldn't be enough equity left to support an additional loan. With the market the way it is I would guess it would appraise in at about $155000 to $170000. Up until I started the preps for the new business I also worked as a Disc Jockey at a local club which brought in approximately 15000 to 20000 of additional income per year, which I kept reinvesting it into better equipment. I built up a solid client following there until I was presented the opportunity to open my own place. I have invested over $20000 of my capital into equipment and renovations of the building. I personally own all the sound/lighting equipment(DJ) and the business owns all restaurant equipment. I would estimate their value at well over $30000 Commerical Range 4 burner and griddle Commercial dishwasher Fryolator Commercial Popcorn Machine single kegerator triple kegerator three door bottle cooler two door bottle cooler two door bottle cooler walkin refrigerator two door bay marie two door refrigerator and three freezers One complete DJ ($10000) system with over $12000 worth of karaoke and dance music I have no doubt that if I can get the doors open for business that I will make money. I was drawing between $6000 and $8000 per weekend (dance nights) in sales at the previous club which was much smaller, and they didn't have a full restaurant. I know I put way more information than you requested but I wanted you to know that this was a serious venture on my part and it is my intent to both complete and succeed at it.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	For the most part the loan will be used to cover the charges placed on my American Express card and a small Bank of America Card Balance.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I think I may have already answered this in a previous question but the intent is to pay down an American Express balance and a small Bank of America credit card.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	I have answered most of these questions in previous ones. I am employed as a Senior Data Analyst/Programmer for an Engineering Firm in Framingham MA. I have been with the company over 9 years and my position is very secure. Under normal circumstances my monthly income more than covers my expenditures. I have recent started to open a restaurant / night club which has had equipment failures, unexpected costs and delays which have depleted my cash assets and have caused some credit card expenditures which were not anticipated. This loan will be used to pay off those additional items and put me back on track to get the club open for business.
I'd say you didn't answer the following: Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. You did not mention the balances and APR's for the CC's you want to consolidate. And, you didn't list any other loans that will not be paid off with this loan. These questions may sound intrusive, but, if you look at it from a lender's point of view, we don't know you and we want a clear picture of your situation to make sure we are making at wise investment. As a programmer, you should know that, without sufficient data (input), proper determinations can not be made (process) by us to give you your loan (output). Thank you!	I'm apologize for not answering this sooner. Maybe I didn't explain myself clear enough in the initial description. What I am trying to do is consolidate business expenses charged to my personal accounts. There is roughly $6000 worth of equipment/supplies on my American Express Flexible charge account ending in 2004 at 15.99% interest. There is another $2500 - $3000 on my Bank of America Card Ending in 0074 at 29.99% interest. this will not pay off either account but will separate the business expenditures from my personal accounts. Any remaining amount, if any, would be used in last minute expenses to get the business open.
Please list each of your debts (types/balances/APRs) that *won't* be paid off with this loan. Thank you in advance.	I do not have an issue with lending club verifying my income. What do I have to do?
You need to get your income verified by Lending Club.	Lending Club has not requested that I verify my income but I do not have an issue with doing that should they request it.

Member Payment Dependent Notes Series 532789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532789	$10,000	$10,000	18.67%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532789. Member loan 532789 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Peoria Motor Company	Debt-to-income ratio:	9.78%
Length of employment:	3 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Peoria Motor Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I am paying way to much interest on my credit cards and will never pay them off. As you can see from my credit history I am a good candidate for a loan. There is no risk. I made good money and pay my debts on time. Just want to get rid of my credit cards!!!

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	10
Revolving Credit Balance:	$17,679.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would love to invest in your loan. Please contact Lending Club to expedite the process of verifying your account and income. Thanks! PS Spell-check your title.	Thank you for the spell check advise. I am just waiting on the withdrawal from my account to verify it.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name and my wife. The balance of the mortgage is 317,000. Due to the mortgage situation right now I do not have as much equity as I used to. The last time I had it appraised it was for 325,000.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Going to be paid: Barclays for 6597, Home Depot for 1461, Care Credit for 1821, Chase for 3248, Amex for 4133 and Walmart for 419. Not being paid: Wells Fargo for 317,611 and Suntrust for 19,773.
What is Peoria Motor company and what do you do for them?	Peoria Motor Co is a Mercedes-Benz dealer and I am the General Sales Manager.
What is the rate for the Suntrust loan?	6.25%
What is the interest on the Suntrust loan?	6.25%
what is Peoria Motor Company and what do you do there?	Peoria Motor Co is a Mercedes-Benz dealer and I am the General Sales Manager.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	I verified the bank account and sent over the proof of income today.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDWS	Yes I will

Member Payment Dependent Notes Series 532839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532839	$25,000	$15,025	17.56%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532839. Member loan 532839 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,633 / month
Current employer:	Raytheon	Debt-to-income ratio:	23.41%
Length of employment:	10+ years	Location:	Plano, TX

Home town:
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I intend to use this loan to pay off two high-interest Credit Cards in the hope of being out of debt in 5-7 years. I have a plan on what cards to pay off first as well as create some "breathing room" for monthly expenses. I have worked for Raytheon for the past 10 years and have steadily incresed in position, responsibility and compensation. I made a lot of finanancal mistakes years ago when I graduated college but now I am ready to remedy those mistakes and achieve financial freedom from Credit Cards.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,762.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: 1) Please list the debts/credit cards you intend to pay off with this loan, their current interest rates, balances, and average monthly payments you make on each. 2) Is there one income earner or two, if so please note the second income. 3) What is your position at Raytheon? What do they do? 4) Lastly, please list your current monthly budgeted expenses. Thanks in advance for responses to ALL of my questions.	1. American Express -- 17.24% -- $14k -- $1,300/mo and Bank of America -- 19.99% -- $11k -- $300/mo 2. Sole Income -- $80k/year 3. Process Engineer -- Defence Contractor 4. Mortgage -- $1,100, Cars -- $578, Food -- $100, Insurance -- $85, Phone -- $75, Cable/Internet -- $150, Power -- $175, Water/Trash/Sewar -- $50, Gas -- $30
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. My wife and I have the title 2. 1st Mortgage -- $126k, 2nd Mortgage -- $32k, Home Valued at $170k.
Just to clarify, is your position with Raytheon a full time salaried position? Or are you a private contractor working under an annual contract?	Full-time Salaried.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for promissory note to be issued later and after loan funds net $ proceeds can be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. NO reply required. Lender 505570 USMC-RETIRED Tuesday 06.22.2010 at 10.11 AM ET	Approved.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 06:43 ET.	I intend to pay off this loan in the 5-years permitted. However, in that time I will be paying off other debt more aggressively and once I have made sufficient head-way, I will probably re-evaluate my positions and determine which loan to go after next. Again, at this time, I would rather pay off this loan over the 5 years and be more aggressive with others.
What are your other debts besides the two listed above, Amex and BofA? Please list amounts, interest rates, and current amount you pay monthly.	Idm5180, Thank you for asking your question! I just realized I made a mistake in a previous answer to a similar question. I do not pay $1,300 monthly to Amex; I pay $300 monthly. Huge Error! As for all the Cards, it breaks down like this: Amex -- $14k -- 15.24% - $300/mo BofA -- $11k -- 19.90% -- $300/mo MC -- $13k -- 14.99% -- $290/mo Blue -- $10k -- 17.24% -- $250/mo The greatest benefit this loan will be to me is that it will enable me to move from paying the minimums on these bills and start paying down the principle. Obviously the BofA is my top priority followed by the Blue. Another point is that my car will be payed off in about a year (14 months) so that will free-up $300/mo which will go directly to paying down this loan. USMC-Retired asked a few days ago what my plan was. I said that I would go after other debts first but I think I am going to reverse my stance on that statement and definitely try to pay off this loan first (BofA and Blue) before I get aggressive with the other cards based on interest rates. After some simple financial analysis (Excel) and factoring in getting my car paid off in about 1 year, I figure I can have this loan paid for in about 3.5years. Please feel free to ask additional questions and if anyone knows how to edit old questions, that would be helpful.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Not at 17%. I might reapply for less money so I can get a better rate.
R U ONE OR TWO INCOME FAMILY	One Income; wife is stay at home to care for Daughter.

Member Payment Dependent Notes Series 532849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532849	$13,500	$13,500	13.98%	1.00%	June 30, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532849. Member loan 532849 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Washington College	Debt-to-income ratio:	6.87%
Length of employment:	2 years	Location:	Chestertown, MD

Home town:
Current & past employers:	Washington College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > I plan on consolidating some student loans. I have a stable monthly budget and an excellent job as a higher education administrator. Securing this loan will help me clear out some debts to set to stage to be a homeowner after this is paid. I certainly appreciation your assistance. Borrower added on 06/22/10 > Thanks to all the investors so far! We really appreciate your help! Borrower added on 06/24/10 > Thanks again to all of our investors! We have 7 days on the loan. Please consider helping us meet our loan funding goal. We appreciate it. Borrower added on 06/25/10 > Come on $5000.00! :) Borrower added on 06/27/10 > It would be great to at least get 50% funding by close. Thanks again for your help. Borrower added on 06/28/10 > Thanks to our investors. We really appreciate your help.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	62
Revolving Credit Balance:	$1,134.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer Washington College? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.18.2010 at 06:25 AM ET.	1) I am the Associate Dean of Students. I oversee the Residence Halls, serve as a judicial officer for the college when dealing with student behavior problems, and supervise the RA staff. I also work on developing living/learning and/or themed housing with faculty at the campus. 2) My intention is to pay off the funds as soon as possible (hopefully within 3 years). Overall, my goal is to eliminate these debts so my wife and I can move forward with financing a house of our own. My job is secure, and I am responsible with money, so our clear focus is working towards home ownership within 5-7 years.
Hello! Investors will be more confident about funding your loan if your Credit Review Status is approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thank you. This is in process.

Member Payment Dependent Notes Series 532960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532960	$20,000	$20,000	16.82%	1.00%	June 30, 2010	July 4, 2015	July 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532960. Member loan 532960 was requested on June 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,766 / month
Current employer:	QVC St. Lucie, Inc.	Debt-to-income ratio:	15.44%
Length of employment:	10+ years	Location:	Fort Pierce, FL

Home town:
Current & past employers:	QVC St. Lucie, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > I have worked @ my current employer for over 10 years and have worked consistently since I was 14 years old. Often working 2-3 obs. For a variety of reasons, I am overextended on 3-4 credit cards. I want to uphold my obligation to pay these debts. I am in the process of obtaining part-time employment to meet my financial obligations. I have a goal of being debt free by age 55 and this loan would help me to so. I am asking for positive outcome to my request. Please let me know if additional information is required. Thank you in advance for your time and consideration.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,548.00	Public Records On File:	1
Revolving Line Utilization:	67.70%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer QVC, Inc? Number [2] Transunion Credit Report shows the $9,548 Revolving Credit Balance total debt (67.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; andnot the Credit Card minimum $ payments that are DUE per month.) Number [3] $20,000 loan; $9,548 Revolving Credit Balance; $10,452 is extra cash that will be received (less your loan's origination fee) that are either consolidating or is refinancing what specific debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 06:05 AM ET.	1. Position @ QVC = Training Specialist 2. These are the debts that I have based on current statements: Chase Visa (6%) = $3579 ($76) a month payment;Chase Visa (6%) = $10988 ($230) a month payment; Juniper Bank/MC (15%) = $6833 ($157) a month payment due in July; Orchard Bank/MC (29%) = $1870 ($53) a month payment due in July; Orchard Bank/MC (15%) = $678 ($20) a month payment; Target Bank/Visa (21%) = $375 ($10) a month payment: Total cc debts = $24323; 3. Based on my total cc debt of $24323, there would be on excess, if the loan is funded. 4. My intentions are to pay this debt off as quickly as possible, 3-4 years. Thank you for your interest in helping me.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Visa - 6% JP Morgan Chase $3579.00 = balance $76.00 = minimum payment due $76.00 = amount I pay 2/19 = Account closed. Balance liquidation program for 60 months @ 6% interest Chase Visa ??? 6% JP Morgan Chase $10988.00 = balance $230.00 = minimum payment due $230.00 = amount I pay 2/19 = Account closed. Balance liquidation program for 60 months @ 6% interest Juniper Bank/MC ??? 15% Barclays Bank $6833.00 = balance $157.00 for July; was $80 -$86 prior = minimum payment Paid $100 in June = amount I paid OB/MC ??? 29% HSBC Bank $1870.00 = balance $53.00 for July; was $45-$50 prior = minimum payment $50 - $60 based on minimum due = amount I pay OB/MC ??? 15% HSBC Bank $678.00 = balance $20.00 = minimum payment due $30.00 = amount I pay Target Visa - 21% Target National Bank $375.00 = balance $10.00 = minimum payment $50.00 = amount I pay Total (as of 6/21/10) = $24323.00 $546.00 $536.00 My plans are to pay off the 2 Chase Visa accounts and the Juniper Bank Mastercard. That would still leave the 2 OB/MC accounts and the Target Visa.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase Visa - 6% JP Morgan Chase $3579.00; $76.00 = balance owed and minimum payment $76 = amount I pay 2/19 = Account closed. Balance liquidation program for 60 months @ 6% interest Chase Visa ??? 6% JP Morgan Chase $10988.00 $230.00 = balance owed and minimum payment $230.00 = amount I pay 2/19 = Account closed. Balance liquidation program for 60 months @ 6% interest Juniper Bank/MC ??? 15% Barclays Bank $6833.00 $157.00 for July; was $80 -$86 prior = balance owed and minimum payment Paid $100 in June = amount I pay OB/MC ??? 29% HSBC Bank $1870.00 $53.00 for July; was $45-$50 prior = balance owed and minimum payment $50 - $60 based on minimum due = amount I pay OB/MC ??? 15% HSBC Bank $678.00; $20.00 = balance owed and minimum payment $30.00 = amount I pay Target Visa - 21% Target National Bank $375.00; $10.00 = balance owed and minimum payment $50.00 = amount I pay Total (as of 6/21/10) $24323.00 $546.00 = minimum payments $536.00 = amount I pay
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thanks for your interest in helping me. The title is in my name only, purchased in 1997. I am upside down in my house (like a lot of homeowners) there is no equity, the current mortgage balance = $196,000 approx. 1st mortgage only. no only mortgages. Value = $150,000 - $165.000 approx There is no Home Equity line of credit loan.
Do you have enough self-discipline to avoid running up new credit card debt? You've managed to get yourself into a pretty big hole.	I think so especially since I am in this situation.
Why consolidate debt that has a lower rate into this loan with a higher rate?	To have one payment.

Member Payment Dependent Notes Series 533035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533035	$24,000	$24,000	11.12%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533035. Member loan 533035 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,167 / month
Current employer:	Concurrent Technology Corporation	Debt-to-income ratio:	13.95%
Length of employment:	10+ years	Location:	Leesburg, GA

Home town:
Current & past employers:	Concurrent Technology Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > > Purpose and Business Information > > This loan will allow repayment of loans provided to my Wife's business. The initial capital of the business was funded by my using a personal credit card to purchase coaxial cable, connectors, tools and operational supplies. This is a solid niche business supporting Hams, Amateur Radio and CB enthusiasts with custom made US manufactured cable assemblies for antenna transmission lines and component interconnect jumper cables. Sales are currently at 10,000 feet per month of Times Microwave LMR-400 purchased direct from Tessco and constructed on-site as custom assemblies. Revenue is currently averaging $18,000.00 per month with cash flow provided by sales on eBay (PayPal) at $14,000, Amazon.com $2000.00 and Sears.com and outside sales of another $2k per month. Cash flow is sufficient to handle the monthly payment as well as purchase additional supplies with no issues. The Corporation was established in January of 2009 and has established Business Credit lines sufficient to finance all on-going operations. > > Repayment and Personal Guarantee > > The initial credit used to begin the business was a Citi card with a "Fixed" interest rate at 9%. Over the last 18 months Citi has increased the interest rate twice to its current 18%. Due to this I am seeking this loan to establish a 3 year schedule to pay off this debt. > As with the original loan to the business this loan is guaranteed personally. My current Experien score is 770 and Equifax is 784. LendingClub scores me down due to debt to income ratio but this in error. Reported income to the CB and in the loan application does not include all Real Estate rents received to service the additional mortgage reported and fails to account for expense reimbursements received for company travel of more than $40,000 so far this year. > > I'm currently employed at a top 100 DOD Contractor and have been for over 10 years. Income is more than sufficient to carry the debt load and if for some reason the business can not afford the payment and I need to pay it myself, the LC loan payment is about half what is currently being paid to Citi each month. Borrower added on 06/22/10 > Going back 7 years per my current CB reports I have no adverse information of any type reported. The business is rated by DNB & has a PAYDEX of 80 with high trade lines reporting between 6-11k. Experian business score is also excellent. Borrower added on 06/24/10 > 2008 & 2009 Tax Returns, W2s, and Expense Reimbursements for non W2 income have been submitted.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,451.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.22.10 at 6:34 AM ET	Purpose and Business Information This loan will allow repayment of loans provided to my Wife's business. The initial capital of the business was funded by my using a personal credit card to purchase coaxial cable, connectors, tools and operational supplies. This is a solid niche business supporting Hams, Amateur Radio and CB enthusiasts with custom made US manufactured cable assemblies for antenna transmission lines and component interconnect jumper cables. Sales are currently at 10,000 feet per month of Times Microwave LMR-400 that my wife builds as custom assemblies. Revenue is currently averaging $18,000.00 per month with cash flow provided by sales on eBay (PayPal) at $14,000, Amazon.com $2000.00 and Sears.com and outside sales of another $2k per month. Cash flow is sufficient to handle the monthly payment as well as purchase additional supplies with no issues. The Corporation was established in January of 2009 and has established Business Credit lines sufficient to finance all on-going operations. Repayment and Personal Guarantee The initial credit used to begin the business was a Citi card with a "Fixed" interest rate at 9%. Over the last 18 months Citi has increased the interest rate twice to its current 18%. Due to this I am seeking this loan to establish a 3 year schedule to pay off this debt. As with the original loan to the business this loan is guaranteed personally. My current Experien score is 770 and Equifax is 784. LendingClub scores me down due to debt to income ratio but this in error. Reported income to the CB and in the loan application does not include all Real Estate rents received to service the additional mortgage reported and fails to account for expense reimbursements received for company travel of more than $40,000 so far this year. I'm currently employed at a top 100 DOD Contractor and have been for over 10 years. Income is more than sufficient to carry the debt load and if for some reason the business can not afford the payment and I need to pay it myself, the LC loan payment is about half what is currently being paid to Citi each month.
Your revolving credit balance is shown as $57,451 - please tell us what this is (cc debt, HELOC??) What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Thanks for asking. 24k of the revolving debt will be paid off with loan proceeds. For another 15K I am an a 3% for life balance transfer situation where I initially consolidated 25k with Chase 2 years ago and am paying that down slowly with little incentive to speed it up when I am getting a much higher return investing in the business and paying down others. Remaining revolving credit lines are used for business travel and paid in chunks as reimbursements come in and a line against a we lived in prior to our current one which is now a rental property. This line is now amortized over 10 years and can not be drawn on further as we have converted the property to rental. Rental property: Value 148k Equity 31k Mortgage + Escrow $787 Credit line $155 Rental income $975 Current home: value 253k equity 54k mortgage $1524 Cars: One paid off One $348 for 11 more months (3 yr note) Utilities $355 per month annual payment plan Currently putting 15k per year in company deferred comp plan that could be reallocated to make debt payments if required.
Can you give more of a description of the purpose of the loan?	> Purpose and Business Information > > This loan will allow repayment of loans provided to my Wife's business. The initial capital of the business was funded by my using a personal credit card to purchase coaxial cable, connectors, tools and operational supplies. This is a solid niche business supporting Hams, Amateur Radio and CB enthusiasts with custom made US manufactured cable assemblies for antenna transmission lines and component interconnect jumper cables. Sales are currently at 10,000 feet per month of Times Microwave LMR-400 purchased direct from Tessco and constructed on-site as custom assemblies. Revenue is currently averaging $18,000.00 per month with cash flow provided by sales on eBay (PayPal) at $14,000, Amazon.com $2000.00 and Sears.com and outside sales of another $2k per month. Cash flow is sufficient to handle the monthly payment as well as purchase additional supplies with no issues. The Corporation was established in January of 2009 and has established Business Credit lines sufficient to finance all on-going operations. > > Repayment and Personal Guarantee > > The initial credit used to begin the business was a Citi card with a "Fixed" interest rate at 9%. Over the last 18 months Citi has increased the interest rate twice to its current 18%. Due to this I am seeking this loan to establish a 3 year schedule to pay off this debt. > As with the original loan to the business this loan is guaranteed personally. My current Experien score is 770 and Equifax is 784. LendingClub scores me down due to debt to income ratio but this in error. Reported income to the CB and in the loan application does not include all Real Estate rents received to service the additional mortgage reported and fails to account for expense reimbursements received for company travel of more than $40,000 so far this year. > > I'm currently employed at a top 100 DOD Contractor and have been for over 10 years. Income is more than sufficient to carry the debt load and if for some reason the business can not afford the payment and I need to pay it myself, the LC loan payment is about half what is currently being paid to Citi each month. > >Thanks for asking!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, Thanks for your question, Member_688979 asked for the same information as well as other details and it's posted to the site above. If you can't find it or need me to send it to you just let me know. I'm not trying to avoid you question but in doing my research on the site I saw many investors asking and answers posted for the same info due to overlaps and delays in website updates and it got hard to follow what was new and what was repetition. Thanks for asking!
I cannot find it. Can you please repeat you answer about the title and the equity?	Sure, Sorry for the issue: Current home: value 253k equity 54k mortgage $1524 Cars: One paid off One $348 for 11 more months (3 yr note) Utilities $355 per month annual payment plan Currently putting 15k per year in company deferred comp plan that could be reallocated to make debt payments if required.

Member Payment Dependent Notes Series 533057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533057	$10,000	$10,000	11.49%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533057. Member loan 533057 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	n/a	Debt-to-income ratio:	14.56%
Length of employment:	n/a	Location:	massillon, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > Start-up Funding to purchase one bedroom, one bath rental property in upper middle class neighborhood of Ft. Myers, Florida. Unit below market value and already rented through next year. Property on golf course. Sales are beginning to upswing in area. Hope to keep for five years and sell for profit. Meanwhile, I plan to use equity to purchase additional Florida rental deals!

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,952.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.20.10 at 4:51 AM ET	This is a start-up business. I hope to purchase this property and use it as a rental. I am respectfully requesting funds to use as a down payment for this Ft. Myers, one bedroom, one bath garden view condo in an upper middle class neighborhood with million dollar homes just down the street. I will be purchasing the property for 47,000, well under the market value. Properties in the area are on the upswing and after five years, I hope to sell this condo for a profit. I am working with the real estate investment company of Mastermind. Currently, the condo is rented through next year at 595 per month. My goal is to then use the equity in this condo to begin adding to my real estate portfolio. I am retired on disability, having served the boys and girls in the Columbus, Ohio school system for 18 years, 10 and 1/2 years as an elementary school principal (was one of the youngest to be selected as a principal at the time).
A few questions -- 1) Have you personally looked at the property? 2) What is the current vacancy rate in Ft. Myers? 3) With over 2100 properties for sale in Ft. Myers right now, what makes this one the best one to purchase? 4) Since you are living up north, do you have a property manager set up for the property you plan on purchasing? 5) Have you personally met the tenant, done a background check on them, and do you have a signed lease with them? (You can put that as a contingency in your offer) 6) Have you personally observed the neighborhood and taken note of how many vacant properties there are? 7) What is the property valued at on zillow and cyberhomes? 8) How much will you have to pay towards unpaid back taxes, at closing? 9) Does the tenant pay all utilities, or do you pay some of them? 10) What will you be paying monthly for taxes and insurance escrow? 11) What vacancy rate have you factored into your numbers? 12) What impact do you anticipate the oil will have on the property values in Ft. Myers? 13) Do I ask too many questions? ~ CriticalMiss	Not at all. I appreciate you asking the questions since this is new to me. I have asked for almost all this information from the VP of Mastermind, the real estate investment company who is selling this unit. Waiting to here back on Monday. Will get back with you tomorrow after I get answers to my questions that I previously left on voice mail with the seller.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest. I alone hold title to my home, as I am divorced. We had two homes and I live in the home in Jackson Township, Stark County Ohio and my ex lives in the Canton home, as her job required her to have a home in the city. I had to refinance within 120 days of the divorce. Very small amount of equity, if any, as prices have gone down with the economy but am staying the course. Paid 375,000. Owe 366,000
One other question is whether the property you want to purchase has been checked for the toxic drywall problem? The "normal" inspections have not been checking for that, and it is a major issue, especially in Florida. I suggest you get something in writing that there is no toxic drywall (wallboard) in the unit.	Didn't think about that, thank you!
Just curious if you got the answers from your realtor yet?	Hi again. I left a message but have not heard back yet.

Member Payment Dependent Notes Series 533132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533132	$25,000	$15,675	11.49%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533132. Member loan 533132 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Ahearn Jasco Company	Debt-to-income ratio:	10.14%
Length of employment:	10+ years	Location:	POMPANO BEACH, FL

Home town:
Current & past employers:	Ahearn Jasco Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > Debt consolidation from new roof addition to my home Borrower added on 06/18/10 > Debt consolidation from addition of new roof to my home.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ahearn Jasco Company, and what do you do there? TIA.	They are an accounting firm and I am a CPA
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	mortgage, taxes, insurance $2,400 Utilities $700 Car (1) $500 Chase loan ($12,000 balance) $500 Food, etc $500 Alimony (two years left) $2,800
What is it you plan on using the requested funds for?	Thank you for your interest. I had to have a new roof put on my house and had to take a cash advance on my credit cards to pay for the roof and want to payoff the credit card balances with the loan proceeds.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? These answers will definitely help lenders lend.	The payment for the roof was paid from cash advance checks from the credit cards. My savings and other investment balances are approximately $10,000 savings and $100,000 401(k) retirement.
Your credit history says you owe $3000 yet you're borrowing $25,000. Why is that?	I made my first payment for the roof last week in the amount of $12,500. Evidently, this has not been reflected yet. The balance of the roof is another $10,000 which will be due at the end of this week.

Member Payment Dependent Notes Series 533216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533216	$20,000	$20,000	7.88%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533216. Member loan 533216 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	DOD	Debt-to-income ratio:	20.66%
Length of employment:	10+ years	Location:	Carlsbad, CA

Home town:
Current & past employers:	DOD
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to use the funds to consolidate credit card balances. My job position is extremely stable and I've been with the same company for 15 years. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,464.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, I was just wondering if you plan on taking the whole 36 months to pay off this loan or will you be making accelerated payments on it? If paying it off sooner, what time frame are you looking at (i.e. 12, 18, 24 month payoff)? Thanks in advance for your answers.	As of now I plan on taking the loan to term. If able, I will pay it off sooner (as I would with any debt), but that is to be determined.

Member Payment Dependent Notes Series 533221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533221	$10,000	$10,000	7.88%	1.00%	July 6, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533221. Member loan 533221 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Eastman Kodak	Debt-to-income ratio:	5.50%
Length of employment:	3 years	Location:	Kissimmee, FL

Home town:
Current & past employers:	Eastman Kodak
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,055.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the debt you want to consolidate (student, car, etc. loans)?	I will pay 2 credit cards of $4,000. each and a repair I need to make to the house that cost $2,000.00. I think with this loan I will be in a better position than paying 2 credits cards that monthly took $400.00 out of my budget without including the repair I need to make that probably will add me a payment of 200.00 a month. With this loan with a fixed interest and a lower payment ($325.00) I will be consolidating all my debts and making the repairs in just one payment.
Your revolving credit balance as reported by a credit bureau on 6/18/2010 is $4,055. Are you able to explain the discrepancy between this balance and the amount you are borrowing? (Please note that credit cards are a form of revolving debt.)	On my credit report it just show one card but I have another card that Im authorized to sign and the balance is $4,000.00. This card was issued to my Girlfriend but Im authorized to use it too. Im trying to consolidate all my debts and that will include that card. At this moment Im paying this card. I recently bought a home and with this loan I can be sure that everything will be covered .Im just trying to save some money and make a good deal.

Member Payment Dependent Notes Series 533260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533260	$21,000	$12,775	17.19%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533260. Member loan 533260 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	LifeCare Assurance	Debt-to-income ratio:	9.75%
Length of employment:	2 years	Location:	Oak Park, CA

Home town:
Current & past employers:	LifeCare Assurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I am looking to consolidate my debts into one simple automatic payment that can be paid with the assurance of paying off my debt in 5 years. Also looking to save money by closing 29.99% interest rate credit cards.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,849.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is LifeCare Assurance and what do you do there?	LifeCare Assurance provides major insurance companies in US with software, services and administrative support for back-office operation and sales activities. Please take a look at the company website http://www.lifecareassurance.com for more details on the products and services. I work as Software Quality Analyst at LifeCare assurance. I test software products developed at LifeCare and delivered to our customers. The Software quality team ensures the products are of high standards and meet the Quality requirements set by the company and the industry.

Member Payment Dependent Notes Series 533268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533268	$11,200	$11,200	17.93%	1.00%	July 6, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533268. Member loan 533268 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,020 / month
Current employer:	Tyson	Debt-to-income ratio:	9.47%
Length of employment:	3 years	Location:	pasco, WA

Home town:
Current & past employers:	Tyson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I am currently paying 425 in payments to cards every month and getting no where. Please help. Borrower added on 06/21/10 > I would also like to add that I have never been late to any account, nor will I ever be. I have always met my obligations even if it means cutting back. Thanks again for considering this loan. I will not let you down.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,249.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you going to do with your credit cards?	cut them up. we are done with rate hikes
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	no we pay a monthly mortgage for 1022 for 30 years we purchased it in 12/04/09 ($150,000)@5.25% owe ($148,400)almost 7 months ago we only have about 1500 in equity because ive been paying a little extra every month. But now i will use all extra funds to pay this loan off. we used all of the tax rebate to pay of most of our credit cards. we owed 22,000 and we are down to 11200 exactly. thanks for the question.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	yes actually today i am sending in my paystubs and w2 and work contact info. thanks for the question
-What do you do at Tyson?	I am a lvl 8 Maint. mechanic. I weld, fabircate, repair.
Hello, I would like to help fund your loan, but have a couple of questions. 1) What is your position at Tyson and a brief description on what your do there? 2) Are you the sole wage earner? If no, what is the combined total annual wage? 3) What are your monthly expenses (i.e. mortage, utilities, car payments, food, insurance, cable, internet, phone, any miscellaneous bills, etc.) 4) You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? Advance thanks for your answer to these questions.	Hi, Thanks for the question. 1: I am a mechanic there. 2: I am not the sole wage earner I gross alone 3000.00 and my wife's gross is 1400.00 I already payed off all of her accounts because she only owed 800.00 now we are hitting the debt on my side. 3: mortgage =1022.00 utilities including cable internet phone=215.00 and credit cards= 285.00 but i usually pay around 480.00 to that. 4: I will make additional payments to this loan. Im hoping to pay it off before the 60 months. I will be paying around 450 to 500 dollars to get it payed off early. thanks again for the question.

Member Payment Dependent Notes Series 533271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533271	$13,000	$13,000	7.88%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533271. Member loan 533271 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Val Verde Unified School District	Debt-to-income ratio:	18.07%
Length of employment:	6 years	Location:	Winchester, CA

Home town:
Current & past employers:	Val Verde Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I have gotten off the credit card ride and am now in the process of paying all of the debt off. This is my last card to refinance and I want to get rid of that debt. I have always paid off my debt and I plan to continue doing so. I am a very good investment.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	63
Revolving Credit Balance:	$10,931.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	It runs around $4000.00 +/- 300 depending on utilities. I net around $5,300 a month
When you say this is your last card to refinance, does that mean you have other loans like this one that you are currently paying off as well or does it mean you have refinanced and paid off all you other credit cards? My second question is about your employment. How stable is your job with many CA school districts having to tighten their belts these days?	This is my last one to refinance and I have another, they are actually going to be less in payments than I am paying now. The payments are well within my means. My job is very stable. I have seniority and am a very capable teacher.

Member Payment Dependent Notes Series 533289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533289	$19,000	$11,425	11.49%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533289. Member loan 533289 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Francis J. DeVito, P.A.	Debt-to-income ratio:	21.12%
Length of employment:	9 years	Location:	Hackensack, NJ

Home town:
Current & past employers:	Francis J. DeVito, P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > To consolidate all active credit cards for a more affordable monthly payment. Borrower added on 06/28/10 > I am getting married in October and wish to have these cards consolidated before so that my husband and I can start our lives together fresh without this additional burden.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,481.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 533316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533316	$5,000	$5,000	14.84%	1.00%	June 30, 2010	July 4, 2013	July 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533316. Member loan 533316 was requested on June 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Forex Club Financial Company	Debt-to-income ratio:	4.11%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Forex Club Financial Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,829.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 533331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533331	$8,000	$8,000	15.58%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533331. Member loan 533331 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Lerch Vinci and Higgins	Debt-to-income ratio:	8.60%
Length of employment:	3 years	Location:	ORANGE, NJ

Home town:
Current & past employers:	Lerch Vinci and Higgins
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > An emgergency has arose in my family in a lump sum of money is needed ASAP. Although I do not have the funds to help my family out, i am still good with holding up my bills and making sure my credit stays above water. If these funds are loaned to me I will pay back every penny in a timely fashion. Once i receive thses funds i will be able to help my family out, and continue to help keep my self a float. My credit score is beween 700-750, and paying bills on time a reson keeping my score up. I do pay creditors for the sake of my parents because i live in their house and that is my contribution to stay here. Trust me you will not be disappointed if you give me this loan, thank you for your time!!! Borrower added on 06/23/10 > Some want to know exactly what the emergency is, my little sister is going to college an because my parents are in a bind she is unable to go. This loan will be used to help fund her 1st semester in which will give my parents enough time to continue funding her education, which I believe is important. As a college graduate in accounting I truly believe that a college education is needed. Like I said before I am really good with paying my debts in fact I make it a major priority in my life. I have a stable job working in governmental accounting therefore missing payments would not be a problem. I love my family and there is nothing I wouldn't do for them!

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,541.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	A major emgergency has occured, in my credit seems like the only credit that is good enough to apply for a loan. I believe family comes first and i am trying to help my family. If this money is funded to me i will pay it off on time just like i do my other bills.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Wednesday 06.23.2010 at 6:53 AM ET	I have reveiwed my bank account and have not seen a deposit fm lender club
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.23.2010 at 7:37 AM ET	My loan is to help my sister start her 1st semester in college
What is the "emergency!!!!"? Specifically, what are the loan proceeds to be used for?	My emergency is to help out my family. My parents cannot help my sister with her 1st semester and as of right now i do not have the funds in a lump sum amount therefore i am in need of this loan. School for her starts soon, and i need the funds in a hurry!!!! I will pay the loan back on time!!!
What school is she going to be attending?	She is going to Kean University in New Jersey
Will your sister be helping to pay back this loan while attending school?	No, im not looking for any pay backs, due to the amount of money my parents make financial aid did not give my sister i lot to work with, i will be paying the loan back on my own

Member Payment Dependent Notes Series 533385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533385	$12,000	$12,000	16.45%	1.00%	June 30, 2010	July 4, 2015	July 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533385. Member loan 533385 was requested on June 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	PS 352x	Debt-to-income ratio:	19.52%
Length of employment:	4 years	Location:	BRONX, NY

Home town:
Current & past employers:	PS 352x
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,601.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer NYC BOE PS 352? Number [2] Transunion Credit Report shows the $9,601 Revolving Credit Balance total debt (81.40 credit usage). What $ payments per month are now being paid on all the RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] $20,000 loan; $9,601 Revolving Credit Balance; $10,399 is extra cash that will be received (less your loan's origination fee) that is either consolidating or is refinancing the what specific debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 06:05 AM ET.	I am a special ed teacher, working with children with autism. Currently, I pay approximately $450/month on credit card balances and another @$180/mo on a personal loan, and I am interested in consolidating these payments into one payment that would be more manageable. I chose the max term in order to make my monthly payments lower, but I hope to pay at least $100 extra per month to pay off this loan more quickly.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	the debts that will be paid off are as follows: personal loan, $3800 @14.45% credit card 1, $3019 @14.99% credit card2, $2913 @29.99% credit card 3, $483 @ 10.24% credit card 4, $458 @24.99 credit card 5, $380@ 21.99% credit card 6, $2117@ 6.8% credit card 7, 7385@ 6.8% one credit card will NOT be paid, $470@2.99%
What is PS 352x and what do you do there?	PS 352x is a public school in NYC. Our schools all have names and numbers; I should've listed the school name instead - The Vida Bogart School for all Children. I'm a special education teacher, teaching elementary-age students with autism.

Member Payment Dependent Notes Series 533422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533422	$12,000	$12,000	17.19%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533422. Member loan 533422 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	R Earl Floyd D.D.S. P.S.	Debt-to-income ratio:	19.43%
Length of employment:	7 years	Location:	SPANAWAY, WA

Home town:
Current & past employers:	R Earl Floyd D.D.S. P.S.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Really need this money to consolidate debt with a single monthly payment. I have never been unemployed, been at the same employer for 7 years, and counting. Previous employer for 5 years until I finished my degree to obtain my current position. I am reliable and dependable. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,974.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer R. Earl Floyd DDS? Number [2] Transunion Credit Report shows the $5,974 Revolving Credit Balance total debt (67.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $12,000 loan; $5,974 Revolving Credit Balance; $6,026 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	#1 Im an Office Manager #2 The 5974 is total of all my debt. We are now paying 275 per month on all my debt. #3 The main reason for this loan is to help my husband payoff off a summands that he recived they are only willing to work with us on a payoff not monthly payments. They paymeny thought this service will be a better deal for us. Not only do we get all my husband paid off but we are able to help my credit. #4 We are looking to pay off in 2 to 3 years.
What is the emergency?	My husband has been summoned on his last of three credit cards we need to pay off. They are unwilling to work with us on momnthly payments, but are willing to work with us on a payoff amount.
Please explain in detail the debts you want to consolidate. Also, please describe the delinquency from 2 years ago.	My husband and I got into a bit of trouble with credit card debt around 4 years ago. We had to many cards and to high of payments. To date we have paid off all, but 3 cards. My husband has two cards one he is paying on and another that he has been sent to collection and summoned for, they are un willing to work with us on monthly payment. But are willing to work with us on a payoff. The total amount of the card is 12000. They will not give us a payoff until we have funds and can payoff within 2 days of negotiated amount. The delinquency from 2 years ago happened when we changed bank accounts me and my husband thought we had notified all our accounts, but missed one and didn???t find out till it was considered delinquent.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Question 1 no. Question 2 not sure. total home loan is 250,000
can you explain why it has been sent to collection and summoned for, and why they are un willing to work with you on a monthly payment? Did you miss a lot of payments?	The card company lowered the credit amount to exactly what he owed. We charged a couple of things and fond out they had lowered the credit amount with fee on top of fee. They wouldn???t do anything to change the fees and against my husbands better judgment he stopped pay them not a good idea. So they sent it to collections. We received one letter from the firm and a week later a summons showed up. The collection company is one of the toughest and only like to take payoffs. My husband missed about 4 payments when they sent the card to collections.

Member Payment Dependent Notes Series 533433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533433	$5,000	$5,000	13.61%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533433. Member loan 533433 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Global Commerce Solutions	Debt-to-income ratio:	15.48%
Length of employment:	< 1 year	Location:	College Park, GA

Home town:
Current & past employers:	Global Commerce Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	9
Revolving Credit Balance:	$711.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 533488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533488	$24,000	$24,000	13.23%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533488. Member loan 533488 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Intercontinental Hotel Group	Debt-to-income ratio:	14.35%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Intercontinental Hotel Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > Loan for a classic car.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	65
Revolving Credit Balance:	$570.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Intercontinental Hotel Group and what do you do there?	Intercontinental Hotel Groups owns Intercontinental, Crowne Plazas, Holiday Inn, Holiday inn express, Staybridge suites, candlewoods and hotel indigo. I am a information technology auditor.
Please answer the following questions: 1) Is there one income earner or two, if so please note the second income. 2) Please describe the reason for the delinquency on your credit profile 65 months ago. 3) Lastly, please list your current monthly budgeted expenses. Also, please describe how you intend to make room for an additional monthly payment. Thanks in advance for responses to ALL of my questions.	one income earner, however, i have a rental property. Was not aware of a delinquency on my credit 65 months ago, i will check into that. 1475.25 mortgage, utilities 350, student loan 284.

Member Payment Dependent Notes Series 533495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533495	$16,000	$16,000	16.32%	1.00%	June 30, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533495. Member loan 533495 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	U.S. Post Office	Debt-to-income ratio:	15.38%
Length of employment:	10+ years	Location:	Rosedale, NY

Home town:
Current & past employers:	U.S. Post Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > I have worked for the United States Post Office for the past 14 years. I have a very stable and secure job which is hard to find in these times. My job has no layoffs so i can guarantee you repayment of your loan. I plan to use this debt consolidation loan to pay off all of my credit card debt.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	51
Revolving Credit Balance:	$16,354.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	credit card - $6600.00- 17% apr credit card -$6200.00- 0% apr right now credit card - $3200.00 - 5.9% apr right now total $16000.00 debt , have no other credit card debt
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and $ amount what income documents you must submit- 2 Earnings Statements or Direct Deposit receipts, or a 2009 IRS 1040, or, if you are self-employed or are a small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and will indicate a preferred format (doc, pdf) if transmitting documents via email attachment. After Credit Review completed, loan application that lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. The "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider the Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. A CREDIT REVIEW SHOULD BE COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. The Credit Reviewer goal is to complete the required borrower Credit Review within 4-days after a loan listed. If Credit Reviewer does N-O-T contact you within 3-days after your loan's list date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom L C Home Page. Located therein are both the Member Support Department's email address and Toll Free telephone number (support@lendingclub.com | 866-754-4094). Home Office is closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lender who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are the only persons to whom the borrower sends ALL required income documents. I'll revisit later and then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Sunday 06.20.2010 at 4:05 AM ET.	i will verify it when i receive it , thank you
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	credit card- $6600.00- $160.00 credit card-$6200.00- $140.00 credit card-$3200.00- $60.00
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer USPS? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 09:59 AM ET. &a mp;a mp;l t;/ DIV>	I am a truck driver and also a shop steward for the usps. I would like if I am funded the full amount of $16000 to pay off all of my credit card debt. My goal is to pay off this debt consolidation loan in 3-4 years.
Why consolidate debt into a higher interest rate loan?	The debt that i have on these credit cards ,one was at a 5.9% apr introductary rate the the other was at a 0% apr introductary rate and both are set to expire in the next month or two where the rates will of course go up to probaly higher than i would receive here at the lending club.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	I am really looking for the full amount so that I can consolidate my payments into one.
ARE U ONE OR TWO WAGE EARNERS	One

Member Payment Dependent Notes Series 533500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533500	$17,000	$17,000	11.49%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533500. Member loan 533500 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	City of Lake Lotawana	Debt-to-income ratio:	14.13%
Length of employment:	2 years	Location:	PLEASANT HILL, MO

Home town:
Current & past employers:	City of Lake Lotawana
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > My fiancee and I are planning to get married soon and would like to start off being as close to debt free as we can get which means no more use of revolving credit. This loan will be used to consolidate all revolving lines of credit so that there is one monthly payment. I have been making double, sometimes triple, monthly payments on each of these lines of credit but am finding that the interest rates are making it difficult to see the balances going down. This is the reason I am looking forward to consolidating these balances. I will be able to pay more than the minimum and actually be able to see the balance drop. I am currently employed with the City of Lake Lotawana as Court Administrator. Prior to moving to Missouri I was employed with the City of Prairie Grove, Arkansas for 8 years and before that I was employed by Tyson Foods, Inc for 13 years. The only reason I left these jobs was due to relocation. I have no plans to leave this area and, as I mentioned earlier, I plan on being married soon. I would like to be completely debt free as soon as possible and have spoken to a financial counselor to help show us the best way to do so. My fiancee is self employed and has been for 22 years and also has a steady income. His name is not on this loan, but I think it's important to know how he is involved. I would appreciate your consideration. If you have any questions, please feel free to contact me.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,828.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $17,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer City of Lake Lotawana? Number [2] Transunion Credit Report shows the $13,828 Revolving Credit Balance total debt (46.00 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. An answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	I am currently the Court Administrator for the City of Lake Lotawana. Prior to moving to Missouri I was employed by the City of Prairie Grove, Arkansas as a Police Administrator and Police Officer for 8 years and prior to that I was employed by Tyson Foods, Inc. in Sales & Marketing for 13 years. My fiancee and I are planning on getting married soon and would like to consolidate all of the revolving likes of credit so that we can get out of debt as quickly as possible. Currently I am paying about double or triple the minumum monthly payments, approximately $600 per month, on all credit lines and would like to continue to do so. I would like to see the loan paid off within 3-4 years and not have to go to the maximum 5 year period. I hope I have answered your questions completely. If you have any others, please feel free to contact me. Thank you.

Member Payment Dependent Notes Series 533581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533581	$9,800	$9,800	11.49%	1.00%	June 30, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533581. Member loan 533581 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	22.38%
Length of employment:	n/a	Location:	Kennett, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Our business is 13 years old and is a supplement to my retirement income. We need to stock up on long time supply that is not easy to get quickly because we have a new website that will generate more sales and we want to be able to deliver in a timely manner. I am not depending on any of the business' income to pay the loan back as I have the retirement income to do that. I expect this loan will infuse the needed capital to make our business very successful.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,797.00	Public Records On File:	1
Revolving Line Utilization:	44.20%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.20.10 at 4:51 AM ET	Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes. 280,000 loan is 160,000

Member Payment Dependent Notes Series 533613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533613	$8,500	$8,500	16.32%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533613. Member loan 533613 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Rooms To Go	Debt-to-income ratio:	11.49%
Length of employment:	10+ years	Location:	Summerville, SC

Home town:
Current & past employers:	Rooms To Go
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > Will be opening an Independent Insurance Agency. Will be offering auto, homeowner, business insurance to perspetive clients .

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,334.00	Public Records On File:	2
Revolving Line Utilization:	55.60%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you explain the 2 Public Records On File? Also what is Rooms To Go and what is your position?	Which public records on file are you referring to? Rooms to Go is a furniture store. They are located all in the southeast and Puerto Rico. My wife of 13 yrs is a licensed agent and we are going into this venture together

Member Payment Dependent Notes Series 533616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533616	$15,000	$15,000	13.98%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533616. Member loan 533616 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Sioux Falls Area Chamber of Commerce	Debt-to-income ratio:	20.66%
Length of employment:	9 years	Location:	Sioux Falls, SD

Home town:
Current & past employers:	Sioux Falls Area Chamber of Commerce
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > This loan will help to consolidate debt, and pay off medical bills, as my 3 year old was diagnosed with diabetes and celiac disease, and even with insurance, the costs are great. Thanks! Borrower added on 06/22/10 > I have a very reliable payment history, and take my financial responsibilities very seriously. This money will help give me the push to get back onto a good path. This is a good investment, I promise. Borrower added on 06/23/10 > I will be paying off the Citi card for $10,3XX and most of the Discover balance. The remainder will go to medical bills. Borrower added on 06/25/10 > I really appreciate all of those who are helping to fund my loan. It will really help to make our lives better! Borrower added on 06/29/10 > My husband, who is not listed on this loan application also brings in approx. $4,000 gross per month that goes toward our household expenses. Full funding of this loan would be a terrific help. Thanks to all who have invested so far. Borrower added on 06/29/10 > I mean to say $4,000 net for my husband's income. Sorry.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	11
Revolving Credit Balance:	$14,439.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title in my name. Home Valuation: $200,000 (approx.) Loans: $182,000 (approx.)
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Monday 06.22.2010 at 5:45 AM ET	Thank you for this information. It helps a lot!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 "Other" (Debt Consol) category loan. My questions are: Number [1] Brief description your employerSioux Falls Area Chamber of Commerce? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $14,439 Revolving Credit Balance total debt (35.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	Employer: Sioux Falls Area Chamber of Commerce, Title: Public Affairs & Research Manager (events, legislative support, lobbying, etc.), 9 years in May (started May 2001) Currently paying approx. $200 per month on credit cards, as I have a number of different medical clinics with balances, so the vast majority of "extra" money has had to shifted pay these bills, which is my main motivation for putting everything together into one payment. It is hard to make progress on the credit cards when the medical bills take precedence. My intention is that this loan would be paid off in two years. Thanks for the questions.
Hello and Welcome to Lending Club! Your credit report shows a delinquency less than a year ago. Would you mind sharing the nature of the delinquency? Thanks and good luck!	Sure. Thanks for the question. It was for our Lowes Card. I paid online, and thought I had hit submit when I entered the payment. I found out when they called me and said that my payment was late that it had not went through. It was completely accidental, and an oversight on my part, as I should have noticed that the payment did not clear the bank.

Member Payment Dependent Notes Series 533627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533627	$7,800	$7,800	7.88%	1.00%	June 30, 2010	July 3, 2013	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533627. Member loan 533627 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	MassMutual	Debt-to-income ratio:	2.96%
Length of employment:	5 years	Location:	Holyoke, MA

Home town:
Current & past employers:	MassMutual
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,299.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MassMutual?	I am a training consultant for the US Insurance Group.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	rent 400 car 330 phone 60 utils 50 gym 10 food 100 6000 car loan 6000 school/misc loan
Can you provide a list of the debts you are consolidating: balances, interest rates, minimum payments	american express 17% apr 5700.00 citi card 22% apr 600.00 bill me later 0% apr* 844.00
Kendrah, please describe your work at MassMutual, including your position and any responsibilities. Also, what are the balances on the debts you are looking to consolidate and their associated APR's? Thank you for your help.	I am a training consultant which entails design, develop, facilitation, and evaluation for the US Insurance Group at MassMutual. My balances and APRs are listed with another post.
credit cards are a form of revolving credit. do you have any idea why your revolving credit balance (reported by credit bureau on 6/19/2010) is listed as only $3299?	No I don't, because my american express statement alone is higher than that.
Just an FYI -- the RCB in your profile here is from Transunion only. There are two other major credit bureaus, and not all RCB is reported to all three of the credit bureaus.	Thanks for the info!

Member Payment Dependent Notes Series 533628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533628	$15,600	$15,600	13.61%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533628. Member loan 533628 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Harrison Twp School District	Debt-to-income ratio:	20.58%
Length of employment:	9 years	Location:	Thorofare, NJ

Home town:
Current & past employers:	Harrison Twp School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > The entire balance wil be used to consolidate revolving debt, which lowers my current monthly payments.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,984.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Harrison Township School District? Number [2] Transunion Credit Report shows the $50,984 Revolving Credit Balance total debt (90.10 pct credit usage). Is any a HELOC? (Home Equity Line of Credit) If yes, What is the $ amount and what is the APR pct? Number [3] Transunion Credit Report shows $50,984 Revolving Credit Balance. What are $ payments per month that now being paid on all RCB debts? (The total $'s that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.26.2010 at 06:23 ET.	1. I am a tenured 3rd Grade teacher with Harrison Twshp for the past 10 years, 2. $28k of the debt is a HELOC at 3.5% (would have used the line for consolidation, but decrease in real estate market has prevented that), $7k is Amex that we (My Husband and I) pay in full each month. The remainder is the $15k that we are consolidating. The 1st mortgage is in my husbands name and he is a CPA with 20 years exp and 10 with the same large Company and $150k salary. Although he is not a co-applicant on the debt, his salary will be utilized to make extra payments. 3. We currently pay approximately $800 per month on the revolving debt 4. We intend to make double payments at a minimum and pay-off in 1 to 1 1/2 years. This is first time using this site for me and your questions were helpful. Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	$400k home with $300k mortgage and $28k HELOC. The mortgage is in my husbands name at $2500 per month including tax and insurance. He is a CPA with a $150k salary and covers the mortgage payments.

Member Payment Dependent Notes Series 533632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533632	$20,000	$20,000	11.86%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533632. Member loan 533632 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Carilion Clinic	Debt-to-income ratio:	12.11%
Length of employment:	3 years	Location:	Roanoke, VA

Home town:
Current & past employers:	Carilion Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > This loan will pay off all my credit cards, plus a Firestone car account, all while reducing my monthly expenditures on those cards by $45/month, with a lower interest rate than 4 of those accounts. I am an excellent borrower because I have never missed a payment on anything in my life. I take my credit very seriously and strive to put myself in the best financial situation at all times. My job is incredibly stable, as a Senior Marketing Manager for the largest healthcare provider in Southwest Virginia. We have 8 hospitals, over 13,000 employees, and have plans to continue to expand and build. I am finishing up my Master's Degree soon, which will bring a Director title and even more income. With this loan, I will be debt free in 5 years or sooner.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,816.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	American MasterCard: Balance $3000, APR is 14.99 and will be paid off. Southwestern Telco Credit Union Visa: Balance $9700, APR is 10.99 and will be paid off. Capital One Mastercard: Balance $360, APR is 7.9 and will be paid off Firestone: Balance is $500 (however, I have an upcoming scheduled maintenance, rotation, etc, that would like be in the $150-200 range), APR is 22% and will be paid off Woods Rogers, PLC: retainer lawyer loan, balance is close to $3000, APR is over 15% and will be paid off
You have a $52K RCB on your credit report. What are all your loans & amounts? Thanks.	The lion share of that should actually be a 2nd mortgage, to which my ex wife lives and pays (even though im a co-owner, and the house is for sale). Our mortgage was a program where 20% was a down payment, and then we did an equity line to pay off her school loans and credit cards, as well as fix the central AC system and make some other repairs (her debt in that loan is the reason she pays it)
A large portion of the debt you will consolidate, SW teleco CU, has a lower rate than this loan. What is the reason for consolidation?	First, when going into this, I had no idea what interest rate I would receive. The rate is slightly higher than SW Telco, but not by a significant margin. That said, I came into this with 2 goals: 1) lower my monthly expenditures under 1 easy payment 2) pay off all my debt in a shorter time frame This loan still accomplishes those 2 goals, and further eliminates revolving credit card debt--with high balances that hurt credit.

Member Payment Dependent Notes Series 533641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533641	$10,000	$10,000	18.67%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533641. Member loan 533641 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,815 / month
Current employer:	US ARMY	Debt-to-income ratio:	21.09%
Length of employment:	10+ years	Location:	Augusta, GA

Home town:
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	20
Revolving Credit Balance:	$30,626.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this for a future move, or a move you have already made?	It's for a move that I am currently in. This loan will assist in the paying of association dues as I sell my home in Hawaii.
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and $ amount what income documents you must submit- 2 Earnings Statements or Direct Deposit receipts, or a 2009 IRS 1040, or, if you are self-employed or are a small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and will indicate a preferred format (doc, pdf) if transmitting documents via email attachment. After Credit Review completed, loan application that lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. The "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider the Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. A CREDIT REVIEW SHOULD BE COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. The Credit Reviewer goal is to complete the required borrower Credit Review within 4-days after a loan listed. If Credit Reviewer does N-O-T contact you within 3-days after your loan's list date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom L C Home Page. Located therein are both the Member Support Department's email address and Toll Free telephone number (support@lendingclub.com | 866-754-4094). Home Office is closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lender who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are the only persons to whom the borrower sends ALL required income documents. I'll revisit later and then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Sunday 06.20.2010 at 4:05 AM ET.	No issues
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 Move-Relocate category loan. My questions are: Number [1] ransunion Credit Report shows a $30,626 Revolving Credit Balance total debts (94.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.20.2010 at 05:05 AM ET.	1. Already stated on credit report. 2. Possible payoff in 3yrs
Repty to your email. For the RECORD, Lending Club does N-O-T provide to participating lenders a borrowers complete Transunion Credit Report. The very CONDENSED Credit Report that is provided only shows T-O-T-A-L Revolving Credit Balance debt $30,626 and NOT the balances owed to individual crediitors nor the monthly $ payments paid to each creditors. THat is WHY we must A-S-K questions. Answer Question Number 2 prevously asked and you may attract multiple lenders $ to help fund your loan. .Lender 505570 USMC-RETIRED 06.20.2010 11:49 AM ET	Here is the answer you requested. Sorry for the answer given earlier. 1. Fort Knox Federal Credit Union: 15,000 payment: 438.00 2. Pioneer Military Lending: 6000.00 payment: 248.00 (3yrs) 3. Usaa Federal Savings Bank Platnium Card: 10,248 payment: 82.00 4. American Express: 1,082 payment: 100 5.Hollomanna Sea Country Association (Housing Association): 371.00
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Thank you for your assistance in this matter and that information has been sent in to the credit department.
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 36 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents then YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, national and California,Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Friday 06.25.2010 6:39 AM ET.	Thank-you for the advice.
Good Evening, Please verify your account and income with lending club, and I will be happy to help fund your loan. Thanks!	I've sent in my leave and earnings statement several times already.
IF LOAN DOESNT FULLY FUND WILL U ACCEDPT THE PROCEEDS	Yes thank-you.

Member Payment Dependent Notes Series 533674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533674	$24,000	$24,000	20.16%	1.00%	July 6, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533674. Member loan 533674 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	NYC Department of Education	Debt-to-income ratio:	14.64%
Length of employment:	6 years	Location:	brooklyn, NY

Home town:
Current & past employers:	NYC Department of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > I want to consolidate all my cards to pay only one lenderso that i will be able to purchase my dream home Borrower added on 06/19/10 > I would like to be able to consolidate all my debt

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,623.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. I can tell you the debt type but I am not sure of the apr as of now GEmoney,credit 2,885 100 monthly Home design Gem 1,585 68 monthly Sallie mae studentloan 30,000 185. mthly (wont be pd by loan) Municipal loan 5,400 151 monthly Chase 504.00 50.mthly credit one 1,425 72. monthly hsbc credit 1531 45 monthly I have other smaller cards that might be paid off before I get the loan approval so i did not put them down
Please list the debts that would be consolidated with this loan and the current interest and payments on each.	pc richards credit card hsbc reward zone ge money bank macy's i will be paying all these cards off in full i do not have the info with me but i assure you when i am funded all this will be paid off
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and $ amount what income documents you must submit- 2 Earnings Statements or Direct Deposit receipts, or a 2009 IRS 1040, or, if you are self-employed or are a small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and will indicate a preferred format (doc, pdf) if transmitting documents via email attachment. After Credit Review completed, loan application that lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. The "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider the Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. A CREDIT REVIEW SHOULD BE COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. The Credit Reviewer goal is to complete the required borrower Credit Review within 4-days after a loan listed. If Credit Reviewer does N-O-T contact you within 3-days after your loan's list date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom L C Home Page. Located therein are both the Member Support Department's email address and Toll Free telephone number (support@lendingclub.com | 866-754-4094). Home Office is closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lender who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are the only persons to whom the borrower sends ALL required income documents. I'll revisit later and then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Sunday 06.20.2010 at 4:05 AM ET.	I understand what you are stating about proof of income,account verification and all other documents .
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer NYC Dept of Education? Number [2] Transunion Credit Report shows a $10,623 Revolving Credit Balance total debts (59.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] $24,000 loan; $10,623 Revolving Credit Balance; $13,377 is extra cash that you will be receiving (less your loan's origination fee) that is either consolidating or is refinancing what debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.20.2010 at 05:05 AM ET.	I would pay the loan off with 3 to 4 yrs
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	I currently make 65k anually but I do extra work which brings me to about 75k -.y bank is the municipal credit union of ny I trued verifying the accouint on line but it does not seem to be going throigjh
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $24,000 DC category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NYC DOE? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.24.2010 at 10:00 AM ET.	Type your answer here.I am a special education teacher and if possible i would like to pay the loan off with 3 to 4 years
What are the interest rates on the existing loans you will be paying off, please?	Type your answer here. mcu is about 12%,the rest i will have to get back to you on
Two questions: (1) What do you do for the NYC Dep't of Education? (2) What was the delinquency reported 73 months ago? Thanks and good luck.	I am a special education teacher.I helped my sister out by cosigning for a house for her but she was paying the mortgage late and no one informed me
IF LOAN DOESNT FULLY FUND WILL U QACCEPT THE PROCEEDS	yes
UR REQUESTING 24,000. BUT YOUR BILLS TOTAL 13,326. WHAT WILL BALANCE BE USED FOR.	Type your answer here.towards a down payment of a house
HELLO HOW SOON DO YOU PLAN TO PAY OFF LOAN TO LENDING CLUB ? THANK YOU....	Type your answer here.I would like to pay the loan off within 4 to 5 years
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. Yes
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NYC DOE? Number [2] Transunion Credit Report shows the $ 10,623 Revolving Credit Balance total debt (59.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 07.02.2010 at 08:35 AM ET.	Type your answer here. I am a special education teacher.I sometimes pay the minimum due and I plan to pay off this loan with 3 to 4 years
Hi, I would love to fund your loan, but need the answers to the following questions: 1) The credit cards debts that you list above only totals about 13k, what do you intend to do with the extra 11k of the loan? 2) Please list your monthly budget (mortage, utilities, food, gym, daycare, current amount being paid toward other debts, etc) 4) How much money per month would you be saving by consolidating your loan? 3) What kind of changes have you made to prevent incurring further debt in the future? Thanks, and good luck with your loan!	I would like to use the balacce towards a down payment for a house
Will you be accepting the loan even if it is not fully funded? Thank You	Type your answer here. Yes
What is your position at NYC Department of Education?	Type your answer here. I am a Special education teacher

Member Payment Dependent Notes Series 533684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533684	$15,000	$15,000	7.88%	1.00%	July 6, 2010	July 3, 2013	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533684. Member loan 533684 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Carson Tahoe Hospital	Debt-to-income ratio:	4.30%
Length of employment:	< 1 year	Location:	Reno, NV

Home town:
Current & past employers:	Carson Tahoe Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > This loan will be used to pay off 2 high interest credit cards and one auto loan in 3 yrs rather than 5 and save me $100 in monthly bills at the same time. My position at the hospital is secured by the fact that I am in a specialized field of medicine that required schooling not available in my state. I know the importance of being a good borrower as proof through my credit rating and the desire to purchase a home in the next 3 yrs.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,438.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Carson Tahoe Hospital?	I am a Full Time Occupational Therapist
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Credit Card - 14% APR - $4768 - WILL be Paid Bank of America CC - 9% APR - $2638 - Will be Paid Chase Auto Loan - 21% APR - $6885 - Will be Paid Student Loan - 6.8% APR - WON'T to be paid Toyota Auto Loan - 7% APR - WON'T to be paid
Hi, I am interested in 2 main pieces of information regarding your loan. I would like to know the balances and APR associated with each of the debts you plan to consolidate. Also, I would like to know more about your work history. What is your job history in this field? What exactly is your position/responsibilities? I appreciate the information. Good luck.	Please refer to previous question for my current debt and APR. I am one of two Full Time Occupational therapists at Carson Tahoe hospital. I earned my Masters at San Jose State University and was recruited to this hospital as there is no OT program available in Northern Nevada. I am responsible for care and treatment of ten+ patients with multiple medical issues in a high paced hospital environment. Medical issue range from stroke victims to orthopedic surgery recovery. I assist and teach them how to return to their prior level of daily functioning through therapy and coaching. Before this position I finished three internships at Stanford Hospital, Redwood Convalescent Hospital, and Kahi Mohala Hospital.

Member Payment Dependent Notes Series 533695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533695	$12,000	$12,000	13.98%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533695. Member loan 533695 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Accounting Consultants Group	Debt-to-income ratio:	11.85%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Accounting Consultants Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > I have never been late on a payment. I just have alot of debt, equipped with student loans. i paid for my bachelors and MBA degree myself. I am in the accounting field and sitting for CPA exam next month so my credit is very important for me to maintain.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,671.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hello, Bank of America - revolving credit card 21% APR owe $13200. Will be paid with this loan. Amex - revolving credit card 14.5% APR $4000. Will pay this one off myself Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, yes I own my home and am the only one on the title. I owe $126000 and the property is worth around $150000. I also have equity in my car. I owe $5k but it is worth about $22k.

Member Payment Dependent Notes Series 533700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533700	$15,250	$15,250	15.58%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533700. Member loan 533700 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Cobalt Group	Debt-to-income ratio:	9.66%
Length of employment:	2 years	Location:	Lake Stevens, WA

Home town:
Current & past employers:	Cobalt Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	66
Revolving Credit Balance:	$12,869.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cobalt Group and what do you do there?	Cobalt is a digital marketing group for car dealers. GM dealers have an exclusive contract with us. We offer website maintenance, optimization stratagies, and consultiative conversations to increase leads and sales. I'm a manager for about 12 Account Advocates. Who provide marketing optimization solutions for their specific customers. We have about 1,000 employees and approx. 150 account advocates.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	*GE MoneyBank $4,431 - 26.99% interest. Never missed a payment. New floors on condo I sold. *Barclay Credit Card- $4,955. 29.24% interest. Never missed a payment. *Capitol One Credit Card- $1,935. 17.9% interest. Never missed a payment. * Macy's Visa- $2,990. 24.5%. Never missed a payment. * Home Depot- $531.20% interest * Kohls- $686. 20% interest. All will be paid with loan. I've never been late or missed a payment on these accounts. The interest rate on them increased this year for no reason.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	*GE MoneyBank $4,431 - $150 per month. Never missed a payment. New floors on condo I sold. *Barclay Credit Card- $4,955. $145 per month. Never missed a payment. *Capitol One Credit Card- $1,935. $60 per month. Never missed a payment. * Macy's Visa- $2,990. $105 per month. Never missed a payment. * Home Depot- $531. $25 per month. * Kohls- $686. $50 per month.. All will be paid with loan. I've never been late or missed a payment on these accounts. The interest rate on them increased this year for no reason.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title is in my name exclusively. I have negative equity because I purchased by house right before the housing crash. July 2008. I purchased it for $320,000 and owe approx. $292,000. It's a brand new house in a new development in a very nice area right outside of Seattle.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name only. I don't have equity because I bought it right before the housing crash. July 2008. I paid $320,000, and owe approx. $291,000. It is a new house in a desirable new neighborhood right outside of Seattle. I plan to stay until the market looks good again. Currently the houses in my neighborhood are selling for about $280,000. Please let me know if you need more info. Thanks!
IF LOAN DOESWNT FULLY FUND WILL U ACCEPT THE PROCEEDS	I really would like to wait a day or two before making that decision. I really need the entire amount funded, but will think about it. Thanks.
How fast do you intend on repaying Lending Club investors ? I am leaning toward your loan.....	The loan terms are for 60 (5 yrs.) months but my goal is to pay it off as soon as possible. The interest rate is less than what I'm paying on my current credit cards so I plan on putting the money towards paying this loan off as soon as I can. 2-3 yrs. is my goal. Thanks for asking.

Member Payment Dependent Notes Series 533737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533737	$25,000	$25,000	10.75%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533737. Member loan 533737 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,229 / month
Current employer:	Sysco Atlanta	Debt-to-income ratio:	5.92%
Length of employment:	4 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	Sysco Atlanta
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,769.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? What is Sysco Atlanta? And could you please give a brief description of what it is you do there? Is this job stable? Would you be able to verify your income with Lending Club? To complete this you would need to submit proof of income via e-mail or mail. For the exact process, you can contact Lending Club here: support@lendingclub.com Toll free: (866) 754-4094 Fax: (866) 754-4094 Hours: 8:00am%u20135:00pm Pacific Time, Monday%u2013Friday	We currently live in a 2 bedroom / 2 bathroom house and would like to add another bed room. We now have twins and would like the extra space.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	We are paying about 2,000 a month on a 15 year fixed mortgage. We bought the house for 225,500, we owe 185,000 and the most recent appraisal was for 235,000. Adding another room will still keep our house under 300,000 and the house across the street sold for 330,000.
Hi. What is your job at Sysco, and how much equity do you have in your home? Thanks, and good luck with the loan.	I am marketing associate at Sysco, really a sales representative. I am in street sales and we sell food and supplies to restaurants, bars, hotels, hospitals, etc.... Equity - about 20% we paid 225,000 and owe about 185,000. We have only lived here about 5 years and 2 years ago we converted our loan to a 15 year fixed.
What is it you plan on using the requested funds for?	We now have 2 year old twin girls and would like some more space. We would like to add another bedroom to make the house a 3 bedroom with 2 bathrooms.

Member Payment Dependent Notes Series 533751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533751	$4,200	$4,200	16.45%	1.00%	June 30, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533751. Member loan 533751 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Josh Simmons	Debt-to-income ratio:	12.44%
Length of employment:	2 years	Location:	Bradley, IL

Home town:
Current & past employers:	Josh Simmons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,415.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Josh Simmons and what do you do there?	Im sorry i work at Jimmy Johns as the general manager not at Josh Simmons i made a mistake.
Could you please explain the two delinquencies in the last year?	I forgot to return movies and pay the late fee on them.
Why are you building a fence if you rent?	I have a doberman pincher puppy and i live right by a busy road and i dont want to have to tie him up all the time. I rent now but i intend to buy this house down the road.

Member Payment Dependent Notes Series 533769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533769	$5,000	$5,000	19.41%	1.00%	July 6, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533769. Member loan 533769 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,838 / month
Current employer:	Ascension School	Debt-to-income ratio:	18.53%
Length of employment:	7 years	Location:	Lawndale, CA

Home town:
Current & past employers:	Ascension School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > I am a single father who is currently fight for the right to see my daughter. I have had the good fortune to acquire lawyers who are working pro-bono, but I need to show the court I can support her equally as well as my ex-wife. In addition my daughter has been enrolled in a Catholic High School that's tuition is over $9000.00 per year, a legal tactic to raise the cost so high I will no longer be a viable parent in the eyes of the court. I currently am an educator that works with underprivileged, disadvantaged, at risk children within the inner city of Los Angeles. For the past seven years I have been working on a Technology Program for these students ranging from 4th - 8th grades, which just received high profile funding. My program is set to make $60,000 in the first year, and continually make more steadily every year afterward with name recognition, and continual funding form donors worth 2.5 million. With that said, by investing with me you will see a return on your investment well before the 5 year term is over, and you will be helping to bring security, stability, and quality of education to more children than just mine. I humbly thank you in advance for your commitment, and hope you realize what a wonderful opportunity your dollars will help fund. Borrower added on 06/19/10 > I am currently a single father fighting for the right to see my daughter. I am also an educator working with inner city, underprivileged, disadvantage, at risk children, whose only life line is the school I teach in. I need to prove to the court I can maintain security, stability, and provide for the general welfare of my daughter on equal footing as that of my ex-wife.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,691.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thank you for your question; 1.) Sallie Mae Loan (Private School Loan) $2, 723.45 APR. 7.25% In repayment. Never been late. 2.) Sallie Mae Loan (Private School Loan) $1,846.02 APR. 10.25% In repayment. Never been late. 3.) Prosper Loan (Private Debt Consolidation) $960.00 APR. 18.19% Never been late. 4.) Federal Taxes 2009: $2,203.68 + 21.71 per mth penality. 5.) Citi Bank / American Express Credit Card: $2011.00 APR. 13.240% 6.) Daughter High School Fee's & Tuition: $4,500.00 (Freshman Year) Leaving $5000.00 for unforeseen costs associated with the battle for custody, such as therapy for my daughter, clothing, medical insurance and basic essentials if I should win this fight. Which all is accounted for in court documentation.
Normally, even if outgunned with lawyers, a father does not LOSE their right to SEE their child. Sorry for asking but you put it out here which raises credibility questions. Can you explain how you lost the right the see your daughter in the first place? And as noble as your personal and professional goals are, please explain how adding a $517 a month payment is going to ADD to your financial stability.	Thank you for asking; I still have 50% legal custody, but the time share which I had was 70/30, which my ex-wife took away in court. Some of her tricks has been to pull me into court every two years starting from our divorce back in 2002, she has called DCFS, and has been very active in degrading my family and refusing to give me my visitation or even adhering to the court rulings. So why would she do this? Because she has a boyfriend who gave her a child who lives in Italy. She wants to take my child with her to Italy to stay, though because of the issues she raised in court this fact has never made it to the ears of the court, she has a really good lawyer. This latest round began on May 13,2009 without warning she took me into court again. This time with the help of a Social Worker whom I will not name, that she had been taking my daughter to for over a year without my consent or knowledge. This social worker wrote a letter at the behest of my ex-wife talking about problems I did not even know of or even heard of that my daughter was supposedly having while on visitations with me. No one called me to ask if these things where real, she never asked me if these things where happening, and my daughter never complained. My biggest complaint was that our daughter refused to answer her cell phone...a typical 13year issue. But with this letter from the social worker I was supposedly responsible for making my daughter do dishes, take out the trash, cook massive dinners, clean up the bedroom, help with laundry, all of which was making her depressed, suicidal, and wanting to run away. Three words the court could not ignore. So for the last year I have not seen my daughter, even when the court gave me Wednesday Visitation, Friday Visitation, and every other Weekend. My ex-wife got the court to grant our daughter the right to refuse to go on these visitations. Making this a two front war, until Aug. 31, 2010 when everything is supposed to go back to me having the Visitations on what was my normal Thursdays and every other weekend. Over the course of the last year I have been in and out of court 4 times, with four different results, and no peace of mind, and most importantly, no answers to the questions I have raised. By adding this loan I will be paying off a good many other loans, and credit card debt that will allow me to consolidate all my efforts on this one bill. Freeing me up to have more cash on hand for the unexpected stuff that life brings with custody fights. But mainly peace of mind that I have my obligations taken care of to prove I am a stable, good father, who is here for his daughters welfare which was something my ex-wife has tried her darnedest to destroy.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $19,750 CC REFI category loan. My questions are: Number [1] Brief description your employer Ascension School? Number [2] Position (Job/What you do) for employer? Number [3] Transunion Credit Report shows the $4,691 Revolving Credit Balance total debts (96.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [4] $19,750 loan; $4,623 Revolving Credit Balance; $15,127 is extra cash that you will be receiving (less your loan's origination fee) that is either consolidating or is refinancing what debts that are not curently included in Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Number [6] Transunion Credit Report shows 1 unidentified payment delinquency occurring 18 months ago. Explanation is? Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.20.2010 at 05:05 AM ET.	Thank you for your questions, and the opportunity to explain my situation further. 1.) Ascension Catholic School is located in the inner city of Los Angeles California. The surrounding neighborhood is predominately Hispanic. It is a Pre-K through 8th grade school that services 163 students. We are the only school in our area which currently offers a summer program from mid-June to Mid July. We are just now starting our 2nd school year at 11mths, and will within two years be a 12 mth school. 2.) I currently am the Director of Technology / Computer Teacher. Working in a Catholic school I wear many hats, do many things outside this title. I work closely with Administration and staff on Technology Policy, Curriculum, Acquisitions, Planning, E-Rate funding, Interface with Clergy, Donors, and sell our good name to the community in Church and within other community circles to help bring in both more students, but alos dollars. Plus teach and deal with daily network server issues. 3.) My largest credit card is Citi Bank / American express card. It has a maximum debt allowance of $4000.00. The main purpose of getting this card was to pay off my income taxes in April. But I found myself having to pay fees for my daughters school, a new cell phone the court wanted me to get for direct provable communication with my daughter, and other bills which hit me unexpectedly. I pay out of my larger check at the first of every month around about $500.00 to $1000.00 on this card and two smaller credit cards I have. The main idea for the credit cards is to have them for emergency only, and to pay income taxes as I am partially an independent contractor at my school. 4.) Just to clarify my debts, the majority is student loans. Sallie Mae Private Loans = $4569.47, Prosper Loan = 960.04, Credit Card Debt = $2000.00 (which is being paid off in July.), Taxes = $20203.68, and then monthly expediences which runs normally about $2000.00. In adding up all my outstanding debt if you include my daughter school tuition and monthly bills as they are now would total : $3,328.71. Once funded my monthly debt would drop to about $1,500.00. The only two major bills I would owe would be one, and my Federal School Loan which is now in deferment. I would put away $5000.00 of this loan just in case my ex did something else. 5.) I chose the 60mth repayment not because I will take it to full term, but to lower the monthly amount due. This gives me a little breathing room, but my intention is to pay it off by December 2011. By this point I will know how the funding for the school is being dispersed, and what is my share on the independent contractor portion of my pay. 6.) To be honest with you I am not sure what this delinquency is, but the only problems I have had in that time frame was a mix up with a creditor who was supposed to be paid in full with a consolidation company I had made the final payment. The consolidation company told me one thing, and the creditor told me another. I was not very satisfied with either company. But I assure you I am not one to walk away from any of my debts, nor am I a person to whom is liberal in spending, I am rather conservative, and very careful with my credit as I ma trying my hardest to rebuild it form the total destruction of my divorce in 2002.

Member Payment Dependent Notes Series 533791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533791	$7,350	$7,350	11.12%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533791. Member loan 533791 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Comsys Inc	Debt-to-income ratio:	20.15%
Length of employment:	4 years	Location:	Stayton, OR

Home town:
Current & past employers:	Comsys Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > The purpose of this loan is to help pay off a Chase Bank account. I want to stop doing business with Chase Bank as soon as possible. I have an excellent payment history with them and they've raised my interest rate twice in the past year for no reason. I've never had a late payment and I've been a customer with them for over 15 years. They are rude on the phone, and they refuse to reduce my interest back to a reasonable rate. I have an excellent job (thankfully), excellent credit history and make my payments on time.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,178.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The mortgage loan and title are in my name "only". Market Value on the home according to recent sales analysis done by a Real Estate agent is $184,000. Zillow.com valuation is $192,500 as of today. The Real $184,000 is closer to "real market value" than Zillow. 1st Mortgage as of this months statement $90,622 @ 5.00% loan 2nd Mortgage as of this months statement $61,268 @ 6.25% Equity is approx $32,000
Can you describe the exact debt (amount(s) and interest rate(s)) you will be paying off as well as the exact debt(s) you will not be paying off with the loan proceeds?	Thank you for the question. This loan will be used to pay down one credit card with Chase Bank (Current balance $12,178 at 19% interest). I've been paying approximately $345 monthly which is a little over the minimum payment. Within the next 45 days I will receive $7700 from the sale of personal property to pay the remaining balance on this Chase account, as well as, pay down a second Chase CC (current balance $5800) leaving an approximate balance of $2700 on the remaining Chase account. With the reduction in the monthly pay out I will be able to pay off the $2700 much faster. I have other credit card debt at lower interest that I am paying down. My goal is to pay off my credit card debt within the next 36 months. This loan is part of a plan I've developed to meet that goal as it is a 36 month loan.

Member Payment Dependent Notes Series 533841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533841	$15,000	$15,000	13.98%	1.00%	July 6, 2010	July 3, 2015	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533841. Member loan 533841 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Jones Apparel Group	Debt-to-income ratio:	10.68%
Length of employment:	10+ years	Location:	huntington, NY

Home town:
Current & past employers:	Jones Apparel Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > stable job, good credit score Borrower added on 06/20/10 > Money will be used to consolidated credit cards at a lower apr rate Borrower added on 06/20/10 > Serious about paying off debt; and building up my savings to purchasing a new home. Always pay bills/ debt on time. Never once paid a late fee! Borrower added on 06/21/10 > Would definitely be a higher grade but credit card companies have cut lower my limits and increased my Apr rates, even though I always pay my bills on time. Borrower added on 06/26/10 > Just wanted to add I have never defaulted on a payment. For those of you investing in my loan the risk is very low and you will be receiving an above average return. Borrower added on 06/29/10 > NO HISTORY OF DELINQUENCY ON MY CREDIT RECORD.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,566.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jones Apparel Group and what do you do there?	design/ production.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Boa apr 20% Bal 8900 payment $300 Capital one apr rate 20% Bal $2400 pay $100 Hsbc apr 17.99% bal 3000 pay $90
I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Jones Apparel Group? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	I have been at my job for 10 years. I work in production/ design and merchandising. I will be paying toe loan off in 5 years. I am using the exta money I will have from consolidating my loan will be going to my savings to put a 20% down payment on a home.

Member Payment Dependent Notes Series 533983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533983	$8,000	$8,000	10.38%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533983. Member loan 533983 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Boston and North Shore Real Estate	Debt-to-income ratio:	23.88%
Length of employment:	2 years	Location:	REVERE, MA

Home town:
Current & past employers:	Boston and North Shore Real Estate
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Hi, my name is Chad, I am an ex-Air Force Reservist and a college graduate. I am requesting a loan so that I may apply this money to a business idea. I have worked in the field of real estate for two years now and have a very lucrative idea that I want to implement immediately. I have to implement the idea now or wait until next summer to do it. I would much rather do it now. If the idea is a bust then at least I tried it, and the loan is easy to pay off with my current income. If it is a success... well then, you will be seeing me on 60 Minutes. I have perfect credit for a reason. I have always payed my bills on time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,964.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.23.2010 at 7:37 AM ET	Hi, my name is Chad, I am an ex-Air Force Reservist and a college graduate. I am requesting a loan so that I may apply this money to a business idea. I have worked in the field of real estate for two years now and have a very lucrative idea that I want to implement immediately. I have to implement the idea now or wait until next summer to do it. I would much rather do it now. If the idea is a bust then at least I tried it, and the loan is easy to pay off with my current income. If it is a success... well then, you will be seeing me on 60 Minutes. I have perfect credit for a reason. I have always payed my bills on time. Thank you for your consideration.

Member Payment Dependent Notes Series 534017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534017	$12,400	$12,400	11.49%	1.00%	June 30, 2010	July 4, 2015	July 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534017. Member loan 534017 was requested on June 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	AJILON CONSULTING	Debt-to-income ratio:	9.02%
Length of employment:	3 years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	AJILON CONSULTING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > This loan is to pay off a BofA Gold Reserve credit line.

A credit bureau reported the following information about this borrower member on June 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,556.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	This loan is for my credit line with my bank which has the highest APR and cannot be refinanced with them since the loan portfolio no longer exists. Balance is $12,384.62 and APR is 14.99%
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	First Mortgage - $1241 Car - $400 Second Mortgage - $255 Utilities - $170 Auto Insurance - $85 Home Insurance - $55 Phone/Cable/Internet - $260 Food (Groceries and Restaurants) - $700 Other Debt - $320
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I still owe on the mortgage so no I do not have the title or at least I don't think I do (sorry first time home buyer). I bought in 2005 in Florida so like everyone else I owe more than the value. According to Zillow, the value is $166,000 and I owe $185,000 on first mortgage and $21,000 on second mortgage.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I still owe on the mortgage so no I do not have the title or at least I don't think I do (sorry first time home buyer). I bought in 2005 in Florida so like everyone else I owe more than the value. According to Zillow, the value is $166,000 and I owe $185,000 on first mortgage and $21,000 on second mortgage.

Member Payment Dependent Notes Series 534128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534128	$9,700	$9,700	13.61%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534128. Member loan 534128 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	E Solutions	Debt-to-income ratio:	22.92%
Length of employment:	< 1 year	Location:	St Petersburg, FL

Home town:
Current & past employers:	E Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > This is a consolidation loan. I have three higher interest credit cards which I want to consolidate onto this lower interest loan. This will also include refinancing the remaining amount (2K) on a vehicle loan. Borrower added on 06/26/10 > This is a consolidation loan. I have a few (3) higher interest credit cards as well as a vehicle loan with a small amount (2K) remaining. I work as a Linux / Unix system engineer and have been working in the IT field professionally for 10 years. I have a stable job and have no problems paying my monthly bills.

A credit bureau reported the following information about this borrower member on June 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,295.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 534186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534186	$25,000	$25,000	13.98%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534186. Member loan 534186 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	CVS	Debt-to-income ratio:	12.63%
Length of employment:	3 years	Location:	NORTH RIDGEVILLE, OH

Home town:
Current & past employers:	CVS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,781.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold the title to my home. I only have 5 percent in my home equity because I am a newer home owner.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. What is your position at CVS?	Citi Financial - $10,000. Payment 600 Discover - $4500. Payment 150 Bank of America -$ 4500 Payment 150 Remaining car loan -$ 4000 Payment 300 Position at CVS - Pharmacist

Member Payment Dependent Notes Series 534252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534252	$25,000	$25,000	20.53%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534252. Member loan 534252 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	U.S. Federal Defender's Office	Debt-to-income ratio:	14.86%
Length of employment:	10+ years	Location:	Roswell, NM

Home town:
Current & past employers:	U.S. Federal Defender's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > My wife and I are in the process of purchasing a second investment property. Eventually, this property will be our primary residence. We have considerable income since she is also a professional (primary care doctor) but her outstanding student loans keep the banks from qualifying us. Both of our credit scores are over 711 and keep climbing. We have never defaulted on any loans. We strongly believe in peer to peer lending and look forward to doing business with other hard working Americans.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,808.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, my wife and I hold the title to our home in our own names subject to the current mortgage. 2. We owe 220k on our house and recently put it up for sale for 299k based on recent appraisal. Our equity is approximately 79k.
Is the salary listed here for yourself or you and your wife? How much is the property and how will you fund the rest of the purchase?	1. My current salary as a federal employee is $120,000 plus a COLA of 25% for a total of 150k. My wife has a contract with the hospital she works at for $190k per year. 2. The property is valued at $400k and the owner has agreed to carry the note for the next five years if I can come up with 10% or 40k at closing.
Your credit profile shows a delinquency 43 months ago. Please explain....	I don't know what that could be. Maybe you could lend some insight into whether it is a late payment, etc. I would be very surprised if it was anything more than a payment thirty (30) days late on an unsecured debt.
What is Cowpet? Can you describe the property you intend to buy? (condo/house, cost, income, etc) What is your total monthly income and itemized expenses inc student loans? What is your position with the U.S. Federal Defender's Office? Your credit score listed here is below 711 Thanks	Cowpet is a condo complex on the east end of St. Thomas. We chose the east end since the Montessori school for our children is so close. My total monthly income is $5,700 per bi-weekly pay period. I have a monthly student loan payment from law school at $600 per month. I have not itemized my expenses yet but my debt runs at about 33%. I work as an attorney with the Federal Defender's office handling appeals. I am surprised that my credit score reflects lower than 711 since I subscribe to experiandirect to monitor it.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Monday 06.22.2010 at 5:45 AM ET	Thanks for the tips and insight into approval process.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Home Purchase category loan. My questions are: Number [1] Brief description your employer U S Federal Defenders Office? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $17,808 Revolving Credit Balance total debt (44.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. An answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	1. The US Federal Defenders office represents indigent people accused of federal crimes (primarily immigration cases). 2. I work as an attorney and handle the appeals of certain criminal convictions. 3. I pay $100 per month on the Home Depot; $100-$500 per month on the Visa; $400 on the auto loan and the full balance of the Amex every month. I always pay more than the minimum. 4. I intend on paying off this loan early but will ask for the three year maximum time period allowed.
Attorney, Received email, thanks for answers; $25K maximum loan competing 400 borrowers for lender funding. Loan may take full 14-days to 100 pct fund, complete Credit Review ASAP. Check bank account, if Home Office trial deposit posted, today start required borrower employment-income verification. Refer to my earlier email Member Services Department email address and TF telephone number. Sister and husband both USAF retired; live in Alamogordo, NM. Over and out for now. Lender 505570 USMC-RETIRED 06.22.2010 at 8:37 AM ET	Thanks. I verified bank account and will submit employment verification today per credit review team request. FYI- I was born in Las Cruces and raised in Roswell. Fond memories of Alamo air space museum and IMAX. GV
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Sure, no problem. I verified my personal bank account yesterday and just e-mailed my income and employment verification info to the credit review team. Thanks for any anticipated assistance you may give me in funding this loan. GV
If you intend to pay the loan off early, do you think within 1 year, 2 years, etc. or paying more than the min payment, do you have any idea? Everyone has an idea on how they would like to pay off a loan, can you share with us your idea? Thank You	My plan is to pay it off as soon as possible. Preferably within the first year. I don't see it going longer than three years. Ideally, I prefer to pay it off as soon as we sell our primary residence in the next six months.
Good Evening, Please verify your income with lending club, and I will be happy to help fund your loan. Thanks!	Thanks for that information. I thought I had provided them with everything last Friday. I will check on it asap.

Member Payment Dependent Notes Series 534276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534276	$11,000	$11,000	13.98%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534276. Member loan 534276 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Penn State University	Debt-to-income ratio:	21.63%
Length of employment:	2 years	Location:	State College, PA

Home town:
Current & past employers:	Penn State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I just finished graduate school (MBA in marketing, strategy, & entrepreneurship) and was fortunate enough to receive a full scholarship in my final year, but still racked up some high interest credit card debt along the way. I was in banking prior to graduate school, and authored an independent study on peer to peer lending during my MBA (so I like to think I have a decent grasp of how this all works). I have invested in p2p notes, and this marks my first time on the borrowing side. I am excited to pay down this debt and am convinced that this is the platform to do so.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,937.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 534313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534313	$7,000	$7,000	18.67%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534313. Member loan 534313 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Thomas McKean High School	Debt-to-income ratio:	4.62%
Length of employment:	4 years	Location:	WILMINGTON, DE

Home town:
Current & past employers:	Thomas McKean High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I will be using this to fund a trip to Haiti to volunteer at a summer camp run by Delaware Haiti Alliance. I will also using it to make some auto repairs

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	74
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	I have already confirmed my account but have not been asked or been able to figure out how to confirm income.
What do you do for work? I'd love to invest in your loan, but it would be helpful to get a better sense of your expenses to see how this fits in. Can you please list all of your major expense (i.e. rent, car payment, gas, food, phone, insurance, etc.) Thank you!	I am a high school Disciplinarian and coach football and basketball as well. I work for University of Delaware during the summer coaching @ football and basketball camps as well to supplement. My expenses are as follows 350 for rent 80 for insurance 45 for gas and power 50 for phone and about 250 for gas and food. I appreciate you considering helping me out. I figure that being 30 and single I may not have many oppurtunities to do something like volunteer my time to help those affected by the earthquake in Haiti.any other questions please ask..oh I also have a rescued pitbull pup that I spend about 80 dollars a month on and will have to board during my trip.

Member Payment Dependent Notes Series 534323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534323	$4,000	$4,000	10.75%	1.00%	July 2, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534323. Member loan 534323 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Edison early learning center	Debt-to-income ratio:	12.00%
Length of employment:	2 years	Location:	Vandling, PA

Home town:
Current & past employers:	Edison early learning center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I do not have any rent each month because i live rent free at this time at home , I am 24 yrs old and wish to pay off some small debt from college and use money to rerlocate in appt of my own , money used to off set start up expenses, I also have addtional income of 125.00 each month from coaching psoition at local high schoole .

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	The purpose of this loan is to help with moving costs in to a apartment , and pay down some debt to free up monthly money .2)I am pre school teacher with same employer for last two years since graduating from college 3)I have student loan of 95.00 monthly three years to payoff car loan 180.00 3 years to pay off 5)have no pat delinquences or public records have outstanding credit 6) Have 401K woth 4000.00 right now , have bonds worth 15,000 if i cashed them in.7) I am single but have room mate to share expenses 8)Have bonds for emergency money9)Lending club will automaticallywithdraw from my checking account each month, I also have other monthly income have addtional 600.00 month for coaching position at loacal Hs have contractr with them for three years , also work part time job on weeks ends at night make 1200 month there .

Member Payment Dependent Notes Series 534329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534329	$25,000	$25,000	21.27%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534329. Member loan 534329 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,042 / month
Current employer:	SGIS	Debt-to-income ratio:	22.63%
Length of employment:	4 years	Location:	Big Bear Lake, CA

Home town:
Current & past employers:	SGIS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Thank you to everyone for your interest. Just dropping a note to say that I have verified my bank account and just emailed all, or what I believe to be all, the necessary info to lendingclub reps. Thanks again. M

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,844.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Thank you for the question. I am the only person on the title beside the bank, so yes it is in my own name. My Mortgage is current and it is just under 150K, it's value is approximately 205K, though I don't have an appraisal to back that figure, it was purchased as a foreclosure under the market value 1 year ago. I don't have any other mortgages or loans against the property. Let me know if you need more information.
Hi there. What debts are you consolidating and what are their interest rates? Thanks!	Sorry for the delay, I was deliberating a bit. 1. Equipment lease from a previous business approximately 600 dollars, no applicable interest 2. CC 7668.41 @ 28.24% 3. CC 1644.10 @ 25.99% 4. CC 5832.94 @22.00% 5. CC 7318.96 @19.99% I realize that two accounts are a little less interest, but the weighted average of the bunch exceeds the loan interest, and I decrease my credit to debit ratio which will boost my score. My goal is to refinance my home, and I need a nudge on credit score to get a better rate. BTW my home is a fixed 6%, no surprises.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Monday 06.22.2010 at 5:45 AM ET	Thanks for the info, I haven't seen a debit just yet, I've been looking! I'll be working ahead of pace, which is my style. Thanks!
What is SGIS and what do you do there?	They are a contract shop, and I am an engineer.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Still waiting on the debit, and I am gathering all the docs today. Thank you for being interested.
You have selected the 5-year option for re-payment, do you intent to use the full term, or make accelerated payments. If you will be paying ahead of schedule, what time frame do you expect to close the loan out in?	I chose the 5 year term to lower my credit to debt ratio, I plan to roll most of this into my home when refinanced. Depending on credit markets and my home value some where between 1.5 to 2.5 years.
If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 07:00 AM ET.	I chose the 5 year term to lower my credit to debt ratio, I plan to roll most of this into my home when refinanced. Depending on credit markets and my home value some where between 1.5 to 2.5 years.

Member Payment Dependent Notes Series 534354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534354	$18,000	$18,000	15.58%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534354. Member loan 534354 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	City National Bank	Debt-to-income ratio:	16.14%
Length of employment:	10+ years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	City National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Consolidation loan to combine the payments of 4 credit cards in one fixed payment (for simplification purposes). All credit cards will be closed after pay-off.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$103,867.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your large revolving debt, which is listed as $103,867.	Hello: I'm assuming that the revolving debt total i/a/o $103,867 includes my home equity line, which has a balance of $69K. This line is secured by my residence and no longer revolves. The remainder is a B of A line with a balance of $17K and the the credit card debt i/a/o $18K (to be refinanced with the subject loan request). Thanks for your interest.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello and thank you for your interest. See below for my responses: 1) Yes-approximately $257K mortgage outstanding-monthly payments are $1,800/monthly 2) I own the property 50%/50% with my father 3) Yes-$70K-secured by a rental/investment condo owned 100% by me-no longer revolves. Property is leased and rental income covers all expenses (including the HELOC payments). 4) My home was recently appraised for $265K 5) I purchased the home in March 2007 and have lived in it since
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello there and thank you for your interest. Here are my responses: 1) I own my home 50%/50% with my father 2) Total market value of my residence=$265K; mortgage balance=approximately $257K
What is your position at City National?	Hello: My position is Credit Risk Officer for Commercial Real Estate lending.
I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer City National Bank? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Hello there and thanks for your interest! Here are my responses: 1) My position at City National is Risk Officer for Commercial Real Estate. I underwrite and sign-off on CRE loans for shopping centers, apartments, office buildings, and other commercial properties; 2) I selected the longer term for flexibility but intend to pre-pay the loan before the end of the five year term. I always make additional principal payments whenever possible on my fixed rate term loans (including my mortgage). My intention is to pay off the loan within 3-4 years if possible.

Member Payment Dependent Notes Series 534357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534357	$14,000	$14,000	16.82%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534357. Member loan 534357 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Phoenix Contact	Debt-to-income ratio:	18.51%
Length of employment:	10+ years	Location:	Baton Rouge, LA

Home town:
Current & past employers:	Phoenix Contact
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	30
Revolving Credit Balance:	$15,789.00	Public Records On File:	1
Revolving Line Utilization:	76.30%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Transunion Credit Report shows 1 Public Records on File originating 93 months ago. (Lending Club furnishes lenders the borrowers condensed credit report that shows line totals but not any individual line items. Lenders c-a-n-n-o-t identify credit grantee or individual responsible for legal action that resulted in Public Records. You must obtain FREE copy complete and detailed Transunion Credit Report to learn that information. Question Number [1] What was Public Record? {Court judgment? Taxes? Wage garnishment? If bankruptcy, was it Chapter 7 Assets liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners plan? Question Number [2] What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED 06.22.2010 at 07:39 AM ET	The public record was a chapter 7 discharged in 1992 for major medical expenses.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $14,000 CC REFI category loan. My questions are: Number [1] Brief description your employer Phoenix Contact? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $15,789 Revolving Credit Balance total debt (76.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	1.Phoenix Contact is an industrial instrumentation manufacturer. Make instrumentation for all industrial industries.2.I am an Industrial Sales Engineer. I sale our products to the petrochem and offshore industries.3. The total amount being paid is $1150. 4. I do not intend on keeping till full term. I plan on paying off within 3 years
What is Phoenix Contact? What do you do there? Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	.Phoenix Contact is an industrial instrumentation manufacturer. Make instrumentation for all industrial industries.2.I am an Industrial Sales Engineer. I sale our products to the petrochem and offshore industries I will pay off 1.kay Jewelry- $5100- Minimum $380 Actual $450 2. Chase- $7500-Minimum$350 $Actual- $550 3. Capital One- $1200- Minimum100 Actual $100
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 19 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents then YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, national and California,Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Friday 06.25.2010 6:39 AM ET.	Thanks, for advice. I followed up and now the loan is Approved.

Member Payment Dependent Notes Series 534372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534372	$12,000	$12,000	7.14%	1.00%	July 6, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534372. Member loan 534372 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Gfg Medical, PC	Debt-to-income ratio:	22.32%
Length of employment:	4 years	Location:	Bronx, NY

Home town:
Current & past employers:	Gfg Medical, PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > The money is needed in order to complete some unexpected cost of my wedding! I expect to pay it off rapidly, just need a hand here! Thanks to all! Borrower added on 06/29/10 > I want to thank everyone that has contributed to my loan so far. Please continue to help with what you can, all is appreciate it. My wedding date is July 31st and my final payment is due the 15th of July, so this loan will help me cover the final cost. I genuinely want to say thanks for your support.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,349.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What were the expenses that came up? How much were they, and what interest rate are they? Did you put them on a credit card, or what? 2) What do you do GFG Medical? What is your annual salary? What about your fiance/wife's salary?	We are having a destination wedding in Punta Cana, Dom. Rep. We were only expecting 25-30 people, however, it has grown to over 60. We did not expect this kind of support, but we are glad our family/friends want to participate in the most important day of our lives; even if it goes over our set budget. I am a Chiropractor and the administrator at GFG Medical and my annual salary is currently $80,000, my fiancee is a teacher/administrator and her salary is $74,000. I hope to offer her the wedding she deserves, and I am thankful for everyone's support and expect to pay it back within the year. Thanks...

Member Payment Dependent Notes Series 534440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534440	$13,700	$13,700	18.30%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534440. Member loan 534440 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,982 / month
Current employer:	Wayne County Board of Developmental Disa	Debt-to-income ratio:	17.41%
Length of employment:	3 years	Location:	Millersburg, OH

Home town:
Current & past employers:	Wayne County Board of Developmental Disa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I am trying to consolidate a loan from my divorce and credit card debt which was to help my children out with college. Here are the debts I am going to pay off with my loan: Beneficial Loan (from divorce) $9760.67 at 25% rate current pmt monthly is $215.00 Capital One - $1421.97 at 17.90% -monthly pmt is $80.00 Discover Card - $1409.23 at 19.99% - monthly pmt is $80.00 Orchard Bank - $585.52 at 19.99% - monthly pmt is $50.00 Paypal- $527.35 at 26.99% - monthly pmt is $60.00 One of my children has a good job now and is pretty self sufficient and the other child is a Senior in college. I have worked very hard to get my credit back in shape after my divorce - my credit score was in the middle to high 500's. The last report I received earlier this year was a 721. I am a hard working single mom raising two wonderful children that are working hard too. They help out when they can financially, but I prefer they keep their money and pay their own bills. I will work hard on paying this loan back quicker than the life of the loan. I appreciate any and all support I would receive for this loan. Thank you very much for your time and effort reviewing my qualifications for this loan. I welcome questions that you may have for me. Borrower added on 06/21/10 > I work for a county board and I have a great job. I have a part time job cleaning for an office in town also. I am salaried and get paid bi-weekly 943.34 and I make 250-300 per month at my cleaning job. Borrower added on 06/21/10 > I will be using the loan to pay off the large loan to beneficial and then pay off the credit cards with the highest interest rate first. I will not be using the Beneficial account again as the interest rate is way too high and it was the only loan I could get unsecured at the time of my divorce. I will not be using the credit cards as I want to make one large payment per month to get rid of the debt. I have been working on a plan to pay more than the minimum payments and I intend to keep paying more than my payment is. I opted for the 60 months to pay just in case something happened that I would need some "wiggle" room with the payment. I can easily pay 400 per month as I am paying more than that right now for the bills as they are currently. I was put into a very tough spot when I divorced as I did not know that we were 32,000 in debt on credit cards. Yes, I should have known that he was buying things without my knowledge, but I did not. I was very trusting and now I am very careful. I used to always have a nest egg and pay off my loans very early. So I believe that I have come a long way in the last four years of re-paying debt and building my credit back up. Please help me if you can and I will prove to you that I can do it and will make the payments!! Thanks again Borrower added on 06/23/10 > Thank you to those of you who have already invested in my loan! I truly am grateful that you are giving me a chance to pay off this loan and my credit cards. I am on the road to having my life back and I appreciate any and all that you can invest. Have a great day!

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,679.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title to my home in my name only. I have approximately 5500.00 in equity in my home as I just recently re-financed to get the rate to 5% - the balance on my mortgage is at 92,150.00 for 29 years yet. My real estate taxes and insurance are all lumped into the payment of 650.48 per month. The house was appraised at 97500.00 in April of 2009. Thank you.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Monday 06.22.2010 at 5:45 AM ET	I will send the required information quickly. I have done taxes for many years and I realize how important having the info at hand is during this process. I will be more than happy to send the proper info as soon as I can. Thanks!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Wayne County Develop Board? Number [2] Transunion Credit Report shows the $14,679 Revolving Credit Balance total debt (67.00 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	I am currently an Admin Asst for the Wayne County Board of Developmental Disabilities and have been here almost 3 years. I work for the Workshop Director - General Manager and I also do payroll for the clients. Beneficial - 215.00 (min pmt is 206) Discover Card 80.00 per month (min 27.) Capital One 80.00 (min is 30) Orchard Bank 50.00 (min is 22) Paypal 60.00 (min is 25) Dell 80 (min is 42) Lowes -pd off I am and have been paying the set amount above for these credit cards. I selected 60 months in case one of my children needed a bit of help - I intend to pay it off early - hopefully in 4 years or less. I am currently paying 485.00 per month on 5 credit cards / LOC and I will try to keep that pmt to Lending Club at 400 - 450 per month. I also have some medical bills to pay off so I may stay at 400 per month until I finish the dr bills. Thanks for the questions. I am truly thankful for any help you can give me.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title to my home in my name only. I have approximately 5500.00 in equity in my home as I just recently re-financed to get the rate to 5% - the balance on my mortgage is at 92,150.00 for 29 years yet. My real estate taxes and insurance are all lumped into the payment of 650.48 per month. The house was appraised at 97500.00 in April of 2009. Thank you. --Sent at: Jun 21 2010 15:07:25 PDT
Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food). Thanks	Mortgage (includes RE Taxes and HO Ins) 650.48 Electric 70.00 Gas 70.00 Phone 50.00 Lightspeed Wireless 29.99 Water/Sewer 40.00 Food 175.00 (I can and freeze a lot) Car (gas and ins) 140.00
Keep up all of your hard work to get your finances in order. It sounds like you have made significant progress and that you are in the home stretch! One of the best feelings I have ever had was sending in that very last check. I've been debt free for four years now. :-) I will be funding your loan.	Thank you so very much! I am trying hard and have been paying more than minimum payments. I have all of my payments taken directly out of my paycheck every two weeks and that keeps me on track! I really appreciate your support and to all that have invested in me! I am on my way and I cannot wait to have these debts paid off and be able to breathe easier and relax! Thanks again to everyone - this site is great! And I will be one to invest in others when I am out of debt and on my way again! Thanks!!!!!!

Member Payment Dependent Notes Series 534493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534493	$13,600	$13,600	7.88%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534493. Member loan 534493 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	BBL-CARLTON	Debt-to-income ratio:	7.54%
Length of employment:	10+ years	Location:	SCHENECTADY, NY

Home town:
Current & past employers:	BBL-CARLTON
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	63
Revolving Credit Balance:	$24,530.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BBL-CARLTON and what do you do there?	BBL-Carlton is one of the largest commercial construction companies in New York State. I am a laborer and have worked there for over 10 years. In the laborers Local Union 190.
How much is your mortgage? How much is your car payment?	No car payments. Mortgage is 1047.00/mo.

Member Payment Dependent Notes Series 534506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534506	$6,000	$6,000	16.45%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534506. Member loan 534506 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$43,000 / month
Current employer:	Mount Holyoke College	Debt-to-income ratio:	1.13%
Length of employment:	4 years	Location:	Northampton, MA

Home town:
Current & past employers:	Mount Holyoke College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Funds to help pay off auto loan. Borrower added on 06/22/10 > 3. If the loan is funded, I hope to pay it all back within two months. I am leaving my current job and starting law school. I want to pay my car off, so I can get the title from Chase Auto so that the buyer of my car can buy with the confidence that I have the title in-hand. Once the buyer purchases the car from me, I will use their check to pay back my Lending Club loan. I showed the car to two very interested parties this past weekend and I have more showings this week.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	6
Revolving Credit Balance:	$693.00	Public Records On File:	1
Revolving Line Utilization:	77.00%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Mount Holyoke College for Gross Income $43,000 / month ?	$43,000 per year, actually. I filled that out incorrectly. My take home each month is about $2800.
Please explain your delinquency from 6 months ago and your public record (bankruptcy?) from 4 years ago.	There was a credit card from college that went into collection. Also, someone opened credit cards in my name that I never knew about until those cards actually charged off and I had to pay them off.
$43,000 PER MONTH Gross Income? and you need a $6,000 auto loan? What am I missing in this equation?	$43K per year, actually. My mistake.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Monday 06.22.2010 at 5:45 AM ETYou will receive an email when the borrower answers your question.	Thanks for the info.
Your Transunion Credit Report shows 1 Public Records on File originating 55 months ago. (Lending Club furnishes lenders the borrowers condensed credit report that shows line totals but not any individual line items. Lenders c-a-n-n-o-t identify credit grantee or individual responsible for legal action that resulted in Public Records. You must obtain FREE copy complete and detailed Transunion Credit Report to learn that information. Question Number [1] What was Public Record? {Court judgment? Taxes? Wage garnishment? If bankruptcy, was it Chapter 7 Assets liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners plan? Question Number [2] What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED 06.22.2010 at 06:47 AM ET	Hi, the public record was a judgment on a credit card debt. Multiple ones, actually. One card was from college in 2000 that went to collection. A couple of other credit cards were opened in my name while I was in college and I didn't know about them until they went into collection and I had to pay them off. All are paid in full.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6,000 Car Financing category loan. My questions are: Number [1] Credit Report shows 1 unidentified payment delinquewncy 6 months ago. Explanation is? Number [2] Position (Job/What you do) currently for employer Mt Holyoke College? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly paymt. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or to use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide the approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.22.2010 at 06:43 ET.	Hello, and thanks for your questions. I'm glad you're interested in funding the my auto loan. To answer your questions: 1. A payment delinquency from 6 months ago could have been my college student loan. I was behind at the very beginning of this year then I got a short forbearance for them then continued to pay them off and I've been current. 2. At Mt. Holyoke College, I am the Director of International Outreach. I read applications and travel both domestically and internationally to recruit students. 3. If the loan is funded, I hope to pay it all back within two months. I am leaving my current job and starting law school. I want to pay my car off, so I can get the title from Chase Auto so that the buyer of my car can buy with the confidence that I have the title in-hand. Once the buyer purchases the car from me, I will use their check to pay back my Lending Club loan. I showed the car to two very interested parties this past weekend and I have more showings this week.

Member Payment Dependent Notes Series 534516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534516	$4,000	$4,000	14.84%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534516. Member loan 534516 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Expert Technical Consultants Inc	Debt-to-income ratio:	13.02%
Length of employment:	1 year	Location:	Reynoldsburg, OH

Home town:
Current & past employers:	Expert Technical Consultants Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,146.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details of your 3 delinquencies in the last 2 years. Thanks.	The three delinquencies are from accounts (two are credit cards, one is a store credit card) my wife had to which I was apprently added. I am currently working to resolve these issues and have them removed from my credit. Thanks!

Member Payment Dependent Notes Series 534652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534652	$25,000	$20,325	19.04%	1.00%	July 6, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534652. Member loan 534652 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	19.17%
Length of employment:	4 years	Location:	rifle, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > pay off some debt

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,443.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investents? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Monday 06.22.2010 at 06.27 AM ET	Type your answer here. inependent operator bimbo bakiers 5 years
What is the source of your income (since employer says N/A). I am seeing 8k in revolving credit balance, what are you going to do with the other 2/3rds of the money? It makes some of us nervous when it is not clear why someone is borrowing the maximum, especially since the loan is unsecured.	Type your answer here.im inedepndent operator for bimbo bakiers
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. loan in own name owe one hunderd sixty eight worth one hunderd seventy
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. loan in own name owe one hunderd sixty eight worth one hundred seventy
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Type your answer here. goodmorning i have taken care of this with the club
Good Evening, Please verify your income with lending club, and I will be happy to help fund your loan. Thanks!	Type your answer here.goodmorning far as i know i have sent in all paper work thank you
Loan is for $25,000. Revolving Credit (Credit Cards) Balance is $8,400. If loan funds you will be receiving extra 16,600. What is extra $16,600 (less loan origination fee) intended to be used for?	Type your answer here. i was going to pay off taxes that i owe and with whats left a personal loan i have
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. i will pay revolving credit line 8400 and taxes to fed. goverment ten thousand state 1000 whats left to personal loan 6800
YOU SELECTED 60-MONTHS TERM REPAYMENT. DO YOU INTEND TO SERVICE LOAN FOR 60-MONTHS? OR INSTEAD PAY IT OFF EARLY- LESS THAN 1 YEAR? 1 TO 2 YEARS? 2 TO 3 YEARS? OR 3 TO 4 YEARS? THANKS FOR AN ANSWER.	Type your answer here. i would like to pay off early 3 to 4 if im able
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 13 days listed, $25,000 loan 38 pct funded. 1 day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 60 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use loan's net proceeds and partially payoff existing Credit Card Revolving Credit Balance debts, federal/state taxes due , etc. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Sunday 07.04.2010 at 2:21 PM ET	Type your answer here. i think i would take partially funded loan pay 6 months may re -inlist. but i will have to try other routes in that time to try to take care of the rest of my debt thank you

Member Payment Dependent Notes Series 534732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534732	$12,000	$12,000	15.95%	1.00%	June 30, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534732. Member loan 534732 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Environmental Operations, Inc.	Debt-to-income ratio:	6.21%
Length of employment:	10+ years	Location:	Florissant, MO

Home town:
Current & past employers:	Environmental Operations, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,056.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.22.10 at 6:34 AM ET	Environmental Operations Inc, is a turnkey firm providing Engineering, Consulting, Remediation and Demolition Services. See Us at Environmentalops.com
Specifically, what are the loan proceeds to be used for? What is the significance of "inheritance"?	I used the term business solely because of the nature of the loan. I have inherited a vehicle due to the loss of my dad. I am looking to provide a portion of the value to siblings. I can afford the terms of the loan applied for and do to the sentimental value, don't want to sell the vehicle. I did not attempt a title loan because of the negative stigma associated. Through correspondence on-line it appears the that most people that apply for title loans do nor have the intent of repaying the loan. The value of the care is approximately $15,000.00.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do have a mortgage on my home in my name. As for the valuation and balance of mortgage, due to the housing market my home value has been reduced to 100,000 and I owe 107,000.
I am interested to help fund your $ category loan. My questions are: Number [1] Brief description your employer Environmental Operations? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Turnkey Environmental/Demolition Firm. Everything from property assessments to environmental remediation to structural demolition. Please See Us at Environmentalops.com. I have been Director of Field Operations for 13 years. I supply the company with its overall field representation. I intend to repay the loan in 2-3 years or sooner.

Member Payment Dependent Notes Series 534737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534737	$4,200	$4,200	13.23%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534737. Member loan 534737 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Neighbours Inc	Debt-to-income ratio:	14.86%
Length of employment:	3 years	Location:	East Orange, NJ

Home town:
Current & past employers:	Neighbours Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I would like to purchase a motorcycle for transportation to and from work.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,660.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 534792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534792	$12,000	$12,000	7.51%	1.00%	June 30, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534792. Member loan 534792 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kinecta Federal Credit Union	Debt-to-income ratio:	9.09%
Length of employment:	2 years	Location:	Torrance, CA

Home town:
Current & past employers:	Kinecta Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,059.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 534793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534793	$7,000	$7,000	15.58%	1.00%	July 2, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534793. Member loan 534793 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	wally's desert turtle	Debt-to-income ratio:	2.16%
Length of employment:	5 years	Location:	cathedral city , CA

Home town:
Current & past employers:	wally's desert turtle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,351.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? What is your job at wally's desert turtle, and will you be staying at that job after you move?	My job at Wally's is Wine Runner. It has been my main source of income besides scholarships throughout college. I have a contract to work for JP Morgan in the investment banking division as an equities financial analyst. I was offered the job last year and I just recently graduated with a B.S. in Finance from University of California at Riverside. I will start training August 2 in New York City. My bonus should be coming in very soon, but I just need the capital immediately to make the trip and get settled on the East Coast. I will be glad to answer anymore of your questions.

Member Payment Dependent Notes Series 534809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534809	$24,000	$24,000	17.56%	1.00%	July 6, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534809. Member loan 534809 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	VHT Inc.	Debt-to-income ratio:	11.04%
Length of employment:	3 years	Location:	Vernon Hills, IL

Home town:
Current & past employers:	VHT Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > My current Citibank AAdvantage card has a crazy rate of 29.99%! I'm trying to refinance this debt so I can make a dent in paying down the debt. I typically pay about $1400/month to service this account, and I intend to use the proceeds of this loan to pay down that card.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	19
Revolving Credit Balance:	$45,933.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. I own the home jointly with my wife, and we owe $413,612..15 and I'm waiting on a comp from my mortgage lender. I expect the home to appraise out around $500,000.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. I own the home in my own name jointly with my wife, and we owe $413,612..15 and I'm waiting on a comp from my mortgage lender. I expect the home to appraise out around $500,000.
I am interested to help fund your $24,000 CC REFI category loan. My questions are: Number [1] Brief description your employer VHT? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before their final payment does occur. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Number [4} Transunion Credit Report shows the $45,933 Revolving Credit Balance total debt. That is LOT of high interest CC debts even for borrower with verified $15K per month gross income. Question: How did you accumulate that much CC debts? And What are you doing to NOT repeat the same mistake again? Advance thanks for FOUR answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 9:47 AM ET.	Thanks for your interest! 1. VHT Inc is a visual marketing firm that historically assists leading real estate brokerages market their listings. Our footprint is national, and work with the largest brokers in Chicago, New York, Florida and other key major markets. Our work product is most visible when you search for real estate online, but our work has been used in leading real estate publications nationwide. We also help our clients manage, maintain and distribute their visual assets (photographs, videos) to syndication partners such as newspapers, printers, and online media. We've recently expanded our scope beyond residential real estate and have already closed business on this effort, and have a material pipeline we are working on to close as well, all in non residential real estate lines of business. The company is developing an online platform that will further assist brokers, and other businesses, use their visual assets to attract more customers to their website and increase the conversion to paying customers. 2. I am Vice President of Business Development, a key member of the senior management team, and I'm responsible for all strategic partnerships VHT has, with both vendors and larger clients. 3. As for loan repayment, I chose the longer term to provide flexibility in repayment. Even if this loan funds 100%, I'll still have some balance on the CC I'm refinancing, and will work aggressively to pay that off, and then get more aggressive repaying this loan down. If and as I earn discretionary cash bonuses, I'll use those for repayment purposes as well. Because of the discretionary nature of the bonuses in both frequency and size, it's hard to predict payoff terms. I think 3-4 years is safe at this stage. 4. The debts were accumulated in a few ways, mostly when I was out of work it was used to help get through lean times, and it was also a credit card used to consolidate a variety of smaller balances on other cards, some of which were my wife's balances. As these other cards were paid off, in full, the banks eliminated my lines of credit with them. This card, in anticipation of the new banking laws, jacked up the rate from 17-19% to 29.99%. Making it very hard to reduce principal. Even as we made significant payments this year on one card we have with Chase, as soon as the payment was made the available line was reduced dollar for dollar. This resulted in a very unfavorable debt to available credit ratio that made more traditional funding challenging, even though I've always paid off these obligations. So we in essence are managing our affairs on a cash basis, and will for the foreseeable future. Meaning even if we have significant available credit it won't be used as it has in the past. Thanks for your questions, and if you need further information, please let me know.
IF LOAN DOEWSNT FULLY FUND WILL U ACCEPT THE PROCDEEDS	I'm a first time user of this system, and thought there had to be a higher acceptance threshold before I could accept. Perhaps the rule is when I MUST accept. If I can accept at any funding level, I'm leaning towards accepting the funds to refinance.
ONCE U R APPROVED YOU CAN ACCEPT THE FUNDS. I DONT WANT TO WASTE MY $$$, SO IF U R GOING TO TAKE THE FUNDS IM IN. U STILL HAVE FOUR DAYS BEFORE LOAN EXPIRES	I don't want to waste your time or money, either. I will accept the funds.
IM IN	Thanks!
Please explain the last delinquency? Thank you in advance.	I'm sorry, but how so I see what you are referring to?

Member Payment Dependent Notes Series 534922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534922	$25,000	$25,000	11.49%	1.00%	July 6, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534922. Member loan 534922 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	sause bros ocean towing	Debt-to-income ratio:	14.38%
Length of employment:	4 years	Location:	san diego, CA

Home town:
Current & past employers:	sause bros ocean towing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > I need to get out from under my credit card debt and I am unable to do so by conventional methods, thank you

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,469.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your question. The lack of equity is my quandry. I have only been in the home that I am paying a mortgage on for 18 months. I paid 203k for in in 01/09 and it sold for 450k in 2005, so there is potential there. I appreciate your interest in financing my loan. Should you have any further questions please do not hesitate to ask. Sincerely, PS: it is a 30yr fixed rate VA loan, at 5.25%
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Sause Bros Ocean Towing Services? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Numbert [3} What SPCIFIC steps have you taken to NOT repeat this existing $30K Credit Card debt mess in the future? Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 04:41 ET.	i believe i opted for the 3 yr loan and would hope to pay it early, i must admit the 5 yr option with the lower payment is attractive. I am an assistant engineer for sause bros..

Member Payment Dependent Notes Series 534955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534955	$15,400	$15,400	11.86%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534955. Member loan 534955 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Givaudan Flavors Corp.	Debt-to-income ratio:	21.05%
Length of employment:	8 years	Location:	Burlington, KY

Home town:
Current & past employers:	Givaudan Flavors Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > I would like to pay off a couple of debts and bank the remaining money to go towards a down payment on a home.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,256.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 534963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534963	$12,000	$12,000	17.56%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534963. Member loan 534963 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Elmwood Fitness Center	Debt-to-income ratio:	5.38%
Length of employment:	3 years	Location:	Metairie, LA

Home town:
Current & past employers:	Elmwood Fitness Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Total household income, including spouse is $70,000 (annually) Total mortgage expense is $1660 Total monthly expenses including utilities, cell phone, TV, and insurance: $600 My wife and I are trying to consolidate our credit card bills into one payment. The interest for credit cards has raised by the credit card companies to an outrageous percentage, and we have NEVER been late and we always pay more than the minimum amount. However, we can't seem to make a dent in our overall credit card debt because of the high interest rates. Both my wife and I have over a 700 credit score. Please feel free to submit any questions to us, and we will be glad to answer them in a timely manner. Thanks in advance! Borrower added on 06/23/10 > Also, the payment that we will make the lending tree will not be a problem. Since we pay more than the minimum, we actually pay more the credit card companies every month. By using this money to pay off our credit cards, we can then focus our complete attention to the loan. Borrower added on 06/29/10 > I'm sure you, as investors, are wondering, "how did they get this bad off?" Well, I had lost my job a few years ago, and during that time, my wife was still in school and only working part time. Since we never wanted our bills to be late, we paid the minimum and had to charge groceries, gas, etc. to the cards. It took about 8 months for me to finally find a new job. Once I started working again and when my wife graduated from school, we started seeing a dent in the debt we accumulated...until the credit card/financial crisis happened. We then saw our rates get ridiculously high, and in the process of this, we found out we were pregnant. With this loan, you are helping us save thousands of dollars in interest that would be going to the credit card companies... we will always make the loan on time, and since my wife is completing her CPA before next summer, we anticipate paying off the loan in 3 to 4 years instead of 5. Thank you to those who have invested so far, and thank you to those who will decide to invest. We truly appreciate your help.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$8,236.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Please see the loan desription. Let me know if you have any further questions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Good morning... 1. My wife and I do not hold the title to the house. The house has 1 mortgage. 2. We do not have a lot of equity in the house yet since we recently purchased the home. The value of the home is $220,000, and we still owe $195,000.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Good Morning. I have already started the process.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	1. Chase Owe: $5273.60 Montly Payment Actually Made: $225-$250 2. Chase Owe: $1670.94 Montly Payment Actually Made: $150 3. Capital One Owe: $2510.23 Montly Payment Actually Made: $100 4. Bank of America Owe: $1508.15 Montly Payment Actually Made: $100
I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Elmwood Fitness Center? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 9:51 AM ET.	Good evening. #1 Elmwood Fitness Center is a service of Ochsner Medical Clinic Foundation. It is a non-profit hospital that helps serve the Greater New Orleans Area. Elmwood Fitness Center is a full service health club, with a 175,00 sq. ft. facility as its flagship. It also offers three other locations across the New Orleans Metro area to service our members. #2 I am an operations manager charged with overseeing the entire 175,000 sq. ft. facility, from employees to physical plant operations. #3 My wife and I decided to chooes the maximum 5 years because we always like to play things safe. We know that unexpected expenses will arise, so we do not want to overburden ourselves with any more debt. By having our minimum payment set lower, we will be able to absorb any unexpected expenses or pay more toward the loan payment every month. Our plan is to pay this loan back within 3 to 4 years. Also, my wife works as a tax accountant. She is currently pursuing her CPA and is scheduled to finish the exam before next summer. As she continues to grow in her field and increase her earnings, we will be able to fulfill the loan earlier than expected.

Member Payment Dependent Notes Series 534980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534980	$6,000	$6,000	10.75%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534980. Member loan 534980 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,600 / month
Current employer:	Miami Dade College	Debt-to-income ratio:	10.63%
Length of employment:	6 years	Location:	Miami, FL

Home town:
Current & past employers:	Miami Dade College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	24
Revolving Credit Balance:	$921.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 535003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535003	$25,000	$25,000	11.86%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535003. Member loan 535003 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Sleep Solutions	Debt-to-income ratio:	5.04%
Length of employment:	< 1 year	Location:	Glen Burnie, MD

Home town:
Current & past employers:	Sleep Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,715.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.23.10 at 7:34 AM ET	Type your answer here.This loan is intended to provide the basic lift for the business to take shape in reality. This is basically a import-export business model. The plan is to get this model into a physical running entity within couple of months since the grant of the loan. The amount would be immediately put to use in getting the furniture and office space and initial capital towards raw material costs. Hope this information provides a basic insight into the usage and distribution of the fund/loan which I am requesting for.

Member Payment Dependent Notes Series 535014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535014	$20,000	$20,000	15.95%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535014. Member loan 535014 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,583 / month
Current employer:	Hospira Inc.	Debt-to-income ratio:	12.31%
Length of employment:	5 years	Location:	San Marcos, CA

Home town:
Current & past employers:	Hospira Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Pay 12 K of credit card debt. We also just welcomed our first child 4 months ago, and my wife will not be working until Feb of next year. The other 8k will be needed for cash reserve. I am affording currently much higher payments, so with dropping it down to just this one payment and with my income there are no issues what so ever in the ability to honor this loan all the way to the end and on time monthly.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,096.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I transferee balances from several cards to 2 only: citi - balance = 6307 - I won't now make min payment, will pay about 425 mo chase - balance = 6117 - I would make the same payment of 425 mo ....... This account was opened about a month ago, balance transfers were approved but I am not sure if that is already refelcting on my credit report, I have however received the first statement plan to play 6k on ea card + 8k cash reserve if I get the funds.... All other C.C balances that might show on my credit report are included in the transfers to citi or chase.... I have no othere C.C balances other than these two
I am interested to help fund your $ category loan. My questions are: Number [1] Brief description your employer Hosperia Inc? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	A1) Hospira is a medical device company and I have been with them for over 5 yrs. They are a very strong public company with a stock price of about $57. They produce both generic drugs, and infusion devices used on patients in hospitals. I work for the device area. A2) I am an E2E Software Test Manager. Since my start date there 5.5 yrs ago I have been promoted twice to my current position and have a current promise on a 3rd promotion this fall. I manage a team of 20 software testers and our responsibilities include testing the software that operates these infusion devices before we release to market and use on patients. A3) To be honest I can not see my self paying this loan in the first 3 years, as one of the major reasons I am taking this loan is to generate more cash flow monthly by reducing the payments + the extra 8k reserve. My intentions of the moment are to stick to the 5 yr loan, can not see my self paying it off in the first 3yrs. I can not see my self paying this earlier than 4 to 5 years honestly at the moment.
Congrats on the little one. Would you mind disclosing your title at Hospira and what you do there?	I am an E2E Software Test Manager. Since my start date there 5.5 yrs ago I have been promoted twice to my current position and have a current promise on a 3rd promotion this fall. I manage a team of 20 software testers and our responsibilities include testing the software that operates these infusion devices before we release to market and use on patients.

Member Payment Dependent Notes Series 535051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535051	$8,000	$8,000	7.14%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535051. Member loan 535051 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Compassion International	Debt-to-income ratio:	12.73%
Length of employment:	7 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Compassion International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	44
Revolving Credit Balance:	$3,289.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Compassion International and what do you do there? What debt are you consolidating? Thank you	Compassion International is a faith-based global non-profit that works in over 35 countries. Main focus is child development in the most impoverished countries. website is www.compassion.com. I am an IT director overseeing the technology business strategy for the organization. I am consolidating two debts on credit cards into one so that I can continue to reduce the debt but at a lower interest rate and payment.

Member Payment Dependent Notes Series 535075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535075	$9,000	$9,000	7.14%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535075. Member loan 535075 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Bertling	Debt-to-income ratio:	5.07%
Length of employment:	< 1 year	Location:	Spring, TX

Home town:
Current & past employers:	Bertling
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > Excellent credit. Homeowner. Cars are paid for. Just don't want to pay high interest for all the dresses, food, etc my wedding entailed.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,406.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job position at Bertling and since you've only been there less than a year, what did you do previous to that position?	I am a logistics coordinator. Previous to that, I was a logistics coordinator for four years at a different company.

Member Payment Dependent Notes Series 535094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535094	$9,000	$9,000	11.86%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535094. Member loan 535094 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,072 / month
Current employer:	colonial shopping center	Debt-to-income ratio:	7.09%
Length of employment:	10+ years	Location:	hudson, MA

Home town:
Current & past employers:	colonial shopping center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > Credit card consolidation once and for all. Traditional bank loans do not seem to be an option. I know I have the money to successfully pay off this loan. I just needed to get the loan to begin with! Borrower added on 06/23/10 > In addition to my weekly paycheck, I also have an additional income in the four figure range. With this income though, it is not on my tax return. It is part of a trust fund account that I have. This is the money that reassures me that I will have no problem repaying this loan. Nine years ago, I had a really high credit score. Misfortunes beyond my control threw me a curve ball. I have since gotten my credit score back up to a decent number. My credit score is very important to me. Repaying this loan is very important to me. I am so glad I came across Lending Club and their investors.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	39
Revolving Credit Balance:	$6,695.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name. I have no other mortgages on my property. No home equity loans, etc. I do though, have other properties that are paid for, in my name, and held in a trust for me at my choosing. I just like to be careful.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I owe : Discover Card, $1647, 12.24%, Capital One, $3900,17.05%, Paypal Buyer Credit, $950, 26.99%,, Nordstrom,$350, 22.90%, HSBC,$950,24.99%, CareCredit, $277, 24.99%, Chase, $725, 12.25%. I work as a clerk: answering phones, updating files, etc. I am looking to consolidate all of these bill into the one monthly payment of $298.33. I can actually pay off this loan in twelve months or less. I do not need the credit cards to live off of. My taxable income is less than what I actually receive monthly. I hope this answers your questions.

Member Payment Dependent Notes Series 535095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535095	$20,000	$20,000	20.90%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535095. Member loan 535095 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,458 / month
Current employer:	Bank of America	Debt-to-income ratio:	23.07%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > This loan will payoff all me and my wife's credit card debt incurred during a 2 year major home remodel, including bathrooms, kitchen, and floors throught the entire home. The project ran $15,000 over budget due to some unforseen structural and plumbing issues and we had to cover the overruns with credit. We are homeowners of 5+ years and trying to consolidate our monthly expenses. My wife and I have solid employment history. I am a Vice President at a Major Commercial Bank and she works as Products Manager for a Pharmacutical Company.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	31
Revolving Credit Balance:	$26,680.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your delinquency 31 months ago?	I thought I had completely paid off a charge card, but still had a small remaining balance (<$20). When I found out that I did in fact still have a small balance, I paid off the balance. Silly mistake on my part but I have made sure to never let it happen again.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Me and my wife are both hold title jointly on our home. House was appraised last in 2009 after our major remodel with a value of $325,000. Current Mortgage balance as of 6/1/10 is $284,815. So I would estimate approx. $45,000 in equity (conservatively). Given that the appraisal was completed in 2009 and the current state of the housing market, it was very "conservative" valuation.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	Will do, Thanks.
Who did you work for before Bank of America and for how long? Can you send Lending Club proof of Income and is that only yours? If so, will your wife's income be used for this loan as well?	I have been working for Bank of America for 3 months. Prior to B of A, I worked for 3 years at Capmark Financial Group. I did not have a gap in employment and left because the new job was a good career move and promotion. The income shown in my loan request is $77,500/year and represents only my income. My wife makes an additional $50,000/year and will be used to help pay back the loan as well. I have no problem in verifying my income with lending club, and will work ASAP to get it verified. Thanks.
I am interested to help fund your $20K Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer BAC? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected a 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 09:27 AM ET.	I am a Vice President in the the Commercial Real Estate Lending Group for Bank of America. The loan will be paid off probably sometime between 3 and 4 years. I chose the 5 year plan to provide the most flexibility and I may end up using the full term.

Member Payment Dependent Notes Series 535197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535197	$5,000	$5,000	14.84%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535197. Member loan 535197 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,203 / month
Current employer:	Tulia Livestock Auction	Debt-to-income ratio:	1.12%
Length of employment:	7 years	Location:	Happy, TX

Home town:
Current & past employers:	Tulia Livestock Auction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > I will use this loan to pay off all existing debt, and to repair a few things on my vehicles. Monthly Budget - $3203 ---------------------------------------- Rent 550 (utilities included) Phone/Internet 50 Groceries 650 Auto Ins. 114 Cell Phones 100 Loan Pmts 488 Gas (auto) 340 -------------------------- $2292 The difference goes to household items, misc. activities for the kids, or hopefully gets saved for the next month. I have a very stable job. I have been working there for almost 7 years. It is a family business that does very well. I plan on being there for many years to come.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,394.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Tulia Livestock Auction, and how long has the auction been in business? Thank you	I dont really know what my title would be called. I sort cattle and ride horses. Im a cowboy i guess you would say. The business has been there for 70 or 80 years. It is the largest cattle sale in Texas.

Member Payment Dependent Notes Series 535214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535214	$16,000	$16,000	15.58%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535214. Member loan 535214 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	RFL Electronics	Debt-to-income ratio:	17.63%
Length of employment:	10+ years	Location:	DENVILLE, NJ

Home town:
Current & past employers:	RFL Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > The consolidation will be for two accounts with Chase: 3900 & 11000. I have other revolving credit Citibank:21000, Wilm Trust:15000, Amex: 13700 & 11000 with lower interest rates.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,835.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1, Yes 2. Is a tricky question since the financial meltdown. My house was evaluated in 2007 as 270K and my mortgage balance is 213K.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	1) Phone/Internet/Utilities - $240 The rest of my expenses are discretionary on a month by month basis. 2) Mortgage/Insurance/Taxes - $2065 Amex 1 - $250 - %15 Amex 2 - $290 - %13 Mastercard - $325 - %6 Visa 1 - $300 - %14 Visa 2 - $290 - %21 (to be paid off) Credit Line - $87 - %26 (to be paid off) 3) Yes
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer RFL Electronics? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 07:43 ET.	1) My employer has a website: www.rflelect.com 2) engineer 3) I hope to pre-pay the loan, if I can. I found out the two credit cards I wish to pay down are charging so high an interest that I am looking at a 10-year horizon. This loan's 5-year maximum horizon improves on that at the very least.
Why do you carry so much credit card debt?	I had a very bad year in 2007 with lots of above-board expenses. Then during the meltdown in 2008-2009, the credit card companies up'd the rates which makes it very difficult to pay off balances.

Member Payment Dependent Notes Series 535285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535285	$6,250	$6,250	18.30%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535285. Member loan 535285 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	US Army	Debt-to-income ratio:	16.95%
Length of employment:	10+ years	Location:	FORT POLK, LA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > The funds will be used to consolidate all of my bills into one. Also will me being employed full-time (US Army) I hold myself fully responsible for making all payments on time. I will make sure I dont go over my budget to insure I am able make all the payments.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	7	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,279.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good Evening, Please verify your account and income with lending club, and I will be happy to help fund your loan. Thanks!	Type your answer here. Good evening, I have already verified my account and my income is about 2,600 after taxes.

Member Payment Dependent Notes Series 535303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535303	$10,000	$10,000	7.88%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535303. Member loan 535303 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Indian Pond Country Club	Debt-to-income ratio:	21.44%
Length of employment:	2 years	Location:	Braintree, MA

Home town:
Current & past employers:	Indian Pond Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I didn't know I could write a description, basically I want to have one payment vs the 3 I have now. All of my interest rates on the credit cards I have now are over 12% and I can't seem to get ahead. Borrower added on 06/25/10 > I really appreciate all of the help that people have given me so far! I am a great investment, make all of my payments on time and have been at a job that I love for 2 years. With this loan I can pay off my 3 revolving open account and stop having to use them at all. I currently try to put out over $500/month to at least put a dent in the bills. In receiving the funding of all of you in Lending Club I will have a payment that is much more managable, save a little extra money each month and know that my money is going to my peers rather than a bank. This site is giving me so much hope :) Borrower added on 06/27/10 > Just like to keep you all updated. So I made my payment for the month and I paid out $573. It is just so much to not be making an actual dent. I really hope I receive this funding, it will feel as if a weight has been lifted...I might pay the loan off a bit early as well. :)

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,802.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 535304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535304	$5,000	$5,000	16.82%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535304. Member loan 535304 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,638 / month
Current employer:	MO State DSS FSD	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Harrisburg, MO

Home town:
Current & past employers:	MO State DSS FSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > I am a woman sole proprietor of a foreclosure clean out/property preservation company. I need funding to have repairs on a company truck used to haul equiptment and to purchase necessary supplies such as a portable water tank, a second riding mower. I also need a little working capital. I've been in business a month and have had seven work orders so far and am looking forward to many more. Borrower added on 06/23/10 > Prior to buying my home I had no credit history. To get the loan they had to use non traditional form of credit such as rental history, utility payments, cell phone payments, employment and those types of things. I take care of my obligations before I do anything else. I set the example for my 3 children, so I do what I say. I am hoping to leave them something to build their futures on should they choose to. Though my credit it minimal, which I don't think is a bad thing since it shows I don't have a bunch of debt to pay off. I want to make this business endeavor a great success. I have two contracts pending now, I just have a few final details and then they are set. There are many more to come :)

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	38
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.23.10 at 7:34 AM ET	I do understand your position and I did provide some detail in my description for the loan. I have been in business doing property preservation, janitorial, debris removal, and lawn care for a month now. I need to purcharse another riding mower and repair the vehicle that we haul the equiptment in. I need a generator and a portable water tank in the even that utilities are turned off in a home that I am contracted to work on. The remainder will be used as working capital. I am very frugal and don't spend more than I need to. Being a single mom for so many years has taught me how to make do with very little. I am a sole, woman owned proprietorship and hope to make this a very successful business.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Wednesday 06.23.2010 at 6:53 AM ET	Thank you for the information :)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I have the title to my home. There is not alot of equity thus far. I bought it in November 2009 and have made updates such as replacing all upstairs windows, installing wood burning fireplace, fencing pasture and laying new carpet. It's estimated value before taking that into consideration is about 6,000 more than the value when I bought it. I hope this helps. It's estimated value is 134,000 and owe 125,100.
If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 07:00 AM ET.	I selected the 5 years to start off at a lower payment. As the business grows I will be able to make higher payments and pay it off earlier. I can only guess how early. I hope to have it paid off in no more than 3 years.
I believe in you;however how is the unemployment rate in your area ?	We do have some unemployment, but I don't think it's as bad as in some of the larger areas. We're getting IBM moving in by the fall with other companies to follow. With economy as it was there are unfortunately alot of foreclosed homes and REOs that are in need of maintenance and cleaning.
Are you working at another job or focusing all your time on your own business? How many people work for you?	Right now I am working a full time job and also doing this. Within the next three weeks the business should be at a place where I'll more than make what I do now. At that point I will be able to concentrate solely on this. I have one full time employee and one sub contractor. I hope to have a couple more once things really get going. Contracted with another company last week. Completed one job over the weekend and have 8 more that will be weekly. Things are definitely going faster and better than I expected.

Member Payment Dependent Notes Series 535333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535333	$7,000	$7,000	13.98%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535333. Member loan 535333 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	CIT Group	Debt-to-income ratio:	23.20%
Length of employment:	10+ years	Location:	weston, FL

Home town:
Current & past employers:	CIT Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > The purpose of this loan is to prepay at outrageous interest rate that resulted because I paid one day late. Before the new legislation was passed banks could do this. As you can check on my credit report I have nothing listed as a late payment on any obligation. Thank you

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$100,671.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, title is in my own name 2. To be honest don't think there is much equity. House should be worth around $500k, mortage is $429k and heloc is $64k
Please itemize your large revolving debt, which is listed as $100,671.	The bulk of it is the homequity line for $64k, The balance are 4 credit cards, one of which i intend to cancel with this loan ($7)
What is your position at CIT Group?	Vice President Sales Latin America

Member Payment Dependent Notes Series 535351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535351	$12,000	$12,000	17.93%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535351. Member loan 535351 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	U.S. Army	Debt-to-income ratio:	23.62%
Length of employment:	10+ years	Location:	Pearl City, HI

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Going on a trip around europe

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	4
Revolving Credit Balance:	$9,582.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, me and my husband are jointly on the title, not just my name alone. I brought my house in 2005 for 114,000, and I owe 107,000 now. It was built in 2003. I don't know how much equity is on the house.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in me and my husband's name. I do know how much exact equity but I can tell you I brought the house in 2005 for 114,000, I owe 107,000. The house was built in 2003
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, I do not hold the title in just my name, my husband's name is on the title as well. I do not know how much equity is on my home. I purchase the house in 2005 for $114,000. I now owe 107,000. The house was built in 2003.
If your loan 100 pct funds, a Lending Club promissory note has NO prepayment penalty. You selected a 60-months maximum repayment term that offers the most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.]	I ask for a lengthy term for the lowest payment of this amount. However, I do plan on paying the loan off in less than a year and a half.
Good Evening, Please verify your income with lending club, and I will be happy to help fund your loan. Thanks!	How much will you fund?

Member Payment Dependent Notes Series 535352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535352	$16,500	$16,500	14.84%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535352. Member loan 535352 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,778 / month
Current employer:	Elk Grove Unified School District	Debt-to-income ratio:	8.90%
Length of employment:	6 years	Location:	Elk Grove, CA

Home town:
Current & past employers:	Elk Grove Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > This personal loan will have the purpose of paying off credit card balances by consolidating the debt. With current credit card agreements changing to adversely affect the cardholders, I have been unsuccessful at decreasing my balances, despite paying more than the minimum. The debt accrued after purchasing and funishing my 1st home. I do not forsee usng my credit cards to much extent after paying them off. My goal is to not only pay off my entire balances in less than 3 years, but also make my monthly payments consistent. As seen in my credit report, my credit history is clean. The only negative part is my credit card balances which is what I am attempting to remedy. I have never missed a payment on anything, nor have I ever been late on a payment. Please consider these factors when considering funding. Currently, I have been able to to put $700-950 a month to pay off credit card debt. This has been a consistent part of my monthly budget. With this loan, I would not only be able to cover the lower monthly payment, but also pay off the loan in a shorter time frame. I am currently a tenured teacher with a stable job in a school district. I also earn additional income through stipended coaching and advising positions. This loan is to help establish a new start to my life...

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,231.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. The mortgage is under my own name only. 2. As mentioned in my description, I recently purchased my house (which is why my debt increased--to furnish the house). So, there is little equity. The value of the home is $195,000 and the balance of the mortgage is $188,588.
Elk Grove USD teacher, I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 10:30 AM ET.	At this time, I selected a 3-year term loan because I feel that I can meet those minimum payments. However, I intend to pay off the loan between 30-36 months; depending on other fiscal needs during this time.
Hi, Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay per month. For example: CC1, $2000 balance, 23.9% APR, and $200 per month. Thanks in advance for answering my question. Sincerely, -LL	Bank of America $2,934 (18.99%) - $87/month Chase Bank $2,345 (13.24%) - $45/month Citibank $3,844 (19.99%) - $94/month Discover $7,187 (23.99%) - $144/month

Member Payment Dependent Notes Series 535364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535364	$20,000	$20,000	16.32%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535364. Member loan 535364 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	american electric power	Debt-to-income ratio:	22.14%
Length of employment:	10+ years	Location:	junctioncity, OH

Home town:
Current & past employers:	american electric power
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,899.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.no and not much
I am interested to help fund your $20,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer American Electric Power? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Type your answer here. lineman at aep desc climb poles put people back in power after a storm try to pay loan off early 4 yrs
Can you give me a brief gameplan on how you'll handle credit cards once you get this loan. Thanks.	Type your answer here. not use them
Can you describe your position at AEP?	Type your answer here.climb poles put people back in power after storm or when they have no power i fix there problem
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	Type your answer here.children are all rasied
Hi, I am interested in funding your loan, but I need more information to make that decision. You are not answering lender's questions and that will significantly hurt your chances of becoming fully funded. 1) How much is your home currently worth? (zillow.com can give you a quick estimate) 2) How much do you owe on your home (mortgage HELOCs)? 3) Since this is a credit card refinancing loan, please list your credit cards, balances, interest rates, and the amount you pay per month. (for example CC1, $2000 balance, 23.9% APR, $200 per month). 4) To give us an idea how this loan will fit in your budget, please list your monthly expenses by type and amount (Mortgage, car, utilities, insurance, phone, internet, etc) Thank you in advance for answering all 4 of my questions. There are over 400 loans on Lending Club at any given time competing for funding. If you want any chance at a fully funded loan, we need this information. Sincerely, -LL	Type your answer here.1. 338000 2. 265000 selling home to big
Hi, Me again. in response to member 595101's question about equity you gave a vague answer about not having much equity in your home, but the numbers you gave to me show that you have around $73,000 in equity. That is significant and positive, why wouldn't you point that out. The LC loan you are requesting is an UNSECURED line of credit, they're NOT coming after your house if you don't pay, we just want to know that you'll stay put and pay your bills. $73,000 in equity is a good sign, it means you'll probably stay there. You failed to answer my questions 3 and 4. Here they are again. 3) Since this is a credit card refinancing loan, please list your credit cards, balances, interest rates, and the amount you pay per month. (for example CC1, $2000 balance, 23.9% APR, $200 per month). 4) To give us an idea how this loan will fit in your budget, please list your monthly expenses by type and amount (Mortgage, car, utilities, insurance, phone, internet, etc) Here's why I need this information before I can invest. Question 3 tells me you are aware of all your debts and the interest rates associated with them. Question 4 tells me you are aware of your own financial situation and you know where your money is being spent. I have very little information to decide if I want to invest in your loan. If you can't be bothered to answer these questions, it makes me feel like you won't be bothered to pay back the loan. Your loan has been listed for 7 days now and has only attracted 36% funding. Unless you suck it up and answer our questions, it will not be fully funded. -Sincerely, -LL	Type your answer here.why would i not pay back my loan also i have house for sale i know what i half to pay if you dont want to invest dont

Member Payment Dependent Notes Series 535375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535375	$25,000	$25,000	15.95%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535375. Member loan 535375 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Cole, Scott & Kissane	Debt-to-income ratio:	8.27%
Length of employment:	10+ years	Location:	New Port Richey, FL

Home town:
Current & past employers:	Cole, Scott & Kissane
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,126.00	Public Records On File:	1
Revolving Line Utilization:	65.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Cole Scott and Kissane? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $6,126 Revolving Credit Balance total debt (65.20 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ now actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $25,000 loan; $6,126 Revolving Credit Balance; $18,874 is the extra cash that will be received (less loan's origination fee) that is either consolidating, or that is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. An answer will help many lenders who read Q-A's, and myself, together to fund your loan.] [6] Transunion Credit Report shows Public Record 100 months ago. What was Public Record? a-n-d What was final dispostion? Advance thanks for SIX answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 07:43 ET.	1. My employer, Cole, Scott & Kissane is a law firm. 2. I am an attorney at law. 3. As of this time, my visa credit card balance is $7700. I also owe about $1800 on my Sears credit card. I usually pay 1 or 2 thousand dollars on my visa monthly. I just incurred the Sears debt and have not started making payments but I have a one year period of no payments or interest on that account. 4. The purpose of the loan I am applying for here is to pay off a student loan debt of a little over $30,000. 5. I plan on paying off this loan, should I get it, monthly over three years. 6. I do not know what the Public Record you are referring to is.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I hold title to my home in my name. 2. Based on recent sales in my neighborhood, my home is worth about the same money I owe on the mortgage which is approxiamtely $235,000.
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 6 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents then YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, national and California,Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Friday 06.25.2010 6:39 AM ET.	I submitted my last 2 pay check stubs yesterday but have not received a response from Lending Club yet. Lending Club also told me that there is trouble getting email confirmations verified. They suggested I try another email address which I did and it didn't work either. I switched back to my originally submitted email because the second one I used was not mine.
As an attorney, you should understand the process behind a public record and the impact. Please provide details on this and what has changed since that time.	I said I didn't know what the Public Record was because I didn't at the time have a copy of my credit report. Due to my hectic schedule at work, I'm not always able to do things as quickly as I would like. I have a copy of my credit report and the Public Record is a reflection of a joint bankruptcy filed with my husband in February, 2002. At the time I was not working because I chose to stay at home with my 3 young children. Unfortunately, my husband's business failed and we had to file the bankruptcy. It was a chapter 7 filing and was discharged.

Member Payment Dependent Notes Series 535385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535385	$15,000	$15,000	13.23%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535385. Member loan 535385 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,308 / month
Current employer:	APL FEDERAL CREDIT UNION	Debt-to-income ratio:	8.86%
Length of employment:	4 years	Location:	COLUMBIA, MD

Home town:
Current & past employers:	APL FEDERAL CREDIT UNION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > Hello everyone. Thank you for looking at my loan request. I have 4 accounts that I would like to merge together into one payment, 3 of which are credit cards with interest rates ranging from 16%-24%.The last account is a small personal loan that I have about $1994 left on it to pay. The interest for this isnt so bad, its $13.99% but instead of having 4 payments, I would like to have just 1.I also have a goal to own a home after I clear out this debt.So in about 3-4 years.I know there are tons of loans to fund,and many with better situations then mine.I have worked very hard since 2002 to keep my credit in decent shape.Most of this debt is from helping my parents out financially.They are both on fixed incomes and my father is a liver transplant recipient.I am the middle child of 3 and the only stable one in the family who has been able to lend a hand.I am at a point where i have had to limit myself before I get in over my head.If you have any questions, please dont hesitate to ask.Thank you very much! I also plan to close out the higher interest rate card after it is paid off.I also just this month paid off a share secured loan that probably hasnt reflected on my credit report.Thank you again. Borrower added on 06/29/10 > I wanted to take the time & thank all the investors who have funded my loan thus far.By being able to hopefully consoldate my debt it will really put me in a better place.Not only will I be saving money as my monthly payment will be a few hundred dollars lower, but I also have an end date to my debt and that is so feeing.I also wanted to say that since I will now be saving money,I will be able to re-establish a savings account & will have more liquid money free instead of using plastic to also help out my parents who are still in need.This is a great program and I am blessed that I stumbled accross this website.Thank you again to all the investors who have funded me & to the investors that plan to fund me.Maybe I will be able to return the favor by becoming an investor one day soon as well :)

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	7
Revolving Credit Balance:	$11,026.00	Public Records On File:	1
Revolving Line Utilization:	28.90%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Thank you for your interest.The debts that I am paying off with this loan are: Wachovia Bank- $2000 (13.99%) Fixed rate loan monthly payment is $120 Capital One CC- $2000 (19.99%)monthly payment $250 Chase Bank CC- $6600 (26%)monthly payment $300 Bank Of America CC- $3500 (21.99%)Monthly payment $250-$300. If there is anything left over I will put it in my savings to start rebuilding what I have had to use.Thank you so much.-Brandi
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, thanks for reviewing.Im sorry I do not own my home.My husband does.It was his home prior to us getting married.There wasnt an option for that.Maybe I should have chosen rent.We owe $219K and the home is worth maybe $230-240K at the max.It really has lost value & this is why we havent sold it yet to purchase a new home w/ both of us on it.Thank you for your interest.-Brandi
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer APL FCU ? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $11,026 Revolving Credit Balance total debt (29.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 08:43 ET.	Hello thank you for your interest. Here are the answers to your questions: APL FCU stands for Applied Physics Lab Federal Credit Union, I am a Member Services Associate which means that I have dual roles at my place of employment.We opened a state of the art branch and I do teller transactions as well as enrolling members in memberships,loans,IRA's,basic information, disputes.I am the first person and the last person my members see when they enter our establishment.I have been employed here for 4 years. The payments that I am paying each month to my revolving debts are,$250-$300 to Chase CC,$200-$300 to BAO CC,$200 to Captal One, and $120 to a closed end loan that I am including in this debt consol. I would probably use the full 3 years to pay off the loan, however I would send extra payments when I can work that into my budget, for example I do receive bonuses as well so in that event I could make an extra payment. I hope this information help you,please dont hesitate to ask more if you should have any further questions.I appreciate your interest.Thank you- Brandi

Member Payment Dependent Notes Series 535406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535406	$10,000	$10,000	16.45%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535406. Member loan 535406 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	johns hopkins hospital	Debt-to-income ratio:	8.93%
Length of employment:	6 years	Location:	baltimore, MD

Home town:
Current & past employers:	johns hopkins hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$8,045.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 535408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535408	$10,000	$10,000	15.58%	1.00%	June 30, 2010	July 6, 2013	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535408. Member loan 535408 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	R.G. Niederhoffer Capital Management	Debt-to-income ratio:	9.38%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	R.G. Niederhoffer Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,358.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am very interested in funding your loan but have a few questions. Have you begun to verify your employment/income with lending club? Doing so may greatly increase the number of people willing to fund your loan. What debts do you currently have (credit cards, loans, etc.). Please list the amounts, interest rates, monthly payments and whether or not they will be paid off with this loan. Thanks and good luck with the loan!	yes I have verified employment.

Member Payment Dependent Notes Series 535463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535463	$15,000	$15,000	16.45%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535463. Member loan 535463 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	Equifax	Debt-to-income ratio:	19.88%
Length of employment:	< 1 year	Location:	ALPHARETTA, GA

Home town:
Current & past employers:	Equifax
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I pay my bills like clock work. I have never been late on a credit card or any loan and my home is owned free and clear, but I did not want to tie up any equity into this transaction. I just want to get completely debt free in less than 5 years and have a manageable fixed payment. Borrower added on 06/28/10 > This is a low-risk, high return loan. This loan will pay off all revolving debt currently at $420 + a month (minimum payments) and consolidate it into a lesser payment of $368.00. This will also increase my credit score and allow me to refinance my 2 car loans and save additional money every month. If you invest in this loan, you will save me close to $200.00 a month.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,700.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No there is no mortgage on the house. There is no mortgage payment, but my total revolving debt payments right now are $400.00 a month. I also have 2 car payments that are a total of $630.00 thus making my debt-to income ratio close to 20%. 2. My spouse and I hold the deed/title 3. No HELOC 4. Value is at 210K 5. Lived there 5 months Please let me know if you have any other questions. I can assure you I am not a deadbeat and I pay my bills. I work for Equifax and understand the way credit works.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Title is in my name and my spouses name. 2. We own the home free and clear thus have about about 210K in equity. Home value last appraised at 210K in February 2010 and balance owed is zero. Thanks, Dan
Your application looks pretty good, how long will it take you to pay off this loan, and what specifically do you do at Equifax?	This loan is a five year term, but I do plan on trying to pay it off sooner, hopefully in 3 years. It will help once I refi my car notes so I can apply more to the payments. At Equifax I am in business development. Currently I am #1 in sales on my team and business is booming.

Member Payment Dependent Notes Series 535489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535489	$5,600	$5,600	11.49%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535489. Member loan 535489 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	USDA-AFRS	Debt-to-income ratio:	5.98%
Length of employment:	9 years	Location:	Hagerstown, MD

Home town:
Current & past employers:	USDA-AFRS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,515.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is titled in my name, but I do have a mortgage and heloc. Home value is about 195000 with a mortgage heloc/balance of 135000 for a total of around 60000 in equity. Thanks.
I'm interested in funding your loan, but have a few questions. (1) Are there one or two incomes in your household and if there are two, how much does the other person make each month? (2) What are your monthly expenses (mortgage, car, credit cards, student loans, etc.)? (3) What is the total cost of the bike? Thanks.	There are two incomes, the other is a little over 20k per year. My monthly expenses total about 2400 per month for bills only (not food, incidentals, etc.). I have no auto loans and total credit card debt of less than 500 dollars normally, if any at all. The bike itself (motorcycle, just to be clear) is 4700, but there is tax, title, tags, and protective gear to consider also. Thanks for your consideration!

Member Payment Dependent Notes Series 535504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535504	$5,000	$5,000	16.45%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535504. Member loan 535504 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,129 / month
Current employer:	Veterans of Foreign Wars	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	Mechanicsburg, PA

Home town:
Current & past employers:	Veterans of Foreign Wars
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I`m going to referbish my ford explorer, tranny,ac condenser and radio

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	62
Revolving Credit Balance:	$7,612.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you do for the VFW? What was your previous job and how long were you there?	Type your answer here. I`m a state service officer, I help Veterans and there dependents apply for the benifits that they earned from there military service. I also help them file for service connected medical conditions, or injuries sustained durning there service term, or wounds received in action. I can also represent a veteran with an appeal before the Department Of Veterans Affairs, if there claim was denied. I was self employed, as a cutlery rental service for 24 years. I had a business in New Jersey, but time and travel just got too much for me, and when this oppertunity came my way, I jumped at the offer to help my fellow Veterans. I`m accredited and certified with the VFW and the Dept. of Veterans Affairs.
What are you actually going to use the loan for, please explain in detail? Thank You	Type your answer here. Buy a rebuilt transmission, Jasper,3yr/100,000 mi. , condenser for the AC, Radio and a new antena

Member Payment Dependent Notes Series 535513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535513	$5,400	$5,400	7.51%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535513. Member loan 535513 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Akwesasne Mohawk Casino	Debt-to-income ratio:	22.20%
Length of employment:	3 years	Location:	North Bangor, NY

Home town:
Current & past employers:	Akwesasne Mohawk Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Buying a Truck & Village Taxes

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,962.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 535515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535515	$5,000	$5,000	17.93%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535515. Member loan 535515 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Ceadarhouse School	Debt-to-income ratio:	12.49%
Length of employment:	4 years	Location:	Henrico, VA

Home town:
Current & past employers:	Ceadarhouse School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$9,252.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is for your girl? What do you plan to use the loan for? Loan description?	My girlfriend and I have decided to take the next step and move in together, as I am in the process of hopefully securing a higher-paying job in the next couple of months. My girlfriend has some bills to pay and does not currently have a vehicle to drive. While she has applied for several potential jobs in my area, she is limited by her lack of transportation. We have a plan that should work out for us in the long-term, but the immediate future holds mounting costs that largely fall in my lap. I wish to help my girlfriend pay off her debts, continue to work on paying off my own past debts, and get us through the next couple of months without losing our home, my vehicle, etc.
Good Morning, I would love to help fund your loan, but first please contact Lending Club to verify your account AND income. Thanks!	I was under the impression that this information was already verified. I shall looked into making sure that it is taken care of. Thank you.
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.23.2010 at 7:37 AM ET	Thank you for the advice. I certainly appreciate it.
Specifically, what are the loan proceeds to be used for?	My girlfriend and I have decided to take the next step and move in together, as I am in the process of hopefully securing a higher-paying job in the next couple of months. My girlfriend has some bills to pay and does not currently have a vehicle to drive. While she has applied for several potential jobs in my area, she is limited by her lack of transportation. We have a plan that should work out for us in the long-term, but the immediate future holds mounting costs that largely fall in my lap. I wish to help my girlfriend pay off her debts, continue to work on paying off my own past debts, and get us through the next couple of months without losing our home, my vehicle, etc.
Hi, What do you do at Ceadarhouse School? What are you using the loan for? Thank you for your answer.	I am a Junior Kindergarten teacher at The Cedarhouse School. I also tutor part-time for a local-franchised affiliate of a nationally-known company. I am, however, currently entertaining the option of returning to contractual position with a public school system. My girlfriend and I have decided to take the next step and move in together, as I am in the process of hopefully securing a higher-paying job in the next couple of months. My girlfriend has some bills to pay and does not currently have a vehicle to drive. While she has applied for several potential jobs in my area, she is limited by her lack of transportation. We have a plan that should work out for us in the long-term, but the immediate future holds mounting costs that largely fall in my lap. I wish to help my girlfriend pay off her debts, continue to work on paying off my own past debts, and get us through the next couple of months without losing our home, my vehicle, etc.

Member Payment Dependent Notes Series 535516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535516	$5,000	$5,000	13.98%	1.00%	June 30, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535516. Member loan 535516 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	AES Electronics Recycling, Inc	Debt-to-income ratio:	8.20%
Length of employment:	5 years	Location:	cypress, CA

Home town:
Current & past employers:	AES Electronics Recycling, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Hello! I am looking to get a little extra for a down payment on my first condo! A little background about me. I work for a GREEN environmental compliance company.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,941.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $5,000 HDP category loan. My questions are: Number [1] Brief description your employer AES Electronic Recycling? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Great questions! AES Electronics Recycling, Inc. is a state and epa licensed electronics waste disposal company. They provide corporate compliance and environmental solutions to companies and local government. Currently, my positions is President. I over see 4 executive officers and 4 warehouse workers daily. My intention is to pay off the loan in 2-4 years. Thanks and I hope this helps.

Member Payment Dependent Notes Series 535519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535519	$10,000	$10,000	15.21%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535519. Member loan 535519 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	OneWest Bank	Debt-to-income ratio:	10.93%
Length of employment:	3 years	Location:	PASADENA, CA

Home town:
Current & past employers:	OneWest Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I plan to use the funds to consolidate two credit cards that I have. Between the monthly minimum payments and the amount that I pay over the minimums to drop the balance I am paying close to $500.00 a month for these two alone. Even at this monthly payment amount I won't have paid off the cards for another 5 years. I have stable employment with a company that I have been with for 3.5 years. I make enough income each month to support myself and my debts, however I have 3-5 year goals that would be better supported by my expediting my debt payoff. My gross monthly income is slightly over $7000 a month and my monthly housing costs are 24% of that. I have spent the past four years working to build and improve my credit history and have no intention of defaulting or doing anything that would jeopardize myself and my credit history.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	36
Revolving Credit Balance:	$11,890.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I plan to pay two credit cards using the loan 1. Bank Of America - $6108.19 and 2. Discover - $4790.54. The minimum payments for both is $271.00 per month ($175 for BOA and $95 for Discover), however I regularly pay above the minimum trying to put at least an additional $100 into each card each month. My monthly payments for both cards have averaged $489.00/ month since February of this year. The loan request amount is slightly less than the sum total of both cards, however I am comfortable paying the difference that remains from the loan request amount and the current balances in the next three months on my own without increasing the loan amount. Thank you.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	When I logged in to answer this question I saw that the funding was at 100%. To answer the question though, I would have accepted if the funding was between 85% and 100%, as it would have been enough to pay one card completely and half of the second. Thank you.

Member Payment Dependent Notes Series 535580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535580	$10,000	$10,000	13.23%	1.00%	July 2, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535580. Member loan 535580 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.60%
Length of employment:	n/a	Location:	Leverett, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,347.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Sunday 06.27.2010 at 05.27 AM ET	Nice to here for a Marine,I also served in Vietnam in the USMC. I retired from Civil Service five years ago.I worked at the Air Station in Norfolk. I now work part time doing truck repairs,mechanic,welder and general do all. I also do welding and mechanical work for diffrent people in the area.It seem like I work full time there's alway's something to do for someone everyday. I recieve this extra money and my retirement.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment -income verification. They are only persons to whom the borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Semper Fidelis, Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 10:11 PM ET	Type your answer here. P.S. My wife has a permenent job as a baker and she work's an average of 25 to 30 hrs. a week.

Member Payment Dependent Notes Series 535601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535601	$7,000	$7,000	13.61%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535601. Member loan 535601 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Start Fresh CRA	Debt-to-income ratio:	0.67%
Length of employment:	3 years	Location:	Twinsburg, OH

Home town:
Current & past employers:	Start Fresh CRA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Dear Investors, The business I own and operate is one that helps people with a much needed problem in today's economy - inaccurate, bad credit. We are very experienced, knowledgeable, and good at what we do and we have stacks of results to prove it. However, many states require that you're licensed to do business in that state. And while it is our #1 goal to help as many families as we can, we wish only to operate 100% legally, ethically, & morally which includes maintaining proper licensing as required by each state, thus the reason for this small business loan assistance request. The licensing for our business to run in a particular state is not at all cheap, yet not in our budget to dish out all at once. So that is what this loan will be used for. I am very much capable of repaying this loan. I'm very stable. I net a minimum of $3,000 per month. I'm willing to provide you with whatever documentation necessary upon request for this loan and can answer any questions you might have. Thank you for giving my business a chance to grow and to help others. I look forward to doing business with you soon!

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$280.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 535623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535623	$15,000	$15,000	14.35%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535623. Member loan 535623 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,664 / month
Current employer:	Digital Management, Inc.	Debt-to-income ratio:	23.88%
Length of employment:	< 1 year	Location:	Fort Washington, MD

Home town:
Current & past employers:	Digital Management, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	33
Revolving Credit Balance:	$20,323.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. No 2. Purchase price: $508,000.00/Amount owed: $479,000.00
1. Digital Management, Inc. - what is it and what do you do there? 2. Employment less than 5 years - what was your previous employment? 3. Revolving Credit Balance: $20,323.00 - please itemize. 4. What is your monthly mortgage? 5. Gross Income: $8,664 / month - perhaps your mortgage payment is significant to this question but why is your salary not enough to reduce your monthly debts?	1. Digital Management, Inc. is an information technology strategy and solutions company focused on providing solutions to Federal agencies. I am a Data Management Process Analyst but can not say exactly what it is I do. 2. Prior to this, I also worked for DHS, just a different component. 3. Three credit cards: 10,000/5,000/5,000. 4. 1,250.00. 5. I have car payments and other bills but, I just want to consolidate into one payment. I can make my payments but, it will be quicker, easier, etc. to pay off if just one payment. I would probably double up.

Member Payment Dependent Notes Series 535672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535672	$9,600	$9,600	15.95%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535672. Member loan 535672 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Westminster Police Department	Debt-to-income ratio:	17.28%
Length of employment:	2 years	Location:	glen rock, PA

Home town:
Current & past employers:	Westminster Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I would really like your help to pay off my debt. I am former military and now have a family to take care of. Your interest rate is one of the best that I have found. Investors your time and money is appreciated

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	78
Revolving Credit Balance:	$3,102.00	Public Records On File:	1
Revolving Line Utilization:	48.50%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $9,600 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report show 1 Public Record on File 88 months ago. What was Public Record? a-n-d What was Public Record final disposition? Number [2] Position (Job/What you do) currently for employer Westminster Police Department? (Patrol? Admin/Support? Court/Warrants? Or what?) Number [3] Transunion Credit Report shows the $3,102 Revolving Credit Balance total debt (48.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $9,600 is loan; $3,102 is Revolving Credit Balance; $6,498 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.24.2010 at 06:43 ET.	I am a police Officer there, I want to pay off my debts which I currently pay $450 a month some have not so good APR's. The total amount is that of $8000. Thank you for your time.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I am not sure where you got this information, but my credit cards all together are that of approximately $8000 with not so good interest rates. That is why I would like the opportunity to clear this matter up. Thank you.
Will you please list your debts, your rent per month and your last delinquency(and why this delinquency occurred). Also can you give me a brief gameplan of how you plan to keep your debt/spending in check once if you get the loan. Thanks	My rent is $500. My game plan is to consolidate into one loan with a better apr than I currently pay and to get out of debt. I owe Credit card #1 approximately $5000, #2 $700, #3 $400 and number 4 $2400
Me again. Whhy did you NOT answer Question Number 1? Number [1] Transunion Credit Report show 1 Public Record on File 88 months ago. What was Public Record? a-n-d What was Public Record final disposition? Every lender sees this when they view tour Transunion Credit Report. It's there and won't be "going away" any time soon. So why the reluctance to answer legitimate question?	I am not too certain what public record 88 months ago would have been. However, I can assure you that despite my credit report, I am more mature with my financial bearing now.
You selected 3-years repayment term. How long do you intend to keep this loan before payoff? Less than 1 year? 1 to 2 years? Or use the full 3 years time allowed.	I would probably use the 3 years, however on the months or times I can pay more you better believe I will. THank you I appreciate your help

Member Payment Dependent Notes Series 535687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535687	$4,000	$4,000	10.75%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535687. Member loan 535687 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,162 / month
Current employer:	n/a	Debt-to-income ratio:	5.94%
Length of employment:	n/a	Location:	Watertown, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > Still need to cover $6500. Looking for investor who wants big return quickly.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,179.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	This loan is to pay taxes on an inheritance. The taxes must be paid before the inheritance can be released. The inheritance amount is substantial, and the tax is $15,000. My monthly expenses are low and conservative, I have no children, and I have no other outstanding loans. My credit record is clean and have been current on all debts for many years. No late payments in more than 10 years.
If the inheritance is substantial, do you plan to pay off this loan sooner than 60 months? Is there a reason why you didn't apply for 36 months?	I could not secure any other way to find an investor and I don't know how long it will take to raise the entire amount needed, with is now at $10,500 since $4,500 has already been paid.
Hi, why isn't the tax paid out of the estate? Is it illiquid, like a farm or something? Will it provide income after you receive it? It's not from a widow in Nigeria, is it? :-) Thanks, and good luck with your loan.	The money is in Europe and the taxes must be paid before it is released.

Member Payment Dependent Notes Series 535707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535707	$10,000	$10,000	15.58%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535707. Member loan 535707 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Chandersons	Debt-to-income ratio:	13.39%
Length of employment:	5 years	Location:	East Aurora, NY

Home town:
Current & past employers:	Chandersons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,804.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.yes my name is on it, i owe about $100.000 on it and its worth about $130.000
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.My name is on the title.. i owe 100.000. house is valu is about 135.000.
I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Chandersons? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Type your answer here.Chandersdon's is a restaurant. I am the head Chef of the restaurant. I would try and pay the loan as fast as i could, it mite take the whole time...Thank you.. Kevin Wilson..

Member Payment Dependent Notes Series 535721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535721	$12,000	$12,000	17.56%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535721. Member loan 535721 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Sensient Flavors	Debt-to-income ratio:	12.65%
Length of employment:	10+ years	Location:	Juneau, WI

Home town:
Current & past employers:	Sensient Flavors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I will be using the money to pay off credit card debts. Capital One $6600.00 Discover $3200.00 Horicon Bank $1350.00 Auto repairs $750 We are currently paying about $650 a month and looking to get funding to pay these off and have a lower payment and pay them off in 5 yrs instead of 10 to 15. We have a mortgage of $1100.00 a month with taxes Are combined income is $100,000 Net is $5200.00 Expenses $3750.00 Mortgage $1100 Food and gas $600 Auto/home/life ins. $275 Cell Phones $225 Internet/DIsh $150 Credit cards and loan $650 Utilities $250 Miscellaneous $500 My job is very stable as I work in a food plant as a Lab Technition for 17yrs. Borrower added on 06/24/10 > Also we have no vehicle payments, but we have repairs time and again. By getting funding to lower my payments and also getting it paid off in less time it will enable us when the time comes and we have to get another used vehicle. Also under miscellaneous we could also maybe add another $100 to $200 for dentist and medical. Pending on how the year is going. We owe about $110,000 on the mortgage..

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$9,331.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Thanks for your response I will take care of that.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thanks for your response and I will take care of that.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My name and my wifes. $110,000 balance and home valuation is about $115,000
I am interested to help fund your $ category loan. My questions are: Number [1] Brief description your employer Sensient Flavors? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 04:00 ET.	Sensient is a food plant in Juneau, Wisconsin which makes brewers and bakers extracts. The company as a whole has about 55 plants world wide and we are the largest. I'm a lab technition / chemist I run tests on incoming products and products produced in the plant. I'm looking at about 4 yrs at least to pay the loan off if not 4 1/2.

Member Payment Dependent Notes Series 535754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535754	$8,000	$8,000	7.88%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535754. Member loan 535754 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Starwood Hotels & Resorts	Debt-to-income ratio:	4.78%
Length of employment:	9 years	Location:	Woburn, MA

Home town:
Current & past employers:	Starwood Hotels & Resorts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > the loan is for home improvements so we can sell it.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	47
Revolving Credit Balance:	$29,584.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 535772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535772	$5,000	$5,000	16.45%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535772. Member loan 535772 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Graziano's	Debt-to-income ratio:	16.88%
Length of employment:	6 years	Location:	chicago, IL

Home town:
Current & past employers:	Graziano's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,919.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Graziano's and what is your position there? Thank you	Graziano's is a restaurant and I work as a server.
Hi, Since this is a debt consolidation loan, please list your debts, the interest rates, and the amount you pay per month. Please be specific (CC1, $2000 balance, 23.9% APR, $200 per month) Thanks in advance for answering my question. Sincerely, -LL	Capital One: $1,200 ( I pay $100.00 a month) 7.15% APR Best Buy Account: $800 ( I pay $50.00 a month) 24.24% APR Best Buy Mastercard: $400.00 (I pay 50.00 a month) 29.90% APR
Your total CC debt is $2,400. 1. Do you also intend to pay back the debt with the lower 7.15% rate?? What will you do with the balance of the loan? Thank you.	I intend to pay back the debt with a lower rate. The rest of the loan would pay what I owe from school to get my college diploma. I owe the school 1,200 dollars, from last semester. I pay them 200 dollars a month. The only way I can get the diploma is to pay back the remaining balance. I am applying for a career related to what I majored in college and having the diploma to show is an A+. Any balance unused from the loan would be immediately returned as payment. I do not wish to bury myself to debt - NEVER. I only use what I need.
Hi, That totals $2400, why are you requesting $5k? And why take 60 months to pay it off at $122/month? If you went with the 36 month loan you'd be paying around $173/month, still less than you're paying now.	I must have made a mistake. I meant to pay it off in 2 years, even less than 36 months.

Member Payment Dependent Notes Series 535805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535805	$7,000	$7,000	7.51%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535805. Member loan 535805 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	DEPT OF THE ARMY	Debt-to-income ratio:	21.27%
Length of employment:	10+ years	Location:	TOMAH, WI

Home town:
Current & past employers:	DEPT OF THE ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,119.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in investing in your loan. Have some questions for you. 1. There isn't any info listed on loan. What type of debt are you paying off? 2. Go into a little more detail on what type of work you do? 3. What are your monthly bills?	I'm paying off some credit cards with high interest rates. I work for the Army and have 15 years in this Aug. My monthly bills avg $1000 a month.

Member Payment Dependent Notes Series 535839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535839	$12,000	$12,000	7.88%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535839. Member loan 535839 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,082 / month
Current employer:	athenahealth	Debt-to-income ratio:	11.36%
Length of employment:	3 years	Location:	ALLSTON, MA

Home town:
Current & past employers:	athenahealth
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,756.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	In order of cost: Mortgage $1000 Food $300 Utilities $100 Cable/Internet $50 Gym $38 Phone $23 I pay my credit cards in full every month and don't carry a balance due to the incredibly high rates credit companies charge. I have no car (so no car insurance), no childcare costs (since I have no children) and am out of school with no student loans to pay off. Thanks.
What is it you plan on using the requested funds for?	I borrowed some money from my parents to help with the down payment on my house and I would like to pay them back.
parents dont charge interest.. we do.. why would you want to do this	My parents actually are charging me interest =P There are a couple reasons why I decided to take out this loan: - To be completely financially independent from my parents so I don't feel like I owe them when I'm around them. - They are in the market for buying another investment property and the cash would help them out a lot.

Member Payment Dependent Notes Series 535858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535858	$10,750	$10,750	15.95%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535858. Member loan 535858 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,117 / month
Current employer:	Metropolitan National Bank	Debt-to-income ratio:	22.78%
Length of employment:	3 years	Location:	Conway, AR

Home town:
Current & past employers:	Metropolitan National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I've had zero delinquencies, I have a full time job and I own a business. This loan will help me combine my credit card accounts.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,911.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes it is in my name. I've only owned my home for 1 year. The home is valued at $133,000.00 I owe $128,230.00

Member Payment Dependent Notes Series 535908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535908	$15,000	$15,000	13.98%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535908. Member loan 535908 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,416 / month
Current employer:	Fairfax County Public Schools	Debt-to-income ratio:	14.46%
Length of employment:	9 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Fairfax County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I would like to see where my money is going, but when I am paying into various institutions I just don't see a finish end.I can not save money that way.Thank you, if you choose to help me.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,059.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Wednesday 06.23.2010 at 7:53 PM ET	Type your answer here.I don't understand, what is the question?
As intro said ...."Borrower, No questions asked; No answers required. Email FYI."... Email told you that now loan listed for lender consideration, what YOU need to do NEXT so that loan attracts lenders who actually commit their $ to fund your loan. That is ASAP get your loan "Approved" for later issue by contacting Credit Review and submitting required income documents. The longer you wait, wait, wait (procrastinate) before doing this means the longer, longer, longer lenders will pass on funding your loan. REREAD earlier email that provides necessary info to follo-up on. Lender 505570 USMC-RETIRED 06.24.2010 at 3:35 AM	Do you need copies of my check stub and income tax? Please tell me what year should I fax. I will have them ready for you. Thank you!
Hi, I'm interested in funding your loan, but I need some more information. 1) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For example CC1, $2000 balance, 23.9% APR, $200 per month. 2) What do you do for FCPS? Sincerely, -LL P.S. US Marine Corps-Retired was telling you some things you need to do to to help move this process along. Reread his post and follow the directions, it can help get you funded faster.	Hello, thanks for your interest in funding my loan. I hope my answer will be helpful.To be truthful, all I was looking at, is just to pay money to one institution instead of several. The interest rate was not my reason for consolidation. However, here is the information you requested. Capital one balance $2,500,15.24%,$200 per month.Penfed cc balance 3,279,13.99%,$100 per month, other Penfed loan balance 3,135,8.99%,$253 per month.Apple FCU balance 6,420,6.00%APR,$264 per month.#2 I am an office assistant at one of FCPS, Which is on Fort Belvoir.Thanks again and I do hope that I have answered your questions.
What do you do for the Fairfax schools?	What I do for the Fairfax schools? I am an office assistant. I work for fairfax county. I work in the office of one of fairfax county public schools. That school is located on Fort Belvoir. That is why fairfax county government is my employer. I do hope this has help you in some ways.

Member Payment Dependent Notes Series 535912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535912	$3,250	$3,250	15.21%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535912. Member loan 535912 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Rite Aid	Debt-to-income ratio:	23.11%
Length of employment:	6 years	Location:	LEVITTOWN, PA

Home town:
Current & past employers:	Rite Aid
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,831.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	pay off high interest credit card debt and start saving to go back to school

Member Payment Dependent Notes Series 535922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535922	$16,000	$16,000	13.23%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535922. Member loan 535922 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$30,000 / month
Current employer:	NYPD	Debt-to-income ratio:	1.07%
Length of employment:	1 year	Location:	Ridgewood, NY

Home town:
Current & past employers:	NYPD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,405.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$30K PER MONTH Gross Income at NYPD?	I am gald to answer your question. but enclosed income is 30K per year not per month
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Wednesday 06.23.2010 at 7:53 PM ET	Sorry that was a misatke it is 30K per year not per month. I will contact the Lendingclub to update this information.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NYPD? Number [2] Transunion Credit Report shows the $12,405 Revolving Credit Balance total debt (64.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 8:21 PM ET.	well my job title is a Traffic Agent and regarding your second question it is true that I have soem debt that I am about to pay off. I am making more than just a minimum monthly payment. The answer to your third question is that my intent is to pay off this loan in less than 2 years.
Borrower, Loan listed several days for lenders consideration. Loan is only 15 percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. Home Office CLOSED Saturday, Sunday, US, CA Holidays. Good luck follow-up rquest. Lender 505570 USMC-RETIRED Tuesday 06.29.2010 6:39 AM ET.	Sorry that was a misatke it is 30K per year not per month. I will contact the Lendingclub to update this information.
Am curious as to your income stream. $30K/month seems high for NYPD pay. If you were to supply additional information as to your current situation and why you feel that Lending Club is a better option, you may stand a better chance of being funded.	Sorry that was a misatke it is 30K per year not per month. I will contact the Lendingclub to update this information.

Member Payment Dependent Notes Series 535934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535934	$3,600	$3,600	15.95%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535934. Member loan 535934 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Extended Stay Hotels	Debt-to-income ratio:	3.12%
Length of employment:	< 1 year	Location:	Littleton, CO

Home town:
Current & past employers:	Extended Stay Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > Will try to pay it off faster,, Borrower added on 06/25/10 > Thank you

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,071.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I may be interested in funding your loan, however I need a bit more info. What type of debt are you paying off?	The idea was to consolidate 2 credit cards and to start up with my college courses. My entire family is watching to see if I can finish this on my own. Thanks..
Hi, I am considering funding your loan--what are your current monthly expenses? position at Extended Stays?	Right now, I don't have monthly expenses since I live with my parents, I am a Front Desk agent at Extended Stays.

Member Payment Dependent Notes Series 535955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535955	$6,000	$6,000	10.75%	1.00%	July 6, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535955. Member loan 535955 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Target Corporation	Debt-to-income ratio:	1.80%
Length of employment:	6 years	Location:	East Patchogue, NY

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Credit Cards are a trap

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,919.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $1919. Why do you want $6000?	I also am married and my wife has two cards in her name that total 3000 dollars. Also i would like to finish building our computer. If you have any other questions feel free to ask.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	Rent-$650 Car insurance-190 Electric-avg. 150 every 1.5months Cellphone- 120 I am not the sole wage earner, my wifie also has a part-time job. Credit cards as follows: 2100@13.24% 1300@23.00% 700@19.99% 700@19.99
What is your total household income? How do you plan to avoid additional debt while paying this loan off?	Rent-$650 Car insurance-190 Electric-avg. 150 every 1.5months Cellphone- 120 I am not the sole wage earner, my wifie also has a part-time job. Credit cards as follows: 2100@13.24% 1300@23.00% 700@19.99% 700@19.99

Member Payment Dependent Notes Series 535968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535968	$5,500	$5,500	13.23%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535968. Member loan 535968 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Debt Free National Group	Debt-to-income ratio:	15.20%
Length of employment:	2 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Debt Free National Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > My wife and I had been trying to have a third child for several months and had been unsuccesful in our attempts. But wouldn't you know it, as soon as we lost maternity coverage, we are blessed with number 3 on the way. I am asking for your kindness to help me keep Mom and Baby healthy. The birthing center does offer a payment plan, but the short payback term (36 weeks) is too restrictive on our current budget. I have a steady income from a secure job and will make repayment of your kindness my top priority. Thank you in advance for your consideration and I will answer any questions you have for me promptly and honestly. Borrower added on 06/26/10 > My sincere gratitude to all that have put their trust in me so far. If you know of any other individuals looking for a solid investment, please feel free to refer them to this listing. You will not be let down.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	77
Revolving Credit Balance:	$8,769.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 535976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535976	$16,000	$16,000	13.23%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535976. Member loan 535976 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Laurel Public Schools	Debt-to-income ratio:	21.35%
Length of employment:	7 years	Location:	Laurel, MT

Home town:
Current & past employers:	Laurel Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > As part of divorce settlement, I am getting the house in my name only and my spouse is getting $11,000.00 upfront cash, pending this loan. I plan on selling the house and paying off debts in near future. Thanks for assistance during this short run cash crunch.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	38
Revolving Credit Balance:	$30,632.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
our narrative ...paying off debts in near future".. doesn't tell lenders much. A $16,000 loan to someone we don't personally know takes between 200-250 participating small lenders to fund it. A loan that only lasts 3 months, 4 months etc. is not worth funding because the interest earned is so small before payoff occurs. How long do you intend to keep this loan active? Less than 1 year? Or longer than 1 year? Lender 505570 USMC-RETIRED 06.24.2010 at 5:09 AM ET	Type your answer here. I understand the concern of not funding a short term loan, but that is exactly what I need right now. I have a settlement due very soon, but not sufficient time to get equity loan nor do I want to refinance my mortgage as I plan on selling the house, which is in my name, in the next 60 days. My hope would be to pay off the loan within a year.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Hello, Yes, the title is in my name alone. The house is valued at $205,000 and I owe $127,500. An equity loan could not meet my divorce settlement timeline, and I don't want to refinance as I plan on selling the house immediately. Short term cash crunch with opportunity to sell and be debt free within 60 days. The real estate market is not as active as last summer but there is movement. Hope this helps.

Member Payment Dependent Notes Series 536025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536025	$15,000	$15,000	16.32%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536025. Member loan 536025 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Progressive	Debt-to-income ratio:	8.36%
Length of employment:	9 years	Location:	Mineola, NY

Home town:
Current & past employers:	Progressive
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,070.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Progressive? Number [2] Transunion Credit Report shows the $10,070 Revolving Credit Balance total debt (39.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $25,000 loan; $10,070 Revolving Credit Balance; $14,930 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.24.2010 at 05:43 ET.	1. Title is Managed Repair Representative, I'm essentially a damage appraiser with many other responsibilities. 2. all cards combined usually pay anywhere from 500-800 a month. Looking to consolidate for one automatic payment from my account. 3. loan is for 15k so after fees should be what i need. 4. will likley payoff in 1.5 years depending on my year end bonus.
What do you do at Progressive? Please detail individually where loan proceeds will go.	I'm a damage appraiser. I'm looking to pay off all credit card debt and have an automatic payment once a month.
Credit report says revolving balance is $10k. Please detail where $15k loan proceeds will go.	Revolving balance is more like 11 plus I have an amex charge card that I pay in full every month. So 15 after fees is about right.
Hi, Since this is a debt consolidation loan, please list your debts and interest rates. (for example: CC1, $2000 balance, 23.9% APR) Please be specific. At any given time there are 300 loans on Lending Club competing for funding. Complete, specific answers will increase your chances of becoming fully funded. Thank you in advance for answering my question. Sincerely, -LL	cc1 978 27.99% cc 2 8376 21.99% cc 3 2096 16.99%

Member Payment Dependent Notes Series 536045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536045	$13,000	$13,000	11.12%	1.00%	July 6, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536045. Member loan 536045 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Regence Blue Cross Blue Shield of Oregon	Debt-to-income ratio:	6.07%
Length of employment:	< 1 year	Location:	HILLSBORO, OR

Home town:
Current & past employers:	Regence Blue Cross Blue Shield of Oregon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,256.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Blue Cross? What's your employment history prior to that?	I am a software quality assurance analyst for Regence Blue Cross. I make sure that the myregence customer portal follows our business rules. Prior to that I held software developer roles at Wells Fargo and Smarsh Inc. While at smarsh, a fast growing startup, built and maintained our custom email compliance toolset. This included optimizing a high volume 35 TB database. While at Wells Fargo I supported my team of 22 business analysts. We were responsible for ensuring software quality on 9 different home morgage loan applications.
I'm interested in funding your loan, but have a few questions: (1) What does your future fiance do and how much does she make monthly? (2) What are your monthly expenses (rent, car, student loans, credit cards, etc.)? (3) You have been at your current job for a short time, what did you do previously?	My future fiancee is an nurse (RN) and makes about 5800 a month, actually a little more than me right now. My only payment obligations (monthly) are my car $306, rent $700, food $300, and utils/netflix/phone. I pay all my monthly expense with my first paycheck of the month ($1740). My credit card payments (included in my total expenses) is usually 600. That ends up being food, phone, utils, netflix. My job history is as follows: I am a software quality analyst for Regence. My team is responsible for ensuring the myRegence web portal business rules. Prior to that I held software development and testing roles for Wells Fargo and Smarsh Inc. At Smarsh I built and maintained their custom email compliance tool. This included optimizing a highy volume 35terabyte database. For Wells Fargo I supported my team of 22 business analysts. We ensured the software quality of 9 different home mortgage processes.
Are you buying a ring for $13,000? Or is some of that going to pay off debts? Seems like an expense beyond your means, and more debt than is advisable. I'm interested in funding your loan but question the wisdom of the amount.	The loan is for the ring, we're having a very small wedding. I make 65k base salary now so I feel the loan amount is good. A wedding ring is a once in a lifetime thing and I just wanted to make it memorable. I chose the 36 month payment plan because the option was given but I intend to repay this in 12-16 months.

Member Payment Dependent Notes Series 536046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536046	$10,000	$10,000	7.51%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536046. Member loan 536046 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	bp	Debt-to-income ratio:	3.06%
Length of employment:	10+ years	Location:	Lebanon, NJ

Home town:
Current & past employers:	bp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	77
Revolving Credit Balance:	$7,770.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of home improvement is this loan for? What is the current balance on you mortgage, as well as the approx. value of the home? Please explain the deliquency 77 months ago.	I am adding central air to my house. value of my home is 430k, ballance is 340k. not sure what deliquency 77 months ago you are reffering to.

Member Payment Dependent Notes Series 536108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536108	$16,750	$16,750	7.88%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536108. Member loan 536108 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	UTMB Correctional Managed Care	Debt-to-income ratio:	23.19%
Length of employment:	10+ years	Location:	Gatesville, TX

Home town:
Current & past employers:	UTMB Correctional Managed Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	59
Revolving Credit Balance:	$18,488.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 06.24.2010 at 6:37 AM ET	Build a metal workshop on our property for personal use.

Member Payment Dependent Notes Series 536134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536134	$16,000	$16,000	7.51%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536134. Member loan 536134 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PERL MORTGAGE	Debt-to-income ratio:	20.04%
Length of employment:	< 1 year	Location:	ELMWOOD PARK, IL

Home town:
Current & past employers:	PERL MORTGAGE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,798.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 06.25.2010 at 6:17 AM ET	Type your answer here. want to buy a car and have some cash for a little home improvement.
What is PERL MORTGAGE and what do you do there?	loan processor, Mortgage company...

Member Payment Dependent Notes Series 536138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536138	$19,000	$19,000	15.58%	1.00%	June 30, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536138. Member loan 536138 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Columbia University	Debt-to-income ratio:	16.72%
Length of employment:	2 years	Location:	Bronx, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Hello! I am a first grade teacher at a private school in Manhattan. I have been teaching for 5 years. I am going to use this loan to pay off all my credit card debt and my student loans. I bring home 3200 a month and my rent is 1200. I do not own a car so the rest of the $2,000 will be mostly my own. I plan to make much larger payments than the required $450 per month. I actually plan to pay $700 a month minimum. I have never paid any credit card late. I would like to make 1 monthly pmt per month instead of my current 5. Borrower added on 06/24/10 > Additional Information My credit card payments currently total about $400 a month and my student loan is $520 a month. The loan amount is for $19,000 but my credit card balance is 10,718. The extra ($8,282) is going to bed used to pay off the student loans. Sounds ambitious but my goal is to pay off the loan in 2 years. I selected the 60 month option to allow for flexibility but plan to tutor next school year to speed up payments on the loan.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	56
Revolving Credit Balance:	$10,718.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed - small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTINGS END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office is closed Sat, Sun, national, and California, Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lenders who commit $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of procrastination, then their loan's $ funding will lag FAR-BEHIND loans listed the same day but Credit Review is quickly finished and loan Approved for issue. A participating lenders role is to exclusively fund selected loans; and if necessary ask clarifying questions. Home Office Credit Reviewer is the only person who conducts borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about requested loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Thursday 06.24.2010 at 5:25 AM ET	Thank you!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $19,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Columbia University? Number [2] Transunion Credit Report shows the $10,718 Revolving Credit Balance total debt (97.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $19,000 is loan; $10,718 Revolving Credit Balance; $8,282 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.24.2010 at 05:43 ET.	Thank You!
What do you do at Columbia? Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I am a teacher. I work at Columbia University's K-8 school. American Express $2600 Monthly Pmt $70 Citibank $7,000 Monthly Pmt - $200 Discover 1000 - Monthly Pmt - 30 Student Loan $8,000 - Monthly Pmt - 450

Member Payment Dependent Notes Series 536139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536139	$10,000	$10,000	7.88%	1.00%	June 30, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536139. Member loan 536139 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,715 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	17.85%
Length of employment:	3 years	Location:	Pasadena, MD

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/23/10 > I am a 24 year old living in Baltimore and working in the defense industry as a staff level Systems/Software engineer. I work for Northrop Grumman, the third largest defense contractor in the world, so we are a very stable company. I plan on using the money to consolidate high interest rate loans. I am a good candidate for this loan because I have a low debt-to-income ratio and have a strong credit history. I have never been late on any payments and pay all my bills quickly. I just recently checked my credit score and is at 720+. Here is a snapshot of my monthly budget Income: 3600 (after tax) Rent: 550 Utilities: 200 Car: 435 Student Loans: 250 Spending (Gas, groceries, etc.) 500.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,446.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 536184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536184	$12,000	$12,000	10.38%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536184. Member loan 536184 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Black & Decker	Debt-to-income ratio:	18.09%
Length of employment:	4 years	Location:	Medinah, IL

Home town:
Current & past employers:	Black & Decker
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > This loan is to gather and consolidate liabilities. I have been employeed by Black & Decker for four years, and am taking a new position at Velux. It is a 45% increase in compensation, going from $34500 to $50125 annually. They are also providing a vehicle. This loan is to cover the remaining balance on my car ($7700, US Bank) and my credit card balance of nearly $4000, Bank of America, so that I can sell my vehicle. I currently pay $318/mo on my car, and $200/mo toward credit. I will apply whatever money earned from selling car toward this balance, as well as a pay-down effort of at least $600 per month. I am engaged, and in October will have a combined household income of $96000. I was once delinquent on a card, which I forgot I had a balance of $68 dollars. I got the notice and payed it immediately. That was in 2004 (I believe). I have had no further delinquencies. I pay $300/mo for rent. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,338.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	This loan is to gather and consolidate liabilities. I have been employeed by Black & Decker for four years, and am taking a new position at Velux. It is a 45% increase in compensation, going from 34500 to 50125 annually. They are also providing a vehicle. This loan is to cover the remaining balance on my car (7700, US Bank) and my credit card balance of nearly 4000, Bank of America, so that I can sell my vehicle. I currently pay $318/mo on my car, and $200/mo toward credit. I will apply whatever money earned from selling car toward this balance, as well as a paydown effort of at least $600 per month. I am engaged, and in October will have a combined household income of 96000. I was once delinquent on a card, which I forgot I had a balance of68 dollars. I got the notice and payed it immediately. That was in 2004 (I believe). I have had no further delinquencies. I pay $300/mo for rent. Thank you for your consideration.

Member Payment Dependent Notes Series 536198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536198	$12,000	$12,000	14.84%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536198. Member loan 536198 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,928 / month
Current employer:	CED	Debt-to-income ratio:	16.56%
Length of employment:	10+ years	Location:	Bryant, AR

Home town:
Current & past employers:	CED
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Just like everyone else, my credit card ompanies have added annual fees, lowered credit limits, & raised my interest rates.I am tired of paying the banks inflated interest.I find the idea of peer to peer lending to be fantastic, & I would like to be an investor as well. My first priority is to pay off high interest debt.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	74
Revolving Credit Balance:	$13,187.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thanks for your interest in financing my loan. I hope I am answering this for you correctly: 1) The mortgage is in my name 2)Mortgage owed...about $205,500. No HELOC loans. Appraisal at $225K.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	HSBC Credit Card $1300 $49 min HSBC Credit Card $1200 $45 min HSBC Credit Card $ 675 $ 25 min Merrick Bank CC $3000 $110 min Cap One CC $500 $15 min Barclay's CC $500 $15 min US Bank $4500 $117 min Thanks for your consideration & have a great weekend!
I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer CED? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 10:320AM ET.	1) CED is an electrical distributor, Consolidated Electrical Distributors. 2) Position is outside sales. 3) 2 year payback would be preferable to me. Thanks for your consideration, & thanks for your service to our country.

Member Payment Dependent Notes Series 536266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536266	$15,000	$15,000	11.12%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536266. Member loan 536266 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	SSP America	Debt-to-income ratio:	8.95%
Length of employment:	2 years	Location:	Sterling , VA

Home town:
Current & past employers:	SSP America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Lots of questions. I'll give a more overview. My Salary is high and I would more likely be someone to fund a loan then request it. However a divorse put my finances in a little disarray as all accounts had to be split, house, lawyer fees, etc.... This loan (Which, to be fair to all, I do plan on canceling if not 100% funded) is a attempt to wrap up the last of these changes under 1 3 year loan with a slightly less payment). I have no outstanding loans not covered by this (1 is still in my name with my ex, however she is 100% responsible for it based on the divorce decree). My fixed monthly expense (Alimony, Car, Rent, Utilities, etc...) equals about 65% of my take home pay. And yes - The money to payback is set to be automatically taken from my bank account every month. Hope that helps. Borrower added on 06/28/10 > Edit - The 65% of my take home pay being part of my montly expenses includes the repayment of this loan.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,706.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances, rates, and payments on the debts you are consolidating? (It's not clear from your profile what debts you are consolidating because your revolving credit balance is $2706)	I have a 3 year old personal loan that that is 13k at 15.9% looking to reduce and extend that mostly to lower monthly payments.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	See summary.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	See Summary

Member Payment Dependent Notes Series 536294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536294	$5,500	$5,500	7.88%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536294. Member loan 536294 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	State of California	Debt-to-income ratio:	2.59%
Length of employment:	10+ years	Location:	Rancho Cordova, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,540.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job with the State of California? The state seems to be in such big financial trouble; how stable is your job over the next five years? You are requesting a loan of $5,500, yet your credit history indicates that you have revolving debt of $7,540. Why the difference? Your answers are appreciated. Wishing you well.	Yes, Califonria is having financial problems but I am one of the lucky ones. I have tenure with the State of over 20 years and even with the possiblity of layoffs my job is extremely stable. I am employed with a "special fund" State department; the department's operating expenses are mostly federally funded and are not a part of the general fund. My original loan request was much higher; I am using the funds to pay a credit card with a high interest rate.

Member Payment Dependent Notes Series 536301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536301	$12,800	$12,800	14.84%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536301. Member loan 536301 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,833 / month
Current employer:	MISI Company Ltd	Debt-to-income ratio:	11.66%
Length of employment:	2 years	Location:	PHILLIPSBURG, NJ

Home town:
Current & past employers:	MISI Company Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I'm full time employed as an hourly contractor, no end date on the contract (and it's just been renewed for three years!). Funds will be used to pay off existing high-payment short-term loans which are making it difficult to pay for "emergency" expenses, e.g. medical and car bills. As a borrower, I have never defaulted on a loan, have never declared bankruptcy or "negotiated" down the principal of a loan.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	26
Revolving Credit Balance:	$9,001.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) My name, and that of my wife as co-owner and co-debtor on the mortgage. (Is this relevant? I'm not offering a lien on my home in security of this loan.) 2) The total balance of the mortgage is approx $280,000. The valuation is uncertain as it has not been evaluated (that anyone has shared with me) in about two years. At that time, the valuation was $305,000. However, this has certainly dropped since then.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Debts to be paid off: Creditor Balance Current Payment Bank of America 1674.95 188.00 Bank of America 3247.23 366.00 Discover Fin Svc 2527.44 260.00 GECC-LOWES 285.05 40.00 Citi/Home Depot 111.67 10.00 Kohl's Dept Store 147.74 50.00 Capital One 1885.28 24.00 Capital One 2500.00 100.00
What is MISI Co. and what do you do there?	MISI Company is a consulting-services company; they provide marketing services and W-2 or 1099 employment arrangements to consultants such as myself. Currently and for the past two-and-three-quarters years, I work on contract with the City of New York as a Database Administrator. MISI bills the City for my time and pays me the lion's share of the proceeds. As I noted elsewhere, this contract is open-ended. The City has, in fact, recently renewed me at the same rate for three years (this means I get no raise during that time, but in the current economy that really can't be viewed as a strong negative).

Member Payment Dependent Notes Series 536333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536333	$15,000	$15,000	16.32%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536333. Member loan 536333 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Walmart	Debt-to-income ratio:	4.03%
Length of employment:	2 years	Location:	Stockbridge, GA

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Additional money for a deck, plumbing, and upgrade the kitchen.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,014.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes the title is in my name only. I just bought the house in November of 2009 so no equity right now.177,900 owed 176,100. I receive a $1677 monthly retirement check from the military. Paying this loan back will never be a problem.
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification independent income verification and vice verse. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value income documents you submit- 2 Earnings Statements or a Direct Deposit receipt, 2009 IRS 1040, or if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When a Credit Review completed application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY LISTING. WAITING UNTIL LISTING AT END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer goal is to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, then ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, national and CA, Holidays. Earlier the Credit Review finished, loan is "Approved" for issue, means sooner your loan attracts lenders who commit their $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lag F-A-R BEHIND loans listed same day but a Credit Review was quickly finished (usually ONE day) and loan is Approved for later issue. A participating lenders role is to exclusively fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer is only person who conducts borrower's employment-income verification. They are the only persons to whom a borrower sends all required income documents. I'll revisit later and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Friday 06.25.2010 at 5:15 AM ET	ok.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Wal-mart Corp? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: You are my ideal borrower; military retired w/pension and second career employed Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.26.2010 at 07:51 AM ET.	No problem
I am interested to help fund your $15,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Wal-mart Corp? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability a-n-d the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 10:13 AM ET.	Pay the loan off in 18 months
I'm confused. If you're planning on paying it off in 18 months, why are you going with the 5 year loan rather than the 3 year loan?	Having lower payments assures you and me that the loan will be paid off. I can afford the 5 year payment plan in good times or bad. Right now, things are going very well. If they continue, as expected, the loan will be paid off sooner.
Please describe the reason for the delinquency on your credit report 40 months ago. Also, please list your current monthly expenses.	Going through a divorce and did not have a good job 40 months ago. Monthly expenses are $2,200 per month.

Member Payment Dependent Notes Series 536352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536352	$7,750	$7,750	11.12%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536352. Member loan 536352 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	US DOJ/FCI Fort Dix	Debt-to-income ratio:	21.77%
Length of employment:	10+ years	Location:	Yardley, PA

Home town:
Current & past employers:	US DOJ/FCI Fort Dix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I will use this money to pay off and then close my Macy's Visa account. The rest of the loan money will be used to partially pay my other credit card account.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,024.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification independent income verification and vice verse. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value income documents you submit- 2 Earnings Statements or a Direct Deposit receipt, 2009 IRS 1040, or if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When a Credit Review completed application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY LISTING. WAITING UNTIL LISTING AT END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer goal is to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, then ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, national and CA, Holidays. Earlier the Credit Review finished, loan is "Approved" for issue, means sooner your loan attracts lenders who commit their $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lag F-A-R BEHIND loans listed same day but a Credit Review was quickly finished (usually ONE day) and loan is Approved for later issue. A participating lenders role is to exclusively fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer is only person who conducts borrower's employment-income verification. They are the only persons to whom a borrower sends all required income documents. I'll revisit later and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Friday 06.25.2010 at 5:15 AM ET	Thanks for the info.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $7,750 Debt Consol category loan. My questions are: Number [1] Brief description employer U S Dept of Justice-Fed Corrections Institute Ft Dix, NJ? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $16,024 Revolving Credit Balance total debt (55.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 06:09 AM ET.	1. I work in a Federal Bureau of Prisons. Federal Correctional Institution Fort Dix, is my duty station. 2. I teach GED prep to inmates incarcerated here have done so for 12 years. I am a GS 11 step 10, with a base salary of 84,000. Other income: The University of Phoenix at 1300 per class. I will be starting my 5th and 6th class for the year in a few weeks. Also, I work part time in a restaraunt as a waiter. 3. Currently, I am paying about $600 a month for all of my revolving debt. 4. My intent is to pay the loan off as quickly as possible. Once funded, three cc will be paid off(Macy's Visa, Lowes, Best Buy). I intend on closing the Macy's Visa and best buy account. With the rest of the balance of the loan going towards the Bank of America cc. Paying this card down will lower my "minimum" monthly payment by at least 50 dollars. I intend to take the difference from what I am paying now, and put it towards repayment of the loan. I'm estimating about 3 and a half years. Thanks for your help. Please let me know if you have any other questions. Dave
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	1. Macy's Visa owe about 2000.00, monthly payment 180.00 2. Best Buy owe about 200.00 monthly payment 20.00 3. Lowes owe avout 700.00 monthly payment 25.00 4. Bank of America owe about 15000.00 monthly payment is 380. This will decrease significantly with a payment of about 4000.00. 5. I'm not sure of the APR's but they are high. I am planning on cancelling the Macy's Visa account. This loan will help to lower my monthly total payments and allow me to pay a little extra on the loan each month and at the same time get me out of debt a bit sooner.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	rent = 675, car + insurance = 400, electric = 50 to 60 a month, phone + internet = 175, food = 125, child support = 1200, student loan = 275, total credit card payment = 600. Primary job bi-weekly 1875, secondary job 100 weekly, third job paid per class taught approximately 6000 per year.

Member Payment Dependent Notes Series 536367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536367	$6,000	$6,000	13.23%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536367. Member loan 536367 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Gene Bruno	Debt-to-income ratio:	23.26%
Length of employment:	8 years	Location:	Saugus, CA

Home town:
Current & past employers:	Gene Bruno
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > I would like to consolidate small credit card debt and a personal loan. In addition to my salary at Gene Bruno, I get $300 a month from my husband and I coach club volleyball six months out of the year with a salary of approximately $4,000 annually; total income per year is about $73,000.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,148.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification independent income verification and vice verse. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value income documents you submit- 2 Earnings Statements or a Direct Deposit receipt, 2009 IRS 1040, or if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When a Credit Review completed application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY LISTING. WAITING UNTIL LISTING AT END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer goal is to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, then ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, national and CA, Holidays. Earlier the Credit Review finished, loan is "Approved" for issue, means sooner your loan attracts lenders who commit their $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lag F-A-R BEHIND loans listed same day but a Credit Review was quickly finished (usually ONE day) and loan is Approved for later issue. A participating lenders role is to exclusively fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer is only person who conducts borrower's employment-income verification. They are the only persons to whom a borrower sends all required income documents. I'll revisit later and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Friday 06.25.2010 at 5:15 AM ET	I'm sorry, but I don't see a question.
There was NO question. Email tells YOU what you NEED to DO to attract lenders and thier $. Do nothing and loan will NOT fund very quickly. Choice is yours.	Please send me the intial question/statement again.

Member Payment Dependent Notes Series 536372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536372	$12,000	$12,000	17.93%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536372. Member loan 536372 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	U.S. Customs & Border Protection	Debt-to-income ratio:	0.72%
Length of employment:	10+ years	Location:	shepherdsville, KY

Home town:
Current & past employers:	U.S. Customs & Border Protection
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,549.00	Public Records On File:	1
Revolving Line Utilization:	38.70%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 536403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536403	$14,000	$14,000	7.51%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536403. Member loan 536403 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	University of Miami	Debt-to-income ratio:	19.04%
Length of employment:	10+ years	Location:	miami beach, FL

Home town:
Current & past employers:	University of Miami
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,903.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and interest rates on the debt you would pay off?	$2,773.28 at 13% rate, $4,554.29 at 13% rate and $4,859.38 4.99%

Member Payment Dependent Notes Series 536445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536445	$2,000	$2,000	7.88%	1.00%	July 1, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536445. Member loan 536445 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	city of rowlett	Debt-to-income ratio:	11.50%
Length of employment:	9 years	Location:	rockwall, TX

Home town:
Current & past employers:	city of rowlett
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Looking for a lower interest rate on a credit card. currently have full time job that I've been at for 9+ years. I put about 3-400 in retirement every month along with 50-100 in savings every month. I pay my bills on time and will more than likely knock this loan out in about 12-15 months max. My monthly income leaves me with the extra funds to pay on this card, but the interest is killing me and I don't feel like I'm getting very far on it very fast.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	38	Months Since Last Delinquency:	3
Revolving Credit Balance:	$3,183.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the 3 delinquencies in the last 3 months. Art	had a baby, husband didn't keep up with the bills as well as I did...he paid them all, just was late with a few as we were in and out of the hospital

Member Payment Dependent Notes Series 536450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536450	$16,000	$16,000	14.72%	1.00%	July 6, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536450. Member loan 536450 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	MapMyFitness, Inc.	Debt-to-income ratio:	17.34%
Length of employment:	< 1 year	Location:	Arvada, CO

Home town:
Current & past employers:	MapMyFitness, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > Securely employed with verified income and no history of problems making payments on any debt obligations. Simply rolling up CC debt into one payment of lower rate after rates were hiked for the first time based on no wrong doing of the borrower after their industry faltered, not me. Bring in $7k/mo after taxes, and have no defaults, late payments, etc on my credit history. Just trying to refinance mild debt into a more appropriate rate. Thank you for your support in this loan.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,099.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) yes, my mortgage is in my name 2) Zestimate??: $360,500 Mortgage : $274,063
Please verify your income with Lending Club. It will help your funding of this loan request! Also let us know more about your work history.	Income has been verified to Lending Club. Just waiting on them at this point, unfortunately... Thank you all again for your support. Loan is almost fulfilled; keep it up!
What is MapMyFitness, Inc. and what do you do there?	MapMyFitness, Inc. was founded in 2006 and maintains its headquarters in Denver, Colorado. Our suite of websites - MapMyFitness.com, MapMyRide.com, MapMyRun.com, MapMyTri.com, MapMyWalk.com, MapMyHike.com, and MapMyMountain.com - are the fastest growing online fitness-oriented social networks and training applications. We target players across the health and fitness spectrum, including healthy and active individuals, race and event directors, and fitness and wellness oriented community groups and clubs. Our sites provide over 1,600,000 runners, cyclists, walkers, triathletes, and hikers, with an array of online training tools, including an advanced geo-mapping application, a database of searchable saved routes, training logs, interactive community groups, dedicated discussion forums, fitness calculators, global event listings and opportunities to compete virtually. Additionally, we offer mobile applications that use the built-in GPS functionality of the iPhone and BlackBerry to enable users to track and record their fitness activity. I am in charge of product development teams of all mobile products (iPhone, Android, and more).

Member Payment Dependent Notes Series 536504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536504	$7,750	$7,750	17.56%	1.00%	July 6, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536504. Member loan 536504 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Capital Graphic Group	Debt-to-income ratio:	21.34%
Length of employment:	3 years	Location:	Monroe, CT

Home town:
Current & past employers:	Capital Graphic Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	68
Revolving Credit Balance:	$38,863.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your revolving debt balance of $38,863. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I plan to use the money to pay down my Citibank Visa Balance..
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold title. The home is valued at $699,000 and I owe $507,000.
Second attempt at getting a responsive answer: Please itemize your revolving debt balance of $38,863. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Your system keeps freezing.... So I'm not sure if you've received my messages. I am planning on utilizing my loan to pay down my Citibank Mastercard balance. The balance is $23,000. I'm hoping to obtain a loan large enough to pay it off entirely since the interest rate is quite high. I look forward to moving forward with you. Thanks!
what do you do at Capital Graphic Group?	I am a Director at Capital Graphic Group. Thanks.
what is the interest rate, balance and monthly payment on your citibank visa	I don't have my file here at work, although I do believe it is 29.9% Thanks!
I have a question similar to Investor 654423 (that you didn't respond to) Please itemize your revolving debt balance of $38,863. Please list each debt including the name of the creditor, the amount owed, the interest rate and your current actual monthly payment on each debt. Also indicate which debt will be paid off and which will not. Thank you.	Hello, this question has been asked before so i apologize if I'm repeating myself... I plan to pay the entire loan against my Citibank, account number 542418104146, since that particular card's interest rate is 29.9%. I look forward to moving forward. Thanks!
You are only applying for $7,750. How do you hope "to obtain a loan large enough to pay it off entirely . . ."?"	I had requested a loan large enough to pay it off in it's entirety. The system responded with a loan amount of $7,750. I would prefer a loan amount of $20,000 in order to pay that particular card off (Citibank, account number 542418104146) to avoid the high interest rate in which I'm paying on it now. I am trying to be smart with the way I spend my money at this point and pay my monthly bills. Thanks!

Member Payment Dependent Notes Series 536541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536541	$12,000	$12,000	16.45%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536541. Member loan 536541 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,556 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	6.39%
Length of employment:	10+ years	Location:	San Jose, CA

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Have Cash flowing properties, I am looking to invest in more properties without apply for traditional hard money loans. Borrower added on 06/25/10 > I have the opportunity to purchase a property that is cash flowing $600/mo !

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$52.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the reason for the delinquency on your credit report 50 months ago.	Type your answer here This is more than 4 years ago! I do not know what delinquency you are refering to. If I was to guess I would say that I inadvertantly missed the payment...Which I do not do anymore with online banking.
How many properties do you currently own, and how long have you been investing in real estate?	Type your answer here.I have been investing in real estate sinced 2006, I have property in Albuqurque NM, Arizona City, and Columbus OHIO. The last two are under LLC. (3 properties)
I am interested to help fund your $12K Home Purchase (rental) category loan. My questions are: Number [1] What is your position (Job/What you do) for employer HP? Number [2] How much "Skin-in-the-Game" actual $$ do you now, or in the future will have, invested in proposed property purchase that can be condidered to be personally "AT RISK"? Provide details how you arrived that $ amount "At Risk".) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability a-n-d the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 10:00 AM ET.	1) My job position at Hewlett Packard is "Telecomm Delivery Consultant" I perform onsite after sales delivery of telecommunications solutions. 2) I am personally investing $8000.00 in this property which is ~40% and will hold this property until market retuns and sale property when I can get significant return on total investment. (i.e. Owner finance property or sale Note once it matures) 3) I plan to payoff this loan in less than 3 years.
Do you intend to immediately repay this loan if escrow does not close?	If escrow does not close, I will repay loan immediately ! I do not want to carry debt unnecessarily.

Member Payment Dependent Notes Series 536584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536584	$3,600	$3,600	16.32%	1.00%	June 30, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536584. Member loan 536584 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Danbury Hospital	Debt-to-income ratio:	15.25%
Length of employment:	7 years	Location:	Bridgeport, CT

Home town:
Current & past employers:	Danbury Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > It is for a purchase of a 30 million portfolio of collection account for a grwoing collection agency includes a hospital as client. Borrower added on 06/26/10 > This loan is for a purchase of a 30 million dollar collection agency -purchase price $6K -includes clients as a hospital. Great Opportunity

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	22
Revolving Credit Balance:	$15,330.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Because I own a Collection Agency, my name has bee removed from mortgage for protection, just in my wifes name balance is about $133K. Value is $175K - We owe $133K

Member Payment Dependent Notes Series 536589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536589	$10,000	$10,000	17.93%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536589. Member loan 536589 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	n/a	Debt-to-income ratio:	11.49%
Length of employment:	4 years	Location:	brooklyn, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > For the past four years, I have enjoyed increasing success as a gaffer. This means I, in conjunction with a Director of Photography (DP) determine the necessary equipment and design for lighting movies, commercials, and music videos. Most often, I focus on commercials, both industrial (private), and advertising (public). In order to perform my job, after I make an assessment of the work and equipment needed, and compile a detailed list for the production company so they may rent the lighting gear through a rental company. Over the past year, I have come to the point where I often work with the same DPs, using the same lighting set ups. However, I still have to rent the gear. My intent in asking for the loan is to allow me, in combination with money I've saved, to buy a small but comprehensive lighting package that will allow me to collect the rental fees from the production company into my own pocket, instead of watching the money go to some one else. In addition to allowing me to be paid for the rentals, the lighting package will allow me to start accepting jobs I've had to turn down for lack of owning my own gear. I can provide a detailed list of the equipment I intend to purchase if so desired. In combination with some gear I already own, the rental fee I would be able to charge for my rental package would amount to $500 - $700 per day in addtition to my day rate. The rental alone would pay for the loan after approximately 14 to 20 rental days. Each year of my career has led to more money than the last, and as of this year I have been earning an average of $4500 / month. Although theoretically I could probably afford to borrow more than the $10k I'm asking for, I prefer this amount because in the unlikely event I were never able to rent my gear, I could still afford to both pay back the loan and continue to put money into a savings account.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	17
Revolving Credit Balance:	$322.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 06.25.10 at 6:14 AM ET	Thank you for your help. I will admit this venture into peer to peer borrowing is a new venture for me and I'm not yet savvy to the process. However, I did in fact enter a loan description on the day I applied for the loan, though it appears never to have posted, as you have noticed. I have just tried again to post a description, I hope it will show up this time. Additionally, as per your advice, and the advice of Lending Club, I have already submitted my Tax forms for the past two years, as well as a completed for allowing them to request copies of previous years filings. Now I am waiting for Lending Club to follow up on all the information I provided, and trust my loan will approve shortly.
Good Evening, Please verify your income with lending club, and I will be happy to help fund your loan. Thanks!	Thanks! As far as I can tell, my loan status has changed to approved today, indicating my income was verified. Invest away!!!
If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that helps other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 2:37 PM ET.	To be honest I'm more of a plan for the worst and hope for the best. Realistically I would probably pay this off in three years, but a five year loan gives me a safety that I don't mind having.

Member Payment Dependent Notes Series 536625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536625	$5,000	$5,000	15.21%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536625. Member loan 536625 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Nestle Purina	Debt-to-income ratio:	8.36%
Length of employment:	2 years	Location:	PEACHTREE CITY, GA

Home town:
Current & past employers:	Nestle Purina
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > Thank you for your lending. I would like to consolidate my credit cards and use the rest for an engagement ring for my significant other of three years.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,863.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello and Welcome to Lending Club, and congratulations on your impending engagement! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? How much is the Ring? Thanks and good luck!	Hello. I am looking to consolidate my credit card payments: Account, Balance Monthly payment US BANK, $250, $17 a month Capital One #1: $400, $20/month Capital One #2:$350,$20/month Applied Bank: $700, 41/month Paypal Credit: $350, $20/month APRs range from 10%-24.99% The ring I am looking at is approximately $7000 dollars Any help would be appreciated. Just moved from IL to GA for my career and this loan would help with credit card debt and offset some of the cost of relocation not covered by my company. Thank you

Member Payment Dependent Notes Series 536634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536634	$15,000	$15,000	11.49%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536634. Member loan 536634 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Build.com	Debt-to-income ratio:	7.70%
Length of employment:	3 years	Location:	Chico, CA

Home town:
Current & past employers:	Build.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > Please help me pay off my timeshare and credit cards so I have only one payment and a much lower interest rate for it all. Thank you so much, Andrew

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,810.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Build.com?	I work in the Customer Satisfaction Department and focus on improving processes and communication aimed at improving our overall customer recommendation rating.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	The Overriding question you want answered is basically whether am I able pay back the loan. The answer is Yes. I chose this loan based on the payment per month amount. At this time I am actually paying more than this amount in total to the 3 different locations this is going to pay off. I am able to sustain the payments I make at the moment as long as needed if I don't get this loan. I have decided to get this loan to save on Interest payments over the life of my Mortgage.

Member Payment Dependent Notes Series 536694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536694	$10,000	$10,000	11.86%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536694. Member loan 536694 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,158 / month
Current employer:	Lafayette College	Debt-to-income ratio:	13.90%
Length of employment:	10+ years	Location:	EASTON, PA

Home town:
Current & past employers:	Lafayette College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,282.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in just my name. Purchased in December 2008 for $40,000. Haven't built much equity in 1 1/2 years unfortunately and balance is not much under purchase price again since I'm there only 1 1/2 years.

Member Payment Dependent Notes Series 536700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536700	$10,000	$10,000	11.49%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536700. Member loan 536700 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Blockbuster	Debt-to-income ratio:	17.95%
Length of employment:	2 years	Location:	Gardnerville, NV

Home town:
Current & past employers:	Blockbuster
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > For Partial debt consolidation and savings. I have taken out a $10,000 loan before and paid it back in full through Citibank. I have 0 delinquent accounts, and take pride in my credit score (738), and making payments on time. I have been the Assistant Store Manager at my work for 2 years and current. Borrower added on 06/28/10 > $5,000 will be used towards debt consolidation, and the other $5,000 will be placed in savings. Lending Club will automatically withdrawal payments from my checking account on a monthly basis.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	75
Revolving Credit Balance:	$3,913.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	This is a personal loan for debt consolidation and savings purposes. I am the Assistant Store Manager at my local Blockbuster, which is a profitable store that is in the top 100 of the company. Rent: $500 Car pymt: $300 Credit Card pymt:$200 Total Monthly Income (Including Spouse): $3,000 Checking Acct: $4,000 LC will Automatically Withdrawal from Checking Acct. I have 0 delinquent accounts, low risk, All payments on time, and a 738 credit score. In the event of an Emergency, I have a $22,000 master Citi Card that I use conservatively.
1..Please list your loan amounts & interest rates you plan to pay off. Thanks.	My loan amount is $10,000 at 11.49% interest over a 5 year period.

Member Payment Dependent Notes Series 536702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536702	$5,000	$5,000	10.38%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536702. Member loan 536702 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	porshun	Debt-to-income ratio:	19.45%
Length of employment:	7 years	Location:	derry, NH

Home town:
Current & past employers:	porshun
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > personal loan

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	75
Revolving Credit Balance:	$2,900.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	the value is at 112,000.00 and i owe 69,000.00 with northeast credit union. yes title is in my name
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	The purpose is to renovate my front porch and also payoff my credit cards. and in the process save me over 180.00 dollars a month
What is porshun and what do you do there?	HVAC AND REFRIGERATION FACILITYS MANAGER

Member Payment Dependent Notes Series 536740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536740	$4,000	$4,000	15.21%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536740. Member loan 536740 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Express Scripts	Debt-to-income ratio:	22.05%
Length of employment:	1 year	Location:	Pueblo, CO

Home town:
Current & past employers:	Express Scripts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > pay off dr bills and low pmt credit card pmts. i am trying to get my head above water..main objective is to pay off dr bills and get my accounts currrent. have a few extra dollars at the end of each month.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$12,129.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Express Scripts and what do you do there?	Type your answer here. Express Scripts is a Pharmacy Benefit Plan. We handle thousands of prescription plans around the United States. It is a competitor of Medco, another plan that you can get patients can get prescriptions at retail pharmacies or through mail order. My title is Patient Care Advocate. I work in an inbound call center when patients call to ask questions about the benefit plan, refill or renew prescriptions, and various other questions about prescriptions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.The title on my mortgage loan is in my name only. It is thru CHFA. I believe that I have about $3,000 equity in the house. I owe $73,000, the house is valued at approx $80,000. It has a new roof, new furnace and new central air.

Member Payment Dependent Notes Series 536785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536785	$7,000	$7,000	13.23%	1.00%	June 30, 2010	July 8, 2013	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536785. Member loan 536785 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	smiths food and drug	Debt-to-income ratio:	15.73%
Length of employment:	10+ years	Location:	albuquerque, NM

Home town:
Current & past employers:	smiths food and drug
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	32
Revolving Credit Balance:	$8,081.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification independent income verification and vice verse. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value income documents you submit- 2 Earnings Statements or a Direct Deposit receipt, 2009 IRS 1040, or if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When a Credit Review completed application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY LISTING. WAITING UNTIL LISTING AT END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer goal is to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, then ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, national and CA, Holidays. Earlier the Credit Review finished, loan is "Approved" for issue, means sooner your loan attracts lenders who commit their $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lag F-A-R BEHIND loans listed same day but a Credit Review was quickly finished (usually ONE day) and loan is Approved for later issue. A participating lenders role is to exclusively fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer is only person who conducts borrower's employment-income verification. They are the only persons to whom a borrower sends all required income documents. I'll revisit later and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Friday 06.25.2010 at 5:15 AM ET	My 2009 tax return has not been filed. My CPA needed more time to gather more information.
Then send 2 recent employer paper pay stubs or bank account Direct Deposit posting.	I can send those items.
What do you do at smiths food and drug?	I am a bookkeeper.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not hold title on my home. THere is no equity in my home.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	Type your answer here$1400 motrgage,$300 auto loan,$150 communications (cell phone and internet) $300 credit cards, $500 food, utilities and insurance are paid by another house hold member. .

Member Payment Dependent Notes Series 536794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536794	$10,000	$10,000	13.98%	1.00%	June 30, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536794. Member loan 536794 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	Shopzilla, Inc. (Scripps Networks Inter)	Debt-to-income ratio:	23.83%
Length of employment:	1 year	Location:	Corona, CA

Home town:
Current & past employers:	Shopzilla, Inc. (Scripps Networks Inter)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > It's a newly built modern 5bdrm home and it needs completion of backyard landscaping.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,018.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Shopzilla, Inc. (Scripps Networks Inter) and what do you do there?	Network Operations Manager
Is any of the revolving credit balance a HELOC?	No.

Member Payment Dependent Notes Series 536831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536831	$12,000	$12,000	7.88%	1.00%	July 6, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536831. Member loan 536831 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	US Navy	Debt-to-income ratio:	15.01%
Length of employment:	10+ years	Location:	Norfolk , VA

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job with the navy? For what do you intend to use the money? Besides your mortgage what other major debts do you have? Your answers are appreciated. Wishing you well.	I am an E-6 in the Navy. I have no credit card debt and my only other big ticket payment in for my vehicle

Member Payment Dependent Notes Series 536835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536835	$4,000	$4,000	10.75%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536835. Member loan 536835 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PARTY CITY CORP	Debt-to-income ratio:	16.32%
Length of employment:	4 years	Location:	VERNON, NJ

Home town:
Current & past employers:	PARTY CITY CORP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,485.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a job lined up yet in your new location?	I'm moving within the same area of my current job. I am still employed with Party City Corp since March 06. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am on the title along with my ex wife Amount owed on home is 140K, condos in the area are going for about that.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	I am keeping the condo I own and renting it out. I am going to move out and rent a bigger place. I am not switching jobs or moving out of the area. I just could use the cash for security deposit and other moving expenses. I've been at the same job since March 2006. I'm in the merchandising profession. If I were ever to be laid off I would pay off the loan with my 401K, I was of course hoping to avoid dipping into it. I have a score in the 740's, I have a car loan, reasonable credit card balances. I have not decided whether or not the loan payment will be deducted automatically yet or not.

Member Payment Dependent Notes Series 536872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536872	$5,000	$5,000	17.19%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536872. Member loan 536872 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Dept. of Juvenile Justice	Debt-to-income ratio:	0.48%
Length of employment:	10+ years	Location:	Laurel, MD

Home town:
Current & past employers:	Dept. of Juvenile Justice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > This loan is for partial payment of my franchise fee and training Borrower added on 06/25/10 > I will be keeping my fulltime job with the state which I have been at for 10years. I'm waiting for my homebuyer's tax credit which I thought I would've have recieved by now to aid me with the rest of my costs as well as help pay on the loan when I receive it.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	45
Revolving Credit Balance:	$514.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to keep working at your current job during this startup? Can you name the franchise and type of business. Regards; Art	Yes I plan to keep working my job as a math teacher with DJJ. The franchise is KidzArt. Its is an art enrichment program for pre-schoolers through seniors.
What kind of business are getting into? What is the total cost or franchise fee? Will you be keeping your regular job?	Its a KidzArt franchise. The total cost is 9,900. Yes I will be keeping my fulltime job
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you for your funding. I respect what you have said and will be responsible. I'm looking forward to being an investor so I can help others as they have helped me.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verify bank account, NEXT step a borrower Employment- Income verification a/k/a "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earnings Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider a Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY ON. WAITING UNTIL A LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department's email address, toll free telephone number (support@lendingclub.com 866-754-4094). Home Office closed on Sat, Sun, CA, US Holidays for live telephone calls; answering machine is available 24/7. A Fax Machine available 24/7. Earlier Credit Review finished, and loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for a Credit Review to be completed because of their procrastination, then their loan $ funding lags F-A-R BEHIND loans listed same day but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. Home Office Credit Reviewer is the only person who conducts borrower's employment-income verification. They are only persons to whom a borrower sends all required income documents. I'll revisit later, ask questions about loan. Information benefits the 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Saturday 06.26.2010 at 5:15 AM ET	Thanks for the info very helpful!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $5,000 Small Business category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Dept of Juvenile Justice? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.26.2010 at 06:13 ET.	1] Position (Job/What you do) currently for employer Dept of Juvenile Justice? - Teacher 2] Do you intend to payoff this loan early? Yes, I plan to pay off loan in at least 3 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I purchased my home in 11/08 via a VA loan, the home is listed in my name only. Purchased at 320k,balance 317k

Member Payment Dependent Notes Series 537018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537018	$1,400	$1,400	11.12%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537018. Member loan 537018 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,520 / month
Current employer:	Advantage Staffing	Debt-to-income ratio:	22.38%
Length of employment:	2 years	Location:	Slidell, LA

Home town:
Current & past employers:	Advantage Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 537061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537061	$6,000	$6,000	7.88%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537061. Member loan 537061 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Miller Cooper Ink	Debt-to-income ratio:	8.91%
Length of employment:	< 1 year	Location:	Independence, MO

Home town:
Current & past employers:	Miller Cooper Ink
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,167.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, here are some common questions that help lenders decide to fund your loan. 1. What is Miller Cooper Ink, and what do you do there. 2. How much do you owe on your home and what is it worth? 3. What are you planning to purchase? Thanks, and good luck with your loan.	Type your answer here. Miller Cooper Ink sells ink to commercial printing companies and I am a ink specialist covering the state of Kansas and Western Missouri. I have been in the graphics business for 37 years. I owe $50k on my home and it appraised for $106k in February. I am purchasing a Honda Valkyrie. This a 1998 motorcycle with 4369 miles on it. The bike is a collection piece for me. Honda no longer makes the Valkyrie due to the death of the engineer that designed the bike. They are rare and to find one with very very low miles is like finding a vintage corvette in a barn.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 9:30 AM ET	Type your answer here. I am purchasing a great motorcycle that is a collectors piece. It is a 1998 Honda Valkyrie with 4369 miles. The engineer and designer passed away in 2007 and Honda hasn't made the bike since his death. To find one in this condition is very very rare and is equal to finding a vintage corvette in a barn. I own my home. I owe $50k and it appraised for $106k in February. I have monies in a mutal fund account but I am too young to remove it without penalty. My intentions are to repay this loan in less than 12 months.

Member Payment Dependent Notes Series 537070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537070	$9,600	$9,600	15.21%	1.00%	July 6, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537070. Member loan 537070 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Elderplan	Debt-to-income ratio:	14.05%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Elderplan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,300.00	Public Records On File:	1
Revolving Line Utilization:	62.80%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Elderplan? What was your previous job and how long were you there?	I am a Coding Coordinator in my current position. Previously, I worked as a Billing Compliance Asst for 5 years @ Columbia University Medical Center.
What are the amounts and interest rates of the loans you are paying off, please?	$6500 @ 14.99% $3000 @ 15.90%

Member Payment Dependent Notes Series 537110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537110	$22,000	$22,000	17.19%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537110. Member loan 537110 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Norfolk Southern Railroad	Debt-to-income ratio:	9.51%
Length of employment:	6 years	Location:	Shorewood, IL

Home town:
Current & past employers:	Norfolk Southern Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > My beautiful bride and I were married May 21st, 2010. Two days after our wedding, we found out we needed a new air conditioner and a new furnace for the house. Not exactly something you want to hear after just spending a large amount on our wedding. This set back really forced us to sit down and discuss our finances. We both brought some debt into the marriage and feel that it is very important to start our marriage off on the right foot. We came to Lending Club to do just that. The best way for us to get off on the right foot is to consolidate all of our debt, so that ultimately in 3 years we can be completely debt free (what an amazing thought that is). We both have solid full time jobs (with absolutely no threat of being laid off). And with this loan we ultimately would like to pay it off prior to the 36 months and between both incomes, we definitely have a shot at doing that. I hope that you really consider helping fund our loan. It would be awesome to be able to start our marriage off on a happier note :) Please feel free to ask us any questions, we would be more than happy to answer anything. Borrower added on 06/27/10 > Thank you for taking the time to review our loan. My beautiful wife and I were married May 21st 2010. Two days after our wedding we found out that we needed to replace not just our air conditioner in our house, but also our furnace. Not exactly the way a couple wants to start off their marriage. We understand things like this happen and it really forced us to sit down and evaluate our finances. We both brought some debt into the marriage (nothing really significant, but enough to make us look for a plan of action). Which is what brought us to Lending Club - we want to start our marriage off on the right foot, by consolidating our debt and being close to debt free in 3 years (we can't even imagine how awesome that would be). We are asking for $22,000 which will give us the amount we need to pay off all the debt we have minus a mortgage and some student loans. For us to be able to do this would be huge - rather than paying finance charges for a number of small bills, to be able to pay one bill would rock - we really would be starting our married life off right. Both my wife and I have steady full time jobs (with no threat of being laid off). She has worked at a Harley-Davidson dealership for the past 4 years as an event coordinator/marketing manager and I have worked for Norfolk Southern Railroad as a Yardmaster for the past 6+ years. We understand that it is not always easy to take a chance with your money, but we would hope that you consider funding our loan. Ultimately we would like to pay this off in less than 36 months and now with our combined income, I can definitely see that as a possibility. Feel free to ask us any questions, we would love to give you all the information you need to make a decision. Thanks! Borrower added on 06/28/10 > Sorry, I didn't realize my description posted before I rewrote it.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	42	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	These are our combined debts that we plan on paying off: Navy Federal - $1300 - 11.9% Chase Credit Card - $1400 - 29.9% Dell Financial - $1400 - 25.9% Wells Fargo Loan - $2400 - 23.8% American General - $7000 - 18.75% Heating & Air Conditioning Loan - $6500 - TBD These are our combined debts which will not be paid off: Student Loan - $25000 - 6.5% Mortgage - $169000 - 6.5% Hopefully this helps. If you have any additional questions, please feel free to ask us. Thank You!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes the title to the house is in my name 2. As of right now there is very little equity in the house. It was purchased in 2003 and refinanced in 2006. The home valuation is $170000 and I currently owe $169150.

Member Payment Dependent Notes Series 537123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537123	$4,600	$4,600	14.72%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537123. Member loan 537123 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Boyd Gaming	Debt-to-income ratio:	19.11%
Length of employment:	< 1 year	Location:	henderson, NV

Home town:
Current & past employers:	Boyd Gaming
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > mattsilv, I'm really not sure as I haven't checked my report in awhile, but would imagine most if not all are mortgage related as I have been shopping rates and terms for buying a house

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,816.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 537167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537167	$8,300	$8,300	7.88%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537167. Member loan 537167 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Hillsborough County-Univ of Phoenix	Debt-to-income ratio:	24.80%
Length of employment:	4 years	Location:	TAMPA, FL

Home town:
Current & past employers:	Hillsborough County-Univ of Phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,251.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 537203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537203	$6,000	$6,000	11.12%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537203. Member loan 537203 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$60,000 / month
Current employer:	s rothschild	Debt-to-income ratio:	1.06%
Length of employment:	10+ years	Location:	river edge, NJ

Home town:
Current & past employers:	s rothschild
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Hi I would appreciate help in paying my high interest credit cards Thank you

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,646.00	Public Records On File:	1
Revolving Line Utilization:	49.10%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$60,000 P-E-R M-O-N-T-H GROSS INCOME and you need a $6,000 loan to payoff high interest CC's? What are lenders missing in this borrower equation?	I make 60,000 a year

Member Payment Dependent Notes Series 537226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537226	$8,500	$8,500	7.51%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537226. Member loan 537226 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Fordham University School of Law	Debt-to-income ratio:	5.62%
Length of employment:	< 1 year	Location:	Forest Hills, NY

Home town:
Current & past employers:	Fordham University School of Law
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fordham University School of Law, and where did you work prior to that?	Hi - I work under the Associate Dean of Administration, and we oversee financial aid, admissions, career planning, IT, law review journals, American Bar Association accreditation, and US News and World Repor ranking. It's a very rewarding job because we are changing school policies to streamline procedures and help each law student. Prior to that, I worked as an Assistant Financial and Circulation Planning Manager at Time Inc for In Style and Real Simple magazines. I became an Excel wiz, thanks to my supervisors at the time. I was there for 10 months before getting laid off, along with one of my managers and about 500 coworkers in one day. I used the severance to pay for LSAT test prep courses, as law school will be practically free for me, as a current Fordham administrator. Hope this answers your question!
1. Can you provide a loan description? 2. How much is your rent?	The loan of $8500 is to consolidate my parents' Parent Loans, the specifically the ones that have a high interest rate. To be honest, my parents are thinking of separating, and I wanted to assume control and make sure the Parent Loan doesn't slip between the cracks. It was for my education at UC Berkeley anyway, so I should have been paying for it from the start. I currently live in NY, and my parents live in CA, so it's difficult to manage their day-to-day expenses. As for rent, my fianc?? and I live together in a co-op he bought almost a year ago. Until my student/parent loans are clear, the current arrangement is that he pays the mortgage and maintenance, while I save towards our wedding fund. My main expenses cover groceries, and regular savings into our joint account - totaling $500-800 per month, so I don't pay rent in the normal sense. Hope that helps!

Member Payment Dependent Notes Series 537245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537245	$20,000	$20,000	13.61%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537245. Member loan 537245 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	IBM Corporation	Debt-to-income ratio:	17.78%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	IBM Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Paying off various revolving charge cards and paying down major credit cards

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,557.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verify bank account, NEXT step a borrower Employment- Income verification a/k/a "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earnings Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider a Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY ON. WAITING UNTIL A LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department's email address, toll free telephone number (support@lendingclub.com 866-754-4094). Home Office closed on Sat, Sun, CA, US Holidays for live telephone calls; answering machine is available 24/7. A Fax Machine available 24/7. Earlier Credit Review finished, and loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for a Credit Review to be completed because of their procrastination, then their loan $ funding lags F-A-R BEHIND loans listed same day but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. Home Office Credit Reviewer is the only person who conducts borrower's employment-income verification. They are only persons to whom a borrower sends all required income documents. I'll revisit later, ask questions about loan. Information benefits the 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Saturday 06.26.2010 at 5:15 AM ET	Type your answer here.: I am a Software Sales Executive at IBM. I've been with IBM for over 10 years and in the IT industry for over 25 years. Samaal
What do you do at IBM?	I'm a Software Sales Executive at IBM.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. Yes, title to my home is in my name only. 2. I have approximately $67K in home equity value, my home is valued at $350K and my loan balance is $283K. Samaal
Borrower, Loan listed 5 days for lenders consideration. Loan is now only 25 percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when loan partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to the bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. Home Office is CLOSED on Saturday, Sunday, US, CA Holidays. Good luck follow-up rquest. Lender 505570 USMC-RETIRED Wednesday 06.30.2010 2:21 PM ET.	Thank you for this information. I have Not been contacted by a credit reviewer to date and was not aware of this requirement. I will follow up immediately to make sure that this is taken care of. Regards, Samaal

Member Payment Dependent Notes Series 537250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537250	$12,000	$12,000	10.38%	1.00%	July 6, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537250. Member loan 537250 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	14.71%
Length of employment:	2 years	Location:	San Antonio, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Just need the up front expenses for two established professionals getting married. Can't go with the gum machine ring at my age, but heck with that two-month's salary rule. Happy medium. Plan to have the payments auto-deducted and pay over the full period while working down other debts first.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,384.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Saturday 06.26.2010 at 05.27 AM ET	Self-employed attorney; income shown is limited to monthly retainer and is a minimum.
Employer or current source of income?	Self-employed attorney; income shown is a minimum based upon monthly retainer.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, subject to the mortgage (in Texas, the lender is listed on the title). 2. Current balance is 171-172,000; copunty valuation (which is usually low) is 185,000. (This was a post-divorce house).
Can you elaborate on how you arrived at your minimum income? Do you have long-term contracts? Is this an average of the amount you collect in retainers in a typical year? I don't understand.	I have a long-term large client that pays a set minimum per month, with reconciliation of the amount I bill over that minimum at year's end. In other words, they send me a set amount per month, and I bill them for the rest on January 1. It evens out both our budgets. It's not the old-school attorney billing arrangement. Other work is unpredictable and usually short-term, so I have not included those amounts.
Without specifying the client, can you say what type of field they are in? What I'm wondering is, if they would go under (not impossible for anyone in this economy), how secure would your income be in the following months? Based upon your verified monthly income, I'll assume you have some pretty sizable savings/investments- would you use those to pay your lenders should the scenario I described occur? Thanks.	I specialize mostly in the grocery industry--people gotta eat. Even if they go into bankruptcy, they would still need my legal services (and I would suspect the work would increase) during the reorganization. Most of my investments are in retirement (i.e., tax free) funds. I'll go to them if I ever have to, but I just don't see the need arising. I pay my bills, always have.

Member Payment Dependent Notes Series 537275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537275	$8,400	$8,400	7.14%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537275. Member loan 537275 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Northern Powerline Constructors Inc	Debt-to-income ratio:	4.10%
Length of employment:	4 years	Location:	Chugiak, AK

Home town:
Current & past employers:	Northern Powerline Constructors Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,761.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537297	$5,000	$5,000	13.61%	1.00%	June 30, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537297. Member loan 537297 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,056 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	13.61%
Length of employment:	10+ years	Location:	Lomita, CA

Home town:
Current & past employers:	Whole Foods Market
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > i need the loan to purchase a new engine for my car and car repair thanks

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	69
Revolving Credit Balance:	$3,028.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Saturday 06.26.2010 at 5:47 AM ET	major car repair
What is it that you are planning on buying? Loan description?	car motor/car repair
What do you do at Whole Foods Market?	accounting, inventory work

Member Payment Dependent Notes Series 537320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537320	$6,000	$6,000	15.58%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537320. Member loan 537320 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	nCircle	Debt-to-income ratio:	6.32%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	nCircle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > To assist with a move so my partner can continue to pursue his studies this fall. Overlap of rents and moving expenses.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,845.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Saturday 06.26.2010 at 5:47 AM ET	I was rather surprised not to see an option to enter this when applying. May have missed it as I was referred here from credit.com, there seems to be no way to add it now. We are moving to Monterey so my partner can continue his education in marine biology. Will have a partial month of over lapping rent and other expenses. Already telecommute most of the time and will be maintaining my existing job. Was set back financially when we both got H1N1 last fall following my partners surgery. At the time I was a contractor (have since become full time) so simply lost income on top of medical expenses.
What is nCircle and what do you do there?	A computer security company providing vulnerability detection software to government and industry. I'm a software developer.

Member Payment Dependent Notes Series 537324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537324	$1,500	$1,500	14.72%	1.00%	June 30, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537324. Member loan 537324 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	TSA	Debt-to-income ratio:	12.89%
Length of employment:	2 years	Location:	brooklyn, NY

Home town:
Current & past employers:	TSA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$618.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at TSA?	Security Officer

Member Payment Dependent Notes Series 537342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537342	$1,750	$1,750	6.76%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537342. Member loan 537342 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	office depot-	Debt-to-income ratio:	7.48%
Length of employment:	4 years	Location:	DOWNEY, CA

Home town:
Current & past employers:	office depot-
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I am trying to pay off a Sony credit card in full before July 14th 2010 to avoid almost $800 in deferred interest on that card. If I don't pay in full by July 14th 2010 I will be responsible for paying the deferred interest plus the original balance of $1,770; thats a total of $2,550 approximately. I work part-time and go to school full-time. I also receive grants for going to school. So paying off this loan is not a problem. thank you very much for your time.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,867.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537354	$2,500	$2,500	11.86%	1.00%	July 2, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537354. Member loan 537354 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,560 / month
Current employer:	virginia tech college	Debt-to-income ratio:	9.49%
Length of employment:	10+ years	Location:	blacksburg, VA

Home town:
Current & past employers:	virginia tech college
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > HI, DESIGN DESK HERE. I DESIGN OVER UNITY FUEL- LESS ELECTRIC GENERATORS AND HYPER VELOCITY SYSTEMS THE MAIN BULK OF THE DESIGN PORTFOLIO DEALS WITH ECOLOGICAL SAFETY TOOLS . TORNADO SUPPRESSION, HURRICANE SUPPRESSION, FLOOD CONTROL HIGH VELOCITY PUMPING OF WATER. THE LOAN IS FOR PRODUCT DEVELOPMENT SOME ALREADY UNDER WAY...---... AND SOME PRODUCTS ARE UNDER LICENSE AGREEMENT WITH ( DAVISON.COM )AND REQUIRE SUPPLIES FOR FUNDING AS SOME PROTOTYPES BEING BASE CAPITAL GENERATING TO EXPAND THE INTENDED BUSINESS EFFORTS. IF YOU HAVE ANY QUESTIONS FEEL FREE TO ASK.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	72
Revolving Credit Balance:	$6,785.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 5:47 AM ET	HI, DESIGN DESK HERE...THE LOAN WILL BE USED FOR PRODUCT ASSEMBLY ...I DESIGN OVER UNITY FUEL LESS ELECTRIC SYSTEMS. THE SYSTEMS ARE INTENDED FOR HUMAN SAFETY...TORNADO SUPPRESSION, HURRICANE SUPPRESSION HIGH VELOCITY FLOOD CONTROL AND OTHER SYSTEMS. THERE ARE THOUSANDS OF APPLICATIONS FOUR PRODUCTS ARE UNDER LICENSE AGREEMENT WITH DAVISON.COM ( INVENTION DEVELOPMENT COMPANY.....ANY QUESTIONS FEEL FREE TO ASK :)
Specifically, what are the loan proceeds to be used for?	HI, DESIGN DESK HERE. I DESIGN OVER UNITY FUEL- LESS ELECTRIC GENERATORS AND HYPER VELOCITY SYSTEMS THE MAIN BULK OF THE DESIGN PORTFOLIO DEALS WITH ECOLOGICAL SAFETY TOOLS . TORNADO SUPPRESSION, HURRICANE SUPPRESSION, FLOOD CONTROL HIGH VELOCITY PUMPING OF WATER. THE LOAN IS FOR PRODUCT DEVELOPMENT SOME ALREADY UNDER WAY...---... AND SOME PRODUCTS ARE UNDER LICENSE AGREEMENT WITH ( DAVISON.COM )AND REQUIRE SUPPLIES FOR FUNDING AS SOME PROTOTYPES BEING BASE CAPITAL GENERATING TO EXPAND THE INTENDED BUSINESS EFFORTS. IF YOU HAVE ANY QUESTIONS FEEL FREE TO ASK.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	QUESTION ONE. ANSWER.. NO TITLE. QUESTION TWO. NO EQUITY HI, DESIGN DESK HERE. I DESIGN OVER UNITY FUEL- LESS ELECTRIC GENERATORS AND HYPER VELOCITY SYSTEMS THE MAIN BULK OF THE DESIGN PORTFOLIO DEALS WITH ECOLOGICAL SAFETY TOOLS . TORNADO SUPPRESSION, HURRICANE SUPPRESSION, FLOOD CONTROL HIGH VELOCITY PUMPING OF WATER. THE LOAN IS FOR PRODUCT DEVELOPMENT SOME ALREADY UNDER WAY...---... AND SOME PRODUCTS ARE UNDER LICENSE AGREEMENT WITH ( DAVISON.COM )AND REQUIRE SUPPLIES FOR FUNDING AS SOME PROTOTYPES BEING BASE CAPITAL GENERATING TO EXPAND THE INTENDED BUSINESS EFFORTS. IF YOU HAVE ANY QUESTIONS FEEL FREE TO ASK.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	ANWSERS 1. NO MORTGAGE 2. NO TITLE a. in company holdings b. no spouce c. grandson 3. no equity line of credit 4. 175,000.00 5. 10 years supplement HI, DESIGN DESK HERE. I DESIGN OVER UNITY FUEL- LESS ELECTRIC GENERATORS AND HYPER VELOCITY SYSTEMS THE MAIN BULK OF THE DESIGN PORTFOLIO DEALS WITH ECOLOGICAL SAFETY TOOLS . TORNADO SUPPRESSION, HURRICANE SUPPRESSION, FLOOD CONTROL HIGH VELOCITY PUMPING OF WATER. THE LOAN IS FOR PRODUCT DEVELOPMENT SOME ALREADY UNDER WAY...---... AND SOME PRODUCTS ARE UNDER LICENSE AGREEMENT WITH ( DAVISON.COM )AND REQUIRE SUPPLIES FOR FUNDING AS SOME PROTOTYPES BEING BASE CAPITAL GENERATING TO EXPAND THE INTENDED BUSINESS EFFORTS. IF YOU HAVE ANY QUESTIONS FEEL FREE TO ASK.
What is your job at virginia tech college?	I am a service leader in the dish room salary state employee approx. 18,500.00 annual income annual
Am I understanding this correctly? You're a dishwasher who designs perpetual motion machines?	well.... I am a department supervisor assisting six to seven employees . I went to college for DRAFTING /DESIGN but kept getting by temporeal drop cycles trying to rotate on a neuralized attractor haha .....the main product that's required id fuel- less electro-static compression lifters ie...flying saucer motors they compress electricity and energize cold argon plasma in a closed system no exaust....

Member Payment Dependent Notes Series 537383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537383	$11,500	$11,500	7.51%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537383. Member loan 537383 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,900 / month
Current employer:	Midway Automotive	Debt-to-income ratio:	6.10%
Length of employment:	4 years	Location:	WHITMAN, MA

Home town:
Current & past employers:	Midway Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > I plan to pay off 3 credit cards. I have a great job at a used car dealer. What makes me a good borrower is I am adamant about paying my debts early. My monthly budget is $1700 and I take home 2400.00

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,319.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hi, per your request, here are the debts I plan like to payoff; Credit Card 1 $2999.10 12.24% Credit Card 2 $ 3810.52 9.99% Credit Card 3 $4349.72 8.24% I have 2 other credit cards that I am paying the balances off myself: $337.48 @ 24.50% 112.00 @ 21.9%
Hello. When you say "own" does that mean that you have no monthly mortgage payments and no home equity loan? Your answer is appreciated. Wishing you the best.	Hello, I'm sorry for any confusion - I do not own the home. I wasn't sure which option to chose for my living situation. I am living in my boyfriends house, but I do not pay rent. I have lived here for the past 2 years. I cover the groceries and pay a couple of utilities.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) No and please note I don't own the home - I live in my boyfriends house. There wasn't a choice for this living situation on the loan application. I don't pay any rent. I buy groceries and pay a couple of utilities. (electric and cable) 2)Not applicable 3)Not applicable 4)Not applicable 5)2 years Thanks for your consideration.

Member Payment Dependent Notes Series 537393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537393	$8,000	$8,000	11.86%	1.00%	July 6, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537393. Member loan 537393 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Bakerhughes Inc.	Debt-to-income ratio:	12.30%
Length of employment:	10+ years	Location:	huntsville, AR

Home town:
Current & past employers:	Bakerhughes Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	19
Revolving Credit Balance:	$4,784.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537448	$8,000	$8,000	15.58%	1.00%	June 30, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537448. Member loan 537448 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Penske Automotive Group, Inc.	Debt-to-income ratio:	10.77%
Length of employment:	6 years	Location:	Mesa, AZ

Home town:
Current & past employers:	Penske Automotive Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > I have been a longtime enthusiast of the 1986.5 to 1992 Toyota Supra. Many years ago, I had to sell my last one for need of the money. Ever since then, I have been pining away for another one. A few days ago, I ran across a low mileage, near mint condition, example of this now-classic car at a car dealership outside of my state. Due to the fact that I am now in a comfortable situation financially, and have been for a while, I attempted to purchase it with the dealership's financing, but due to the age of the car (1991) and the fact that I am out of the state where the car is located, the dealership could not get me financed. This loan will allow me to purchase the car at a low monthly payment, and use my 2010 tax return to pay off the remaining balance promptly, if it is not already fully paid by that time. Thank you for looking! Aaron Borrower added on 06/28/10 > If it helps, my income is a guaranteed $7000/month, I have excellent job security. Mortgage is $1185/month. $162/month for student loans. $366/month for daily driver car payment. I am a first time Lending Club user, so if there is other information you need, please ask me. Thanks for helping me with this loan! Aaron

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	43
Revolving Credit Balance:	$6,407.00	Public Records On File:	1
Revolving Line Utilization:	58.20%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 5:47 AM ET	As a first time Lending Club user, I appreciate the advice! I have been a longtime enthusiast of the 1986.5 to 1992 Toyota Supra. Many years ago, I had to sell my last one for need of the money. Ever since then, I have been pining away for another one. A few days ago, I ran across a low mileage, near mint condition, example of this now-classic car at a car dealership outside of my state. Due to the fact that I am now in a comfortable situation financially, and have been for a while, I attempted to purchase it with the dealership's financing, but due to the age of the car (1991) and the fact that I am out of the state where the car is located, the dealership could not get me financed. This loan will allow me to purchase the car at a low monthly payment, and use my 2010 tax return to pay off the remaining balance promptly, if it is not already fully paid by that time. Thank you for looking! Aaron
Specifically, what are the loan proceeds to be used for?	I have been a longtime enthusiast of the 1986.5 to 1992 Toyota Supra. Many years ago, I had to sell my last one for need of the money. Ever since then, I have been pining away for another one. A few days ago, I ran across a low mileage, near mint condition, example of this now-classic car at a car dealership outside of my state. Due to the fact that I am now in a comfortable situation financially, and have been for a while, I attempted to purchase it with the dealership's financing, but due to the age of the car (1991) and the fact that I am out of the state where the car is located, the dealership could not get me financed. This loan will allow me to purchase the car at a low monthly payment, and use my 2010 tax return to pay off the remaining balance promptly, if it is not already fully paid by that time. Thank you for looking! Aaron
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, I do not hold the title to my home, no. The home is a new mortgage since November 2009, so there is likely very little equity yet accrued. However, I do not know the specific answer to the equity question. Thank you for looking! Aaron

Member Payment Dependent Notes Series 537454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537454	$4,800	$4,800	13.61%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537454. Member loan 537454 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Abby Pet Hospital	Debt-to-income ratio:	14.93%
Length of employment:	1 year	Location:	Fresno, CA

Home town:
Current & past employers:	Abby Pet Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,911.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What will your new job be after you move? 2. What is your new rent? What was your old rent?	I'm a registered veterinary technician. My new job would be teaching veterinary students at the University of Pennsylvania. My rent now is $850/month. I'm anticipating my new rent to be under $1100/month, however, I'll be making more money.

Member Payment Dependent Notes Series 537524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537524	$4,800	$4,800	7.88%	1.00%	July 2, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537524. Member loan 537524 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	23.95%
Length of employment:	n/a	Location:	ORLANDO, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > debt loan

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	41
Revolving Credit Balance:	$114,509.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537538	$14,000	$14,000	11.86%	1.00%	June 30, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537538. Member loan 537538 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,757 / month
Current employer:	The Lightstone Group	Debt-to-income ratio:	15.35%
Length of employment:	6 years	Location:	Aberdeen, NJ

Home town:
Current & past employers:	The Lightstone Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > The purpose of this loan is to consolidate several existing debt obligations into one, lower interest fixed-rate loan. This loan will reduce my current average interest rate buy 7.3% and free up approximately $310/mth in cash flow. Since I'm an Accountant, I need to maintain excellent credit or I can be dismissed from my employer. You can be sure this loan will be paid on time each month as I'm not willing to jeopardize my career. Thanks for reviewing my listing.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,459.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 537562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537562	$5,000	$5,000	11.86%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537562. Member loan 537562 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Marlo Towers Inc.	Debt-to-income ratio:	16.16%
Length of employment:	8 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Marlo Towers Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,160.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is owed on the car? What is your current monthly payment?	My payoff balance for my car is $5027. My Monthly payments are $170. I am currently trying to pay off the loan so that I can get the title and sell the car. There was extensive engine damage recently and it is not a viable option to repair the engine. I have found a place that buys damaged cars to sell the parts but I need to be in possession of the title to go ahead with that option.
What is Marlo Towers Inc. and what do you do there?	My work situation is complicated. I have 2 part time jobs that amount to 1 full time job a year. From September to may I work for a company call Class Act Photographers where I am the manager of the data center, but this job revolves around the school year so they are closed during the summer. From May to September I work in a residential apartment (Marlo Towers Inc.) building covering summer vacations (Doorman and Porter Work). I worked 5 years full time at Marlo Towers then went to part time status because of the other job at Class Act which I have been at for almost 4 years now.
Contact Lending Club to expedite employment verification. As lenders we have thousands of applications to consider - the more confident we are about you being 'real' the more likely we will fund your loan. On another note; your revolving credit is already at 91% ($15,160.00). 1. Please itemize the $15,160.00. 2. At 91% utilization, what guarantee do potential lenders have you will repay this loan when your credit line is close to maximum now? I am really looking for an explanation to justify $5000 on top of $15000 worth of existing debt?	Hello, The loan would not be adding to my debt. I plan on using it to pay off a car loan. I need to pay off the car loan so that I can get the title and sell the car. The only guarantee I can give you that the loan will be repaid is my credit history. My current outstanding credit may be high but I have not missed a payment. I know my responsibility financially and always do what I have agreed to. Timothy

Member Payment Dependent Notes Series 537568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537568	$6,000	$6,000	11.49%	1.00%	July 1, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537568. Member loan 537568 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	TPMG	Debt-to-income ratio:	8.29%
Length of employment:	8 years	Location:	YORKTOWN, VA

Home town:
Current & past employers:	TPMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I'm a payroll technician at a company that provides financial services for over 70 doctors. We currently have almost 500 employees. I've been working at my company for over eight years now, I started as a file clerk and worked my way up as I finished highschool and entered college. I own a 2005 PT Cruiser outright, and I currently have a surplus of 400 dollars in my monthly budget. The purpose of this loan will be to consolidate credit card debt accrued from school expenses, car repairs, and wisdom teeth removal and give myself a fixed monthly payment while I save money to cover the cost of moving expenses.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,563.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537601	$7,000	$7,000	14.72%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537601. Member loan 537601 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Harley-Davidson Motor Company	Debt-to-income ratio:	11.39%
Length of employment:	7 years	Location:	NEW BERLIN, WI

Home town:
Current & past employers:	Harley-Davidson Motor Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	48
Revolving Credit Balance:	$5,537.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 537617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537617	$4,000	$4,000	11.12%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537617. Member loan 537617 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	ye olde pepper co	Debt-to-income ratio:	24.38%
Length of employment:	5 years	Location:	swampscott, MA

Home town:
Current & past employers:	ye olde pepper co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I'm requesting a personal loan to consolidate some debt.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	52
Revolving Credit Balance:	$10,068.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 537645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537645	$18,000	$18,000	18.67%	1.00%	June 30, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537645. Member loan 537645 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,663 / month
Current employer:	Sno-Isle Libraries	Debt-to-income ratio:	15.77%
Length of employment:	10+ years	Location:	CAMANO ISLAND, WA

Home town:
Current & past employers:	Sno-Isle Libraries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > These funds will be used to payoff credit cards and other consumer debt. The accounts will be closed when I pay them off. I have a good credit rating, and have never been sent to collections or missed any payments. I work for a government agency as their Technology Manager. I have been there for over 12 years and have worked in the technology field for over 25 years. My job is very stable and I plan on retiring there in 20 years. I have a budget plan that is tracked on Excel and keep my spending to a minimum.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	72
Revolving Credit Balance:	$7,774.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verify bank account, NEXT step borrower Employment- Income verification a/k/a "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. Home Office Credit Reviewer only person who conducts borrower's employment- income verification. They are only persons to whom the borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I will revisit later. then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 5:15 AM ET	Do you have a specific question I can answer?
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Sno-Isle Libraries? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $7,774 Revolving Credit Balance total debt (93.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 08:43 ET.	Hi, please disregard my first email asking if you had a specific question. When Lending Club sent an email with the question, it was a bit garbled. But when I log onto Lending Club it is fine. Here are my answers. 1 - Sno-Isle Libraries is a two county public library system. We are funded via property taxes. There are 21 library locations throughout Snohomish and Island Countes. 2 - I am the Information Technology Manager. Responsible for all computer technology throughout the library system. There are over 1000 PC's, printers, etc. If interested visit www.sno-isle.org to see the organizations web-site. 3 - I am currently paying $795 per month for the debts that I will payoff and close. 4 - I will probably pay off this loan in about 48 months.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Unocal 76 - 2024 owed - 70 payment Shell - 2016 owed - 75 payment Les Shwab - 644 owed - 80 payment Kohls - 1300 owed - 45 payment Bank of America - 1045 owed - 30 payment Northwest Veterinary - 1664 owed - 50 payment Everett Clinic - 3123 owed - 230 payment Skagit Farmers Supply - 1872 owed - 75 payment Texaco - 2100 owed - 90 payment Pearson Accounting - 450 owed - 50 payment Let me know if you need any other information. Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, Here are the answers to your questions. 1 - Yes, I hold the title for my home in my own name. 2 - Total balance on mortgage is $341,480. I do not have any second/heloc loans on my home. When I purchased the house last December I had a down payment of $22,000. Purchase price was $350,000. Let me know if I can answer any further questions. Thanks.
Borrower, Thanks for prompt reply. My FIRST email to you concerned the required borrower Employment-Income verification "Credit Review". If a < $1 deposit posted bank account, your immediate priority is contact Home Office Credit Reviewer. Send required income documents and "Credit Review" can be quickly completed. After completed, and Approved for issue, loan has "running start" for funding. Loan is 1 of 400 loans competing lenders funding. "Approved" loans are FIRST to receive lenders committed $. Hopefully loan 100 pct funds before 14-day listing time expires. Lender 505570 USMC-RETIRED Sunday 06.27.2010 at 11:21 AM ET.	Thank you for that information. I should see the deposit tomorrow or Tuesday and can then complete the required information. In addition to other information, such as income verification. I'm hopeful for the 100 pct funding!
You have a lot of active credit accounts. Are you going to be able to resist building up new balances on these accounts?	Without doubt. The majority of those debts were incurred while I was married. Not to make this answer "too" personal. But, there were disagreements regarding money. As part of my divorce papers, I pay off all the debt. Hence, I'm consolidating them and closing them.
Hi, What are the APRs on that debt? Thanks -LL	It varies by creditor. However the majority are in the mid 20's. I can get you specifics if you would like though.
Please describe the reason for the delinquency on your credit report 72 months ago?	I have a credit report I received last December. I don't see that deliquency from 6 years ago. Does the information you have contain any specifics? I'm happy to supply any details that I can.
Good Evening, Please verify your account with lending club, and I will be happy to help fund your loan. Thanks!	Hi, the bank transaction just came through and I verified the amount. So my bank account is now setup.
What are your current monthly expenses? Also, sorry but we (lenders), don't have specifics on delinquencies. I'll let it slide though ;) -Thanks for your response.	Outside of the debt I will be consolidating and closing.....I will have the follow expenses. Mortgage - 2230. Car Payment - 430. Insurance - 225. Then all other normal expenses - Cell Phone Internet Electricity Trash Happy to answer any other questions you might have. I'm a believer in the Dave Ramsey approach. These debts will be paid off. Then I'll be investing in others loan requests here in the Lending Club.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for a promissory note to be issued later and after loan funds the net $ proceeds can be deposited into a bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Refer to "CONTACT US" at bottom Home Page. Located there is the Member Service Department's email address and toll free telephonenumber. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. NO reply required. Lender 505570 USMC-RETIRED Wednesday 06.30.2010 at 2:16 PM ET	Credit review status is now completed and approved. Let me know if I can provide any other information for you. Thanks!

Member Payment Dependent Notes Series 537651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537651	$10,000	$10,000	10.75%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537651. Member loan 537651 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,125 / month
Current employer:	Alabama Department of Transportation	Debt-to-income ratio:	4.41%
Length of employment:	3 years	Location:	Birmingham, AL

Home town:
Current & past employers:	Alabama Department of Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,716.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $17,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Alabama DOT? Number [2] Transunion Credit Report shows the $7,716 Revolving Credit Balance total debt (67.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.27.2010 at 08:43 ET.	1) I am a Civil Engineer Graduate at the DOT. I work full time, on an construction project. 2) I pay roughly 2000-2500 per month towards my credit cards. Unfortunately, I spend the same amount each month, so I'm not paying on my debt like I need to. 3) I plan on paying it off early. I plan on making a $1000-$1200 each month, instead of $554, on will have it paid off in 1 1/2 years to 2 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) the title is in my name, however a recent lender informed me that it was still in old owners name. But when I spoke with the county property records person, she said it was in my name. So I don't know if other sites have the wrong info, or what? 2) not much equity. Bought at 106,900 and the balance, after a year, is 105,500.

Member Payment Dependent Notes Series 537664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537664	$10,000	$10,000	7.51%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537664. Member loan 537664 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Coca Cola Enterprises	Debt-to-income ratio:	0.00%
Length of employment:	9 years	Location:	CHANDLER, AZ

Home town:
Current & past employers:	Coca Cola Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 6:00 AM ET	Thank you for the question. I am loaning this money to my daughter who is investing in a small business, that is not her career. With my daughters income she can afford to make the loan payment, but has failed to establish enough credit to qualify for the loan herself. I am doing what all parents do and help their children establish themselves in life. I hope this answers your question. I have no other major debts to speak of, I own my car and have saved enough to retire in five years. Thank you for possibly helping with my loan.
Hello. Although you have an excellent credit history, it is helpful to those of us considering lending to you to tell us what the loan is about. What are your plans for the $10,000? Besides your mortgage what major debts do you have? Can you afford to make the payments on this loan? Your answers are appreciated. Wishing you well.	Thank you for the question. I am loaning this money to my daughter who is investing in a small business, that is not her career. With my daughters income she can afford to make the loan payment, but has failed to establish enough credit to qualify for the loan herself. I am doing what all parents do and help their children establish themselves in life. I hope this answers your question. I have no other major debts to speak of, I own my car and have saved enough to retire in five years. Thank you for possibly helping with my loan.
Thank you for the answer. I just want to confirm that you are aware that ultimately you are responsible for this loan regardless of whether your daughter is able to make the payments and that you will have no problem making those payments. Do I have that correct? Wishing you and your daughter the very best. Having three children I am keenly aware of the points you made in your previous answer. ;-)	Thank you for the response. I am aware of the responsiblity I am taking on by doing this, and trust that this is something I support and want for my family. Thank you
If your daughter does not / cannot pay the money back to you will you be able to pay this loan back on your own?	Yes, I am taking on all responsibility for the loan, if she may fail to do so. I would not be doing this in my name if she/I will not be able to pay it back. Thank you for the question.
Can you please list your monthly expenses? I understand that this loan is for your daughter but I want to make sure YOU will be able to pay back the loan if she cannot.	Thank you for the question. My monthy expenses include my home expenses. Mortgage, cable, phone, etc. I have no car payments or any other outside debt. No credit cards and no other loans or liens. I will be able to cover the loan if need be. I hope this answers your question. Thank you

Member Payment Dependent Notes Series 537675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537675	$5,000	$5,000	15.21%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537675. Member loan 537675 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Towne	Debt-to-income ratio:	14.80%
Length of employment:	3 years	Location:	Irvine, CA

Home town:
Current & past employers:	Towne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > I had an unexpectedly high tax bill for 2009 and would like a loan to pay it off in full instead of using an installment plan from the IRS. Borrower added on 06/27/10 > The taxes owed are $10,000 and the remaining funds will be used to pay off a small credit card ($2000) and for college expenses for my 18-yr old sister.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,783.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 537678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537678	$8,000	$8,000	15.21%	1.00%	June 30, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537678. Member loan 537678 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	15.70%
Length of employment:	4 years	Location:	TAMPA, FL

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	81
Revolving Credit Balance:	$30,114.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name, and I only just purchased the home in Aug of 2009 for $210K and spent 2 months remodeling it.
Please describe the detail of your $30k in revolving debt. How will this additional $8k in debt affect your monthly budget? Lastly, do you have a spouse or partner that provides additional household income?	My additional income comes from the military. I am expecting to deploy this summer, thus require 1) an immediate pool fix, but 2) cannot liquidate my savings when I am activated and chance missing a paycheck or two when my orders catch up to my pay. My pay is tax free and earn additional allowances while gone, thus, the payment is not the issue. The immediate damage to the slab of my home, however, is!
Please describe the reason for the delinquency 81 months ago on your credit report?	It was my first deployment and difficulty getting the creditor abiding by the Soldiers and Sailors Act; all other reasons beyond that are of a sensitive and personal nature.

Member Payment Dependent Notes Series 537690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537690	$8,000	$8,000	15.95%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537690. Member loan 537690 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	5.22%
Length of employment:	2 years	Location:	Rockville, MD

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$481.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type of bike and is this your first motorcycle? Thanks	I am trying to get a Kawasaki ZX14 as they got pretty nice deals going on the hold over inventory from previous years. It's not my first bike. I have had CBR 600RR and GSX-R 1000 before.
Please provide details of the 5 credit inquires in the last 6 monsths. Thanks.	I was shopping around for the bike loan before I came to LendingClub to apply for loan.

Member Payment Dependent Notes Series 537704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537704	$22,000	$22,000	10.75%	1.00%	June 30, 2010	July 10, 2013	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537704. Member loan 537704 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Chase	Debt-to-income ratio:	2.74%
Length of employment:	3 years	Location:	Columbus, OH

Home town:
Current & past employers:	Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > This is bridge financing for me to purchase a specific foreclosure property. I plan to renovate it within 3 months, refinance with cash out in the next 2 months, rent it out and pay off this loan in the 6th month. I run a small purchase/renovate and rent business with a portfolio of 9 properties conservatively valued at $1m. All my units are rented and have a combined equity of $550,000. I have the option of refinancing one of these properties but a standard refinance will not close by July 9 when I need to purchase the foreclosure property. I have been in the rental business for 10 years and purchase on average 1 unit a year. These are generally condos/single family units which I rent out in a college town where I live. Add this to a decent income as an IT consultant, and I am a very low risk. Borrower added on 06/26/10 > This is bridge financing for me to purchase a specific foreclosure property. I plan to renovate it within 3 months, refinance with cash out in the next 2 months, rent it out and pay off this loan in the 6th month. I run a small purchase/renovate and rent business with a portfolio of 9 properties conservatively valued at $1m. All my units are rented and have a combined equity of $550,000. I have the option of refinancing one of these properties but a standard refinance will not close by July 9 when I need to purchase the foreclosure property. I have been in the rental business for 10 years and purchase on average 1 unit a year. These are generally condos/single family units which I rent out in a college town where I live. Add this to a decent income as an IT consultant, and I am a very low risk.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,318.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. My home was purchased in 1/08 at a foreclosure sale of $85,000. I owe $65,000 on it on a 15 year note. Many of my properties I would purchase and move into it to do the repairs. Most of which I do myself, then buy the next property and rent the current one. Title is held in my name. I will not be moving into this planned purchase. It is a 1 bedroom single family house. purchase date - mortgage 1. 6/00 - paid 2. 7/01 - $39k (refi-ed in '08) 3. 6/03 - $85k 4. 9/03 - $92k + $18k(heloc) 5. 10/04 - $62k 6. 7/06 - $41k 7. 1/08 - $65 [foreclosure] 8. 3/08 - $60k (Purchased cash with a refi of property 2) [foreclosure] 9. 12/09 - paid (Purchased cash with a refi of property 8) [foreclosure] I currently live in property 7. I have lived in properties 1, 3, 4 & 6. All these properties are rented out. (Note: 7 is not a rental) Note that most bank lenders do not lend for foreclosures because they are not always in an immediately habitable state.

Member Payment Dependent Notes Series 537736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537736	$10,000	$10,000	7.51%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537736. Member loan 537736 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	10.34%
Length of employment:	4 years	Location:	ANAHEIM, CA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > This is a debt consolidation loan to pay off high interest rate debt completely. My wife and I are both 30 yrs old professionals and want to get the majority of our debt paid off before we actively start to have a family (kids). I would rather have one consolidated debt payment knowing that the total debt will be paid off vs. a never-ending revolving debt cycle. I have been in the financial industry (banking/investments/insurance) since 2002. I was with Foresters/Financial Solutions Group from 2003-2007 as a Senior Financial Advisor. I have been with Wachovia/Wells Fargo since early 2007 as a Premier Banker (Relationship Manager)/Brokerage Associate. My position is very stable as it is a vital position @ Wells Fargo (Relationship Manager between: Retail Banking, Business Banking, Commercial Banking, Mortgage, and Wealth Management (Private Bank & Investment Brokerage) especially here in Orange County (Southern Californa). My wife has been in the automobile insurance industry since 1997. She is currently a Senior Automobile Claims Adjuster + Special Investigations Unit/Fraud Specialist. Our Federal Gross Combined is ~$160K/yr + an additional $8,400/yr in rental income from my wife’s sister who rents a room from us at our home. Name Credit Type Balance Min. Payment Interest Rate DEBT TO BE PAID OFF *GE Money: CareOne Credit Revolving Credit Card $2,965.00 $104.00 26.99% *Chase Revolving Credit Card $4,990.00 $146.00 20.24% *GE Money: Kevin's Jewelry Revolving Credit Card $1,150.00 $25.00 (6 months @ 0%) 23.99% *Juniper Revolving Credit Card $1,450.00 $32.58 12.99% TOTAL: $10,555.00 $307.58 REMAINING DEBT *Citibank Personal Loan Installment Loan $9,893.99 $253.87 17.99% *Capital One Auto Finance Auto Installment Loan $24,939.70 $490.66 5.50% *NOTE: I will be paying the difference between loan proceeds and balance owed on “Debt-To-Be-Paid-Off” out of personal savings. Borrower added on 06/28/10 > This is a debt consolidation loan to pay off high interest rate debt completely. My wife and I are both 30 yrs old professionals and want to get the majority of our debt paid off before we actively start to have a family (kids). I would rather have one consolidated debt payment knowing that the total debt will be paid off vs. a never-ending revolving debt cycle. I have been in the financial industry (banking/investments/insurance) since 2002. I was with Foresters/Financial Solutions Group from 2003-2007 as a Senior Financial Advisor. I have been with Wachovia/Wells Fargo since early 2007 as a Premier Banker (Relationship Manager)/Brokerage Associate. My position is very stable as it is a vital position @ Wells Fargo (Relationship Manager between: Retail Banking, Business Banking, Commercial Banking, Mortgage, and Wealth Management (Private Bank & Investment Brokerage) especially here in Orange County (Southern Californa). My wife has been in the automobile insurance industry since 1997. She is currently a Senior Automobile Claims Adjuster + Special Investigations Unit/Fraud Specialist. Our Federal Gross Combined is ~$160K/yr + an additional $8,400/yr in rental income from my wife’s sister who rents a room from us at our home. Borrower added on 06/28/10 > CONSOLIDATED DEBT TO BE PAID OFF: 1) GE Money: Care One Revolving Credit Card, Balance: $2,965, Min. Payment: $104, Rate: 26.99%, 2) Chase Revolving Credit Card, Balance: $4,990, Min. Payment: $146, Rate: 20.24%, 3) GE Money: Kevin's Jewelry Revolving Credit Card, Balance: $1,150, Min. Payment: $25, Rate: 6 months @ 0%, then 23.99%, & 4) Juniper Revolving Credit Card, Balance: $1,450, Min. Payment: $32.58, Rate: 12.99%

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1976	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,096.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Name Credit Type Balance Min. Payment Interest Rate DEBT TO BE PAID OFF *GE Money: CareOne Credit Revolving Credit Card $2,965.00 $104.00 26.99% *Chase Revolving Credit Card $4,990.00 $146.00 20.24% *GE Money: Kevin's Jewelry Revolving Credit Card $1,150.00 $25.00 (6 months @ 0%) 23.99% Juniper Revolving Credit Card $1,450.00 $32.58 12.99% TOTAL: $10,555.00 $307.58 REMAINING DEBT *Citibank Personal Loan Installment Loan $9,893.99 $253.87 17.99% *Capital One Auto Finance Auto Installment Loan $24,939.70 $490.66 5.50% *NOTE: I will be paying the difference between loan proceeds and balance owed on ???Debt-To-Be-Paid-Off??? out of personal savings.
Hello. Besides your mortgage and the loan you are requesting, do have any other major debts? What is your job with Wells Fargo and how secure is it over the next three years? Your answers are appreciated. Wishing you well.	This is a debt consolidation loan to pay off high interest rate debt completely. My wife and I are both 30 yrs old professionals and want to get the majority of our debt paid off before we actively start to have a family (kids). I would rather have one consolidated debt payment knowing that the total debt will be paid off vs. a never-ending revolving debt cycle. I have been in the financial industry (banking/investments/insurance) since 2002. I was with Foresters/Financial Solutions Group from 2003-2007 as a Senior Financial Advisor. I have been with Wachovia/Wells Fargo since early 2007 as a Premier Banker (Relationship Manager)/Brokerage Associate. My position is very stable as it is a vital position @ Wells Fargo (Relationship Manager between: Retail Banking, Business Banking, Commercial Banking, Mortgage, and Wealth Management (Private Bank & Investment Brokerage) especially here in Orange County (Southern Californa). My wife has been in the automobile insurance industry since 1997. She is currently a Senior Automobile Claims Adjuster + Special Investigations Unit/Fraud Specialist. Our Federal Gross Combined is ~$160K/yr + an additional $8,400/yr in rental income from my wife???s sister who rents a room from us at our home. Name Credit Type Balance Min. Payment Interest Rate DEBT TO BE PAID OFF *GE Money: CareOne Credit Revolving Credit Card $2,965.00 $104.00 26.99% *Chase Revolving Credit Card $4,990.00 $146.00 20.24% *GE Money: Kevin's Jewelry Revolving Credit Card $1,150.00 $25.00 (6 months @ 0%) 23.99% *Juniper Revolving Credit Card $1,450.00 $32.58 12.99% TOTAL: $10,555.00 $307.58 REMAINING DEBT *Citibank Personal Loan Installment Loan $9,893.99 $253.87 17.99% *Capital One Auto Finance Auto Installment Loan $24,939.70 $490.66 5.50% *NOTE: I will be paying the difference between loan proceeds and balance owed on ???Debt-To-Be-Paid-Off??? out of personal savings.
What do you plan to use this loan for? Loan description?	This is a debt consolidation loan to pay off high interest rate debt completely. My wife and I are both 30 yrs old professionals and want to get the majority of our debt paid off before we actively start to have a family (kids). I would rather have one consolidated debt payment knowing that the total debt will be paid off vs. a never-ending revolving debt cycle.

Member Payment Dependent Notes Series 537855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537855	$4,500	$4,500	14.72%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537855. Member loan 537855 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,562 / month
Current employer:	DLA Piper LLP (US)	Debt-to-income ratio:	12.52%
Length of employment:	7 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	DLA Piper LLP (US)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > Single mom trying to make apartment more like a home for family.

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,054.00	Public Records On File:	1
Revolving Line Utilization:	82.80%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DLA Piper LLP (US) and what do you do there?	DLA Piper is an international law firm. I will be employed 8 years in December. I am a Billing Analyst/Auditor for a senior partner who is national counsel for a major pharmaceutical company. I assist in the editing, auditing and finalization of invoices for legal services and expenses provided by various firms.
Was the public record 7 years ago a bankruptcy? Why do you carry such a high ($33,000) revolving credit balance?	Yes, it was my own personal bankruptcy after separation from my children's father. I am actually an authorized user on the 2 high balances which are in my mother's name. The buiding she lived in was sold and the landlord asked that all current tenants move. At the time she had the credit score desired but I had the income.

Member Payment Dependent Notes Series 537883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537883	$8,000	$8,000	13.98%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537883. Member loan 537883 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Freelancer	Debt-to-income ratio:	19.24%
Length of employment:	4 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Freelancer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,181.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Please describe your employment situation. Thank you.	These are the two debts I plan to pay off: 1) Bill Me Later. I owe $3960 and my monthly payment is $110. 2) Chase Visa. I owe $3677 and my monthly payment is $110. I am self-employed as a professional in the film production industry. I am a cinematographer, aka director of photography. I am in charge of photography on feature films, commercials, music videos, etc. I also work in related areas, and in post production. I have three feature film projects in development, one to be filmed in August, another in September, and another in December. These guarantee me employment for those months. For the time in between those projects, I will primarily work on commercials. I also teach a course in Cinematography at a local university. This class meets once a week and is coordinated so I can still teach it while working on other projects.
You sound like a busy guy. Why is your income level so low? Are the sole wage earner in the family?	My income level is low because I am a recent graduate (as of May, 2009). I do have four years of experience in this field but only the last year has been truly profitable monetarily. Because the field is so competitive, I had to work for reduced pay and or no pay while I was a student if only to gain experience and build a comprehensive portfolio. For the past year I have steadily increased my income as well as moved up to higher profile work. I plan to use this loan to pay two debts that were primarily used to finance equipment that I use for my work. I do not have any dependents so the money I earn is for myself.

Member Payment Dependent Notes Series 537890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537890	$7,000	$7,000	7.14%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537890. Member loan 537890 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	valley Plating	Debt-to-income ratio:	11.66%
Length of employment:	8 years	Location:	Monson, MA

Home town:
Current & past employers:	valley Plating
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Using money to buy a vehicle, have great credit,

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$343.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 537952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537952	$12,000	$12,000	11.12%	1.00%	June 30, 2010	July 11, 2015	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537952. Member loan 537952 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,845 / month
Current employer:	DST/Argus Health Systems	Debt-to-income ratio:	14.43%
Length of employment:	3 years	Location:	Lees Summit, MO

Home town:
Current & past employers:	DST/Argus Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,495.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the house is titled in my name. 2. The appraised value of the home is $211,000 and the loan balance is $166837.

Member Payment Dependent Notes Series 538024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538024	$8,000	$8,000	15.21%	1.00%	June 30, 2010	July 11, 2015	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538024. Member loan 538024 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Republic First Bank	Debt-to-income ratio:	21.43%
Length of employment:	5 years	Location:	phila, PA

Home town:
Current & past employers:	Republic First Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Hello, I would like to combine my credit card debt and have one monthly payment. My interest rate is so high that it is so hard to lower my debt. Any help would really be appeciated. Thank you so much. Ratha

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	62
Revolving Credit Balance:	$10,676.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment -income verification. They are only persons to whom the borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Monday 06.28.2010 at 05:15 AM ET	thank you so much for your help. I would like to combine my credit card debt and have one monthly payment. It is so difficult when the interest rate is so high. I would appeciate any help at all.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Hello, I would like to pay off my bank of America card which has a balance of 7,320. My monthly payment is 180.00 per month. I also have a capital one card with a balance of 680.00. My monthly payment is 45.00 per month. I would like to combine the debt and have one payment. It is difficult with a high interest rate to pay down the debt and see it going down. Thank you so much and I would appreciate any help. Ratha
Are you going to discontinue use of the cards?	I am going to close the account and cut up the cards. I no longer want anymore debt on credit cards with extremely high interest rate. Ratha

Member Payment Dependent Notes Series 538031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538031	$8,000	$8,000	11.49%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538031. Member loan 538031 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Sea Crest HCC	Debt-to-income ratio:	23.74%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Sea Crest HCC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > I plan on paying off a higher rate loan and I want to pay off and close some small credit cards so I can have 1 monthly payment instead of a few payments every month to pay the credit cards I plan on closing. I also have a $750 co-pay for some hand surgery I had 2 weeks ago that I would like to pay off.

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	67
Revolving Credit Balance:	$16,041.00	Public Records On File:	1
Revolving Line Utilization:	76.00%	Months Since Last Record:	7
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 538050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538050	$10,000	$10,000	13.23%	1.00%	June 30, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538050. Member loan 538050 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Youth and Family Enrichment Centers	Debt-to-income ratio:	7.68%
Length of employment:	4 years	Location:	Tyler, TX

Home town:
Current & past employers:	Youth and Family Enrichment Centers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > My wife is two semesters from being finished with school, and we need to consolidate our credit to prepare for our future. We would like to buy a home in the near future, but we need to get these things in order first. I am scheduled for a promotion and pay increase at my company this winter. Borrower added on 06/27/10 > My wife is nearing the end of her undergrad degree, and we need to pay for her last classes. We also need to consolidate some debt as we gain a better footing for our future. We would like to buy a home in the near future, and this would go a great distance toward our preparation.

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,817.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your wife currently work to add any income to the household?	Yes, my wife is presently working. The income declared reflects our joint income as reflected on our 2010 tax return to accurately reflect our status. She has been attending school and working concurrently for her undergraduate degree and is nearing completion. Her work hours fluctuate to accommodate her school schedule.

Member Payment Dependent Notes Series 538104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538104	$20,000	$20,000	13.61%	1.00%	July 6, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538104. Member loan 538104 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	U.S. Dept. Of Homeland Security	Debt-to-income ratio:	12.98%
Length of employment:	8 years	Location:	Tinton Falls, NJ

Home town:
Current & past employers:	U.S. Dept. Of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,984.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.1) Yes, I hold the title to my home, in my name. 2) About fourty thousand.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Type your answer here. I am currently traveling for work, at the moment. I do not have all the balances and interest rates with me. As I previously stated, I usually pay between 5-10% minimum on all my credit card balances. The rates vary between 15-27%.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer U S Dept of Homeland Security? Number [2] Transunion Credit Report shows the $20,904 Revolving Credit Balance total debt (27.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.29.2010 at 07:41 AM ET.	Type your answer here. 1) I am a Federal Agent With the Department of Homeland Security. (TSI Clearence). 2) Never minimum payments. I pay @ least between 5-10% on the balance due. 3) My intention is to pay of the loan as quickly as possible.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here. I plan on paying off all exsisting credit card debt. Every credit card.
Your answer to earlier email was..."My intention is to pay of the loan as quickly as possible."... Please state in Y-E-A-R-S how long you intend to keep the loan before final payoff. Thank you.	Type your answer here. If I had a better time frame, I would include it in exact years, as of right now, two to four years.
What are rates and balances on current credit card debts? Is $461 per month less than you currently pay each month? Thanks for answers.	Type your answer here. Yes, the $461.00 dollar payment will be less than the current payments. I never pay just the minimum balance due.
Hi, You failed to answer member 654423's question. Here it is again. Since this is a debt consolidation loan, please list the debts, interest rates, and the amount you pay per month. For example CC1, $2000 balance, 23.9% APR, $200 per month. Thanks in advance for answering this question. Sincerely, -LL	Type your answer here.Again, I am traveling for work. I do not know the interest rate fo each credit card. I never pay the minimum do. I always pay at least 5% on every card; sometimes 10%.
How do you plan on avoiding additional debt while paying this loan off? Thanks	Type your answer here. This lower payment will free up over 6-7 hundred dollars a month. With the additional money, I will be able to not take on any additional debt.

Member Payment Dependent Notes Series 538111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538111	$2,000	$2,000	13.61%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538111. Member loan 538111 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Internal Revenue Service	Debt-to-income ratio:	8.32%
Length of employment:	10+ years	Location:	NEWTOWN SQUARE, PA

Home town:
Current & past employers:	Internal Revenue Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Funds will payoff both a payday and a title loan which are completely toxic. I have never been late nor defaulted on any loan, bill, or rent. My total household expenses is $790 rent, @$30 phone bill, $140 auto insurance plus food and gas. I have worked for the IRS in excess of 17 years. I am not going anywhere. I know I am overextended to some degree however I have no problems paying my outstanding bills and this will not present any problems especially if I can get rid of the above mentioned debts immediately. They are killers. (So help me G-d never ever again.) Thank you for any consideration you can give to me.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,292.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to provide a more complete budget? I'm looking for monthly after tax income compared with each of your typical monthly bills, including debt payments? How does your budget change from right now if you get the new loan? The reason I'm asking is because according to your current budget, you only spend $970/month and have thousands left over every month, meaning you don't need a loan.	My take home pay is $1,125 bi-weekly which averages to @$2,437.50 monthly. My rent is $790. My phone bill is $30. Auto insurance is $140. I have an outstanding loan for $160. I make two credit card payments for $100 and $60. The above expenses total @$1,280 per month. I do not own a cell phone, personal computer, or do I have cable/satellite TV and do not need nor want any of this. Something personal came up and out of desperation I took out both a payday and title loan (my stupidity). The title loan is in the amount of $1,350 and requires $350 monthly payment. The payday loan is in the amount of $500 and requires a $56 bi-weekly payment. I know if presented with the same scenario again I would handle things differently. These are totally toxic debts and I admit I have nobody to blame but myself. I have met my obligations so far but cannot pay down the principle. I would obviously prefer to pay off these (very) high interest loans altogether and to pay to the Lending Club $67.98 monthly which would make a huge difference. If you add these debts my monthly expenses are close to $1,800.00 monthly. With the additional $2,000.00 I can reduce my monthly expenditures @$400.00 monthly. For me this is a no brainer. I do not know if you have access to the fine points of my credit report but what I said was true in that I have never "stiffed" anybody, am current with all payments, and am trying to get out of debt altogether which is why I am requesting a loan rather than a line of credit (which is the last thing I need). I can handle my other traditional debts without any help and with this included would still not have any problems. By the way I am single without any dependants. Good and fair question and hopefully you can help. Thank you.

Member Payment Dependent Notes Series 538123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538123	$10,000	$10,000	7.88%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538123. Member loan 538123 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Kemper, A Unitrin Business	Debt-to-income ratio:	14.41%
Length of employment:	2 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Kemper, A Unitrin Business
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Installing hardwood floors. Borrower added on 06/28/10 > Installing hardwood floors in our family house. I'm eight years in the internet marketing industry, currently holding a position as an Internet Marketing Analyst.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,655.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 538129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538129	$2,800	$2,800	15.21%	1.00%	July 2, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538129. Member loan 538129 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Teleperformance USA	Debt-to-income ratio:	14.02%
Length of employment:	< 1 year	Location:	Columbus, OH

Home town:
Current & past employers:	Teleperformance USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > After being in a 6year relationship, now being single, I am ready to explore what life has to offer and see it for what it is! I have a full time job, with good income to over this loan, after all I bills, I still have a $400.00 "play money".

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,016.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 6:00 AM ET	This is a last minute trip after getting out of a 6year relationship, just need to get away! I do have two credit cards and a another loan that is $150.00 as well as rent but I live with other people so it is divided. I have between $300-$400 extra a month after all my bills. But as I said this is a last minute trip and I don't have the money I would be comfortable with to trip this far.
If you have $400 extra per month, why do you need $2,800?	It is a last minute trip, as I said, just went through a break up. Just need to get away!

Member Payment Dependent Notes Series 538134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538134	$10,000	$10,000	13.61%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538134. Member loan 538134 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Opera Solutions	Debt-to-income ratio:	15.84%
Length of employment:	4 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	Opera Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Hello! I am adding this description in response to some helpful suggestions and questions (thank you). I plan to use the loan to pay for furniture that I bought. I recently got married, and my wife and I are setting up our house to start our life together. I expected to be able to pay for it myself but had some unforeseen car related expenses come up. I do not need the 3 year term (Lending Club gave me only one option - 3 years) and intend to prepay the loan balance by the end of this year. Opera Solutions, my employer, is a management consulting firm. I have been at this firm for more than 5 years. The current monthly repayment amount fits very comfortably into my monthly budget - I in fact intend to prepay this loan within the next 6-8 months. Thank you for all for considering my application.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,130.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Thank you all for your questions and suggestions! I have added details to my application that I hope will answer all your questions.
What do you plan to use the loan for? Loan description? Also, I have to ask. What is Opera Solutions?	Thank you for your question. I have an updated description that hopefully answers your question
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 6:00 AM ET	Thank you for your question. I have an updated description that hopefully answers your question

Member Payment Dependent Notes Series 538168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538168	$6,000	$6,000	10.38%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538168. Member loan 538168 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	TW Cable	Debt-to-income ratio:	18.12%
Length of employment:	7 years	Location:	Richlands, VA

Home town:
Current & past employers:	TW Cable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I will use the money to pay off credit card Borrower added on 06/28/10 > will be using the loan to pay of small bills to have one payment my job is in the tv cable and is very stedy work my wife and i bring home around 3500.00 a month

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,711.00	Public Records On File:	1
Revolving Line Utilization:	30.60%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	the home is thru chase i owe 68143.00not sure what the quity is the house is in my name
Hello, Please explain your public record that is on-file.	my wife and i got layed off from work we worked in a factory that shut down

Member Payment Dependent Notes Series 538222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538222	$4,400	$4,400	11.12%	1.00%	June 30, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538222. Member loan 538222 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,360 / month
Current employer:	green heavy equipment repair	Debt-to-income ratio:	19.85%
Length of employment:	10+ years	Location:	talking rock, GA

Home town:
Current & past employers:	green heavy equipment repair
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I'm trying to roll everything together so we can save on interest and budget money better. Due to the economy and the fact that I'm a diesel mechcanic of 16 years (which falls into the construction field) I have come across some hard times but with things improving and people like you all giving me the chance to fully regain my footing, I now see the light just up head. Thank you for your time and the consideration.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,774.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Debt consolidation, saving money if I can put the bills together.
What is green heavy equipment repair and what do you do there?	We fix and repair tactors. I'm the head diesel mechcanic and my father has owned the company for 31 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. 97,000.00-balance of mortage; 131,000.00-value

Member Payment Dependent Notes Series 538236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538236	$6,000	$6,000	15.21%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538236. Member loan 538236 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.20%
Length of employment:	n/a	Location:	Beaverton, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I will be using the funds to consolidated credit cards. The balance will be used to purchase a used vehicle. Borrower added on 06/28/10 > pay off credit cards, have money to buy r/v. all this to justified loan. and raise my credit score higher.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,385.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Retired, income of 3000.00 monthly
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. yes. 2. our home is insured for 120,000.00 more than we owe. We are not moving, we have a million dollar view, we live on the water with 40 mile of water to enjoy. If you love the outdoors this is the place. Thanks Tom

Member Payment Dependent Notes Series 538248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538248	$13,750	$13,750	7.51%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538248. Member loan 538248 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	NYC Dept of Sanitation	Debt-to-income ratio:	11.12%
Length of employment:	6 years	Location:	staten island, NY

Home town:
Current & past employers:	NYC Dept of Sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,561.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and interest rates of the debts you are consolidating? Are they credit cards?	Yes they are credit cards. 2-Capital One Cards & American Express. I'm not exactly sure about the interest rates. But I do know that one of the Capital One is 15%.
1. Reiterating my first question, what are the amounts and interest rates on the debts you are consolidating? I noticed you didn't provide balances or rates in your answer. Both of these are listed on your statements every month. 2. Your revolving credit balance is $8561 according to your profile. Credit card debt is a form of revolving credit. Why do you need $13,750?	Capital One - 2367.88 @ 17% Capital One - 3614.03 @ 15% American Express - 6447.50 @ 20% Remaing towards a Citi Card

Member Payment Dependent Notes Series 538263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538263	$3,200	$3,200	13.98%	1.00%	July 6, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538263. Member loan 538263 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Stew Leonards	Debt-to-income ratio:	12.08%
Length of employment:	2 years	Location:	Danbury, CT

Home town:
Current & past employers:	Stew Leonards
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I hope to receive this money fast. Thank you Borrower added on 06/28/10 > :) Borrower added on 06/28/10 > :(

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,037.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
<:o ?	I dont really see the question. Sorry

Member Payment Dependent Notes Series 538267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538267	$11,000	$11,000	10.75%	1.00%	July 6, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538267. Member loan 538267 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,418 / month
Current employer:	WestEd	Debt-to-income ratio:	22.92%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	WestEd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I need money to pay off high interest credit card loans

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,010.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1.)I am the only one on the title. 2.) I do not know how much equity if any I now have in the condo as the prices have come down in the last 2 years.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Type your answer here.I do not see any question here
Please list the balances, interest rates, and present monthly payments of the credit cards you will be paying off? What have you done to prevent future high-interest credit card debt from being incurred? Thanks in advance.	Type your answer here.My credit cards balances are around $11,000 at around 21%.I pay around $500.00each month for credit cards.I will not use my cards in the future and will only keep just one card for emergencies.
Please answer : 1) what debts are you going to pay off. Include amount and interest rates. 2) What are your monthly expenses,itemized. 3) what is your job description Thank you	Type your answer here.Paying off 3 credit cards which are about 21% each. I think they add to about $11,000.My monthly expenses with credit card payment add to around 3,600.00. I am Bldg & grounds Supervisor (office bldg manager)
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Type your answer here.I already did this question as my monthly expensesa are around 3400.00 Includes mortgage,car,phonr,water,electricity,hoa dues and auto ins. I am a sole earner

Member Payment Dependent Notes Series 538274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538274	$18,000	$18,000	7.51%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538274. Member loan 538274 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	Hertzbach & Company	Debt-to-income ratio:	9.54%
Length of employment:	10+ years	Location:	Towson, MD

Home town:
Current & past employers:	Hertzbach & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > This loan will be used to consolidate some high interest credit card debt.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,122.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hertzbach & Company and what do you do there?	Hertzbach and Company is a CPA firm. I am a partner in the firm and I am a CPA.

Member Payment Dependent Notes Series 538287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538287	$7,500	$7,500	7.88%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538287. Member loan 538287 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,833 / month
Current employer:	Microsoft	Debt-to-income ratio:	14.10%
Length of employment:	< 1 year	Location:	Mission Viejo, CA

Home town:
Current & past employers:	Microsoft
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	14
Revolving Credit Balance:	$77,875.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 538298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538298	$7,000	$7,000	7.88%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538298. Member loan 538298 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Thirau LLC	Debt-to-income ratio:	17.17%
Length of employment:	5 years	Location:	JAY, NY

Home town:
Current & past employers:	Thirau LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	60
Revolving Credit Balance:	$7,291.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Thirau LLC and what do you do there?	Thirau LLC is a utility contractor. We build and repair power lines. I work for Thirau as a safety administrator. My duties include training, writing risk assessments and safety plans for different projects, investigating incidents, and conducting safety audits.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The only debts I will have after this loan will be my home (aprox. $55,000) and my car (aprox. $15,000). This loan will pay off two credit cards; 1. Card- $5700 balance at 16.99% 2. Card- $1000 balance at 23.99%

Member Payment Dependent Notes Series 538350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538350	$4,000	$4,000	11.49%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538350. Member loan 538350 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Jims Music Center	Debt-to-income ratio:	1.10%
Length of employment:	7 years	Location:	MISSION VIEJO, CA

Home town:
Current & past employers:	Jims Music Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > this is to fund an independent film about illumination and the theory of psychotropism... i have very low monthly expenses and excellent credit; i plan to be able to pay off this loan early in its entirety before june 6, 2012 . . .

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,065.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean you have no monthly mortgage payments and no home equity loan and the title is in your name? Wishing you well, sounds like an interesting film project.	my current living situation is one where i have no monthly mortgage payments and no rent; "own" was the closest option to show that my living situation has no overhead other than a $20/month internet use fee...if "other" was an option, i would have rather chosen that... my ability to pay off a loan is greatly increased by this living situation which will continue for the next few years... thank you in advance if you invest in my project

Member Payment Dependent Notes Series 538360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538360	$15,000	$15,000	7.88%	1.00%	July 2, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538360. Member loan 538360 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,507 / month
Current employer:	Technip USA	Debt-to-income ratio:	10.35%
Length of employment:	6 years	Location:	Fontana, CA

Home town:
Current & past employers:	Technip USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Reliable borrower needs to consolidate high interest credit cards!!! Borrower added on 06/30/10 > Correction: The last number in my answer to question 2 should read 1700/12000

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,135.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All of the following will be paid with this loan: 1.) Bank credit card - $5800 (?) 2.) Citi Credit Card - $5400 (20.99%) 3.) Citi Credit Card - $1100 (16.99%) 4.) Home Improvement Credit Card - $1700 (20%) 5.) Car Repair Credit Card - $550 (21%)
I'm curious and since the question popped in my head, thought I should ask. How did you get so far into debt? With credit utilization above 60%. Thanks	I have a home equity line of credit for $30,000. The balance is just under the limit as it was used to bypass PMI. My actual credit card usage is listed below (balance/limit): 5800/10000 5400/23000 1200/10000 400/1200 17/12000 Not considering the HELOC, my credit card usage is around 28%. I obtained most of this debt following a failed relationship. I have always paid my debt back, but when the market fell and credit card companies raised their rates, my payments were barely making a dent. I just didn't see an end in the near future.

Member Payment Dependent Notes Series 538367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538367	$3,000	$3,000	7.51%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538367. Member loan 538367 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,913 / month
Current employer:	New York City Transit	Debt-to-income ratio:	14.19%
Length of employment:	10+ years	Location:	Bushkill, PA

Home town:
Current & past employers:	New York City Transit
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,325.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	I would like to purchase a 2004 Yamaha V 650 cruiser motorcycle.

Member Payment Dependent Notes Series 538376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538376	$5,000	$5,000	15.21%	1.00%	July 2, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538376. Member loan 538376 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Bank of America	Debt-to-income ratio:	10.38%
Length of employment:	8 years	Location:	Moorpark, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,045.00	Public Records On File:	1
Revolving Line Utilization:	71.10%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Type your answer here. I am requesting this loan as a down payment to purchase a home. I have been pre-approved and need the funds for a 3% required down. Thanks.
Have you been prequalified for a home loan yet?	Type your answer here. Yes. Pre qualified up to 300K. We are looking for condos under 200K.
What is your position with BofA?	Type your answer here. Servicing HELOC loans.
Can you describe your position at BofA?	Type your answer here I am in the servicing area dealing mostly w/ Home Equity loans.

Member Payment Dependent Notes Series 538443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538443	$8,000	$8,000	11.49%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538443. Member loan 538443 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Rush Order Inc	Debt-to-income ratio:	6.22%
Length of employment:	10+ years	Location:	LOS BANOS, CA

Home town:
Current & past employers:	Rush Order Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,199.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	My Father is 85 yrs old - He wanted to see the remaining members of his WWII company around the USA. My family is going to escort him to various locations throughout the country for three weeks. I'd like to avoid putting the various expenses on credit cards.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 6:00 AM ET	Thank you for your feedback - As I stated in an earlier response - this is for a family trip/vacation to bring my father to visit men in his WWII company that fought in Europe. I have attempted to update the reason for the loan but it appears I must go back and look harder - it was not apparent to me on how I could do this....
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	The repayment will be completed before due date. My household expense is $3500 on $5200 income. The option to use this service is a luxury - I of course could use multiple other channels to get the funds to complete this debt of honor for my father. The process is very attractive and the rate is very good. Thank you for the feedback - I will do as you suggest and read other profiles.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am on the title for my home. I'm one of those statistics where I had over 400k in equity 5 years ago and now I am upside down by about 85k. I'm not worried because I don't plan on selling for at least another 15 years. I have a good job and stable household. No worries here....
What is Rush Order and what do you do there? Can you describe what this loan is for?	Hello Burgie, Rush Order is a order fulfillment company. You go to a business website and buy direct from that company - they don't fulfill the order, we do... I'm a project manager for this company; a liason between my company and our clients. The loan is for a family vacation where we will take my father who is 85 years old to see the remaining members of his WWII company around the US. This was a very last minute request. My father is in excellent health (thank God) but we cannot say the same for some of his buddies who he served with. For most - this will be the last time my father will see these men.

Member Payment Dependent Notes Series 538444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538444	$7,000	$7,000	13.98%	1.00%	June 30, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538444. Member loan 538444 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Skate Safe America	Debt-to-income ratio:	12.91%
Length of employment:	5 years	Location:	Lindenhurst, NY

Home town:
Current & past employers:	Skate Safe America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,968.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 538494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538494	$8,000	$8,000	11.49%	1.00%	June 30, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538494. Member loan 538494 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	British Petroleum	Debt-to-income ratio:	14.98%
Length of employment:	4 years	Location:	Orange, CA

Home town:
Current & past employers:	British Petroleum
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I would like to use the 8k to pay off my $3100 in credit card debt and $4900 on my line of credit.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,089.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Per your profile, your revolving credit balance is $3089. Why do you need $8k to refinance credit cards?	I have a balance of about 5k on a line of credit.

Member Payment Dependent Notes Series 538520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538520	$7,000	$7,000	7.51%	1.00%	July 1, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538520. Member loan 538520 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	n/a	Debt-to-income ratio:	4.45%
Length of employment:	10+ years	Location:	Hackettstown, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > This is my second loan with Lending Club. I think it's a great concept and wish there was more peer to peer or cooperative ventures for goods and services. This loan is needed to fund expenses I will incur by moving my business. I would like to downsize and move two blocks up. This location will provide a decrease in rent, more foot traffic and is the best block of our downtown. I was excited to find a beautiful 1800's 12' stone fireplace in the back room of this shop! The room will make a cozy space for my tea room! The front room in this space will provide just enough room for my antiques shop to display well. I've decided that after 17 years in this business, it is time to downsize some and focus on continuing to be the best shop in town. I am looking forward to receiving your support for this venture and allowing me to "move on up"!

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,503.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, Loan listed several days for lenders consideration. Loan is only XX percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. Home Office CLOSED Saturday, Sunday, US, CA Holidays. Good luck follow-up rquest. Lender 505570 USMC-RETIRED Tuesday 06.29.2010 6:39 AM ET.	This loan request has only listed as of 3AM today. It is a very new request and still needs to have the bank account verified. Since I am a second time borrower and self employed, I believe the income verification will not be necessary. You may want to direct your question to the Lender's Dept. Thank you for your interest. Kathy
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 05:41 AM ET.	You may view the details of my loan request now. It was not visible because it had to clear a review. If you have further questions, please don't hesitate to ask. Kathy
Oooops; Sorry, I copied, and sent, wrong formatted email. I intended to send email asking DETAILS about business and PURPOSES how loan is to be used. I was NOT completely awake at 06:30 AM this morning; I shoukd have waited intil 7:00 AM (Smile.). Over and out.	Hi! I just went to my account and see that the loan details I wrote last night ae not showing. I also wrote you a very l o n g response to your previous (2nd) question - and lost that one too! Maybe I'm taking too long? I will go back to the "Loan Details" and try to reconstruct. But for now, I could tell you that I am an experienced business owner of 17 years, have found a great little shop 2 blocks up from my present location (it's beautiful!) and need to renovate some by adding a few sinks for my tearoom kitchen and moving a partition and doing a bit of other work. In the meantime, please feel free to visit my website: www.kathyskove.com Kathy

Member Payment Dependent Notes Series 538544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538544	$6,000	$6,000	6.76%	1.00%	July 2, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538544. Member loan 538544 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Compucom Systems, Inc.	Debt-to-income ratio:	8.02%
Length of employment:	3 years	Location:	Carteret, NJ

Home town:
Current & past employers:	Compucom Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,719.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 538557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538557	$6,000	$6,000	11.86%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538557. Member loan 538557 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Solutia	Debt-to-income ratio:	1.78%
Length of employment:	2 years	Location:	CHICOPEE, MA

Home town:
Current & past employers:	Solutia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Home improvement Borrower added on 07/01/10 > I plan to use the funds to add a deck on to my new pool. I've had a few personal loans in the past and none of which defaulted and have good credit. My monthly budget is 2100 and my current career is in very good standing.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,846.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Last I checked 173k owed and worth 180k

Member Payment Dependent Notes Series 538561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538561	$7,500	$7,500	13.23%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538561. Member loan 538561 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,805 / month
Current employer:	Calgon Carbon Corporation	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Chandler, AZ

Home town:
Current & past employers:	Calgon Carbon Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Hi, I purchased this home and now I need to fix the master bath as well as update the kitchen counters.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Hi, I signed up for a loan and to verify Lending Club should send me am email confirming, I never received it. Also, I have not had any amount debited to my bank account as of yet. Regards, David Kweder 538561
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, I do have the title in mine and my wife's name. I am the only person on the mortgage though. The home is valued at $261,000. I owe $252,000 on the mortgage. I only have a mortgage no other bills at this time. I do have a six year old son...he is pretty expensive though. I saved money over the last year or so to put down on the house, and wanted to wait and save to pay cash to update the bath and kitchen but read about this program and wanted to give it a shot. Regards, David

Member Payment Dependent Notes Series 538596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538596	$3,000	$3,000	6.76%	1.00%	July 2, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538596. Member loan 538596 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Travelers Insurance	Debt-to-income ratio:	24.94%
Length of employment:	4 years	Location:	Norfolk, VA

Home town:
Current & past employers:	Travelers Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,046.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Loan description?	I am purchasing an antique car.

Member Payment Dependent Notes Series 538622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538622	$15,000	$15,000	7.51%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538622. Member loan 538622 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Applied Electronics	Debt-to-income ratio:	19.95%
Length of employment:	10+ years	Location:	Lanexa, VA

Home town:
Current & past employers:	Applied Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,277.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job? Can you tell us anything about the debts you have for which you want this loan? Are you making any progress in avoiding future debt? Wishing you well.	Type your answer here. Plant Manager and with the same company for over 25 years. The debt we have incurred is mainly housing needs due to everything needing to be replaced at once. A/C, washer/dryer and leaking roof. With these types of things I am afraid we can't avoid the debt but we do try to maintain as long as we can before we replace. We thank you for your question and appreciate your help.
What is the purpose of this loan?	I believe we answered this same type of question the other day and the answer should be posted already. As mentioned it is to help us with debt we aquired pretty much all at once for replacements such as A/C, washer/dryer, leaking roof etc. We thank you for your inquiry and wish you a great week.

Member Payment Dependent Notes Series 538682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538682	$1,000	$1,000	7.88%	1.00%	June 30, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538682. Member loan 538682 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	19.00%
Length of employment:	n/a	Location:	Eastman, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Short term loan for a vacation that will be paid off before the date listed but has 1 year payoff period was not an option.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,761.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 538692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538692	$4,000	$4,000	15.21%	1.00%	July 6, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538692. Member loan 538692 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	City of Conway	Debt-to-income ratio:	15.34%
Length of employment:	10+ years	Location:	Vilonia, AR

Home town:
Current & past employers:	City of Conway
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I plan to purchase a motorcycle for commuting and weekend excursions with my wife of 13+ years. I would say the thing that makes me a good borrower is the fact I always repay my debts. Despite having lived through some of life’s hard times (more debt to income/12 years ago). I have managed to become financially stable by promotional advancement in my law enforcement career of 16+ years now here in my home town with the City Police Department.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,581.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. Presently there is about $500 in equity. I purchased the home in Nov. 2007 for $85,000 with a VA Loan with a variable rate. I believe at the time it appraised for about $90,000. Since purchasing the home I made several improvements (metal roof, new central air unit, extra insulation, etc.) In Nov. 2009 I had it re-appraised and it came in at $97,000. Jan. this year I re-financed through a company called IFreedom Direct (VA Loan) in order to pay-off all of my high interest credit cards. To do this I financed the new appraised amount. This locked me into a 5.25% fixed interest rate and actually lowered my monthy mortgage. I am currently in the process of re-fnancing again with them for a 30 year mortgage with 4.25% fixed rate. I hope this answered your questions. Thank you.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 8:35 AM ET	Okay, Thanks.

Member Payment Dependent Notes Series 538701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538701	$1,000	$1,000	15.95%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538701. Member loan 538701 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	San Diego Unified School District	Debt-to-income ratio:	1.06%
Length of employment:	3 years	Location:	san diego, CA

Home town:
Current & past employers:	San Diego Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	4
Revolving Credit Balance:	$1,916.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 538731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538731	$1,600	$1,600	13.98%	1.00%	July 6, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538731. Member loan 538731 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.63%
Length of employment:	4 years	Location:	Plantation, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > This loan covers moving into our new apartment and bringing home a new baby all within two weeks. A lot of bills have come in this month that we needed a little extra help with but we plan to easily pay this loan off quickly. We are financially stable and eager to buy a home in the next 2 years so our credit is extremely important to us. We have never needed to apply for a loan like this and we really do not want to ask our family.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,499.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 538743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538743	$1,200	$1,200	16.45%	1.00%	June 30, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538743. Member loan 538743 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	South Shore Hospital	Debt-to-income ratio:	10.54%
Length of employment:	2 years	Location:	Hingham, MA

Home town:
Current & past employers:	South Shore Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,565.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 538759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538759	$4,500	$4,500	11.49%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538759. Member loan 538759 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,557 / month
Current employer:	Base-Line Inc.	Debt-to-income ratio:	10.40%
Length of employment:	4 years	Location:	BURLINGTON, WI

Home town:
Current & past employers:	Base-Line Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > The loan I am applying for would potentially pay off an existing loan I have for the same amount but with a 23% interest rate ($200/month min payment). The inquiries on my credit history recently are from trying to find an institution to give me a better interest rate. I have been declined because the balance on my current loan is too close to the credit limit. But I can't get the principal down when a big chunk of my monthly payment goes to interest. It's a vicious cycle that is wearing me out. I would like to have this loan paid off quicker than 3 years. I hope to make extra payments. I doubt that's what a lender wants to hear because they would lose that extra income but i'm just trying to be honest. Paying off this loan would be a huge weight off my shoulders. My other monthly expenses include $200/mon rent, car insurance and cell phone bill. On top of my full-time job at Base-Line (where I have been for 4 years) I also work part-time at a Skydiving operation packing parachutes. =) Borrower added on 06/30/10 > Thank you to everyone who has invested in me so far! I am very excited!

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	59
Revolving Credit Balance:	$270.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Base-Line Inc. and what do you do there? Thank you	Base-Line Inc. is a graphic design manufacturing company. I am directly under the controller and do multiple accounting and administrative duties.
Without any description of the purpose of your loan, lenders are left guessing as to what your purpose is for the loan. Many will not bother to ask and move on. You can still add a description to your loan profile, please contact Lending Club as to how to do so. If you include the following answers in your loan description, you should not have many people asking you the same questions over and over. These questions may seem intrusive, but the reason why we ask these questions is to get a clear picture of your financial situation. Lenders don't see all the information you provide to Lending Club, so we want to make sure investing in you is a wise decision. With all that said, please answer the following: 1. What is the purpose of this loan? 2. If this is a consolidation of credit cards/loans, please list each one with their balance and APR interest rate. 3. Please list any other debts you will not be paying off with this loan. 4. What are the 5 credit inquiries in the last 6 months for? 5. Please list all your monthly expenses. 6. Do you have a savings account/emergency fund? Thank you for answering these questions as completely as possible!	This loan would potentially pay off an existing loan that I have for the same amount but with a 23% interest rate. The rate I have now is really hurting my goal to be debt free. It's one step forward and two steps back. The 5 inquiries are me trying to find a financial institution to lend me the same amount but with a lower rate. I have been declined thus far because the balance is so close to the credit limit. Since a big chunk of my monthly payment is going to interest I can't seem to get anywhere on my principal amount. It's a vicious cycle really. If I can get a lower rate I would love to be able to make double payments and get it paid off quicker than its taken me so far. I do not have a savings account currently. My only other bills besides this $200/month loan payment is my cell phone, my car insurance and $200/month rent. I work full-time at Base-line and part-time packing parachutes for skydivers on the weekends to bring in some extra money.
Thank you for editing your loan description! So, I've only three questions left that still need clarification: 1. What are the amounts for each of your monthly bills (cell phone, gas, food, entertainment, health and car insurance), along with your $200 rent? 2. Do you have a savings account/emergency fund? 3. Do you have any other debts you haven't mentioned (educational loans for example)? 4. This is one I'd forgotten to ask you (shame on me ;) ): Will you continue to use your card? If you do, what is your plan to not get into this position again? Thank you, in advance, for answering these questions completely!	Verizon: $68/month State Farm: $72/month Gas: $60/week My rent includes gas and electric. (I live with my twin sister and her husband for now, until I can get enough saved for a place of my own) I do not have a savings account anymore. I have paid off all my student loan bills and any other credit cards. By "card" im assuming you mean this loan? At this time I do not plan to keep this account open once it's paid off. I would like to be done with owing large amounts of money =)

Member Payment Dependent Notes Series 538778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538778	$7,000	$7,000	15.95%	1.00%	June 30, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538778. Member loan 538778 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	US Cellular	Debt-to-income ratio:	15.79%
Length of employment:	6 years	Location:	Tulsa, OK

Home town:
Current & past employers:	US Cellular
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I am using this loan to pay off my credit cards which were used for medical expenses. While my payments would just be 170.00 monthly I would be able to pay 5 months in advance starting with my first due date.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,833.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I hold the title to my home in my name. I'm a new home owner so about 3000.00

Member Payment Dependent Notes Series 538836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538836	$4,000	$4,000	7.88%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538836. Member loan 538836 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.44%
Length of employment:	2 years	Location:	Stuart, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,067.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your current employer is listed as N/A. Does that mean you are unemployed?	I am self employed. I looked at the listing and am unsure why it says n/a.

Member Payment Dependent Notes Series 538862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538862	$20,000	$20,000	10.38%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538862. Member loan 538862 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	11.61%
Length of employment:	4 years	Location:	Portland, OR

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > This is to consolidate 3 credit card payments and lower APR. Currently paying $700/month.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,303.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at WF? What does the $60k credit balance consist of? What portions of that will loan pay off?	I'm currently a lead technical writer (TW4) with 4 years as a full-time employee and one year as a contractor. I've also been employed consistently in the industry for 12 years. The credit balance consists of a line that was used in the purchase of a home in 2007 and the remaining portion of 20k is revolving debt that will be paid off in full with the loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, my wife and I hold the title in our names. Combined mortgage and LOC is 216k. Home value is approx 230k
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	2 wage earners in the house paying: -1190 for mortgage (including property tax and insurance) -158 for Line of credit -76 for car insurance (cars are paid for - no car payments) -497 for all utilities, including phone and cable and garbage -450 for groceries. -150 Dining out -45 Gym -Paying off $12,000 at 13%, $4000 at 19% and $4000 at 13%. -No children in the household and all student loans were paid back years ago.

Member Payment Dependent Notes Series 538865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538865	$5,000	$5,000	10.38%	1.00%	July 1, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538865. Member loan 538865 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Crowne Plaza hotel Englewood	Debt-to-income ratio:	11.64%
Length of employment:	7 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Crowne Plaza hotel Englewood
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,054.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your title of "home loan" mean? Are you paying rent with this loan?	No i am not paying rent with this loan its just the title i gave the loan, i am planning on using this loan in order to pay 3 credit cards i owned money to. its much easier to just pay one thing at a time.
please elaborate on the purpose of this loan, thanks	Type your answer here. The purpose of this loan is to pay off three credit cards account. It's just better having only to pay one lender instead of three.

Member Payment Dependent Notes Series 538889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538889	$6,000	$6,000	10.38%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538889. Member loan 538889 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Strategic Reimbursement	Debt-to-income ratio:	24.24%
Length of employment:	3 years	Location:	Vernon Hills, IL

Home town:
Current & past employers:	Strategic Reimbursement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > My husband was not working for 6 months starting in the fall of 2008 (he is currently emplyed). We had to use a couple of credit cards to get by. We are currently making regular monthly payments of about $400. One of the cards with the highest APR is at 19.24% and the other is at 16.99%. I have called to try to get a lower APR and they will not work with us. We saw this as a good option for saving a little money, while continuing to pay off our debt.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,227.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello: I%u2019m interested in learning more about your loan in order to fund it. Could you please help by answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? More importantly, how secure do you feel your job will be in the next 3-4 years? Why? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you weren%u2019t present at your current position?	1. I work in a small accounting firm, about 40 employees, consulting hospitals on how to better handle their medicare/medicaid reimbursement from the governemnt. Currently we are doing quite a bit of work with our clients dealing with the new health care act from the Obama administration. I am planning to stay with the company for quite some time. It is currently very top heavy, with many managers/supervisors who are getting close to retirement, but not very many consultants. I intent to stay with the company and eventually fill the retirees' positions. 2. I believe that my current area of expertice in health care and overall accounting knowledge will allow me to fill many different positions, whether in a hospital setting or another accounting firm.

Member Payment Dependent Notes Series 538907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538907	$10,000	$10,000	10.75%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538907. Member loan 538907 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	The Rockefeller University	Debt-to-income ratio:	11.58%
Length of employment:	7 years	Location:	Harrison, NJ

Home town:
Current & past employers:	The Rockefeller University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > A credit card company who shall remain nameless, rate-jacked me up to 29.99% APR. I've been a good customer for 10 years and they pull this on me. I'm trying to get out of debt so that I can marry my girlfriend (and get into more debt!) Thanks for your help!

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,466.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 8:35 AM ET	Thanks so much for this info, USMC-RETIRED. I will work on getting the credit review expedited.
Hello: I%u2019m interested in learning more about your loan in order to fund it. Could you please help by answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? More importantly, how secure do you feel your job will be in the next 3-4 years? Why? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you weren%u2019t present at your current position?	Thanks for your questions 2world-connect. 1. RU is a research university specializing in biomedical sciences, chemistry, bioinformatics and physics.I am a computer support specialist, providing desktop support to all the professors and scientists so that they can continue to find a cure to all of mankind's diseases, with as little downtime as possible. RU was able to weather the recession very well, and I am very comfortable that I will continue to perform my duties here in the next 3-4 years to the best of my abilities. 2. Worst case scenario, I have a savings account that should keep me afloat for a few weeks. Unemployment should cover the rest of my already minimum expenses. I have a network of information technology professionals who would be able to help me with part time jobs, as was the case after being laid off by my previous employer soon after 9/11. But most of all I have the support of an amazing significant other who will always be by my side in case all else fails. Thank you and everyone else who have invested and shown interest in this loan so far!!

Member Payment Dependent Notes Series 538955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538955	$10,000	$10,000	13.61%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538955. Member loan 538955 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,971 / month
Current employer:	Pierce County Library System	Debt-to-income ratio:	9.17%
Length of employment:	10+ years	Location:	Tacoma, WA

Home town:
Current & past employers:	Pierce County Library System
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,054.00	Public Records On File:	1
Revolving Line Utilization:	82.50%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	NO, my husbands name is on it also - recently the value of the house dropped to $155K - The loan is $232k at this time
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	NO, my husbands name is on it also - recently the value of the house dropped to $155K - The loan is $232k at this time
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Pierce County Libraries? Number [2] Transunion Credit Report shows the $5,054 Revolving Credit Balance total debt (82.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $10,000 loan; $5,014 Revolving Credit Balance; $4,986 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Wednesday 06.30.2010.	1. SR IT TECH - employed by PCL for 23+ years - all in the IT dept. 2. $600+ 3. It is my intent to pay off credit cards and close the accounts. It is my goal to be able to retire in 2014. JCP & WF are also debts I pay on. 4. I am in the process of downsizing in prep for retirement. 5 Approx 24 months.
Please explain public record on file. Are you the sole wage-earner?	I am not the sole wage earner in our home. I am uncertain as to what you mean by public record on file.

Member Payment Dependent Notes Series 538964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538964	$12,250	$12,250	20.90%	1.00%	July 6, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538964. Member loan 538964 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	hydro-quip manufacturing and supply inc.	Debt-to-income ratio:	9.35%
Length of employment:	5 years	Location:	baton rouge, LA

Home town:
Current & past employers:	hydro-quip manufacturing and supply inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Thanks for looking at my application. I am a hard working, very motivated 23 year old, looking to make some improvements to my home to increase its value. I have a very stable job at a company I have been working for a little over five years. Thanks, Ben Borrower added on 07/01/10 > Thanks for looking at my application. I am a hard working, very motivated 23 year old, looking to make some improvements to my home to increase its value. I have a very stable job at a company I have been working for a little over five years. Thanks, Ben

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,544.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good Evening, Please verify your account and income with lending club, and I will be happy to help fund your loan. Thanks!	Hi, I have completed all the information that LendingClub has requested, I believe they just have to follow up on my account details. I will notify you when this occurs. Thanks, Ben
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, yes I do hold the title to my house. I have about $25,000 of equtiy in my home. It is worth $145,000, and i owe a little under $120,000. Thanks, Ben
Specifically, what are the loan proceeds to be used for?	Hi, I am looking to put a new roof on my home, adding a back patio cover and take down a tree that is too close to the house. All of these will increase the value and equity in my home. Thanks, Ben
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, yes the title to the house is in my name. I have around $25,000 worth of equity in my home. Its worth $145,000, I owe a little under $120,000. I do not have any other loans such as car, boat or student loans. Thanks, Ben
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $12,250 H I P category loan. My questions are: Number [1] Brief description your employer Hydro-Equip? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 11:35 PM ET.	Hydro-Quip manufacturs and sells pressure washers and high pressure pump sytems. It is a relatively small company (14 employes), but also very sucessful. Hydro_quip has been open since 1995. I have been employed there for over 5 years now, where I have worked my way up to my position now, which is inside,and outside sales. I plan on trying to pay an extra $50.00 to $100.00 dollars a month towards this loan to get it paid off. Let me know if you have any other questions. Thanks, Ben

Member Payment Dependent Notes Series 538971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538971	$1,200	$1,200	14.72%	1.00%	July 2, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538971. Member loan 538971 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Cengage Learning	Debt-to-income ratio:	19.03%
Length of employment:	10+ years	Location:	Edgewood, KY

Home town:
Current & past employers:	Cengage Learning
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,863.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 539003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539003	$11,000	$11,000	7.51%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539003. Member loan 539003 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Kearney Companies Inc.	Debt-to-income ratio:	0.00%
Length of employment:	5 years	Location:	Metairie, LA

Home town:
Current & past employers:	Kearney Companies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I have never been late on a bill payment. I have never been unemployed and I am 39 years old and have been working since I was 14. Fund my wedding! Borrower added on 06/29/10 > I budget my money every month and am only looking for wedding expense money because the interest rate is good. I would prefer not to use my savings. I save $1000 total each month for retirement and savings and have an additional $500 (fun money) each month. I can easily tap into either of these 2 sources or my savings if I have to. Borrower added on 06/30/10 > We are not making any significant changes when we get married. We will rent for a long time because we see buying a house to be a poor investment; unless you are sure you want to stay in that location for at least 15 years. My spouse is attending nursing school and we will have a surplus of income in 1-1/2 years. My parents are also financially secure and would help me if I ever got in a bind. I have never had to ask them for help. Borrower added on 06/30/10 > My job is very stable. We are having a great year at my company. We are recession proof because we get a different mix of products depending on whether the dollar is low or high. I have 3 degrees; Finance, Accounting and an MBA. I have never been unemployed. Borrower added on 06/30/10 > My spouse was taught that you pay cash for everything. She doesn't even have a credit card. Neither of us value material things too much. We shop for sales and used items on Craig’s list. We think new cars are a poor investment and we love cooking our own food (shrimp and crawfish!). (Our poor Gulf.) Borrower added on 06/30/10 > We both own our cars and have no other monthly notes.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job? How secure is your job over the next three years? Wishing you the best on your wedding.	I'm the Controller(lead accountant) at a very stable shipping company in New Orleans. We are having a great year this year and my job is very stable. I could probably work here the rest of my life.
How will your financial situation change after the wedding vows? Will your spouse bring lots of debt with him/her? Will your savings and fun money still be available? Will you still be staying where you reside now, or will your living situation change? Weddings bring lots of changes and for lenders, lots of uncertainty. Your answers to these questions will be helpful in funding this loan.	My spouse has no debt and we will live in the same apartment. Neither of us have a desire to buy a house. We see this as a poor investment for young people. My spouse is attending nursing school so in 1-1/2 we will have even more income. She works part time now.

Member Payment Dependent Notes Series 539020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539020	$6,000	$6,000	11.49%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539020. Member loan 539020 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Sorren's Ford	Debt-to-income ratio:	17.31%
Length of employment:	8 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	Sorren's Ford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Just had a new baby. Everyone already knows what that can do to a person's finances. I need to get rid of some high interest credit cards. I earn $82,000 per year and my wife also works at the same place. She earns $52,000 per year. I intend to use the proceeds of this loan to purchase a bunch of baby stuff and will use the remainder to pay down or pay off credit cards.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$48,614.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 8:35 AM ET	Thank you very much for the information and the education.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your questions and your interest. Title to my home is in my name and my wife's name. We have only about $16,000 - $18,000 equity. We owe $125000 on the mortgage plus an additional $40,000 on a home equity loan which we used primarily to upgrade the house.
Please detail your large revolving credit balance of $48k.	This is a very reasonable question. I didn't understand where the Lending Club got that number so I pulled my own credit report. It seems that some credit reporting agencies consider a home equity loan as a "mortgage type" loan and other agencies consider it a "revolving debt." My $48,000 "revolving credit balance" is actually $40,000 in a home equity loan and a total of $8,000.00 in credit card debt. Thank you for your interest.
1. Do you work on commission? salary? some combination? 2. How much of the loan is going toward baby stuff? How much toward debt? 3. How did you accumulate $49k in revolving debt (and rising with baby)? What other kinds of debt do you have? 4. How much is your monthly mortgage payment(s)? 5. How much is your monthly car payment(s)? 6. What are the balances and interest rates on your debts?	A very detailed question - not inappropriate however - fully valid questions. I will try to work through your individual questions. I am a Ford ASSET Technician. In everybody's normal English that means I am a college educated mechanic. You can't fix a modern car with a wrench anymore, you need a computer to do it. We get paid from a "Flat Rate" book. That book tells us how long each job should take and how much we will be paid for doing it. Almost all good technicians can do a job quicker than the book. Technically I guess we are paid on commission but we never think about it that way. The dealership I work for has been in business for over 20 years. They aren't going anywhere. My wife is the "Body Shop Manager" for the dealership. She too is a Ford Asset Technician. Not many women in that field but she is one of them. I am not certain exactly how much is going for "baby stuff." This is our first child so we have to buy everything. Whatever is left will go toward reducing credit card debt. As I explained to a previous questioner, $40k of my $49k revolving debt is actually a home equity loan which we used to upgrade our house. I pay $1,360.00 per month on my mortgage and home equity loans and I pay $460.00 per month on a car. I also have a medium sized Student Loan which I am happy to say I have never missed a payment on. The interest rates on my credit cards is between 16% and 20% which is exactly why I want to pay them off as soon as possible. I genuinely appreciate your interest in my loan application and I hope I have answered your questions satisfactorily.
Thanks for the detailed answers and quick turnaround. Best wishes for your you and your new baby.	Thank you for your good wishes.

Member Payment Dependent Notes Series 539053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539053	$11,200	$11,200	15.95%	1.00%	July 6, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539053. Member loan 539053 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Ector County Independent School District	Debt-to-income ratio:	19.70%
Length of employment:	3 years	Location:	Odessa, TX

Home town:
Current & past employers:	Ector County Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,456.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What steps are being taken to ensure this isn't just the first of several debt consolidations? If married, debt/income that spouse adds to household? Thank you.	I've sworn off credit cards and haven't added any debt for a while. I'm embarrassed at how long I've carried this debt and I feel like I'm in great shape to really attack and be rid of it forever. Recent changes to my card's interest rates have really hurt but I'm exited to be on the way towards being free of this mess.

Member Payment Dependent Notes Series 539083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539083	$12,000	$12,000	13.61%	1.00%	July 2, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539083. Member loan 539083 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	UWMF	Debt-to-income ratio:	10.32%
Length of employment:	1 year	Location:	Madison, WI

Home town:
Current & past employers:	UWMF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I am looking to consolidate my credit card debt. I just graduated college and have been working for a company that I have interned with for over a year. I have never missed a payment on any credit card, I am just looking for a lower rate and a more manageable plan. Thank you. Borrower added on 07/01/10 > I have had quite a few questions on this. I have 3 credit cards with interests rates in the 18-21% range. One currently has no interest until the end of the year do to a balance transfer. (Resulting in current payments of about $700/month) I will be paying of the two and a portion of the third with this loan. I will be able to pay of the remainder of the 3rd by the end of the year to avoid interest on that portion. Borrower added on 07/01/10 > I currently pay over $700 a month on my 3 credit cards with interests rates of 18-21%.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	52
Revolving Credit Balance:	$16,733.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UWMF? What do you do there?	University of Wisconsin Medical Foundation. I am a recent graduate with my Masters in Industrial and Systesm Engineering. I work in the Quality Improvement Department. Most of my work surrounds data analysis and process improvement.
What is UWMF and what do you do there? Please provide a breakdown of your current debt (e.g. CC, rate, balance, monthly payment) and specifiy which ones will be paid off with this loan. Thank you.	UWMF - University of Wisconsin Medical Foundation. I work as a Consultant in the Quality department. I just graduated in May with my Masters in Industrial and Systems Engineering. (Poor college planniing lead to my debt) Most of my work involves data analysis and process improvement work. Debt Credit Card 1 - $7,000 with ~19% (Min payment is usually $240 but I pay anywhere from $300-500) Credit Card 2 - $3,000 with ~18% (Min payment is $125 and I usually just make the min payment) Credit Card 3 - $4000 with ~ 21% but currently no interest until the end of the year. (Pay $200 a month) I want to Pay 1 and 2 completely off and then part of 3 with the loan. I will be able to pay the remainder off before the end of the year before the no interest deal expires. Thank you for considering my loan.
What is the balance and interest rate of the individual cards you are refinancing with this loan?	Please see the loan description - I just updated it this morning
I am funding your loan please do not reborrow from your existing credit lines once you have paid them off and get over extended. Good luck.	Thank you very much.

Member Payment Dependent Notes Series 539128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539128	$10,500	$10,500	15.58%	1.00%	July 6, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539128. Member loan 539128 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	HUB	Debt-to-income ratio:	20.95%
Length of employment:	< 1 year	Location:	KELLER, TX

Home town:
Current & past employers:	HUB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > This is a loan to help consolidate some debt and get us back on track to owning a home again. Borrower added on 06/29/10 > This is a loan to help consolidate some debt that we accrued while i was out of work. I have recently accepted an employment opportunity from the largest and most well-respected company in my industry. My wife owns a restaurant, and we are on our way to getting back on track to own a home again. Borrower added on 07/02/10 > I start my new position on Monday! Please help us get our bills paid until my first pay check, and consolidate some of the debt accrued while I was out of work! Thanks!!

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$5,236.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please share what you do for HUB? Can you share the outstanding balances, monthly payments and interest rates of the debts you are consolidating? Thanks!	I am a producer with HUB. This loan would cover the outstanding balances on a couple credit cards with interest rates over 20%, and minimum payments totaling over $400.
Your revolving credit balance is $5,236, and your loan request is for $10,500. What do you intend to do with the difference? Could you please specify each of your debts (Type-Name [e.g. CC1]; Balance; Rate; Monthly payments) and which will be paid and which will not be paid with this loan. Thank you.	CC1 - $4,200; 23%; $250 - In my name CC2 - $1,000; 19%; $100 - In my name CC3 - $5,000; 21%; $250 - In my wife's name (not on my credit report)

Member Payment Dependent Notes Series 539132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539132	$2,400	$2,400	13.23%	1.00%	July 2, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539132. Member loan 539132 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	General Services Administration	Debt-to-income ratio:	11.11%
Length of employment:	10+ years	Location:	ELLENWOOD, GA

Home town:
Current & past employers:	General Services Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Need funds for child's college. FAFSA was completed, however only a little was awarded.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	26
Revolving Credit Balance:	$13,036.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, I do not own the title to my home. I still pay a mortgage. At this point, I have no equity. My house was reappraised by the tax assessor in May and decreased the value of my home from $134,000 to $82,000. As it stands, I am upside down.

Member Payment Dependent Notes Series 539150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539150	$10,000	$10,000	11.86%	1.00%	June 30, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539150. Member loan 539150 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	A Healthcare IT Company	Debt-to-income ratio:	13.95%
Length of employment:	3 years	Location:	West Chester, PA

Home town:
Current & past employers:	A Healthcare IT Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > This loan will be used to consolidate my remaining credit card balances into a lower fixed payment, freeing up more cash for savings and retirement accounts. Also, I'd rather have my interest going to real people instead of the banks - they already have enough of my money as far as I am concerned.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,851.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539223	$4,000	$4,000	6.76%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539223. Member loan 539223 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Hanley Wood Market Intelligence	Debt-to-income ratio:	10.62%
Length of employment:	< 1 year	Location:	Laguna Niguel, CA

Home town:
Current & past employers:	Hanley Wood Market Intelligence
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Loan is for a fuel efficient motorcycle to commute to work on. Borrower added on 07/01/10 > I have a very good credit score, no debt, and a very stable job.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 539228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539228	$5,000	$5,000	13.98%	1.00%	July 2, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539228. Member loan 539228 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	getty images	Debt-to-income ratio:	0.92%
Length of employment:	3 years	Location:	seattle, WA

Home town:
Current & past employers:	getty images
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,241.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539292	$8,000	$8,000	6.76%	1.00%	July 1, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539292. Member loan 539292 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Doctor M. Media, LLC	Debt-to-income ratio:	7.29%
Length of employment:	2 years	Location:	palos verdes peninsula, CA

Home town:
Current & past employers:	Doctor M. Media, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,979.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Doctor M. Media, LLC and what do you do there?	The LLC holds the TM's for a branded personality in the elder care space. I am the President of the company and I have been tasked with creating a technology resource brand to help Boomers deal with their elder care issues out of a well know Ph.D. in the care giving space. My previous answer had names and URL's but was rejected. I'm not sure that I can disclose more information than that without getting a bounce back from Lending Club again.

Member Payment Dependent Notes Series 539293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539293	$4,800	$4,800	7.14%	1.00%	July 1, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539293. Member loan 539293 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Silver Spring Networks	Debt-to-income ratio:	16.39%
Length of employment:	< 1 year	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Silver Spring Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I have a stable job as a Senior SEC Reporting Analyst / Technical Accountant. Based on my current salary and budget, this loan will be relatively easy for me to pay off, however, I am strapped for liquid cash assets at the moment. The money will be used as an auto-loan. I am trying to realign my finances by getting out of an expensive car loan and downgrading to a more manageable vehicle in order to save for a non-depreciable asset.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,131.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539353	$5,000	$5,000	11.86%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539353. Member loan 539353 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Pawtucket Fire Department	Debt-to-income ratio:	7.00%
Length of employment:	8 years	Location:	Pawtucket, RI

Home town:
Current & past employers:	Pawtucket Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Vehicle purchase Borrower added on 07/01/10 > Stable Job... Firefighter Borrower added on 07/01/10 > Loan payment payback time 6 months

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$15,840.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	Vehicle purchase
Specifically, what are the loan proceeds to be used for?	Vehicle purchase
What is the total purchase price?	$5400.

Member Payment Dependent Notes Series 539354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539354	$6,000	$6,000	10.38%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539354. Member loan 539354 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Norwalk Hospital	Debt-to-income ratio:	9.12%
Length of employment:	8 years	Location:	BRANFORD, CT

Home town:
Current & past employers:	Norwalk Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	67
Revolving Credit Balance:	$7,271.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 539356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539356	$12,500	$12,500	15.58%	1.00%	July 2, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539356. Member loan 539356 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Capital One	Debt-to-income ratio:	16.50%
Length of employment:	10+ years	Location:	Mineral, VA

Home town:
Current & past employers:	Capital One
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I have a 3 credit cards which have high interest rates due to a recent change in terms. My rates are currently 23.9% and paying them off is going to take a long time. With the rate being offered by lending club I will be able to pay off my debt in half the time. Borrower added on 06/30/10 > The credit cards I plan to pay off are as follows: Creditor Monthly Pymt APR Balance Chase $300 22.9% $10,000 Credit One $75 23.9% $1,500 Orchard Bank $30 16.99% $500 As you can see, this loan will not save me a whole lot of money on monthly payments, however it will help to avoid the daily interest compounding on credit cards, ultimately allowing me to pay these cards off much faster. It will also make things much easier by only having one payment to worry about. These cards are all in a closing status and will be officially closed once they are paid off. There is one card I have with Juniper with a $6300 balance, however it is a low 7.99% APR, which would not be beneficial to include in this loan. I plan to pay this loan back within 4 years and not necessairly carry it to full term. I have been with the same employer within a large corporation for more than 10 years and am in a position which has proven to be extremely stable.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	63
Revolving Credit Balance:	$5,628.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,500 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Capilal One? Number [2] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Thursday 07.01.2010	Thanks for your questions. I am currently a Project Manager with Capital One. I have been employed here for just over 10 years now. Monthly gross income is about $6,667 ($80k annual salary). I currently own my home in a suburb of Richmond, VA. I was surprised to see the information which was pulled from my credit in regards to number of open revolving accounts. I only have 4 open revolving accounts, in which this loan is to consolidate 4 of those in order to allow for easier payoff with a lower rate. The 4th credit card account is at a lower rate than was offered through lending group so I am keeping that deparate. Each of these 4 accounts will be closed when they are paid off. My story is not much different than other borrowers. Most of my credit cards were repriced to higher interest rates through a change in terms. At the current rate, even making more than minimum payments it will take forever to get them paid off. Through the options and rates with this loan I can have them paid off in no more than 5 years at a better rate, and it does just slightly lower my payment amounts. In regards to the repayment timeframe, I selected the 5 year term in order to provide the flexibility of carrying through until full term, or in the event I am able, will payoff sooner. I do not anticipate paying this loan off sooner than 4 years, but there is a possibility I will carry it the full 5 year term. Please let me know if you have other questions.

Member Payment Dependent Notes Series 539378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539378	$2,000	$2,000	14.72%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539378. Member loan 539378 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,767 / month
Current employer:	Hachette Book Group	Debt-to-income ratio:	12.69%
Length of employment:	9 years	Location:	BOSTON, MA

Home town:
Current & past employers:	Hachette Book Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > This loan is intended to cover tuition and supplies for my class at Boston Architectural College.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,104.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539392	$8,800	$8,800	7.88%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539392. Member loan 539392 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,767 / month
Current employer:	Department of the Navy	Debt-to-income ratio:	12.63%
Length of employment:	1 year	Location:	Gig Harbor , WA

Home town:
Current & past employers:	Department of the Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > This loan will be used to pay off a bank VIsa Card that is currently at 13%. I have never defaulted or been late on any debt in well over 15 years. I have two sources of income, first a military retirement, secondly my current position with the Department of the Navy. My job is very secure as I have completed my probationary first year and I was hired under current veteran preference criteria. My monthly income is $6950 with only $1850 rent/utilities and $1050 debt payments. fo which this will replace a current payment of $305.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,086.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate $46k in revolving debt? What's to stop you from accumulating even more?	Thank you for your question. the 46K in revoling debt was incurred from 2005 - 2009 while self employed. The largest part of this was due to travel expenses and office rent. I have since closed this business and returned to a more stable employment. We are on track to have all revolving debt paid back within two years,
1 - What is your position with "Current Employer: Department of the Navy"? Thank You	My current position with the DON is Quality Assurance Specialist GS-11

Member Payment Dependent Notes Series 539419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539419	$4,000	$4,000	7.51%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539419. Member loan 539419 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,292 / month
Current employer:	Elite line Services	Debt-to-income ratio:	14.56%
Length of employment:	6 years	Location:	Mcdonough, GA

Home town:
Current & past employers:	Elite line Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,313.00	Public Records On File:	1
Revolving Line Utilization:	44.50%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 539422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539422	$5,125	$5,125	11.86%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539422. Member loan 539422 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	First Data	Debt-to-income ratio:	10.16%
Length of employment:	2 years	Location:	Atlanta, FL

Home town:
Current & past employers:	First Data
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I made some stupid spending choices in college, and I want to put them behind me. For the same monthly payment as my card's minimum(~$170) I can pay off my credit card in 3 years instead of 5 or 6. Thanks for your belief in me.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	34
Revolving Credit Balance:	$12,674.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539463	$4,000	$4,000	7.88%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539463. Member loan 539463 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,733 / month
Current employer:	Malcolm Pirnie Inc	Debt-to-income ratio:	5.39%
Length of employment:	2 years	Location:	Chandler, AZ

Home town:
Current & past employers:	Malcolm Pirnie Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I plan to use this money to pay off and consolidate 2 high interest credit cards. I have never missed a payment and have stable job as an engineer in an environmental consulting firm. I have already set aside money in my budget to pay the monthly installments. There is also very good chance that i will pay off this loan before the 3 year time period.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,373.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539517	$6,000	$6,000	15.21%	1.00%	July 2, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539517. Member loan 539517 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	The Provident Bank	Debt-to-income ratio:	13.81%
Length of employment:	10+ years	Location:	BAYONNE, NJ

Home town:
Current & past employers:	The Provident Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Debt Consolidation Loan Borrower added on 07/01/10 > Credit Card Consolidation

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	48
Revolving Credit Balance:	$7,092.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	I want to paydown my debt.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	Thank you. This is the first time I have used Lending Club. The loan is for Credit Card Consolidation. Again, thank you so much for your feedback.
Specifically, what are the loan proceeds to be used for?	This is for Credit Card Consolidation.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Provident Bank? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Thursday 10:47 AM ET 07.01.20	I am a Manager with the bank. As far as the loan, it would be my preference to pay the loan off sooner than later. My hope is to have it paid off within 1 year, but only time will tell.

Member Payment Dependent Notes Series 539708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539708	$3,000	$3,000	7.88%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539708. Member loan 539708 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	KMart Pharmacy	Debt-to-income ratio:	10.45%
Length of employment:	4 years	Location:	Clinton Twp, MI

Home town:
Current & past employers:	KMart Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,185.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539729	$8,800	$8,800	17.19%	1.00%	July 6, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539729. Member loan 539729 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	ProCourier Inc	Debt-to-income ratio:	3.21%
Length of employment:	4 years	Location:	North Hollywood, CA

Home town:
Current & past employers:	ProCourier Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Loan to pay down only active revolving credit card and refurbish (cosmetic and preventive mechanical) paid off car to keep a long time. Modest balance to be kept in reserve for emergency. NO missed or late payments in 7 years on any account!!!! Admin position is senior staff, not secretarial.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,412.00	Public Records On File:	1
Revolving Line Utilization:	97.50%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Records on File originating 85 months ago. (Lending Club furnishes lenders the borrowers condensed credit report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify either the credit grantee or individual responsible for legal action that resulted in Public Records. You must obtain copy complete credit report to learn that information. FREE copy Transunion Credit Report is avaiable at www.annualcreditreport.com .) Question Number [1] What was Public Record? {Court judgment? Taxes? Wage garnishment? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan? Question Number [2] What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Thursday 07.01.2010 at 10:15 AM ET	Type your answer here.May 2003, Chapter 7 Bankruptcy was discharge of all debts after back to back layoffs and extended unemployment in a consolidating transportation market. A Car, credit cards, and appliances were purchased subsequently and paid for with no single payment missed or late since. I have a solid reputation in the So Cal Transportation Industry, and actually turned down a job offer for more money this year so I could stay with a company where I am happy.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer ProCourier Inc? Number [2] Transunion Credit Report shows the $3,412 Revolving Credit Balance total debt (97.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $8,800 loan; $3,412 Revolving Credit Balance; $5,388 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Thursday 07.01.2010	Type your answer here.1) Although my business card reads "Regional Manager, Los Angeles", I have stepped into assisting the President with more Administrative functions as his immediate assistant. I run all aspects of the fleet management, senior HR functions (above the department), legal, employee training, loss management, escalating customer issues, design systems and procedures, write company policy, and SOP's. I also do some sales. I wear many hats. 2) Although I never missed a card payment, all of my 3 banks jerked the rates up and because I had been watching for that to happen (knew it was happening to other people), I was able to a act and freeze 2 of the cards at the substantially lower rate. I needed some back up so I had to allow one bank to float the rate up, and that is the high balance card. I've had to rely on it for some unplanned dental work, etc. I average $450 most months in payments, but left myself some flexibility since I must do most things with cash. Freezing the cards was smart but challenging. 3) I have an beautiful Chrysler Concord LXI that was hit by an uninsured driver. Very light damage but not worth the impact of an insurance claim, since I have a $1000 deductible. I can repair the cosmetics for about $1500, and then intend to put about $2000 in mechanical so it will last me another 5+ years. It is a very well kept roomy luxury car with only 97k on it, and is great for my 6 foot frame andentertaining customers. The modest balance would be kept in reserve. 4) I selected the 60 month plan for flexibility. I recognize there is no benefit to playing it out for the full period. My purpose was to keep the payments modest and easy. My intent is to pay it down as quickly as possible after the first 12 payments. Opening up my high balance card has a second benefit...it should allow my credit rating to float up again (the banks readjusted everybody down last year by changing the rules) My hope is to actually be paid out of this loan in 36-42 months, not 60.

Member Payment Dependent Notes Series 539768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539768	$3,900	$3,900	7.51%	1.00%	July 6, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539768. Member loan 539768 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	WSLCB	Debt-to-income ratio:	14.54%
Length of employment:	2 years	Location:	Brier, WA

Home town:
Current & past employers:	WSLCB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I have already budgeted to payoff this debt at the higher interest rate of my credit card but my bank has been quite disagreeable recently and I do not feel that they deserve my business at this time.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,231.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent? How much is your car payment? What are the balances, interest rates, and payments on your cards right now? Which cards will you be paying off with this loan?	I live with my parents and pay no rent. I own my car outright. My only other debt is $8000 in student loans at 1.9% with a $90 monthly payment. This loan will pay off one credit card which is through my bank, US Bank, which currently has a 19% apr.
Can you give us details on the debt you want to pay off? Why is your credit utilization and DTI so high?	The debt I am paying off is simply a credit card that I let get out of hand. I used it to purchase a new computer, used it while I was in college, and purchased an airline ticket. Since then have just been unable to chip away at it fast enough. That is why I applied for the loan, so I could have a structured repayment plan. As far as my credit utilization, I use a separate credit card for every other purchase which I pay off in full bi-monthly in order to earn as many points as I can. I do not know my DTI ratio, though I can't imaging it being too high. As I responded before, my only current debts are the student loans and this one credit card.

Member Payment Dependent Notes Series 539806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539806	$2,800	$2,800	13.61%	1.00%	July 6, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539806. Member loan 539806 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Cargill	Debt-to-income ratio:	24.69%
Length of employment:	< 1 year	Location:	BUFORD, GA

Home town:
Current & past employers:	Cargill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > This loan is to buy a car for my family.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,612.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	Buying a car

Member Payment Dependent Notes Series 540234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540234	$6,000	$6,000	13.98%	1.00%	July 6, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540234. Member loan 540234 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,232 / month
Current employer:	Fidelity National Financial	Debt-to-income ratio:	20.25%
Length of employment:	10+ years	Location:	jacksonville, FL

Home town:
Current & past employers:	Fidelity National Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	79
Revolving Credit Balance:	$16,879.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Fidelity National Financial?	I am an Assistant Vice President, Asset Accounting Manager. I run the fixed assets department including the purchases and depreciation of said assets.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $ 6,000 Move-Relocate category loan. My questions are: Number [1] Job/What you do currently for employer Fidelity National? Number [2] Transunion Credit Report shows the $16,879 Revolving Credit Balance total debt (65.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 3:30 PM ET.	1. I am Assistant Vice President, Asset Accounting Manager. I am responsible for purchasing of all new fixed assets and depreciation/amortization of said assets. 2. I always try to pay more than minimum payment due. Average payments are approx $600 per month. 3. I am requesting 3 years but plan to pay off in under 2 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $150K 2. per zillow $116k at this point.
Is the puprose of th eloan to pay only for your parents move or are you also moving yourself? If you are moving yourself, will you be changing job?	only to move my parents

Prospectus Supplement (Sales Report) No. 7 dated July 6, 2010